UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CAI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAI International, Inc.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, California 94105
August 4, 2021
To the Common Stockholders of CAI International, Inc.:
You are cordially invited to attend a special meeting of the common stockholders (the “Special Meeting”) of CAI International, Inc., a Delaware corporation (“CAI,” the “Company,” “we,” “us,” or “our”), to be held on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM (the “Virtual Special Meeting Website”), where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence.
On June 17, 2021, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent.
At the Special Meeting, you will be asked to consider and vote on proposals to:
(i)	adopt the Merger Agreement (the “Merger Proposal”);
(ii)
adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

(iii)	approve, on a non-binding, advisory basis, certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger.
If the Merger is completed, you will be entitled to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes, for each share of our common stock, par value $0.0001 per share (the “common stock”), that you own (unless you have properly exercised and perfected your appraisal rights with respect to your shares under Delaware law), which represents a premium of approximately (i) 47% over the closing share price of our common stock on The New York Stock Exchange (the “NYSE”) on June 17, 2021, the last trading day prior to the date the Merger Agreement was publicly announced, and (ii) 31% over the volume weighted average price of our common stock on the NYSE during the 60 trading days up to, and including, June 17, 2021.
Each share of our 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Stock as of the effective time of the Merger, in cash, without interest, subject to deductions of any applicable withholding taxes (unless the holder thereof has properly exercised and perfected its appraisal rights with respect to such shares under Delaware law). Each share of our 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Stock as of the effective time of the Merger, in cash, without interest, subject to deductions of any applicable withholding taxes (unless the holder thereof has properly exercised and perfected its appraisal rights with respect to such shares under Delaware law). The vote of the holders of our Preferred Stock is not required to approve any of the proposals at the Special Meeting and is not being solicited.
The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the accompanying proxy statement and after consultation with the Company’s legal and financial advisors, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption.
The Board unanimously recommends that you vote:
(1)	“FOR” the adoption of the Merger Agreement;
(2)
“FOR” the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

(3)	“FOR” the approval, on a non-binding, advisory basis, of certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger.
Your vote is very important, regardless of the number of shares of common stock that you own. Whether or not you plan to attend the Special Meeting via the Virtual Special Meeting Website, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares via the Virtual Special Meeting Website if you subsequently choose to attend the Special Meeting via the Virtual Special Meeting Website. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement. If you attend the Special Meeting and vote via the Virtual Special Meeting Website, your vote will revoke any proxy that you have previously submitted. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting as of August 2, 2021, the record date for the Special Meeting. Please note that any abstention or other failure to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. In addition, you may obtain information about us from documents that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the accompanying proxy statement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. I encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information related to the Merger Agreement and the Merger.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Shareholders, Banks and Brokers Call Toll Free: (866) 482-4943
On behalf of the Board, I thank you for your continued support and appreciate your consideration of these matters.
Sincerely,

Timothy B. Page
President and Chief Executive Officer, Chief Financial Officer and Director
The accompanying proxy statement is dated August 4, 2021 and, together with the enclosed form of proxy card, is first being mailed to common stockholders on or about August 4, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

CAI International, Inc.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, California 94105
NOTICE OF SPECIAL MEETING OF COMMON STOCKHOLDERS
TO BE HELD September 2, 2021
To the Common Stockholders of CAI International, Inc.:
Notice is hereby given that a special meeting of the common stockholders (the “Special Meeting”) of CAI International, Inc., a Delaware corporation (“CAI,” the “Company,” “we,” “us,” or “our”), will be held on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM (the “Virtual Special Meeting Website”), where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence.
The Special Meeting will be held for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 17, 2021, by and among Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, relating to the proposed acquisition of the Company by Parent (the “Merger Proposal”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

2.
To consider and vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

3.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).

Any action on the items of business described above may be considered at the Special Meeting or at any time and date to which the Special Meeting may be properly adjourned or postponed.
Only holders of record of our common stock, par value $0.0001 per share (the “common stock”), as of the close of business on August 2, 2021 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. The vote of the holders of our Preferred Stock (as defined in the proxy statement) is not required to approve any of the proposals at the Special Meeting and is not being solicited.
A list of common stockholders of record will be available for inspection at our corporate headquarters located at Steuart Tower, 1 Market Plaza, Suite 2400 San Francisco, California 94105, during ordinary business hours during the 10-day period before the Special Meeting and on the Virtual Special Meeting Website during the Special Meeting.
The Board of Directors of the Company (the “Board”), after considering the factors more fully described in the proxy statement and after consultation with the Company’s legal and financial advisors, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption.
The Board unanimously recommends that you vote:
(1)	“FOR” the Merger Proposal;
(2)	“FOR” the Adjournment Proposal; and
(3)	“FOR” the Compensation Proposal.
Your vote is very important, regardless of the number of shares of common stock that you own. Whether or not you plan to attend the Special Meeting via the Virtual Special Meeting Website, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. We have provided instructions on the proxy card for using these convenient services. Submitting a proxy will not prevent you from voting your shares via the Virtual Special Meeting Website if you subsequently choose to attend the Special Meeting via the Virtual Special Meeting Website. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the proxy statement. If you attend the Special Meeting and vote via the Virtual Special Meeting Website, your vote will revoke any proxy that you have previously submitted. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting as of the Record Date. Please note that any abstention or other failure to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. Approval of each of the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting as of the Record Date. Abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of either the Adjournment Proposal or the Compensation Proposal.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. Without those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal.
Holders of shares of common stock who do not vote in favor of the Merger Proposal and holders of shares of Preferred Stock, as applicable, will have the right to seek appraisal of the fair value of their shares if they comply with the applicable requirements of Delaware law, which are summarized in the proxy statement and reproduced in their entirety in Annex C to the proxy statement.
You are encouraged to read the proxy statement and its annexes, including all documents incorporated by reference into the proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Shareholders, Banks and Brokers Call Toll Free: (866) 482-4943
Whether or not you plan to attend the Special Meeting via the Virtual Special Meeting Website, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope. You also may submit a proxy electronically over the Internet or by telephone. Submitting a proxy will not prevent you from voting your shares via the Virtual Special Meeting Website if you subsequently choose to attend the Special Meeting via the Virtual Special Meeting Website. Your proxy may be revoked at any time before the vote at the Special Meeting by following the procedures outlined in the proxy statement.
By Order of the Board of Directors,

Timothy B. Page
President and Chief Executive Officer, Chief Financial Officer and Director
Dated: August 4, 2021
The accompanying proxy statement is dated August 4, 2021 and, together with the enclosed form of proxy card, is first being mailed to common stockholders on or about August 4, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

i

ii

iii

This proxy statement contains information related to a special meeting of the common stockholders (the “Special Meeting”) of CAI International, Inc., a Delaware corporation (“CAI,” the “Company,” “we,” “us,” or “our”), to be held on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM (the “Virtual Special Meeting Website”), where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence.
On June 17, 2021, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), and Cattleya Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), relating to the proposed acquisition of the Company by Parent. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent.
We are furnishing this proxy statement to our common stockholders as part of the solicitation of proxies by the board of directors of the Company (the “Board”) for use at the Special Meeting. At the Special Meeting, you will be asked to consider and vote on proposals to: (i) adopt the Merger Agreement (the “Merger Proposal”); (ii) adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”); and (iii) approve, on a non-binding, advisory basis, certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger (the “Compensation Proposal”). A copy of the Merger Agreement is attached as Annex A to the proxy statement.
This proxy statement is dated August 4, 2021 and, together with the enclosed form of proxy card, is first being mailed to common stockholders on or about August 4, 2021.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.
SUMMARY TERM SHEET
This summary term sheet, together with the following section entitled “Questions and Answers,” highlights selected information from this proxy statement, including with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger, and may not contain all of the information that may be important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger and the Merger Agreement, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to, or incorporate by reference, in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 117. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger (Page 36)
CAI International, Inc.
CAI is a Delaware corporation. We are one of the world’s leading transportation finance companies. We lease equipment, primarily intermodal shipping containers, to our customers. We also manage equipment for third-party investors. In operating our fleet, we lease, re-lease and dispose of equipment and contract for the repair, repositioning and storage of equipment. We were founded in 1989, as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the State of Nevada in August 1989. In February 2007, we were reincorporated under our present name in the State of Delaware. Please see “Where You Can Find More Information” beginning on page 117 for additional information regarding us.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “CAI.” In addition, our Series A Preferred Stock and our Series B Preferred Stock (each as defined below) are listed on the NYSE under the symbols “CAI-PA” and “CAI-PB,” respectively.
Our principal executive office is located at Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, and our telephone number is (415) 788-0100.
Mitsubishi HC Capital Inc.
Mitsubishi HC Capital Inc. (f.k.a. Mitsubishi UFJ Lease & Finance Company Limited) is a Japanese public company established through the merger of Mitsubishi UFJ Lease & Finance Limited and Hitachi Capital Corporation on April 1, 2021. The merger resulted in a combined company having total assets of JPY 9.7 trillion ($89 billion), making it the second largest leasing company in Japan with an extensive and complementary lineup of business.
Parent’s common stock is listed on the Tokyo Stock Exchange and the Nagoya Stock Exchange under the code “8593.”
Parent’s principal executive office is located at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-6525, Japan, and its telephone number is +81-3-6865-3054.
Cattleya Acquisition Corp.
Cattleya Acquisition Corp. (“Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was incorporated in 2021 by Parent solely for the purposes of entering into the transactions contemplated by the Merger Agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the Merger.
Merger Sub’s principal executive office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and may be contacted at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-6525, Japan, and its telephone number is +81-3-6865-3054.
The Special Meeting (Page 29)
Date, Time and Place
The Special Meeting will be held on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM, where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee or other nominee. Only common stockholders with a valid 16-digit control number, will be able to attend the Special Meeting and vote, ask questions and access the list of common stockholders as of the close of business on the Record Date (as defined in “—Record Date; Shares Entitled to Vote” beginning on page 2). The Special Meeting will begin promptly at 10:00 a.m., Pacific Time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the online check-in procedures.
Purpose of the Special Meeting
At the Special Meeting, we will ask common stockholders to vote on each of the: (1) Merger Proposal; (2) Adjournment Proposal; and (3) Compensation Proposal.
Record Date; Shares Entitled to Vote
Holders of the outstanding shares of common stock as of the close of business on August 2, 2021, the record rate for the Special Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting.

As of the Record Date, there were 17,357,549 shares of our common stock outstanding, each entitled to one vote per share. Therefore, a total of 17,357,549 votes are eligible to be cast at the Special Meeting.
The vote of the holders of our Preferred Stock is not required to approve any of the proposals at the Special Meeting and is not being solicited.
Quorum
As of the Record Date, there were 17,357,549 shares of common stock outstanding and entitled to vote at the Special Meeting. The quorum requirement for holding the Special Meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person (including by means of remote communication) or represented by proxy at the Special Meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present, however “broker non-votes” (described in more detail below in “—Voting of Proxies” beginning on page 3), if any, will not be counted as present for the purpose of determining whether a quorum is present at the Special Meeting. If your shares are held in “street name” by your broker, bank, trustee or other nominee and you do not tell your broker, bank, trustee or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Vote Required
The General Corporation Law of the State of Delaware (the “DGCL”) requires that a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting as of the Record Date vote in favor of the adoption of the Merger Agreement in order for the Merger to be consummated. The failure of any common stockholder to vote, abstentions, and broker non-votes, if any, will have the same effect as a vote by that stockholder “AGAINST” the Merger Proposal. Approval of each of the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting as of the Record Date. Abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of either the Adjournment Proposal or the Compensation Proposal.
Each share of common stock is entitled to one vote per share.
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,409,813 shares of common stock, or approximately 8.1% of the aggregate shares of common stock entitled to vote at the Special Meeting. The directors and executive officers of the Company have informed the Company that they currently intend to vote all of their shares “FOR” each of the proposals to be considered and voted on at the Special Meeting.
Voting of Proxies
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote via the Virtual Special Meeting Website at the Special Meeting. If you are a beneficial owner and hold your shares in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee on how you wish to vote your shares using the instructions provided by your broker, bank, trustee or other nominee. Under NYSE rules, brokers, banks, trustees and other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and brokers, banks, trustees and other nominees cannot vote on any of these proposals without your instructions. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes, if any, will not be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” the Merger Proposal. Broker non-votes, if any, will have no effect on the either Adjournment Proposal or the Compensation Proposal, whether or not a quorum is present. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting. Therefore, it is important that you cast your vote or instruct your broker, bank, trustee or other nominee on how you wish to vote your shares.

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the proxy holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Compensation Proposal.
Shares represented at the Special Meeting but not voted, including shares for which proxies have been received but for which common stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.
Only shares affirmatively voted for the Merger Proposal, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal.
If you abstain from voting, it will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal, whether or not a quorum is present.
If you do not execute a proxy card and do not vote in person (including by means of remote communication) at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Compensation Proposal, whether or not a quorum is present.
Revocability of Proxies
If you are a stockholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (i) signing another proxy card with a later date and returning it to us prior to the Special Meeting; (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (iii) delivering a written notice of revocation to our Secretary at Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105; or (iv) attending the Special Meeting and voting via the Virtual Special Meeting Website (however, simply attending the Special Meeting will not cause your proxy to be revoked).
If you hold your shares in “street name,” you should contact your broker, bank, trustee or other nominee for instructions regarding how to change your vote. You may also vote via the Virtual Special Meeting Website at the Special Meeting if you obtain a valid proxy from your broker, bank, trustee or other nominee.
The Merger (Page 36)
Upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent.
Effect on the Company if the Merger is Not Completed
If the Merger Agreement is not adopted by the required vote of our common stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares. Instead, we will remain an independent public company, each of our common stock, 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to file periodic and current reports with the Securities and Exchange Commission (the “SEC”). If the Merger is not completed, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement. Under specified circumstances, we will be required to pay Parent the Termination Fee and the Merger Agreement Expenses (each as defined in “—Termination Fees and Treatment of Expenses” beginning on page 14) or Parent will be required to pay us the Parent Termination Fee (as defined in “—Termination Fees and Treatment of Expenses” beginning on page 14) and the Merger Agreement Expenses, in each case, upon the termination of the Merger Agreement.
If the Merger does not close, we would cause our subsidiaries to engage in a series of transactions such that our position would be as if the Migration (as defined in “—The Migration” beginning on page 7) had not occurred in all material respects.

For more details, see “The Merger—Effect on the Company if the Merger is Not Completed” beginning on page 37.
Merger Consideration
Upon completion of the Merger, the Company will cease to be a publicly traded company and at the effective time of the Merger (the “Effective Time”):
•
each share of common stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in “The Merger—Merger Consideration” beginning on page 37)) will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Common Merger Consideration”);

•
each share of Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Series A Merger Consideration”); and

•
each share of Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Series B Merger Consideration”).

Following the completion of the Merger, you will no longer own any shares of the capital stock of the surviving corporation. You will, however, have the right to receive the applicable Merger Consideration (as defined below), but you will no longer have any other rights as a stockholder of the Company (except that stockholders who have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in “The Merger—Appraisal Rights” beginning on page 73).
As used in this proxy statement, “Merger Consideration” means the Common Merger Consideration, the Series A Preferred Merger Consideration, the Series B Preferred Merger Consideration, the Option Merger Consideration (as defined in “—Treatment of Options, RSUs, PRSUs, RSAs and ESPP—Options” beginning on page 6), the RSU and PRSU Merger Consideration (as defined in “—Treatment of Options, RSUs, PRSUs, RSAs and ESPP—RSUs and PRSUs” beginning on page 6), the RSA Merger Consideration (as defined in “—Treatment of Options, RSUs, PRSUs, RSAs and ESPP—RSAs” beginning on page 6) or the ESPP Merger Consideration (as defined in “—Treatment of Options, RSUs, PRSUs, RSAs and ESPP—ESPP” beginning on page 6), as applicable.
Treatment of Options, RSUs, PRSUs, RSAs and ESPP
The Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU (as defined in “—RSUs and PRSUs” beginning on page 6) to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option (as defined in “—Options” beginning on page 6), PRSU, RSU (as defined in “—RSUs and PRSUs” beginning on page 6) and RSA (as defined in “—RSAs” beginning on page 6) to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.

Options
As a result of the Merger:
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each stock option that was granted pursuant to the CAI International, Inc. 2007 Equity Incentive Plan, as amended from time to time or the CAI International, Inc. 2019 Incentive Plan, as amended from time to time (each, an “Equity Incentive Plan” and collectively, the “Equity Incentive Plans”), that remains outstanding immediately prior to the Effective Time (each, an “Option”) that has a per share exercise price that is less than $56.00, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of the Common Merger Consideration over the applicable per share exercise price of the Option (the “Option Merger Consideration”), subject to any applicable withholding taxes; and

•
each Option that has a per share exercise price that is equal to or greater than $56.00 will, to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and will cease to represent a right to purchase shares of common stock.

RSUs and PRSUs
As a result of the Merger, each restricted stock unit that was granted pursuant to such applicable Equity Incentive Plan and remains outstanding immediately prior to the Effective Time (each, an “RSU”) and each RSU that was granted pursuant to an Equity Incentive Plan, that is subject to vesting, in part or in whole, based on the achievement of corporate performance goals that have not been satisfied as of immediately prior to the Effective Time and that remains outstanding immediately prior to the Effective Time (each, a “PRSU”) will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU (the “RSU and PRSU Merger Consideration”), subject to any applicable withholding taxes.
RSAs
As a result of the Merger, each restricted share of common stock that was issued under an Equity Incentive Plan that remains outstanding and unvested immediately prior to the Effective Time (each, an “RSA”) will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest (the “RSA Merger Consideration”), subject to any applicable withholding taxes.
ESPP
Simultaneously in connection with the execution of the Merger Agreement, the Company: (i) caused any offering period (or similar period during which shares of common stock may be purchased) in progress under the Company’s 2019 Employee Stock Purchase Plan, as amended from time to time (the “ESPP”), as of the date of the Merger Agreement to be the final offering period under the ESPP and to be terminated as of the date of the Merger Agreement (the “Final Exercise Date”); (ii) made any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the ESPP; and (iii) caused each participant’s then-outstanding share purchase right under the ESPP (the “ESPP Rights”) to terminate as of the Final Exercise Date. The Company will terminate the ESPP no later than the Effective Time.
On the Final Exercise Date, to the extent sufficient funds were credited as of such date under the ESPP within the associated accumulated payroll withholding accounts for participants to fund a share purchase for a reasonable number of shares of common stock, then such funds were used to purchase shares of common stock in accordance with the terms of the ESPP, and otherwise the current offering period terminated without a final purchase. Each share of common stock purchased under the ESPP prior to the Effective Time will be cancelled at the Effective Time and converted into the right to receive the Common Merger Consideration, subject to any applicable withholding taxes (the “ESPP Merger Consideration”). No further ESPP Rights will be granted or exercised under the ESPP after the Final Exercise Date.
As of the date of this proxy statement, there are no outstanding ESPP Rights.

Governmental and Regulatory Approvals
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) and any applicable statutory waiting period requirements have expired or been terminated. On July 9, 2021, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.
Pursuant to the terms of the Merger Agreement, the Parties are also required to make such other filings with any other governmental entities that may be required under applicable regulatory laws, including without limitation, any such filings required pursuant to the regulatory laws of (i) the Republic of Korea and Turkey and (ii) any other countries outside of the United States, in each case, pertaining to pre-merger notification and regulation of terms and conditions of merger transactions, as reasonably promptly as practicable (collectively, the “Foreign Regulatory Laws”).
Parent and the Company are required to use their reasonable best efforts to take any and all action, and to do or cause to be done, all things necessary, proper or advisable to consummate the Merger, including as reasonably promptly as practicable taking all steps as may be necessary to obtain any clearance required under the HSR Act, the Foreign Regulatory Laws and any other approvals required from any governmental authority. Parent and the Company are required to use their reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by the Merger Agreement by the FTC, the DOJ or any other applicable governmental authority. Notwithstanding anything to the contrary in the Merger Agreement, (i) Parent will not be required to (and the Company will not, without the consent of Parent) (x) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, asset, contractual right, or relationship of Parent or any of its subsidiaries (other than the Company and its subsidiaries) or (y) otherwise take or commit to any action that after the Closing may limit Parent’s or its subsidiaries’ or its affiliates (other than the Company and its subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent or its subsidiaries or affiliates (other than the Company and its subsidiaries) or (z) enter into, or be required to take, any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement and (ii) Parent will not be required to, and the Company and its subsidiaries will not be required to (and will not without the consent of Parent), take any actions which would reasonably be expected to have a Company Material Adverse Effect. Parent has the right to direct all matters with any governmental authority consistent with its obligations hereunder. Notwithstanding anything to the contrary in the Merger Agreement, Parent will make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any governmental authority, in connection with obtaining governmental approvals for the transactions contemplated by the Merger Agreement under the HSR Act or any other regulatory laws and will take any and all steps necessary to promptly vacate, reverse or overturn any adverse decree judgment, permanent injunction or other order, including agreeing to take any of the actions set forth above, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in each case, subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views.
The Migration
Pursuant to the Merger Agreement, prior to the Effective Time, the Company will, and will cause its subsidiaries to, take commercially reasonable efforts to carry out the actions required to (i) effect the domestication of Container Applications Limited, a Barbados corporation (“CAL”), and CAL Funding IV Limited, a Bermuda exempted company (together, the “Migrating Subsidiaries”), as Delaware limited liability companies under the applicable laws of Delaware and discontinuation as exempted companies or corporations, as applicable, under the applicable laws of Bermuda or Barbados, as applicable and (ii) after the effectiveness of the domestications and discontinuances described in the foregoing clause (i), with respect to each Migrating Subsidiary, cause each such Migrating Subsidiary to end its fiscal year at least one business day following the effectiveness of the discontinuation of the applicable Migrating Subsidiary, pursuant to the foregoing clause (i) (clauses (i) and (ii) collectively, the “Migration”).

Furthermore, as promptly as practicable following the date of the Merger Agreement, the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to provide all notices and obtain all material consents from counterparties to (i) certain of the Company’s debt agreements (the “Key Contract Consents”) and (ii) all other contracts of the Company and its subsidiaries, in each case, necessary under such contracts in order to consummate the Contribution (as defined below) and the Migration without any material breach or default thereunder (clauses (i) and (ii) collectively, the “Migration Contract Consents”).
Promptly following such time as certain conditions related to the Contribution and the taking of all actions and the making of all filings required to effect the provisions of clause (i) of the definition of the Migration (the “Migration Filings”), as described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger” beginning on page 102 have been satisfied, and in any event within two business days thereafter (such date of delivery, the “Bring-Down Date”), the Company will deliver its certificate, and Parent will deliver its certificate. Promptly following delivery of the certificates contemplated by the foregoing sentence (and no earlier than such time), and in any event no later than one business day thereafter (such time, the “Migration Commencement Time”), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to contribute the equity of CAL to a newly formed Bermuda exempted limited partnership (the “Contribution”).
One business day after the completion of the Contribution (and no earlier than one business day after the completion of the Contribution), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to make the Migration Filings, and thereafter effect the Migration as promptly as reasonably practicable. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Closing will not occur earlier than on the next business day after the Company and Parent receive reasonably satisfactory evidence of the completion of the Migration (including the occurrence of clause (ii) of the definition thereof with respect to each Migrating Subsidiary) pursuant to the applicable laws of Barbados, Bermuda and Delaware.
For more information, please see “The Merger Agreement—The Migration” beginning on page 101.
Financing of the Merger
The consummation of the Merger is not subject to a financing condition. The Company and Parent estimate that the total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses will be approximately $1.1 billion, with the exact amount dependent upon the willingness of various of the Company’s existing financing sources to consent to the transactions contemplated by the Merger Agreement.
For more information, please see “The Merger—Financing of the Merger” beginning on page 66.
Conditions to the Contribution, Migration Filings and Merger
The respective obligation of each party to commence the Contribution, and thereafter make the Migration Filings is subject to the satisfaction or waiver (where permissible pursuant to applicable law) of certain conditions on or prior to the Migration Commencement Time, including, but not limited to:
•	the approval of the holders of a majority the outstanding shares of common stock entitled to vote at the Special Meeting as of the Record Date (the “Stockholder Approval”) having been obtained;
•
any waiting period applicable to the consummation of the Merger under the HSR Act and the laws of other applicable countries pertaining to pre-merger notification having expired, been terminated or otherwise concluded in a manner favorable to the Merger (without the imposition of a Burdensome Condition (as defined in “The Merger Agreement—Filings and Efforts to Consummate the Merger” beginning on page 98));

•	the absence of certain governmental proceedings;
•	the receipt and obtainment of all Key Contract Consents and the Migration will not cause any default under certain contracts for which the Key Contract Consents have not been obtained; and
•	the taking or obtainment, as applicable, of all actions, consents or permissions required prior to the Migration Commencement Time.

The respective obligations of Parent and Merger Sub to permit the Company to commence the Contribution and Migration Filing are further subject to the satisfaction or waiver by Parent of certain conditions on or prior to the Migration Commencement Time, including, but not limited to:
•
the accuracy of the representations and warranties of the Company, subject to certain exceptions (including, but not limited to, material adverse effect qualifications regarding their accuracy and matters contained in the disclosure schedule delivered by the Company to Parent at or before the execution and delivery by the Company of the Merger Agreement (the “Company Disclosure Schedule”));

•	the Company performing each of its material obligations required to be performed by it under the Merger Agreement; and
•
since the date of the Merger Agreement and prior to the Migration Commencement Time, there having not occurred any fact, circumstance, occurrence, effect, change, event or development that has had a Company Material Adverse Effect (as defined in “The Merger Agreement—Material Adverse Effect Definitions” beginning on page 90).

The Company’s obligation to commence the Contribution and Migration Filings is further subject to the satisfaction or waiver by the Company of certain conditions on or prior to the Migration Commencement Time, including, but not limited to:
•
the accuracy of the representations and warranties of each of Parent and Merger Sub, subject to certain exceptions (including, but not limited to, material adverse effect qualifications regarding their accuracy); and

•	each of Parent and Merger Sub performing all material obligations required to be performed by each of Parent and Merger Sub under the Merger Agreement at or prior to the Bring-Down Date.
The respective obligation of each party to effect the Merger is further subject to the satisfaction or waiver (where permissible pursuant to applicable law) on or prior to the Effective Time of each of the conditions set forth in the first three bullets of the first paragraph of this subsection.
The respective obligations of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver by Parent at or prior to the Effective Time of certain conditions, including, but not limited to:
•
the accuracy of the representations and warranties of the Company, subject to certain exceptions (including, but not limited to, material adverse effect qualifications regarding their accuracy and matters contained in the Company Disclosure Schedule);

•	the Company performing each of its material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date or the Effective Time; and
•
the parties having received from the applicable governmental authorities reasonably satisfactory evidence of the completion of the Migration pursuant to the applicable laws of Barbados, Bermuda and Delaware, (ii) the Migration having occurred with respect to each of the Migrating Subsidiaries and (iii) the having made the Migration Filings in accordance with the terms of the Merger Agreement.

The Company’s obligation to effect the Merger is further subject to the satisfaction or waiver by the Company of certain conditions at or prior to the Effective Time, including, but not limited to:
•
the accuracy of the representations and warranties of each of Parent and Merger Sub, subject to certain exceptions (including, but not limited to, material adverse effect qualifications regarding their accuracy); and

•
each of Parent and Merger Sub performing in all material respects all material obligations required to be performed by each of Parent and Merger Sub under the Merger Agreement at or prior to the Closing Date or the Effective Time.

For more information, please see “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger” beginning on page 102.
For additional information regarding the Migration, please see “The Merger Agreement—The Migration” beginning on page 101.

Interests of the Company’s Directors and Executive Officers in the Merger
When considering the unanimous recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:
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Treatment of Company Equity Awards. Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Options, RSUs, PRSUs and RSAs” beginning on page 66;

•
Severance Benefits. Our named executive officers are entitled to certain severance benefits under their respective pre-existing employment or service agreements with us if their employment terminates in certain circumstances, which are described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Employment Agreements and Service Agreement” beginning on page 68;

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Employment Arrangements with Parent. Certain of our officers, including our named executive officers (collectively, the “Key Executives”), have entered into binding term sheets with Parent (each, a “Term Sheet” and, collectively, the “Term Sheets”), pursuant to which, among other things, such officers are expected to continue their employment following the day on which the closing of the Merger (the “Closing”) occurs (the “Closing Date”) and, in certain cases, receive increased salaries, as well as certain cash bonus retention awards that are subject to vesting, in each chase, as further described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Employment Arrangements with Parent” beginning on page 69; and

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Indemnification Rights. Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement, our organizational documents and certain indemnification agreements, as well as directors’ and officers’ liability insurance, which is described in “The Merger— Interests of the Company’s Directors and Executive Officers in the Merger—Insurance and Indemnification of Directors and Executive Officers” beginning on page 72.

If the Merger Proposal is approved, the shares held by our directors and executive officers will be treated in the same manner as outstanding shares held by all other common stockholders. For more information, see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 66.
Anticipated Date of Completion of the Merger
As of the date of this proxy statement, assuming timely satisfaction of necessary closing conditions, including the approval by our common stockholders of the Merger Proposal, the completion of the Migration and receipt of regulatory approval, the Merger is expected to be completed in the late third quarter or early fourth quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions, including the completion of the Migration, each as described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger” beginning on page 102, many of which are outside of our control.
Recommendation of the Board and Reasons for the Merger (Page 54)
After considering various factors described in “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 54 and after consultation with the Company’s legal and financial advisors, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption (the “Board Recommendation”). The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Compensation Proposal.
Opinion of Centerview Partners LLC (Page 59 and Annex B)
The Company retained Centerview Partners LLC (“Centerview)” as financial advisor to the Board in connection with the Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the caption “The Merger—Opinion of Centerview Partners LLC” beginning on page 59. In connection with this engagement, the Board requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of the Company’s common stock (other than (a) any shares of Company common stock owned by Parent or Merger Sub or any other subsidiary or affiliate of Parent, (b) any shares of Company common stock for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 262 of the DGCL, and (c) any shares of Company common stock owned by the Company in treasury or by any direct or indirect wholly owned subsidiary or affiliate of the Company, which are collectively referred to as “Excluded Common Shares” throughout this section and the summary of Centerview’s opinion below under the caption “Opinion of Centerview Partners LLC”) of the $56.00 per share Common Merger Consideration proposed to be paid to holders of shares of common stock pursuant to the Merger Agreement. On June 17, 2021, Centerview rendered to the Board its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 17, 2021 that, as of June 17, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Common Merger Consideration proposed to be paid to the holders of shares of common stock pursuant to the Merger Agreement was fair, from a financial point of view, to holders of shares of common stock (other than Excluded Common Shares).
The full text of Centerview’s written opinion, dated June 17, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of common stock (other than Excluded Common Shares) of the Common Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, the fairness of the Common Merger Consideration relative to the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, the allocation of the aggregate Merger Consideration among the holders of shares of common stock and holders of shares of Preferred Stock or any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Alternative Proposals; Change in Recommendation; Intervening Events (Page 94)
Alternative Proposals
Except as permitted by the terms of the Merger Agreement described below, until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to and in accordance with the Superior Proposal Termination Provision (as defined in “—Termination Fees and Treatment of Expenses” beginning on page 14), the Company and its subsidiaries are required to cease any and all existing activities, discussions, or negotiations, if any, with any third party with respect to any Alternative Proposal (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94), and the Company is required to use its commercially reasonable efforts to cause any such third party (or its agents or advisors) to return or destroy any non-public information in respect of the Company or any subsidiary it was provided.

Furthermore, except as permitted by the terms of the Merger Agreement described below, until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to and in accordance with the Superior Proposal Termination Provision, the Company is not permitted to, may not allow its subsidiaries to, nor authorize or permit its and its subsidiaries representatives to, directly or indirectly:
•
solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal; or

•
subject to certain exceptions described below, (i) engage in any discussions with, or provide non-public information relating to the Company or any subsidiary to, any third party that is seeking to make, has made or could reasonably be expected to make, an Alternative Proposal, (ii) except where the Board (or a committee thereof) makes a good faith determination, after consultation with outside legal counsel and its financial advisor, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, grant any waiver under any standstill agreement with respect to any class of equity securities of the Company or any of its subsidiaries, or (iii) enter into any agreement (including any letter of intent or term sheet) relating to any Alternative Proposal.

Pursuant to the Merger Agreement, the Board is prohibited from effecting a Company Adverse Recommendation Change (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94), subject to the exceptions described below.
Notwithstanding the foregoing, prior to the receipt of the Stockholder Approval, the Board (or a committee thereof), directly or indirectly through any representative, may (i) engage in negotiations with any third party that has made (and not withdrawn) a bona fide Alternative Proposal in writing that was not solicited in violation of the restrictions set forth above and that the Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94), and (ii) enter into, and furnish to the third party non-public information relating to the Company or any subsidiary pursuant to an executed confidentiality agreement or (iii) subject to compliance with the additional obligations described below, make a Company Adverse Recommendation Change. In such event, the Company is required to have promptly notified Parent after it obtains knowledge of the receipt by the Company (or any of its representatives) of any Alternative Proposal, of any inquiry that could reasonably be expected to lead to an Alternative Proposal or its receipt of an Alternative Proposal and the material terms thereof and have provided Parent prior written notice that it intends to take such action, and the Board (or a committee thereof) is required to have determined in good faith, after consultation with outside legal counsel and its financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.
Change in Recommendation; Intervening Events
Pursuant to the Merger Agreement, the Board is prohibited from effecting a Company Adverse Recommendation Change, subject to the following exceptions (and as more fully described in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94):
•
The Board (or any committee thereof) may effect a Company Adverse Recommendation Change in response to an Alternative Proposal if it complies with certain requirements, including, but not limited to, complying with its obligations set forth in “—Alternative Proposals,” providing Parent at least four business days prior written notice of its intent to make a Company Adverse Recommendation Change, negotiating with Parent in good faith to make adjustments in the terms and conditions of the Merger Agreement so that the Alternative Proposal leading to the proposed Company Adverse Recommendation Change ceases to constitute a Superior Proposal, providing Parent with notice of any material amendments or material proposed amendments as to price and other material terms thereof, determining in good faith, after consulting with outside legal counsel and the Company’s financial advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent to the terms and conditions of the Merger Agreement, and, in the case of a Company Adverse Recommendation Change in connection with the Company’s entry into, or public announcement of its intention to enter into, any agreement, letter of intent, term sheet or other contract relating to any Alternative Proposal (other than an acceptable confidentiality agreement), the Company substantially concurrently properly terminates the Merger Agreement and pays the Termination Fee and the Merger Agreement Expenses to Parent.
•
The Board (or any committee thereof) may effect a Company Adverse Recommendation Change in response to an Intervening Event (as defined in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94) if it complies with certain procedures, including, but not limited to, promptly notifying Parent, privately and in writing, at least two business days (the “Company Adverse Recommendation Notice Period”) before effecting the Company Adverse Recommendation Change, and which notice must include a reasonably detailed description of the underlying facts giving rise to the Intervening Event, and the reasons for taking, such action and negotiating in good faith with Parent during the Company Adverse Recommendation Notice Period to make such adjustments to the Merger Agreement so that the underlying facts giving rise to, and the reasons for taking such action, cease to constitute an Intervening Event, if Parent, in its discretion, proposes in good faith to make such adjustments. Furthermore, the Board must determine in good faith, after consulting with outside legal counsel and its financial advisor and taking into account any adjustments made by Parent during the Company Adverse Recommendation Notice Period, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law. For more information, please see “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94).

Termination of the Merger Agreement (Page 106)
The Merger Agreement may be terminated at any time prior to the Effective Time:
•	by mutual written consent of Parent and the Company;
•	by either Parent or the Company:
○
subject to certain conditions, if the Merger has not been consummated on or before February 28, 2022 (or such later date as agreed to by the parties) (the “End Date”) (the “End Date Termination Provision”);

○
subject to certain conditions, if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated thereby, and such law or order has become final and nonappealable; or

○
if the Stockholder Approval has not been obtained at the Special Meeting (unless such Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided that in the event the Board has made a Company Adverse Recommendation Change, the Company may only terminate the Merger Agreement pursuant to this sub-bullet if it has paid the Termination Fee to Parent (the “Stockholder Approval Termination Provision”).

•	by the Company:
○
if prior to the receipt of the Stockholder Approval the Board (or a committee thereof) authorizes the Company, in accordance with the terms of the Merger Agreement, to enter into a Company Acquisition Agreement (as defined in “The Merger Agreement— Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94) in respect of a Superior Proposal; provided, that the Company substantially concurrently enters into such Company Acquisition Agreement and pays the Termination Fee to Parent (the “Superior Proposal Termination Provision”);

○
subject to certain conditions, if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that certain of the Company’s conditions to the occurrence of the Migration Commencement Time or to the Closing of the Merger would not be satisfied and, in any such case, such breach is incapable of being cured by the End Date;

○	if (i) all of the conditions set forth in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger—Conditions to Each Party’s Obligation to Effect the Merger”

beginning on page 104 and “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger—Conditions to Obligations of Parent and Merger Sub to Effect the Merger” beginning on page 104 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) have been satisfied or waived by Parent, (ii) the Company stood ready, willing and able to consummate the Closing on the date required by the terms of the Merger Agreement and the Company has given Parent a written notice on or after such date confirming such fact and (iii) Parent and Merger Sub have failed to consummate the Merger within 10 business days following the later of the date when it is required to consummate the Merger pursuant to the terms of the Merger Agreement and the receipt of such notice; provided, that notwithstanding anything in the End Date Termination Provision to the contrary, no party will be permitted to terminate the Merger Agreement pursuant to the End Date Termination Provision during any such 10 business day period (the “Migration Termination Provision”); or
○
if the Merger has not been consummated within 70 days of the later of (i) the earliest date on which the Contribution is permitted to be made pursuant to the terms of the Merger Agreement and (ii) the date of the Contribution.

•	by Parent (with any termination by Parent also being an effective termination by Merger Sub):
○
if (i) a Company Adverse Recommendation Change has occurred or (ii) after public announcement of an Alternative Proposal, the Board has failed to reaffirm the Board Recommendation within 10 business days after the receipt of any written request to do so from Parent, provided that Parent may only make such request once with respect to any particular Alternative Proposal or any material publicly announced amendment or modification thereto, or (iii) the Company or the Board has breached its obligations regarding the Special Meeting (as discussed in “The Merger Agreement—Proxy Statement and Special Meeting” beginning on page 94) or the restrictions on its ability to solicit, initiate, facilitate or encourage Alternative Proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals (as discussed in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94) in any material respect; provided that Parent will not have the right to terminate the Agreement pursuant to this bullet after the Stockholder Approval is obtained (the “Parent Termination Provision”); or

○
subject to certain conditions, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement such that certain of Parent’s and Merger Sub’s conditions to the occurrence of the Migration Commencement Time or to the occurrence of the Merger would not be satisfied and, in any such case, such breach is incapable of being cured by the End Date.

Termination Fees and Treatment of Expenses (Page 107)
The Company will pay to Parent a termination fee equal to $35.0 million (the “Termination Fee”) in the event that the Merger Agreement is terminated:
•
by Parent because a Company Adverse Recommendation Change has occurred or the Company has breached its obligations regarding the matters set forth in “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” beginning on page 94;

•	by the Company, prior to the receipt of the Stockholder Approval, enter into a Company Acquisition Agreement in respect of a Superior Proposal;
•	the Company or Parent terminate the Merger Agreement pursuant to the Stockholder Approval Termination Provision and the Board has made a Company Adverse Recommendation Change; or
•
if (i) the Merger Agreement is terminated by Parent or the Company pursuant to the End Date Termination Provision or the Stockholder Approval Termination Provision, (ii) prior to the time of the Special Meeting (or adjournment or postponement thereof) at which at vote was taken to adopt the Merger Agreement but the Stockholder Approval was not obtained, an Alternative Proposal has been publicly made, commenced, submitted or announced and not publicly and irrevocably withdrawn at least five business days prior to such Special Meeting and (iii) the Company consummates a transaction with respect to any Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to any Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated, then the Company must pay Parent, within two business days following such consummation, the Termination Fee; provided that, solely for purposes of this paragraph, all references to “15%” in the definition of Alternative Proposal will be deemed to be references to “50%.”
If the Merger Agreement is terminated by the Company pursuant to the Migration Termination Provision, Parent is required to pay the Company termination fee equal to $35,000,000 (the “Parent Termination Fee”).
Upon any termination of the Merger Agreement in circumstances where the Termination Fee or the Parent Termination Fee is payable, the paying party will, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, reimburse the receiving party for 100% of its out-of-pocket fees, costs, obligations owed to third parties and expenses (including reasonable fees and expenses of its counsel) actually incurred by it in connection with the consideration, negotiation or implementation of the Merger Agreement or the transactions contemplated thereby and other actions contemplated thereby in an amount not to exceed $5,000,000 (the “Merger Agreement Expenses”).
Appraisal Rights (Page 73)
If the Merger is approved by our common stockholders and becomes effective, holders of Dissenting Shares (as defined in “The Merger—Merger Consideration” beginning on page 37 of this proxy statement) will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Annex C to this proxy statement and incorporated by reference herein, as well as the information set forth below.
IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO CAI BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, MUST NOT VOTE (TO THE EXTENT YOU ARE ENTITLED TO VOTE), VIA THE VIRTUAL SPECIAL MEETING WEBSITE OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD YOUR SHARES OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL (TO THE EXTENT YOU ARE ENTITLED TO VOTE) WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. TO THE EXTENT YOU ARE ENTITLED TO VOTE, BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. TO THE EXTENT YOU ARE ENTITLED TO VOTE, NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK, TRUSTEE OR OTHER NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER, BANK, TRUSTEE OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BROKER, BANK, TRUSTEE OR OTHER NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Material U.S. Federal Income Tax Consequences of the Merger (Page 78)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78) in exchange for such U.S. Holder’s shares in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger (computed as if there were no applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger. A Non-U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78) generally will not be subject to U.S. federal income tax with respect to the exchange of shares for cash in the Merger, unless such Non-U.S. Holder has certain connections to the United States.
The determination of actual tax consequences of the Merger to a holder will depend on the holder’s specific situation. For more information, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78. Holders of shares should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.
Specific Performance (Page 108)
In the event of breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek specific performance and the issuance of injunctive and other equitable relief and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit either party from, terminating the Merger Agreement and collecting the Parent Termination Fee or Termination Fee in the event that specific performance is not granted.
Market Price of the Company’s Common Stock (Page 111)
The closing price of our common stock on the NYSE, on June 17, 2021, the last trading day prior to the announcement of the Merger, was $38.16 per share. On August 3, 2021, the most recent practicable date before this proxy statement was mailed to our common stockholders, the closing price of our common stock on the NYSE was $55.87 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.
Our Board approved the initiation of a regular cash dividend on our common stock at a rate of $0.25 per share per quarter, equivalent to $1.00 per share annually, effective during the third quarter of 2020. The dividend was increased to $0.30 per share effective the first quarter of 2021. In addition, under the terms of the certificates of designations for our Preferred Stock, we pay quarterly dividends on our Preferred Stock, in each case, at an annual rate of 8.50% of the $25.00 liquidation preference per annum. The Merger Agreement does not restrict our ability to declare, set aside or pay dividends on our Preferred Stock and on our common stock (not to exceed $0.30 per share of common stock per quarter), solely to the extent made on payment dates that correspond to record dates on June 28, 2021, September 27, 2021, and December 27, 2021 between signing and Closing under the Merger Agreement.
Litigation Relating to the Merger
Since the announcement of the Merger, two lawsuits have been filed by alleged Company stockholders. The first lawsuit was filed on July 14, 2021 in the United States District Court for the Southern District of New York and is captioned Stein v. CAI International, Inc., et al., No. 1:21-cv-06034. The second lawsuit was filed on July 16, 2021 in the United States District Court for the District of New Jersey and is captioned Whitfield v. CAI International, Inc., et al., No. 2:21-cv-13753-BRM-MAH. Both lawsuits name the Company and the Board as defendants. Both lawsuits allege, among other things, that the defendants violated provisions of the Exchange Act because the Company's preliminary proxy statement on Schedule 14A, dated July 12, 2021, allegedly omits material information with respect to the transactions contemplated therein and is therefore false and misleading. The lawsuits seek, among other things, injunctive relief, rescissory damages, and awards of plaintiffs' fees and expenses.

Delisting and Deregistration of CAI Common Stock and Preferred Stock (Page 73)
If the Merger is completed, our common stock and our Preferred Stock will be delisted from the NYSE and deregistered under the Exchange Act. Thereafter, we will no longer file periodic reports with the SEC on account of our common stock or our Preferred Stock.
Where You Can Find More Information (Page 117)
You can find more information about us in the periodic reports and other information we file with the SEC. The information is available, free of charge, on the SEC’s website at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC by going to our Internet website at www.capps.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this proxy statement and, therefore, is not incorporated herein by reference. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 117.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to, or incorporate by reference, in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information” beginning on page 117.
Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?
A:
On June 17, 2021, the Company entered into the Merger Agreement providing for the merger of Merger Sub, a wholly-owned subsidiary of Parent, with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. You are receiving this proxy statement and form of proxy card or voting instruction form in connection with the solicitation of proxies by the Board in favor of the Merger Proposal and the other matters to be voted on at the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares with respect to those matters.

Q:	What is the proposed transaction?
A:
The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement. Following the Effective Time, the Company would be privately held as a wholly-owned subsidiary of Parent.

Q:	What will I receive in the Merger?
A:
If the Merger is completed, you will be entitled to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $5,600, in cash in exchange for your shares of common stock, without interest, subject to deductions of any applicable withholding taxes. In addition, the holders our Preferred Stock will receive the liquidation preference of $25.00 per share plus the aggregate amount of all accrued and unpaid dividends on such Preferred Stock that they own as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes. Neither you, nor the holders of our Preferred Stock, will be entitled to receive shares in the surviving corporation or in Parent.

Q:	What will the holders of Options, RSUs, PRSUs, RSAs and ESPP Rights receive in the Merger?
A:
The Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU, RSU and RSA to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.

As a result of the Merger:
•
each Option that has a per share exercise price that is less than the Common Merger Consideration, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of $56.00 over the applicable per share exercise price of the Option, subject to any applicable withholding taxes;

•
each Option that has a per share exercise price that is equal to or greater than $56.00 will, to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and will cease to represent a right to purchase shares of common stock;

•
each RSU and PRSU will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU, subject to any applicable withholding taxes; and

•
each RSA will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to any applicable withholding taxes.

As of the date of this proxy statement, there are no outstanding ESPP Rights.
Q:	How does the Common Merger Consideration compare to the market price of the common stock?
A:
The relationship of the Common Merger Consideration to the trading price of our common stock on the NYSE constituted a premium of approximately (i) 47% over the closing share price of our common stock on the NYSE on June 17, 2021, the last trading day prior to the date the Merger Agreement was publicly announced, and (ii) 31% over the volume weighted average price of our common stock on the NYSE during the 60 trading days up to, and including, June 17, 2021.

Q:	Where and when is the Special Meeting?
A:
The Special Meeting will take place on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM, where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence. The Special Meeting will begin promptly at 10:00 a.m., Pacific Time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the online check-in procedures.

Q:	May I attend the Special Meeting and vote via the Virtual Special Meeting Website? What do I need in order to be able to attend the Special Meeting online?
A:
Yes. All common stockholders of record as of the Record Date or their duly authorized proxies may attend the Special Meeting and vote via the Virtual Special Meeting Website. Beneficial owners of shares are invited to attend the Special Meeting via the Virtual Special Meeting Website.

To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee or other nominee. Only common stockholders with a valid 16-digit control number, will be able to attend the Special Meeting and vote, ask questions and access the list of common stockholders as of the close of business on the Record Date. The Special Meeting will begin promptly at 10:00 a.m., Pacific Time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the online check-in procedures. Instructions on how to attend and participate online are also posted online at www.proxyvote.com.
Even if you plan to attend the Special Meeting via the Virtual Special Meeting Website, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy prior to the Special Meeting electronically over the Internet at www.proxycote.com or by telephone at 1-800-690-6903. If you attend the Special Meeting and vote via the Virtual Special Meeting Website, your vote will revoke any proxy previously submitted by you with respect to the shares so voted via the Virtual Special Meeting Website.
If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your shares in “street name,” you may not vote your shares at the Special Meeting via the Virtual Special Meeting Website unless you obtain a valid proxy from your broker, bank, trustee or other nominee.
Q:	Who is entitled to vote at the Special Meeting?
A:
Holders of the outstanding shares of common stock as of the Record Date are entitled to notice of, and to vote at, the Special Meeting. Each share of common stock is entitled to one vote per share. Therefore, a total of 17,357,549 votes are eligible to be cast at the Special Meeting.

The vote of the holders of our Preferred Stock is not required to approve any of the proposals at the Special Meeting and is not being solicited.

Q:	What matters will be voted on at the Special Meeting?
A:	You will be asked to consider and vote on the following proposals:
•	to adopt the Merger Agreement;
•
adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and

•	approve, on a non-binding, advisory basis, certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger.
Q:	What vote of our common stockholders is required to approve the Merger Proposal?
A:
Under the DGCL, stockholders holding at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting on the Record Date must affirmatively vote “FOR” the Merger Proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.

Q:	What vote is required to approve each of the Adjournment Proposal and the Compensation Proposal?
A:
Approval of each of the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting as of the Record Date.

The failure of any common stockholder of record to (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone; or (iii) vote via the Virtual Special Meeting Website at the Special Meeting will not have any effect on either the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank, trustee or other nominee how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. However, abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal.
Q:	What is “Merger-related compensation”?
A:
“Merger-related compensation” is certain compensation that is based on or otherwise relates to the Merger and may become payable to our named executive officers under our existing plans or agreements, which is the subject of the Compensation Proposal. See “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation” beginning on page 110.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to CAI’s named executive officers under its plans or agreements?
A:
In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the common stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on CAI or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on common stockholder approval of the Compensation Proposal.

Q:	How many votes am I entitled to cast for each share that I own?
A:	Each share of common stock is entitled to one vote per share.

Q:	What is a quorum?
A:
A quorum is necessary to hold a valid Special Meeting. A quorum will be present if holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting on the Record Date are represented via the Virtual Special Meeting Website or by proxy, regardless of whether the proxy has authority to vote on the Merger Proposal. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.
If your shares are held in “street name” by your broker, bank, trustee or other nominee and you do not tell your broker, bank, trustee or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Q:	How does the Board recommend that I vote?
A:	The Board unanimously recommends that our common stockholders vote “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “FOR” the Compensation Proposal.
Q:	Why is the Board recommending that I vote “FOR” the Merger Proposal?
A:
After careful consideration and after consultation with the Company’s legal and financial advisors, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption. In reaching its decision to approve the Merger Agreement and to unanimously recommend approval of each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal, the Board consulted with our management, as well as the Company’s legal and financial advisors, and considered the terms of the Merger Agreement. The Board also considered each of the items set forth under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 54.

Q:	What effects will the Merger have on the Company?
A:
Our common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “CAI.” In addition, our Series A Preferred Stock and our Series B Preferred Stock are currently registered under the Exchange Act and quoted on the NYSE under the symbols “CAI-PA” and “CAI-PB,” respectively. As a result of the Merger, the Company will cease to be a publicly traded company and will be wholly-owned by Parent. Following the consummation of the Merger, the registration of our common stock (and our Preferred Stock) and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the Merger, our common stock (and our Preferred Stock) will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q:	What happens if the Merger is not consummated?
A:
If the Merger Proposal is not approved by the required vote of our common stockholders, or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain an independent public company and shares of our common stock (and Preferred Stock) will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the risks described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.

Furthermore, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement or reach the price level of the Common Merger Consideration.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, the Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes, if any, as are deemed appropriate. If the Merger Proposal is not approved by common stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operations will not be adversely impacted.
If the Merger Agreement is terminated under certain circumstances, we may be required to pay to Parent the Termination Fee of $35.0 million or Parent may be required to pay us the Parent Termination Fee of $35.0 million. Furthermore, upon any termination of the Merger Agreement in circumstances where the Termination Fee or the Parent Termination Fee is payable, the paying party will, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, be required to pay the Merger Agreement Expenses in an amount not to exceed $5.0 million. See “The Merger Agreement—Termination Fees and Treatment of Expenses” beginning on page 107.
Finally, if the Merger does not close, we would cause our subsidiaries to engage in a series of transactions such that our position would be as if the Migration had not occurred in all material respects. See “The Merger Agreement—The Migration” beginning on page 82.
Q:	What do I need to do now? How do I vote my shares?
A:
We urge you to read this proxy statement carefully, including its annexes and the documents referred to, or incorporated by reference, in this proxy statement, and to consider how the Merger affects you. Your vote is important. If you are a common stockholder of record, that is, if your shares are registered in your name with Computershare Trust Company, N.A., our transfer agent, there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;
•	by visiting the Internet at the address on your proxy card;
•	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or
•	by attending the Special Meeting and voting via the Virtual Special Meeting Website (however, simply attending the Special Meeting will not cause your shares to be voted).
A 16-digit control number, located on your proxy card, is designed to verify your identity and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
To vote your shares during the Special Meeting, click on the vote button provided on the screen and follow the instructions provided. If you encounter any difficulties accessing the Special Meeting during the check-in or Special Meeting time, please call the technical support number that will be posted on the log in page.
Even if you plan to attend the Special Meeting via the Virtual Special Meeting Website, you are strongly encouraged to vote your shares by proxy. If you are a record holder or if you obtain a valid proxy to vote shares that you beneficially own, you may still vote your shares at the Special Meeting via the Virtual Special Meeting Website even if you have previously voted by proxy. If you are present at the Special Meeting and vote via the Virtual Special Meeting Website, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a broker, bank, trustee or other nominee, you may vote through your broker, bank, trustee or other nominee by completing and returning the voting form provided by your broker, bank, trustee or other nominee, or, if such a service is provided by your broker, bank, trustee or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone prior to the Special Meeting through your broker, bank, trustee or other nominee, you should follow the instructions on the voting form provided by your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your shares in “street name,” you may not vote your shares at the Special Meeting via the Virtual Special Meeting Website unless you obtain a valid proxy from your broker, bank, trustee or other nominee.
Q:	What happens if I do not vote?
A:
The vote on the Merger Proposal is based on the total number of outstanding shares of common stock entitled to vote at the Special Meeting as of the Record Date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the Merger Proposal.

The vote to approve each of the Adjournment Proposal and the Compensation Proposal is based on the total number of outstanding shares of common stock present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting. If you do not vote, it will have no effect on either the Adjournment Proposal or the Compensation Proposal.
Q:	Should I send in my stock certificates or other evidence of ownership now?
A:
No. If you hold your shares in certificated form and in your name as a stockholder of record, then shortly after the Merger is completed, you will receive a letter of transmittal from the paying agent for the Merger with detailed written instructions for exchanging your shares for the applicable Merger Consideration. If your shares are held in “street name” by your broker, bank, trustee or other nominee, you may receive instructions from your broker, bank, trustee or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the applicable Merger Consideration. Do not send in your certificates, if any, now or with your proxy card.

Q:	I hold my shares in certificated form but do not know where my stock certificate is—how will I get the applicable Merger Consideration for my shares?
A:
If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate, including signing an affidavit attesting to the loss of your stock certificate. The paying agent may also require that you provide a bond in customary amount or an indemnity agreement in order to cover any potential loss.

Q:	What happens if I sell my shares before completion of the Merger?
A:
If you transfer your shares, you will have transferred your right to receive the applicable Merger Consideration in the Merger. In order to receive the applicable Merger Consideration, you must hold your shares through completion of the Merger.

The Record Date for common stockholders entitled to vote at the Special Meeting is earlier than the consummation of the Merger. If you transfer your shares after the Record Date but before the closing of the Merger, you will have transferred your right to receive the applicable Merger Consideration in the Merger, but retained the right to vote at the Special Meeting.
Q:	Am I entitled to exercise appraisal rights instead of receiving the applicable Merger Consideration for my shares?
A:
Dissenting stockholders of record, which includes both holders of shares of common stock and Preferred Stock, as applicable, as registered in the records of the Company, who do not vote in favor of the Merger Proposal (to the extent they are entitled to vote on the Merger Proposal) and otherwise comply with the requirements of Section 262 of the DGCL are entitled to statutory appraisal rights under Delaware law in connection with the Merger. This means that if you comply with the requirements of Section 262 of the DGCL, you are entitled to have the “fair value” (as defined pursuant to Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement) of your shares determined in accordance with Delaware law and to receive payment based on that valuation instead of receiving the applicable Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to exercise, appraisal rights. See “The Merger—Appraisal Rights” beginning on page 73 and the text of the Delaware appraisal rights statute, Section 262 of the DGCL, which is reproduced in its entirety as Annex C to this proxy statement. If you vote “FOR” the Merger Proposal (to the extent they are entitled to vote on the Merger Proposal), you will waive your appraisal rights, unless you revoke your proxy, if revocable, prior to the taking of the vote at the Special Meeting and otherwise comply with Section 262 of the DGCL.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If your shares are held through a broker, bank, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, trustee or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting via the Virtual Special Meeting Website. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting via the Virtual Special Meeting Website unless you obtain a valid proxy from your broker, bank, trustee or other nominee.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your broker, bank, trustee or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank, trustee or other nominee how to vote. You should follow the procedures provided by your broker, bank, trustee or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Compensation Proposal.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, which we refer to as a “proxy holder,” to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” Timothy B. Page, our President and Chief Executive Officer, Chief Financial Officer and Director, and Steven J. Garcia, our Vice President, Chief Legal Officer, are the proxy holders for the Special Meeting, with full power of substitution.

Q:	Can I revoke my proxy?
A:
Yes. You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a common stockholder of record, you may revoke your proxy by notifying the Company’s Secretary in writing at Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting via the Virtual Special Meeting Website (however, simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank, trustee or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trustee or other nominee to revoke your voting instructions.

Q:	If a common stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you use to vote, the proxy holders will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR,” “AGAINST” or “ABSTAIN” from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Compensation Proposal.

Q:	How are votes counted?
A:	For the Merger Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes, if any, will have the same effect as votes “AGAINST” this proposal.
For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on this proposal.
For the Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, if any, will have no effect on this proposal.
Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.
Q:	What should I do if I receive more than one set of voting materials?
A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a common stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:	Who will solicit and pay the cost of soliciting proxies?
A:
We have engaged Georgeson LLC (“Georgeson”) to assist in the solicitation of proxies for the Special Meeting. We estimate that we will pay Georgeson a fee of approximately $20,000 and will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify it and its affiliates against certain claims, liabilities, losses, damages and expenses. We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the Special Meeting?
A:
We intend to publish the final voting results of the Special Meeting in a Current Report on Form 8-K to be filed with the SEC within four business days after the Special Meeting. All reports that we file with the SEC are publicly available when filed. See “Where You Can Find More Information” beginning on page 117.

Q:	Will I have to pay taxes on the applicable Merger Consideration I receive?
A:
The receipt of cash in exchange for shares pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. You are urged to read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 78 for a more detailed discussion of the U.S. federal income tax consequences of the Merger. Because individual circumstances may differ, you are urged to consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares for cash pursuant to the Merger, in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:	What is householding and how does it affect me?
A:
The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received and only if the applicable stockholder provides advance notice and follows certain procedures.

In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.
For more information, please see “Householding” beginning on page 116.
Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as reasonably practicable. Assuming timely satisfaction of necessary closing conditions, including the approval by our common stockholders of the Merger Proposal and completion of the Migration, we currently expect to complete the Merger in the late third quarter or early fourth quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions, including completion of the Migration, each as described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger” beginning on page 102, many of which are outside of our control.

Q:	If the Merger is completed, how will I receive the cash for my shares?
A:
If the Merger is completed and you are not exercising appraisal rights and your shares are held in book-entry, the paying agent will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If the Merger is completed and you are not exercising appraisal rights, and you are a stockholder of record with your shares held in certificated form, you will receive a letter of transmittal with instructions on how to send your shares to the paying agent in connection with the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See “The Merger Agreement—Exchange and Payment Procedures” beginning on page 87.

If the Merger is completed and you are not exercising appraisal rights, and your shares are held in “street name” by your broker, bank, trustee or other nominee, you will receive instructions from your broker, bank, trustee or other nominee as to how to effect the surrender of, and receive payment for, your shares held in “street name.”
Q:	What happens if the market price of shares of our common stock significantly changes before the Closing?
A:	Parent is not obligated to change the Common Merger Consideration as a result of a change in the market price of our common stock.
Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s stockholders generally?
A:
In considering the unanimous recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 66.

Q:	Are there any other risks to me from the Merger that I should consider?
A:	Yes. There are risks associated with all business combinations, including the Merger. For further details, see “Cautionary Note Regarding Forward-Looking Statements” beginning on page 28.
Q:	Who can help answer my other questions?
A:
If you have more questions about the Merger, require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson, which is acting as our proxy solicitor in connection with the Merger.

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Shareholders, Banks and Brokers Call Toll Free: (866) 482-4943
If your broker, bank, trustee or other nominee holds your shares, you should also contact your broker, bank, trustee or other nominee for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes, or incorporates by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements included or incorporated by reference in this proxy statement, other than statements of historical fact, are forward-looking statements. Statements about the expected timing, completion and effects of the Merger and related transactions, the management projections (as defined in “The Merger—Management Projections”) and all other statements in this proxy statement and the annexes hereto, other than historical facts, constitute forward-looking statements. When used in this proxy statement, the words “expect,” “believe,” “anticipate,” “goal,” “plan,” “intend,” “estimate,” “may,” “will” or similar words are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Merger on the terms described herein or other acceptable terms or at all because of a number of factors, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain the Stockholder Approval or the failure to satisfy the closing conditions in the Merger Agreement, including the Migration, (3) the potential for regulatory authorities to require divestitures, behavioral remedies or other concessions in order to obtain their approval of the Merger, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger, (5) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the Merger may involve unexpected costs, liabilities or delays, (7) the Company’s business may suffer as a result of the uncertainty surrounding the Merger, including the timing of the consummation of the Merger, (8) the outcome of any legal proceeding relating to the Merger, (9) the Company may be adversely affected by other economic, business and/or competitive factors, including, but not limited to, those related to COVID-19, and (10) other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all, which may adversely affect the Company’s business and the price of the common stock.
Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, which is incorporated by reference herein, as updated by the Company’s subsequent filings with the SEC. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by applicable law.

THE SPECIAL MEETING
This proxy statement is being furnished to our common stockholders in connection with the solicitation of proxies by the Board for use at the Special Meeting.
Date, Time and Place of the Special Meeting
We will hold the Special Meeting on September 2, 2021, at 10:00 a.m., Pacific Time. The Special Meeting will be held entirely online live via audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Special Meeting online by visiting www.virtualshareholdermeeting.com/CAI2021SM, where you will be able listen to the Special Meeting live, submit questions, and vote. Please note that the Special Meeting will not be held at a physical location and you will not be able to attend the Special Meeting by your physical presence. To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee or other nominee. Only common stockholders with a valid 16-digit control number, will be able to attend the Special Meeting and vote, ask questions and access the list of common stockholders as of the close of business on the Record Date. The Special Meeting will begin promptly at 9:45 a.m., Pacific Time. Online check-in will begin at 10:00 a.m., Pacific Time, and you should allow ample time for the online check-in procedures.
Purpose of the Special Meeting
The purpose of the Special Meeting is for our common stockholders to consider and vote upon the Merger Proposal relating to the proposed acquisition of the Company by Parent. Our common stockholders must approve the Merger Proposal for the Merger to occur. If our common stockholders fail to approve the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which we encourage you to read carefully in its entirety, and the material provisions of the Merger Agreement are described under “The Merger Agreement.” Our common stockholders are also being asked to approve each of the Adjournment Proposal and the Compensation Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only holders of record of our common stock as of the close of business on August 2, 2021, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. As of the Record Date, 17,357,549 shares of common stock were outstanding and entitled to vote at the Special Meeting.
Each share of common stock is entitled to one vote per share. Therefore, a total of 17,357,549 votes are eligible to be cast at the Special Meeting.
The vote of the holders of our Preferred Stock is not required to approve any of the proposals at the Special Meeting and is not being solicited.
The quorum requirement for holding the Special Meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person (including by means of remote communication) or represented by proxy at the Special Meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present, however “broker non-votes” (as described below under the sub-heading “—Vote Required; Abstentions and Broker Non-Votes”), if any, will not be counted as present for the purpose of determining whether a quorum is present at the Special Meeting. If your shares are held in “street name” by your broker, bank, trustee or other nominee and you do not tell your broker, bank, trustee or other nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.
Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new Record Date is set for an adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting. Broker non-votes, if any, will not be considered to be present at the Special Meeting. If less than a majority of shares of our common stock entitled to vote must be present in person (including by means of remote communication) or represented by proxy at the Special Meeting, the common stockholders entitled to vote thereat, present in person (including by means of remote communication) or represented by proxy, may adjourn the Special Meeting from time to time without notice other than announcement at the Special Meeting (unless a new Record Date is set) to any common stockholder not present at the Special Meeting, to a later date until a quorum is present.
Vote Required; Abstentions and Broker Non-Votes
For the Company to complete the Merger, under the DGCL, stockholders holding at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting on the Record Date must affirmatively vote “FOR” the Merger Proposal. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the Merger Proposal.
Approval of each of the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on such proposal at the Special Meeting as of the Record Date. Abstentions will have the same effect as a vote “AGAINST” each of the Adjournment Proposal and the Compensation Proposal but the failure to vote your shares and broker non-votes, if any, will have no effect on the outcome of either the Adjournment Proposal or the Compensation Proposal.
In accordance with NYSE rules, brokers, banks, trustees or other nominees who hold shares in “street name” for their customers do not have discretionary authority to vote the shares with respect to any of the proposals at the Special Meeting. Accordingly, if brokers, banks, trustees or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to any of the proposals at the Special Meeting. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Compensation Proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the Merger Proposal will be counted as a favorable vote for such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.
Shares Held by the Company’s Directors and Executive Officers
As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,409,813 shares of common stock, or approximately 8.1% of the aggregate shares of common stock entitled to vote at the Special Meeting. The directors and executive officers of the Company have informed the Company that they currently intend to vote all of their shares “FOR” each of the proposals to be considered and voted on at the Special Meeting.
Voting of Proxies
Attendance and Voting at the Special Meeting
All holders of shares of common stock as of the Record Date for voting at the Special Meeting, including common stockholders of record and beneficial owners of shares registered in the “street name” of a broker, bank, trustee or other nominee, are invited to attend the Special Meeting via the Virtual Special Meeting Website.
To attend and participate in the Special Meeting, visit www.virtualshareholdermeeting.com/CAI2021SM and enter the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you wish to submit a question during the Special Meeting, log into the Virtual Special Meeting Website, www.virtualshareholdermeeting.com/CAI2021SM, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the Special Meeting agenda, we will respond to your question during the live webcast.
If we experience technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), we will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify common stockholders of the decision via www.virtualshareholdermeeting.com/CAI2021SM. If you encounter technical difficulties accessing our Special Meeting or asking questions during the Special Meeting, a support line will be available on the login page of the Virtual Special Meeting Website.
Please note that if your shares of common stock are held by a broker, bank or other nominee, and you wish to vote at the Special Meeting, you must obtain a proxy, executed in your favor, from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Special Meeting.
Submitting a Proxy or Providing Voting Instructions
To ensure that your shares are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting via the Virtual Special Meeting Website.
Shares Held by Record Holder. If you are a common stockholder of record, you may submit a proxy using one of the methods described below:
Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting votes by telephone or via the Internet. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.
Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. If you are a common stockholder of record and fail to return your proxy card, unless you are a holder of record on the Record Date and attend the Special Meeting and vote via the Virtual Special Meeting Website, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will not affect the vote regarding either the Adjournment Proposal or the Compensation Proposal.
Shares Held in “Street Name.” If your shares are held by a broker, bank, trustee or other nominee on your behalf in “street name,” your broker, bank, trustee or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions via a voting instruction form.
In accordance with NYSE rules, brokers, banks, trustees or other nominees who hold shares in “street name” for their customers do not have discretionary authority to vote the shares with respect to the Merger Proposal, the Adjournment Proposal or the Compensation Proposal. Accordingly, if brokers, banks, trustees or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the Merger Proposal, the Adjournment Proposal or the Compensation Proposal. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on either the Adjournment Proposal or the Compensation Proposal. For shares held in “street name,” only shares affirmatively voted “FOR” the Merger Proposal will be counted as a favorable vote for such proposal. Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, we do not expect any broker non-votes at the Special Meeting.

Revocability of Proxies
Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted at the Special Meeting. If you are a common stockholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:
•
submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the Special Meeting and voting via the Virtual Special Meeting Website (however, simply attending the Special Meeting will not cause your proxy to be revoked); or
•	delivering to the Secretary of the Company a written notice of revocation to: c/o CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105.
Please note, however, that only your last-dated proxy will be effective. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.
If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you will need to follow the instructions provided to you by your broker, bank, trustee or other nominee in order to revoke your proxy or submit new voting instructions.
Tabulation of Votes
All votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of elections appointed for the Special Meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes, if any.
Recommendation of the Board
The Board, after considering the factors more fully described in “The Merger—Recommendation of the Board and Reasons for the Merger” and after consultation with the Company’s legal and financial advisors, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption.
The Board unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Compensation Proposal.
For a discussion of the material factors considered by the Board in reaching its conclusions, please refer to “The Merger—Recommendation of the Board and Reasons for the Merger.”
Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person (including by means of remote communication) or represented by proxy, sufficient favorable voting power to secure the vote of the common stockholders of the Company necessary to approve the Merger Proposal, the Company does not anticipate that it will adjourn or postpone the Special Meeting.
The Special Meeting may be adjourned by the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on the Adjournment Proposal at the Special Meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s common stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Solicitation of Proxies
The Board is soliciting your proxy, and we will bear the cost of soliciting proxies. We have engaged Georgeson to assist in the solicitation of proxies for the Special Meeting. We estimate that we will pay Georgeson a fee of approximately $20,000 and will reimburse Georgeson for reasonable out-of-pocket expenses and will indemnify it and its affiliates against certain claims, liabilities, losses, damages and expenses. We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Appraisal Rights
If the Merger is approved and becomes effective, holders of shares of common stock who have not voted in favor of the Merger and holders of shares of Preferred Stock, as applicable, who have properly demanded statutory appraisal rights for such shares in accordance with Section 262 of the DGCL and who have complied in all respects with Section 262 of the DGCL with respect to such Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL. This means that such stockholders are entitled to seek appraisal of their Dissenting Shares and to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount holders receive in an appraisal proceeding may be less than, equal to or more than the amount such holders would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which is attached as Annex C to this proxy statement and incorporated by reference herein, as well as the information set forth below. A summary of stockholders’ appraisal rights under the DGCL is provided under “The Merger—Appraisal Rights.”
IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, YOU MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO CAI BEFORE THE VOTE IS TAKEN ON THE MERGER PROPOSAL AT THE SPECIAL MEETING, MUST NOT VOTE (TO THE EXTENT YOU ARE ENTITLED TO VOTE), VIA THE VIRTUAL SPECIAL MEETING WEBSITE OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD YOUR SHARES OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL (TO THE EXTENT YOU ARE ENTITLED TO VOTE) WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. TO THE EXTENT YOU ARE ENTITLED TO VOTE, BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE MERGER PROPOSAL, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES AGAINST, OR ABSTAIN WITH RESPECT TO, THE MERGER PROPOSAL. TO THE EXTENT YOU ARE ENTITLED TO VOTE, NEITHER VOTING AGAINST THE MERGER PROPOSAL, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES THROUGH A BROKER, BANK, TRUSTEE OR OTHER NOMINEE AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER, BANK, TRUSTEE OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH BROKER, BANK, TRUSTEE OR OTHER NOMINEE. IN VIEW OF THE COMPLEXITY OF THE DGCL,

STOCKHOLDERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.
See “The Merger—Appraisal Rights” for additional information.
Other Matters
If you hold your shares in certificated form, you should not return your stock certificate or send documents representing shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares for the applicable Merger Consideration. If the Merger is completed and if your shares are held in book-entry form, the paying agent will issue and deliver to you a check or wire transfer for your shares.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Shareholders, Banks and Brokers Call Toll Free: (866) 482-4943

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to adopt the Merger Agreement.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at the Special Meeting as of the Record Date, voting in favor of the Merger Proposal. If you abstain from voting, fail to cast your vote, via the Virtual Special Meeting Website or by proxy, or fail to give voting instructions to your broker, bank, trustee or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal.
The Board unanimously recommends that you vote “FOR” the Merger Proposal.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.
Parties Involved in the Merger
CAI International, Inc.
CAI is a Delaware corporation. We are one of the world’s leading transportation finance companies. We lease equipment, primarily intermodal shipping containers, to our customers. We also manage equipment for third-party investors. In operating our fleet, we lease, re-lease and dispose of equipment and contract for the repair, repositioning and storage of equipment. We were founded in 1989, as a traditional container leasing company that leased containers owned by us to container shipping lines. We were originally incorporated under the name Container Applications International, Inc. in the State of Nevada in August 1989. In February 2007, we were reincorporated under our present name in the State of Delaware. Please see “Where You Can Find More Information” for additional information regarding us.
Our common stock is listed on the NYSE under the symbol “CAI.” In addition, our Series A Preferred Stock and our Series B Preferred Stock are listed on the NYSE under the symbols “CAI-PA” and “CAI-PB,” respectively.
Our principal executive office is located at Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, and our telephone number is (415) 788-0100.
Mitsubishi HC Capital Inc.
Parent is a Japanese public company established through the merger of Mitsubishi UFJ Lease & Finance Limited and Hitachi Capital Corporation on April 1, 2021. The merger resulted in a combined company having total assets of JPY 9.7 trillion ($89 billion), making it the second largest leasing company in Japan with an extensive and complementary lineup of business.
Parent’s common stock is listed on the Tokyo Stock Exchange and the Nagoya Stock Exchange under the code “8593.”
Parent’s principal executive office is located at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-6525, Japan, and its telephone number is +81-3-6865-3054.
Cattleya Acquisition Corp.
Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub was incorporated in 2021 by Parent solely for the purposes of entering into the transactions contemplated by the Merger Agreement, and has not entered into any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the Merger.
Merger Sub’s principal executive office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and may be contacted at 5-1, Marunouchi 1-chome, Chiyoda-ku, Tokyo, 100-6525, Japan, and its telephone number is +81-3-6865-3054.
Effect of the Merger
Upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving corporation as a wholly-owned subsidiary of Parent. As a result of the Merger, the Company’s common stock (and Preferred Stock) will no longer be publicly traded and will be delisted from the NYSE. You will, however, have the right to receive the applicable Merger Consideration (as detailed below), but you will no longer have any other rights as a stockholder of the Company (except that stockholders who have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described below in “—Appraisal Rights”). In addition, the Company’s common stock (and Preferred Stock) will be deregistered under the Exchange Act, and the Company will no longer file periodic or current reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.
The Effective Time will occur upon the filing of the certificate of merger with the Secretary of State of Delaware, or at such other time as the parties to the Merger Agreement shall agree and specify in the certificate of merger.
Effect on the Company if the Merger is Not Completed
If the Merger Proposal is not approved by the required vote of our common stockholders, or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain an independent public company, shares of our common stock (and Preferred Stock) will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the risks described in the risk factors included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.
If the Merger does not close, we would cause our subsidiaries to engage in a series of transactions such that our position would be as if the Migration had not occurred in all material respects.
Furthermore, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it traded as of the date of this proxy statement or reach the price level of the Common Merger Consideration.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, the Board will continue to evaluate and review our business operations, strategic direction and capitalization, among other things, and will make such changes, if any, as are deemed appropriate. If the Merger Proposal is not approved by common stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, prospects or results of operations will not be adversely impacted.
If the Merger Agreement is terminated under certain circumstances, we may be required to pay to Parent the Termination Fee of $35.0 million or Parent may be required to pay us the Parent Termination Fee of $35.0 million. Furthermore, upon any termination of the Merger Agreement in circumstances where the Termination Fee or the Parent Termination Fee is payable, the paying party will, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, be required to pay the Merger Agreement Expenses in an amount not to exceed $5.0 million. See “The Merger Agreement—Termination Fees and Treatment of Expenses.”
Merger Consideration
At the Effective Time:
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each share of common stock that is issued and outstanding immediately prior to the Effective Time (other than any shares of common stock or Preferred Stock (i) owned by Parent or Merger Sub or any other subsidiary of Parent, (ii) which are held immediately prior to the Effective Time by a stockholder who did not vote in favor of the Merger and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Dissenting Shares”), or (iii) owned by the Company in treasury or by any direct or indirect wholly-owned subsidiary of the Company (collectively, the “Excluded Shares”)) will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to deductions of any applicable withholding taxes (the “Common Merger Consideration”);

•
each share of Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes; and
•
each share of Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the liquidation preference of $25.00 per share; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Stock as of the Effective Time, in cash, without interest, subject to deductions of any applicable withholding taxes.

As of the Effective Time, all shares, other than Excluded Shares, will be cancelled and will thereafter represent only the right to receive the applicable Merger Consideration to be paid in accordance with, and subject to, the conditions of the Merger Agreement. At the Effective Time, each Excluded Share (other than Dissenting Shares) will be automatically canceled without payment of any consideration. In addition, each Dissenting Share will not be converted into the right to receive the applicable Merger Consideration, unless and until such stockholder fails to perfect or effectively withdraws or loses such stockholder’s right to appraisal under Section 262 of the DGCL, at which time each such share will be converted into and will be exchangeable only for the right to receive, as of the later of the Effective Time and the time that such right to appraisal is irrevocably lost, the applicable Merger Consideration. Dissenting Shares will be treated in accordance with Section 262 of the DGCL, as more fully described in “—Appraisal Rights.”
Treatment of Options, RSUs, PRSUs, RSA and ESPP
The Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU, RSU and RSA to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.
Options
As a result of the Merger:
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each Option that has a per share exercise price that is less than the Common Merger Consideration, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of $56.00 over the applicable per share exercise price of the Option, subject to any applicable withholding taxes; and

•
each Option that has a per share exercise price that is equal to or greater than $56.00 will, to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and will cease to represent a right to purchase shares of common stock.

RSUs and PRSUs
As a result of the Merger, each RSU and each PRSU will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU, subject to any applicable withholding taxes.
RSAs
As a result of the Merger, each RSA will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to any applicable withholding taxes.
ESPP
Simultaneously in connection with the execution of the Merger Agreement, the Company: (i) caused any offering period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of the Merger Agreement to be the final offering period under the ESPP and to be terminated as of the date of the

Merger Agreement; (ii) made any pro-rata adjustments that were necessary to reflect the shortened offering period (or similar period), but otherwise treated such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the ESPP; and (iii) caused each participant’s then-outstanding ESPP rights to terminate as of the Final Exercise Date. The Company will terminate the ESPP no later than the Effective Time.
On the Final Exercise Date, to the extent sufficient funds were credited as of such date under the ESPP within the associated accumulated payroll withholding accounts for participants to fund a share purchase for a reasonable number of shares of common stock, then such funds were used to purchase shares of common stock in accordance with the terms of the ESPP, and otherwise the then-current offering period terminated without a final purchase. Each share of common stock purchased under the ESPP prior to the Effective Time will be cancelled at the Effective Time and converted into the right to receive the Common Merger Consideration, subject to any applicable withholding taxes. No further ESPP Rights will be granted or exercised under the ESPP after the Final Exercise Date.
As of the date of this proxy statement, there are no outstanding ESPP Rights.
Background of the Merger
The Board and the senior management team of the Company regularly review the Company’s performance, future growth prospects, business composition, use of capital and overall strategic direction, with the objective of maximizing long-term stockholder value. At various times, these reviews have included consideration of a variety of strategic alternatives as an independent company, including potential changes to the Company’s operating segments, as well as potential transactions with third parties. As part of the Board review process, independent directors have regularly engaged with the Company’s stockholders, soliciting their input on key matters, including corporate governance, the strategic direction of the Company, and other important stockholder interests.
In connection with the Board’s reviews and stockholder interactions, the Board and senior management have taken a number of actions to enhance stockholder value. Such actions have included investment in the Company’s earning assets when market conditions were deemed favorable, while deferring investment when market conditions were deemed more challenged, continued review of the Company’s capital structure and prevailing interest rates to opportunistically raise capital, and consistent evaluation of the Company’s capital return policy. Since 2020, the Company has effectively streamlined the business, returning to a pure-play container lessor following the disposition of the Company’s logistics and rail businesses in 2020. Since 2018, the Company has repurchased approximately 14% of its outstanding shares of common stock and, in June 2020, enhanced its capital return program with the initiation of a regular cash dividend on the Company’s common stock at a rate of $1.00 per share annually, which has since been increased 20% to $1.20 per share annually, effective the first quarter of 2021.
Between June 2019 and December 2019, representatives of the Company received various communications from, and held a number of in person, video and telephonic meetings with, representatives of certain of the Company’s then-largest stockholders to discuss stockholder concerns and opinions. In these communications and calls, among other things, representatives of such stockholders: (i) expressed concern regarding the Company’s depressed stock price to book value ratio, at one point noting that, in one such stockholder’s calculation, the Company’s common stock was trading at a 30% discount to book value, (ii) expressed concern regarding the strategic direction of the Company and other operational matters, including repeated desire for the Company to sell its rail and logistics businesses, (iii) repeatedly encouraged the Board to engage a financial advisor to review all strategic alternatives, including, but not limited to, a sale of the Company via an auction process and repurchasing shares on a larger scale, (iv) communicated that the Company’s share price did not reflect the intrinsic value of the Company, and (v) stated that, unless the Company retained an investment bank to assist with a strategic alternatives review process to maximize stockholder value, certain of such stockholders would consider all available options, including making their concerns public, nominating their own slate of directors for stockholder consideration at the next election of directors, and engaging a proxy solicitor and a law firm to represent such stockholder in a potential proxy contest. During this time, the Company’s representatives emphasized to representatives of such stockholders that the Board was committed to fulfilling its fiduciary duty of acting in the best interest of the Company’s stockholders.
As part of its regular consideration of potential opportunities to strengthen the Company’s business and maximize long-term stockholder value, and taking into account communications from stockholders during this timeframe, the Board held various meetings at which the Board, among other things: (i) considered and reviewed the viewpoints of such stockholders in deciding whether to initiate a strategic alternatives process, including the timing of any public announcement thereof, (ii) discussed the repeated pressure such stockholders were putting on the

Company to engage a financial advisor, (iii) received presentations from representatives of Perkins Coie LLP, the Company’s primary outside legal counsel (“Perkins Coie”), and Potter Anderson & Corroon LLP, the Company’s outside Delaware legal counsel (“Potter Anderson”), regarding, among other things, the Board’s fiduciary duties in a strategic alternative review process, (iv) authorized each of David Remington, the Company’s Chairman of the Board, and Victor Garcia, the Company’s then-current President, Chief Executive Officer and director, to interview various investment banks to potentially serve as the Company’s financial advisor to advise the Company in connection with (a) activist and other stockholder proposals, both formal and informal, and (b) analyze and consider various strategic and financial alternatives, including a potential sale of the Company and the optimal timing and availability of any other alternatives to maximize stockholder value for the Company, and (v) engaged a public relations firm to assist in stockholder outreach.
Between June 15, 2019 and September 11, 2019, the Company’s representatives contacted and interviewed four investment banks, including Centerview, regarding an engagement as the Company’s financial advisor. During various meetings with such investment banks, representatives of such investment banks discussed their respective qualifications as well as proposed approaches for the Company to maximize stockholder value. The Company’s representatives asked questions and received answers from such investment banks.
On June 20, 2019, as part of the Board’s commitment to stockholder responsiveness and maximizing stockholder value, the Company sold $15.8 million of rail cars from its railcar leasing portfolio to The InStar Group (“InStar”). The Company had also previously sold $39.6 million of railcars from its railcar leasing portfolio to Exxon Mobil Corporation on November 30, 2018, and $165.3 million of railcars from its railcar leasing portfolio to InStar on February 26, 2019.
On August 7, 2019, the Company issued a press release announcing its financial results for the second quarter of 2019 and announcing its intention to sell its remaining rail fleet. The Company’s common stock closed trading at $21.30 per share on the NYSE.
From August 19, 2019 through September 20, 2019, without the Board’s knowledge or authorization, Mr. Garcia, in his individual capacity, had discussions with third parties regarding a potential management buy-out or take-private transaction of the Company (collectively, the “MBO Activities”).
On September 4, 2019, after further review of materials from potential financial advisors and conversations with such parties, Mr. Remington advised the Board via email that he and Mr. Garcia recommended that the Board engage Centerview as the Company’s financial advisor. The rest of the Board informally approved and agreed with the engagement, with the formal approval occurring at a meeting of the Board on September 11, 2019, and the Company entering into an engagement letter with Centerview to serve as the Company’s financial advisor on September 13, 2019.
On September 7, 2019, the Board held a meeting by teleconference, which was also attended by representatives of Company management, representatives of Centerview, a representative of Perkins Coie, and representatives of Joele Frank Wilkinson Brimmer Katcher, the Company’s public relations firm (“Joele Frank”). The purpose of the meeting was to, among other things, have a representative of Perkins Coie refresh the Board on prior discussions with Potter Anderson and with Perkins Coie regarding the Board’s fiduciary duties, discuss whether to make a public announcement regarding the strategic alternatives process, and discuss recent calls among Mr. Remington, Mr. Garcia and certain of the Company’s then-largest stockholders. In addition, the Board discussed unsolicited inbound interest in acquiring the Company in the form of a telephone call to Mr. Garcia from the chief executive officer of a potential strategic buyer (“Party A”).
On September 11, 2019, the Board approved the engagement of Centerview as the Company’s financial advisor. The Board had considered many factors in selecting a financial advisor, including relationships with other potential strategic or financial buyers, relevant experience and reputation. In addition, the Board discussed all the financial advisor candidates and Mr. Remington’s reasons for recommending Centerview.
Also, on September 11, 2019, Mr. Garcia responded to an unsolicited email from Mr. Kenji Yasuno, the Senior Managing Executive Officer of what was then Mitsubishi UFJ Lease and Finance Company Limited (the former name of Parent), which owned MUL Railcars, Inc. (“MUL Railcar”), a competitor of the Company’s rail business, and Beacon Intermodal Leasing, LLC (“Beacon”), a competitor of the Company’s container business, in which Mr. Yasuno requested a meeting to learn more about the Company. Later that day, Mr. Garcia accepted Mr. Yasuno’s request for a meeting and a meeting among Messrs. Garcia, Timothy Page, the Company’s then-current Chief Financial Officer and current President, Chief Executive Officer and director, Yasuno, and Toshio Oka, Executive Officer and General Manager of Parent, was subsequently scheduled for October 9, 2019.
On September 13, 2019, the chief executive officer of Party A contacted Mr. Garcia stating that he wanted to discuss combining the Company and Party A, and wanted to share his thoughts on benefits, potential structure and value. A meeting was scheduled for October 1, 2019, and then rescheduled for November 13, 2019, with Mr. Remington and Andrew Ogawa, a member of the Board.
On September 15, 2019, the chief executive officer of Party A accepted Mr. Garcia’s invitation for a meeting and said that he would be joined by Party A’s lead independent director.
On September 17, 2019, the Board held a telephonic meeting, which was also attended by Company management, and a representative of Perkins Coie, Centerview and Joele Frank. The Board discussed the need to take an additional impairment charge on the Company’s rail business assets due to continued deterioration of the railcar business and underlying value of the railcar assets.
Between September 23, 2019 and September 26, 2019, members of the Board other than Mr. Garcia (the “Non-Executive Directors”) held several meetings, certain of which were attended by representatives of Centerview, Perkins Coie and Potter Anderson. Mr. Garcia was excluded from these meetings due to the conflicts of interest raised by the MBO Activities. During such meetings, among other things, the Non-Employee Directors discussed the advantages and disadvantages of public announcement of the retention of Centerview as a strategic advisor, and/or the exploration of strategic alternatives, as well as the aforementioned communications from activist stockholders.
On September 28, 2019, Mr. Garcia sent an email to Mr. Yasuno, inviting Mr. Yasuno and Mr. Oka to dinner after their scheduled meeting on October 9, 2019, which was accepted by Mr. Yasuno on September 29, 2019.
On September 30, 2019, the Non-Executive Directors met with Mr. Garcia to discuss the MBO Activities.
On October 9, 2019, the Non-Executive Directors held a telephonic meeting, which was also attended by a representative of Perkins Coie. At this meeting, the Non-Executive Directors decided that it was in the best interest of the Company and its stockholders to form a special committee of the Board to insulate the strategic alternatives process from any participation by Mr. Garcia. All members of the Board (other than Mr. Garcia) were appointed to the special committee (the “Special Committee”).
Subsequently, on October 9, 2019, Mr. Garcia and Mr. Page met and subsequently had dinner with Mr. Yasuno and Mr. Oka of Parent, at which meeting Mr. Yasuno and Mr. Oka expressed interest in a potential acquisition of the Company.
Later, on October 10, 2019, Mr. Garcia emailed Mr. Remington that he and Mr. Page had a meeting, followed by dinner, with Mr. Yasuno and Mr. Oka. Mr. Garcia noted that this would be a normal visit to catch up, since Mr. Yasuno and Mr. Oka were going to be in San Francisco, California in connection with visiting a San Francisco-based aircraft lessor that Parent owned. Mr. Garcia said that Mr. Yasuno and Mr. Oka expressed interest in the Company’s rail business and mentioned that Parent might be interested in combining the Company and Beacon. Mr. Garcia also reported that he thanked Mr. Yasuno and Mr. Oka for their interest and duly noted their comment.
On October 11, 2019, Mr. Garcia advised Mr. Remington via email that he had received a call from another potential strategic buyer (“Party B”).
On October 14, 2019, the Non-Executive Directors met with Mr. Garcia to deliver a written “walling off” protocol to separate Mr. Garcia from all matters relating to the strategic alternatives process due to the MBO Activities.
Also, on October 29, 2019, the Company issued a press release reporting its financial results for the third quarter of 2019. The Company’s common stock closed trading at $24.22 per share on the NYSE.
On October 30, 2019, Mr. Remington and John Williford, a member of the Board, met with two representatives of Party B at Perkins Coie’s offices in San Francisco, California. At the meeting, Party B submitted a non-binding indication of interest to purchase the Company, other than the Company’s rail assets, at a price of $26 to $30 per share. The non-binding indication of interest was also sent via email just before the meeting to Mr. Garcia, Mr. Remington and Mr. Williford. At the close of business on October 30, 2019, the Company’s common stock closed trading at $23.77 per share on the NYSE.
On November 1, 2019, Mr. Oka emailed Mr. Garcia and said that he and Mr. Yasuno planned to visit San Francisco, California on November 21, 2019 and would like to arrange another in-person meeting to discuss a potential acquisition of the Company, including the rail business. Mr. Garcia responded and accepted the invitation and noted that Mr. Page would also attend the meeting.
On November 3, 2019, Mr. Garcia sent an email to Mr. Remington advising him of the planned meeting with the representatives of Parent on November 21, 2019 and invited Mr. Remington and other members of the Board to participate in the meeting. It was subsequently decided that Mr. Remington and Mr. Williford would meet representatives of Parent on November 21, 2019 to discuss Parent’s interest in acquiring the Company without Mr. Garcia and Mr. Page, and that Mr. Garcia and Mr. Page would meet with representatives of Parent to discuss a sale of the rail business in a separate meeting.
Between November 5, 2019 and February 26, 2020, the Company negotiated and entered into non-disclosure agreements with potential bidders, including Party A, Party B, Party C (as defined below), Party D (as defined below) and Parent.
On November 13, 2019, Mr. Remington and Mr. Ogawa met with Party A’s chief executive officer and a member of Party A’s board of directors at Perkins Coie’s San Francisco, California offices. At the meeting, Party A made a non-binding offer to purchase the Company in the form of 50% cash and 50% Party A stock, with an aggregate value of 80% of the value of one share of Party A common stock for each share of the Company’s common stock. The aggregate offer represented an approximate value of $27.50 per share of the Company’s common stock. The Company’s common stock closed trading at $23.53 per share on the NYSE.
On November 14, 2019, the Special Committee held a meeting, which was also attended by Company management, other than Mr. Garcia, and representatives of Centerview and Perkins Coie. Centerview presented an analysis of the Company’s strategic alternatives, including a possible sale of the Company. The Special Committee discussed these alternatives, including the aforementioned non-binding offers received from each of Party A and Party B. The Special Committee concluded that both non-binding offers were inadequate. The Company’s common stock closed trading at $23.19 per share on the NYSE on November 14, 2019. The meeting of the Special Committee was adjourned until the next day.
On November 15, 2019, the Special Committee continued the meeting that began November 14, 2019, and Centerview presented alternative ways for the Company to proceed with respect to the strategic alternatives process, including expanding outreach beyond the parties that had made incoming inquiries. The Special Committee discussed, among other things, whether it should instruct Centerview to widen its search and the potential responses to the non-binding offers from each of Party A and Party B. The Special Committee requested that Centerview prepare and provide to Mr. Remington, based on Centerview’s familiarity with the industry, a list of potential buyers with the capacity to engage in a purchase of the Company to supplement the inbound interest. The Company’s common stock closed trading at $23.28 per share on the NYSE.
On November 17, 2019, the Board adopted a resolution via unanimous written consent that, in light of the formation of the Special Committee and its role in overseeing the Company’s review of strategic alternatives, Centerview would report to, and only take instructions from, the Special Committee (as opposed to the Board, which included Mr. Garcia).
On November 21, 2019, Mr. Remington and Mr. Williford met Mr. Yasuno and Mr. Oka of Parent at Perkins Coie’s offices in San Francisco, California. At the meeting, Mr. Yasuno and Mr. Oka advised Mr. Remington and Mr. Williford that Parent was interested in making an offer to purchase the Company, excluding rail, but that it would take one to two additional months before an offer could be presented to the Board.
On November 26, 2019, the Special Committee held a telephonic meeting, which was also attended by representatives of Centerview and Perkins Coie. The purpose of the meeting was to discuss, among other things: (i) the Company’s response to Party A’s offer; (ii) Party B’s bid and potential willingness to change its earlier-stated position and to include the Company’s rail business in Party B’s offer; (iii) the meetings with Mr. Yasuno and Mr. Oka of Parent; (iv) other matters related to a strategic alternatives process, including entering into non-disclosure agreements, and the possible sale of the logistics business assets. In addition, Centerview presented its valuation metrics and the Special Committee discussed the valuation analysis.
On December 4, 2019, Mr. Remington and Mr. Ogawa had a telephonic meeting with Party A’s chief executive officer and a member of Party A’s board of directors, during which Mr. Remington and Mr. Ogawa rejected Party A’s initial bid because the Board felt it substantially and materially undervalued the Company given that the proposed implicit value was less than the Company’s book value, less than the reasonably computed long-term economic value and the fact that at the time the Company’s common stock was trading substantially below book value. Mr. Remington and Mr. Ogawa also advised Party A that the Company had received multiple other unsolicited inbound offers. The Company’s common stock closed trading at $24.05 per share on the NYSE.
On December 9, 2019, the Special Committee held a telephonic meeting, which was also attended by a representative of Perkins Coie. At the meeting, the Special Committee discussed whether it was appropriate and in the best interest of the Company’s stockholders to publicly announce that the Company had engaged Centerview as its financial advisor in connection with a strategic alternatives process.
On December 11, 2019, the Special Committee held a meeting at the Company’s San Francisco, California office, which was also attended by representatives from Centerview and Joele Frank. At the meeting, the Special Committee decided to make a public announcement of the engagement of Centerview as the Company’s financial advisor in order to explore strategic alternatives to maximize stockholder value.
On December 16, 2019, the Company issued a press release announcing that the Company had engaged Centerview as its financial advisor in order to explore strategic alternatives to maximize stockholder value. The Company’s common stock closed trading at $28.95 per share on the NYSE.
On December 17, 2019, the Special Committee held a telephonic meeting, which was also attended by a representative of Perkins Coie, at which the Special Committee decided to discontinue efforts to sell the rail and logistics divisions outside of the main strategic alternatives process.
On December 18, 2019, representatives of Centerview had an introductory call with representatives of a potential financial sponsor buyer (“Party C”) following recent unsolicited inbound interest by Party C.
On December 19, 2019, Mr. Ogawa met with representatives of Party B in Tokyo, Japan. At the meeting, representatives of Party B indicated, among other things, that they were interested in making an all-cash offer, would like to acquire the Company as a platform and keep management in place and had engaged a financial advisor. However, the representatives of Party B did not make an offer and no potential purchase price was mentioned.
On December 20, 2019, Mr. Ogawa met with representatives of Parent in Tokyo, Japan. At the meeting, representatives of Parent indicated, among other things, that they were interested in making an all-cash offer, that they believed the Company would be a great fit as part of Parent’s overall business and that they had engaged a financial advisor.
On December 27, 2019, Mr. Yasuno emailed Mr. Remington to advise him that Parent would be unable to meet the timeline for presenting an offer to the Company that it had earlier communicated and requested a meeting with Mr. Remington in San Francisco, California in early January 2020, which was subsequently scheduled for January 10, 2020. Mr. Yasuno did not explain the reason for the delay.
On December 28, 2019, Mr. Remington sent an update regarding the strategic alternatives process to the Special Committee in which he noted that as of such date the Company had 11 active inbound parties, including Party A, Party B, Party C and Parent, and that the Company was in the process of negotiating non-disclosure agreements with eight of those 11 parties. Mr. Remington noted that two investment banks were also inbound parties acting as financial intermediaries, with undisclosed clients. Mr. Remington also noted for the Special Committee that there were 21 additional potential parties to be contacted by Centerview.
On January 6, 2020, the Special Committee held a meeting at Perkins Coie’s offices in Palo Alto, California, which was also attended by representatives of Centerview and Perkins Coie. During the meeting, Centerview provided an update on the strategic alternatives process. The Special Committee also discussed whether to continue the process with inbound parties or to expand to a broader sale process.

On January 10, 2020, Mr. Remington, Mr. Williford, Mr. Ogawa, and representatives of Centerview met with Mr. Yasuno and Mr. Oka and representatives of Parent’s financial advisor at Perkins Coie’s San Francisco, California offices. In the meeting, Mr. Yasuno explained that at that time Parent could not participate in a strategic process, but could not go into more detail or disclose for how long Parent would be restricted from participating in such a process. However, Mr. Yasuno communicated to Mr. Remington, Mr. Williford and Mr. Ogawa that Parent remained highly interested in purchasing the Company.
On January 13, 2020, at the direction of the Special Committee, Centerview began reaching out to potential buyers of the Company and, in connection therewith, Centerview also distributed process letters to such buyers inviting them to submit non-binding proposals for a potential acquisition of the Company. Centerview communicated to potential buyers that non-binding indications of interest would be due on February 12, 2020.
From January 14, 2020 through March 10, 2020, Centerview held discussions with 39 Special Committee-approved parties about their respective interest in pursuing a potential transaction with the Company. Most of these parties communicated a lack of interest or ability to participate in a potential transaction for reasons such as the pandemic-depressed market. Of the parties contacted, 19 indicated an interest in receiving additional information on the Company’s operations as a basis for evaluation and subject to executing confidentiality agreements, were provided such information related to the Company through meetings with representatives of Company or the Company’s virtual data room, as well as draft merger agreements. Thereafter, following the negotiation and execution of non-disclosure agreements with 20 parties, 17 parties participated in discussions with the Company’s management as well as certain members of the Special Committee to further evaluate a potential transaction and 4 parties submitted preliminary indications of interest.
On January 15, 2020, Mr. Yasuno emailed Mr. Remington to, among other things, recommunicate Parent’s interest in making an offer for the Company, but noted that Parent would still be unable to do so on the requested timeline. Mr. Yasuno indicated that he would consult with Parent’s advisors and discuss internally about the idea of sharing information only between legal advisors at this point and whether Parent could engage in a due diligence process based on the executed non-disclosure agreement in order to request non-public information, so that Parent could be prepared to move ahead quickly with a compelling offer when the time came.
From January 24, 2020 through March 2, 2020, Mr. Garcia and Mr. Page as well as certain members of the Special Committee participated in management meetings with representatives of the 17 interested parties, including representatives of Party A, Party B, Party C, a potential financial sponsor buyer (“Party D”) and Parent.
On February 10, 2020, Mr. Yasuno replied to a February 8, 2020 email from Mr. Remington asking if there had been a change in status and stated that Parent had received the process letter from Centerview and Parent would still be unable to submit a proposal on the requested timeline, but that Parent remained enthusiastic about the potential transaction and hoped to be able to submit a proposal once its previously noted, but not described, issue was resolved. Mr. Yasuno also requested to stay in touch with Mr. Remington and to hold a meeting in mid-March 2020 to discuss a potential offer should the opportunity still exist.
On February 12, 2020, Parent delivered a letter in response to the process letter in which it stated that it remained interested, but that it could not engage until the summer of 2020.
In February 2020, the COVID-19 pandemic began its impact on global markets and commerce, including the Company’s operations. The spread of COVID-19 throughout the world and the strong actions taken by many countries to reduce exposures led to a sharp decrease in global economic activity during the beginning of the second quarter of 2020, which, at the time, the Company expected to continue during 2020. While the COVID-19 pandemic and the related global economic effects had not materially impacted the Company’s business, operations, or financial results to date, the Company expected at the time that, among other things, the global economic impact would result in a decline in overall incremental demand for the Company’s services over the remainder of the year and would elevate the risk of delayed payment or default by the Company’s customers. Along those lines, the Company modeled a number of downside stress scenarios and their impact on liquidity. Furthermore, worldwide financial markets experienced periods of extraordinary disruption and volatility, which was exacerbated by the COVID-19 pandemic and ultimately impacted the number of active bidders. At such time, the Company publicly disclosed that the extent to which the COVID-19 outbreak would impact the Company’s business and operations would depend on future developments that were highly uncertain and could not be predicted.

From March 2020 through mid-June 2020, the Special Committee and the Board each met numerous times to discuss, among other things, the Company’s financial position due to the COVID-19 pandemic, whether the strategic alternatives process should be paused due to COVID-19, extending the bid period and the consequences of making a potential executive leadership change at this stage of the strategic alternatives process.
On March 1, 2020, Mr. Yasuno emailed representatives of Centerview to follow up on the letter Parent submitted on February 12, 2020 in response to the process letter in order to reaffirm that Parent continued to be enthusiastic about a potential transaction and that Parent would contact Centerview again in mid-March 2020.
On March 5, 2020, Mr. Remington and Mr. Ogawa had a telephonic meeting with representatives of Party B, who stated that it was withdrawing from the process due to the time it was taking Party B to integrate a previous acquisition. The withdrawal was confirmed in a letter from Party B, dated March 10, 2020.
Also, on March 5, 2020, the Company issued a press release reporting its financial results for the fourth quarter and full year of 2019. The Company’s common stock closed trading at $22.76 per share on the NYSE.
On March 12, 2020, the Special Committee held a telephonic meeting, which was also attended by a representative of Perkins Coie. Mr. Remington provided an update on the strategic alternatives process, including updated bids. At this time, he summarized the non-binding offers as (i) Party A: 0.80 shares of Party A stock for each share of the Company’s common stock, which was equivalent to a price of approximately $21.86 per share of the Company’s common stock; (ii) Party C: $24 to $27 per share, in cash; (iii) another potential financial sponsor buyer: $23 to $26 per share, in cash; (iv) another potential financial sponsor buyer: $23.25 per share, in cash, for just the Company’s container business, but not the logistics or rail business; (v) a potential strategic buyer declined to make an offer given market conditions and economic uncertainty associated with the COVID-19 pandemic; and (vi) Party D declined to make an offer at this time based on their view of market conditions and uncertainty over global pandemic driven economic growth, but indicated potential interest when the market stabilized in the future and acknowledged a potential value of the Company in the $30 per share range. In addition, the Special Committee discussed the Company’s valuation and the effect of the COVID-19 pandemic on global markets, including on the market price per share of the Company’s common stock. The Company’s common stock closed trading at $15.24 per share on the NYSE.
On March 16, 2020, the Special Committee and a representative of Perkins Coie held a telephonic meeting. The initial portion of the meeting also included a briefing from Mr. Garcia and Mr. Page, who had been invited to brief the Special Committee on the impact that the COVID-19 pandemic was having on the Company. After their presentation, Mr. Garcia and Mr. Page left the meeting and the Special Committee discussed Centerview’s analysis of the bids and whether to continue the exploration of strategic alternatives process or to halt the process due to the onset of the COVID-19 pandemic.
On March 18, 2020, the Special Committee held a meeting by teleconference, which was also attended by a representative of Perkins Coie, to discuss, among other things, the outstanding bids and the Company’s liquidity overall, including the financial impacts and process in connection with the COVID-19 pandemic.
On March 25, 2020, Mr. Remington had a telephonic meeting with representatives of Parent, which was also attended by representatives of Centerview, during which the representatives of Parent reiterated Parent’s interest in a potential transaction, but that Parent could not engage before the summer due to what Parent later disclosed in September 2020 regarding its own business integration.
On March 26, 2020, Mr. Remington and Mr. Ogawa had a telephone call with the chief executive officer and the lead independent director of Party A to discuss Party A’s continued interest in acquiring the Company. Party A’s chief executive officer cited the strategic benefits that Party A saw in combing the two companies, and then discussed Party A’s concerns with both the Company’s rail and logistics business, to which he attributed only a small positive value. The representatives of Party A then noted that Party A was considering changing its offer from a combination of cash and stock to only stock due to the then-current market volatility.
Also, on March 26, 2020, the Special Committee held a telephonic meeting, which was also attended by a representative of Perkins Coie, to discuss, among other things, the impact of COVID-19 on the Company’s business and discussions with the Company’s lenders related thereto, concerns the Special Committee had with the current leadership structure of the Company and the possible effects of changing leadership in the middle of the strategic alternatives process. With respect to the impact of COVID-19 on the Company’s business and discussions with the Company’s lenders related thereto, Mr. Page described his discussions with the Company’s lenders, who reaffirmed their support of the Company and the shipping industry in general, who also noted that the shipping industry (which includes container leasing companies) was very important to the world economy. With respect to a potential leadership change, the Special Committee concluded that any change to leadership should occur only after the strategic alternatives process was terminated. In addition, the Special Committee discussed whether to continue the strategic alternatives process and the potential for stockholder activist actions if the strategic alternatives process was terminated given the uncertainty created by the onset of the COVID-19 pandemic. Mr. Remington also described Centerview’s recommendation to continue the process with parties that had the wherewithal to consummate a potential transaction in light of the then-current macroeconomic backdrop given the uncertainty of COVID-19’s potential impact on the Company’s financial performance and liquidity. After discussion, the Special Committee decided to continue the strategic alternatives process. The Special Committee further discussed the various bids received to date and the Special Committee discussed how it could most effectively negotiate with third-party bidders.
On March 30, 2020, Mr. Remington and Mr. Ogawa had a telephonic meeting with representatives of Party D, representatives of Party D’s financial advisor and representatives of Centerview to discuss the market volatility being driven by COVID-19. The representatives of Party D presented their thinking about the then-current market conditions, along with what they saw as a continued deterioration in multiple indicators, including that one-third of the world was in quarantine, and speculated that container demand would be a lagging indicator. The representatives of Party D also noted that they were concerned that container shipping lines would also come under stress and pass on that stress to container leasing companies.
During April 2020 and May 2020, representatives of Party A, Party C and Party D conducted due diligence on the Company and the Company conducted reverse due diligence on Party A.
On April 14, 2020, representatives of Centerview provided the Special Committee with a relationship disclosure memorandum.
On May 5, 2020, the Company issued a press release reporting its financial results for the first quarter of 2020. The Company’s common stock closed trading at $15.48 per share on the NYSE.
On May 20, 2020, the Board held a meeting via videoconference, which was also attended by Mr. Page and a representative of Perkins Coie. The initial portion of the Board meeting pertained to operational issues, including approval of new pricing guidelines for leases. After the operational discussion, Mr. Garcia left the meeting. Mr. Remington then provided the remaining Board members (i.e., the members of the Special Committee) and Mr. Page with an update regarding the strategic alternatives process. Mr. Remington informed the remaining members of the Board that Party D had decided not to move forward with an offer because of a number of factors, including: (i) concern about a weak market for container leasing in 2020; (ii) concern about a “change of control” default under certain of the Company’s then-outstanding financing documents; and (iii) a belief that the Board would require a price that approximated book value, and that book value was too great a premium over the then-current market price. Mr. Remington then told the remaining Board members that he had advised Centerview that it should contact Party A and advise Party A that it would need to increase its preliminary offer if it expected to have its impending offer accepted by the Board.
On June 1, 2020, the Special Committee held a telephonic meeting, which was also attended by representatives of Party C, and representatives of Centerview and Perkins Coie, during which representatives from Party C presented on the background of the potential offer they would be submitting to the Special Committee. The Company’s common stock closed trading at $18.58 per share on the NYSE.
On June 2, 2020, Party C submitted a non-binding offer to purchase the Company at $24 per share, in cash. The Company’s common stock closed trading at $19.44 per share on the NYSE. Party C had communicated that its proposal included negative value being ascribed to both rail and logistics. Therefore, Party C was asked to provide a container only proposal. Subsequently, representatives of Centerview held calls with representatives of Party C. During these conversations, Party C verbally revised its non-binding offer to $27 per share, in cash, excluding the rail and logistics businesses.
On June 2, 2020, the Special Committee held a telephonic meeting, which was also attended by representatives of the Company’s management and representatives of Centerview and Perkins Coie, during which the Special Committee discussed Party C’s revised offer and the impact of disposing of the rail and logistics businesses separately on overall bid prices for the Company.

On June 5, 2020, Party A submitted a revised written offer to purchase the Company via a stock for stock acquisition with an exchange ratio of 0.76 of Party A’s shares for each share of the Company’s common stock consisting of 10% cash and 90% stock and no stock buyback, which was equivalent to a price of approximately $24.53 per share of the Company’s common stock. Party A indicated that the decrease to the valuation was a result of the significant tax restructuring costs and a lower valuation of the rail and logistics businesses. The Company’s common stock closed trading at $21.87 per share on the NYSE. Following the submission of Party A’s revised written offer, representatives of Centerview held calls with representatives of Party A. During these conversations, it was verbally communicated that Party A would increase its bid to an exchange ratio of 0.80, with 10% cash and 90% stock and no stock buyback to make its proposal more competitive, subject to the completion of due diligence and further analysis of certain issues.
On June 6, 2020, the Special Committee held a telephonic meeting, which was also attended by a representative of Perkins Coie. The Special Committee discussed Party A’s comments to the auction merger agreement and Party A’s offer that was submitted on June 5, 2020, and other issues in connection with the strategic alternatives process, including the continued impact of the COVID-19 pandemic on the strategic alternatives process.
On June 7, 2020, Party A submitted a revised written offer to purchase the Company at an exchange ratio of 0.80 with 10% cash and 90% stock and no buy back, which was equivalent to a price of approximately $25.82 per share of the Company’s common stock. Party A also clarified how it was valuing the rail and logistics businesses. Party A indicated that it was valuing the two businesses at approximately a $25 million discount (i) to current book value, with respect to the rail business, and (ii) based on total book value (less any related shutdown or sale costs, and not including any goodwill and intangible assets related to logistics acquisitions), with respect to the logistics business. On June 5, 2020, the last business day prior to June 7, 2020, the Company’s common stock closed trading at $21.87 per share on the NYSE.
On June 8, 2020, the Special Committee held a telephonic meeting, which was also attended by representatives of Centerview and Perkins Coie, during which the Special Committee discussed Party A’s updated offer. In addition, the Special Committee discussed the other bids independently and in relation to Party A’s offer.
On June 10, 2020, Party C revised its bid in writing in the form of a price bridge, dependent on the amount of losses it would incur in disposing of the rail and logistics businesses, with a range of $24.50 per share to $28.00 per share, in cash, or $27.20 per share, in cash, if the transaction involved the sale of rail business and the shutdown of the logistics business. The Company’s common stock closed trading at $16.38 per share on the NYSE.
Also, on June 10, 2020, representatives of Centerview had a telephone call with Party A’s financial advisor, who verbally provided a further updated final bid, wherein the exchange ratio had been increased to 0.85. The updated bid was the same as the previous bid in all other respects.
On June 11, 2020, the Special Committee held a telephonic meeting, which was also attended by representatives of Company management and representatives of Potter Anderson and Perkins Coie, during which the Special Committee discussed, among other things, the revised bids from Party A and Party C. Potter Anderson provided the Special Committee a review of the Special Committee’s fiduciary duties in reviewing the bids and reaching a decision. The Special Committee also discussed whether long-term value was being reduced by the depressed nature of the near-term valuation. Ultimately, the Special Committee decided to reject both bids and to terminate the strategic alternatives process because the Special Committee deemed the bids inadequate from a financial point of view. The Special Committee believed it was unrealistic to think that any bidder would offer fair value in a pandemic-depressed market, especially considering two of the bidders cited the pandemic-depressed market as their reason for not bidding.
On June 12, 2020, the Board held a telephonic meeting, which was also attended by representatives of Company management (excluding Mr. Garcia) and a representative of Perkins Coie. The Board ratified the Special Committee’s decision to reject bids and to terminate both the strategic alternatives process and Centerview’s engagement. In addition, the Board decided to terminate Mr. Garcia and nominated Mr. Page as the Company’s interim President and Chief Executive Officer, and also appointed Mr. Page to serve as a member of the Board, which appointment became effective on June 14, 2020. The Company’s common stock closed trading at $19.37 per share on the NYSE.
On June 15, 2020, the Company issued a press release announcing the termination of the strategic alternatives review process, initiation of regular cash dividends on its common stock at the rate of $0.25 per share per quarter and the change in leadership, whereby Mr. Page, the Company’s then Chief Financial Officer, was appointed

Executive Vice President and Interim President and Chief Executive Officer to succeed Mr. Garcia, and Mr. Page’s appointment to the Board. The Company noted in the press release that, as a result of the strategic alternatives process, the Company and the Board believed that the Company could best maximize stockholder value by focusing on its profitable core container business and that current market conditions were not conducive to a transaction beneficial to stockholders. The press release also noted that the Company and the Board were committed to exiting the rail and logistics businesses. The Company’s common stock closed trading at $18.34 per share on the NYSE.
Prior to the termination of the strategic alternatives process, interest was solicited from 39 potential bidders, which included 31 financial sponsors and 8 strategic buyers. Of these, there were management meetings with 17 interested parties, with about half of each type of group receiving a management presentation. In addition, there were four indications of interest received as first round bids. However, two potential bidders withdrew their indications of interest and cited their view of COVID-19-driven unstable market conditions.
On June 16, 2020, Mr. Yasuno emailed Mr. Remington and Mr. Ogawa, in which he stated that Parent would like to keep an open channel of communication with the Company with respect to a potential acquisition of the Company in the future.
Between July 1, 2020 and October 7, 2020, Mr. Page, Mr. Remington, Mr. Ogawa had various telephonic meetings with representatives of Parent, including Mr. Yasuno and Mr. Oka, to discuss, among other things, the Board’s willingness to listen to incoming inquiries, the lessons the Company learned from the strategic process that had just been completed, preferred timing for any potential offer to purchase the Company such that the Board could attempt to ensure that stockholders of the Company would receive maximum value. With respect to the timing for any potential offer, Mr. Remington suggested during such calls that a more beneficial time for the Company to entertain an offer, and for Parent to be presenting one, would be towards the end of 2021 after the Company had disposed of rail, had continued to demonstrate good financial performance, and when the market for transportation stocks would in theory no longer be depressed.
On August 6, 2020, the Company issued a press release reporting its financial results for the second quarter of 2020 and that the Board had declared the Company’s first quarterly cash dividend of $0.25 per common share. The Company’s common stock closed trading at $18.40 per share on the NYSE.
On August 14, 2020, the Company completed the sale of substantially all of the assets of its logistics business to NFI, a North American logistics provider, for cash proceeds of $6.2 million. The Company’s common stock closed trading at $21.96 per share on the NYSE.
On August 17, 2020, the Company issued a press release announcing the sale of the logistics business. The Company’s common stock closed trading at $21.96 per share on the NYSE.
On August 20, 2020, the Board held a telephonic meeting, which was also attended by a representative of Company management and a representative of Perkins Coie, during which the Board discussed the recent discussions with stockholders and Parent.
On September 3, 2020, the Board held a telephonic meeting, which was also attended by representatives of Company management and Perkins Coie, during which Mr. Remington provided an update on Parent’s indication of interest.
On September 21, 2020, the Board held a telephonic meeting, which was also attended by representatives of Company management and Perkins Coie, during which the Board discussed, among other things, Parent’s continued indication of interest.
On September 28, 2020, Mr. Yasuno emailed Mr. Remington to, among other things, reiterate that Parent was still enthusiastic about acquiring the Company and to schedule a time to discuss further in several weeks. Mr. Yasuno added that Parent had just announced the conclusion of agreement on business integration with Hitachi Capital Corporation that was planned to become effective on April 1, 2021.
On October 29, 2020, the Company issued a press release reporting its financial results for the third quarter of 2020 and that the Board had declared a cash dividend of $0.25 per common share. The Company’s common stock closed trading at $26.74 per share on the NYSE.

On November 30, 2020, the Company issued a press release announcing the agreement to sell its remaining railcar fleet to affiliates of Infinity Transportation for cash proceeds of $228.1 million. The Company’s common stock closed trading at $31.65 per share on the NYSE.
Also, on November 30, 2020, representatives of Centerview received an unsolicited email from Party B’s financial advisor, inquiring as to whether the Company would be interested in resuming the strategic alternatives process in light of the announcement of the sale of the rail business.
On December 1, 2020, Mr. Remington and Mr. Page had a call with representatives of Centerview and Perkins Coie to discuss Party B’s renewed interest.
On December 3, 2020, Centerview received an unsolicited call from Party A’s financial advisor, during which Party A’s financial advisor communicated, among other things, that Party A had continued interest in a combination of Party A and the Company.
On December 4, 2020, Mr. Remington and Mr. Page had a call with representatives of Centerview and Perkins Coie to discuss Party A’s renewed interest and to reply that the Board was committed to fulfilling its fiduciary duties and would entertain any offers.
On December 8, 2020, Mr. Remington had a videoconference with the chairman of the board of directors of a potential strategic buyer (“Party E”), who expressed an interest in purchasing the Company.
On December 9, 2020, Mr. Page, Mr. Remington and Mr. Ogawa had a telephone call with Mr. Yasuno, Mr. Oka and another representative of Parent at Parent’s suggestion. During the call, the representatives of Parent congratulated Mr. Page, Mr. Remington and Mr. Ogawa on the sale of the rail business, but mentioned that Parent was still not in a position to engage in discussions regarding a potential transaction until March or April 2021.
On December 10, 2020, the Board held a meeting via videoconference, which was also attended by representatives of Company management and Perkins Coie, during which the Board discussed, among other things, the recent unsolicited strategic inquiries that it had received from Party A and Party E. The Board decided to explore the inquiries, but to refrain from discussions until after February 2021, when the Company’s fourth quarter of 2020 and full year 2020 earnings had been released, in part because the Board expected the results to be favorable to the Company. The Board believe that during that time it could coordinate with Centerview regarding populating a data room with due diligence materials. The Board also believed that delaying its response to Party A and Party E might also benefit stockholders by giving Parent an opportunity to participate in the process.
On December 11, 2020, Mr. Remington, Mr. Ogawa, Mr. Page, and representatives of Centerview and Perkins Coie held a videoconference to obtain Centerview’s advice regarding the questions raised in the Board meeting the prior day pertaining to how to best respond to incoming strategic inquiries. The parties discussed the feasibility of a short and targeted strategic alternatives process as well as the optimal timing to initiate the process.
On December 15, 2020, Mr. Remington and Mr. Page had a videoconference with the chair of the board of directors of Party E in response to Party E’s inbound indication of interest. The representatives of the Company communicated that while the Company appreciated Party E’s inquiry as to whether the Company was receptive to Party E’s offer, at the current time the Company preferred to respond definitively after the Company reported earnings in February 2021. A similar message was conveyed by a representative of Centerview to Party A’s financial advisor.
On December 29, 2020, the Company completed the sale its remaining railcar fleet to affiliates of Infinity Transportation for cash proceeds of $228.1 million and issued a press release announcing the same. The Company’s common stock closed trading at $31.18 per share on the NYSE.
On February 14, 2021, Mr. Yasuno emailed Mr. Remington to inform him that Parent had been conducting preparatory work to enable Parent to start official discussions with the Company regarding the acquisition of the Company as soon as it became possible, which would be no sooner than after the completion of the aforementioned business integration.
On February 16, 2021, the Company issued a press release reporting its financial results for the fourth quarter and full year of 2020 and that the Board had declared a cash dividend of $0.30 per common share and approved an expansion of the Company’s share repurchase program. The Company’s common stock closed trading at $37.95 per share on the NYSE.

On February 17, 2021, the Board authorized a limited re-opening of the strategic alternatives process. In determining whether to re-engage in a strategic alternatives process, several Board members expressed a belief that the process should be efficient. They were concerned that a repeat of the long process from 2020 would damage the Company by both hurting employee morale and giving the Company the stigma of being “in play.” To mitigate the aforementioned potential risks, the Board designed a one-month process, whereby bidders would be required to engage in an intense discovery period, provide detailed comments on the Merger Agreement and make a “last and final” bid. The Board also authorized the re-engagement of Centerview, pursuant to an engagement letter that was subsequently executed on March 1, 2021. In addition, the Board approved a response to each of Party A, Party E and Parent, and also an outreach to five additional potentially interested parties recommended by Centerview and agreed to by the Board. Accordingly, the number of additional parties contacted was limited to those who would be most likely to participate and had the ability to do so based on the strategic alternatives process completed in June 2020. Furthermore, given that the Company had just concluded a very fulsome process with public disclosure less than 12 months prior, the Board was of the view that it had sufficient information with which to make such a selection. The Company’s common stock closed trading at $41.47 per share on the NYSE.
On February 22, 2021, by an action of unanimous written consent of the Board, the Board determined that Centerview should be retained as the Company’s financial advisor with respect to the re-opening of the strategic alternatives process.
On February 24, 2021, the Board held an update call via videoconference, which was also attended by representatives of Centerview and Perkins Coie. The purpose of the call was for representatives of Centerview to brief the Board on incoming inquiries from prospective bidders, as well as Centerview’s thoughts on running a targeted process that would determine if the much improved economy and the Company’s self-help program, which generally consisted of selling the rail and logistics business, implementing a regular dividend and resuming stock buybacks, would lead to a better valuation from prospective bidders and more attractive bids that would be in the best interest of the Company’s stockholders to accept.
From February 25, 2021 through April 30, 2021, Centerview held discussions with the parties approved by the Board at the February 17, 2021 meeting. Most of the parties concluded that they were not interested in evaluating a potential transaction given the then current valuation of the public company lessors. During this time, representatives of the Company’s management held calls with representatives of Parent, Party A and Party E regarding due diligence matters, which were also attended by representatives of Perkins Coie and Centerview, and representatives of such parties’ respective financial and legal advisors. Party A, Party E, and Parent continued to express an interest in evaluating a potential transaction, ultimately providing indications of interest on April 30, 2021.
On March 1, 2021, pursuant to the resolutions adopted on February 17, 2021, the Company entered into a new engagement letter with Centerview, dated as of February 20, 2021, in order to re-engage Centerview as the Company’s financial advisor.
On March 2, 2021, Mr. Remington and Mr. Page had a videoconference with Party E’s chief executive officer to inform Party E that the Company had decided to initiate a new strategic alternatives process. A short discussion ensued about aspects of the process.
Also, on March 2, 2021, the Board held a meeting via videoconference, which was also attended by representatives of Centerview and representatives of Perkins Coie. Among other topics, representatives of Centerview advised the Board on: (i) a conversation between representatives of Centerview and Party A’s financial advisor, at which a representative of Party A’s financial advisor conveyed Party A’s continued strong interest in purchasing the Company; (ii) a summary of “pros and cons” in re-opening a discussion regarding a possible strategic transaction with Party A, which included, among other things, the synergies of the combined companies, possible leakage of information to a competitor. The representatives of Centerview also discussed the material terms that a process letter would contain, and the number of companies that would be solicited in a targeted outreach. The process letter would provide, among other things, that offers would be “best and final” and the auction merger agreement would contain an explicit “go shop” right, with a “break fee”, permitting solicitation of other bids after a merger agreement was executed. Thereafter, the members of the Board expressed substantial support on proceeding with a targeted process with a one-month period for bidders to respond.
On March 7, 2021, Mr. Remington, Mr. Ogawa and Mr. Page had a videoconference with Mr. Yasuno and Mr. Oka of Parent. Mr. Remington said that, given the long-expressed interest of Parent in acquiring the Company, along with Parent’s apparent inability to act currently on that interest as Parent had previously told the Company that

Parent could not actively engage in a process and conduct due diligence until April 1, 2021, as a matter of courtesy and in case Parent might be able to accelerate its ability to act on its interest, representatives of the Company wanted to inform Parent of the then-current unsolicited interest of third parties to purchase the Company. Mr. Remington further noted that (i) two unsolicited parties had expressed an interest in purchasing the Company, (ii) the Board had responded by initiating a new strategic process, and (iii) in order to have a sufficiently competitive process, the Company directed Centerview to reach out to a small group of previously interested parties to participate in the process. Mr. Remington then noted that the purpose of the call was to see if Parent was interested in participating in the process based on the following terms: one month of due diligence, starting with access to a data room and ending with bid; one bidding round, with a best and final bid; and a commencement of the process as soon as the following week and possibility as late as starting April 1, 2020. The representatives of Parent stated that they were not sure if they could meet the outlined timeframe and would get back to the Company about Parent’s ability to participate in the process.
On March 8, 2021, Mr. Remington, Mr. Page attended a videoconference with a representative of Centerview and a representative of Perkins Coie, during which the representative of Perkins Coie provided Mr. Remington and Mr. Page with an overview of the Board’s fiduciary duties in connection with a potential sale of the Company and representatives of Centerview presented their recommendations regarding the structure of a potential targeted strategic alternatives process.
On March 11, 2021, the Board held a meeting via videoconference, which was also attended by representatives of Centerview and Perkins Coie. The purpose of the meeting was to decide on whether to proceed with a targeted strategic alternatives process and to provide the full Board with access to the advice from the Company’s financial advisor and primary outside counsel that had been provided to Mr. Remington and Mr. Page during in the call held on March 8, 2021. A representative of Perkins Coie discussed the legal framework under which the Board should consider the potential process, including an overview of the prior strategic alternatives process in 2020 and another overview of its fiduciary duties in connection with a potential sale of the Company. Following Perkins Coie’s presentation, the representatives of Centerview and the Board discussed Centerview’s recommendations regarding the structure of a targeted strategic alternatives process and Centerview’s advice that, in light of the extensive strategic alternatives process in 2019 through 2020, a more targeted strategic process could be effectively run. The representatives of Centerview recommended contacting eight parties, including three potential strategic buyers, including Parent, and five potential financial sponsor buyers that appeared financially qualified and known to be interested in infrastructure investments (collectively, the “2021 Outreach Parties”). Furthermore, it was noted that the 2021 Outreach Parties were selected because of their industry knowledge, their prior expressed interest in the Company, and their perceived “ability to do a deal.” In addition, Board members expressed their support of an efficient process of roughly four to five weeks and believed that it was an opportune time from the perspective of stockholders to sell, and that it had taken all reasonable steps to select the bidders best positioned to complete a transaction in a timely manner and at a favorable price. Further, the Board decided to extend the timeframe for the targeted strategic alternatives process for all potentially interested parties until the end of April 2021. The Board concluded that, based on the in-depth review of the proposed design of the targeted strategic alternatives process that it had engaged in over time, including meetings with representatives of Centerview formally (in Board meetings) and informally (in Board updates) on February 12, 2021, February 24, 2021, March 2, 2021 and March 11, 2021 and the advice of representatives of Centerview, as well as the experience of Board members, that a targeted strategic alternatives process could be conducted with a limited number of potential bidders in a manner designed to be in the best interest of the Company’s stockholders. The Board then unanimously approved proceeding with a targeted strategic alternatives process, consistent with Centerview’s recommendations.
On March 12, 2021, Mr. Yasuno emailed Mr. Remington to let him know that Parent would be able to engage in the strategic alternatives process, as outlined by the Company, on April 1, 2021.
On March 14, 2021, Mr. Remington emailed Mr. Yasuno to inform him that the Board had decided to set April 30, 2021 as the bid date for Parent and other bidders to provide Parent with a draft of an amendment to the non-disclosure agreement that the parties had entered into on January 6, 2020, which included a standstill provision.
Between March 14, 2021 and March 22, 2021, representatives of Centerview distributed process letters to representatives of the 2021 Outreach Parties.
On March 15, 2021, Mr. Remington attended a videoconference with representatives of Centerview and representatives of Perkins Coie to discuss acceptable joint venture bidding partners for Party E.

On April 21, 2021, Mr. Remington attended a videoconference with the chairman of the board of directors of Party E, at his request, to discuss prospective aspects of Party E’s bid.
Also, on April 21, 2021, Mr. Remington had a call with Mr. Page, representatives of Centerview and representatives of Perkins Coie to report on the videoconference with the chairman of the board of directors of Party E.
On April 27, 2021, at the request of Parent, a conference call was held among representatives of Parent’s financial advisor, Davis Polk & Wardwell LLP, Parent’s outside U.S. counsel (“Davis Polk”), Centerview and Perkins Coie. During the call, Davis Polk and Parent’s financial advisor explained that, due to a Japanese tax issue, if Parent was to bid for the Company, the Migrating Subsidiaries, the Company’s primary offshore subsidiaries, would need to first “migrate” to the United States. The parties then discussed an analysis of how the proposed Migration would be effected.
Also, on April 27, 2021, the Board held a telephonic meeting, which was also attended by representatives of Perkins Coie. Among other things, the Board discussed the status of the targeted strategic alternatives process, including the timing for receipt of bids, and tentatively reserved time on the mornings of May 4, 2021 for a Board meeting to review and make preliminary decisions about bids, and a further Board meeting on May 6, 2021 to make final decisions, both meetings to be attended by the Company’s outside legal and financial advisors.
On April 28, 2021, Mr. Remington, Mr. Ogawa and Mr. Page had a video call with Mr. Yasuno and Mr. Oka, at the request of Mr. Yasuno and Mr. Oka. Mr. Yasuno and Mr. Oka wanted to know whether the Migration, as a condition of Parent’s bid, would be acceptable to the Company. The Company’s representatives said that the Company was open to the Migration, understood the rationale from a Japanese tax perspective, and preliminarily did not think the Migration would be problematic.
On April 29, 2021, the Company issued a press release reporting its financial results for the first quarter of 2021 and that the Board had declared a cash dividend of $0.30 per common share. The Company’s common stock closed trading at $43.54 per share on the NYSE.
On April 30, 2021, the Board (other than Mr. Remington), representatives of Perkins Coie and representatives of Centerview attended a reverse due diligence call with representatives of Party A.
Also, on April 30, 2021, following entry into non-disclosure agreements or amended non-disclosure agreements with the parties, as applicable, the Board received three proposals: (i) a bid from Party A for a stock for stock merger at an exchange ratio of 0.85 per share of the Company’s common stock, which was equivalent to a price of $42.64 per share of the Company’s common stock; (ii) a bid from Party E to acquire the Company for $48.55 per share, in cash; (iii) a bid from Parent to acquire the Company for $56.00 per share of common stock, in cash, as well as a mark-up of the draft Merger Agreement. The Company’s common stock closed trading at $42.55 per share on the NYSE.
On May 4, 2021, the Board held a telephonic meeting, which was also attended by representatives of Centerview and representatives of Perkins Coie, to further review and discuss the bids received on April 30, 2021, as well as review key issues related to Parent’s proposal, including a discussion led by representative of Perkins Coie regarding Parent’s mark-up of the auction merger agreement and the general terms of the agreement. At the meeting, the Board formed a new special committee (the “Second Special Committee”), comprised of Mr. Remington and Mr. Page, which was tasked with engaging in discussions and negotiations regarding a definitive agreement should the Board determine to move forward with one of the potential bidders, though authority to ultimately approve any transaction remained with the Board.
On May 7, 2021, the Board held a meeting via videoconference, which was also attended by representatives of Centerview and representatives of Perkins Coie, to further discuss the bids received on April 30, 2021 and whether to negotiate with bidders. At the meeting, the Board determined to move forward with Parent because of the per share offer price, the overall strength of the offer, the seriousness of the bid considering the amount of work that had been done to put together the proposal and mark up the draft Merger Agreement, and the overall likelihood of closing. The Board also discussed aspects of the Migration and the absence of a “go shop” provision, noting that the Company could still entertain unsolicited offers.

On May 10, 2021, the Second Special Committee met with representatives of Centerview and representatives of Perkins Coie via videoconference to discuss an issues list related to Parent’s mark-up of the draft Merger Agreement. Key issues discussed included the price, the “fiduciary out provisions,” the Migration, Parent’s right to terminate the Merger Agreement and the Termination Fee.
From May 10, 2021 to June 15, 2021 representatives of Centerview held numerous discussions with the financial advisor of Parent. Those discussions focused on the structural, and financial considerations pertaining to the Migration as well as the economics of a potential transaction. Representatives of Centerview communicated to the financial advisor of Parent that the offer price needed to improve from the original proposal of $56.00 per share, for the Board to have the ability to terminate the Merger Agreement in the event of a Superior Proposal and an unconditional obligation on the part of Parent to close the Merger subsequent to the completion of the Migration. In subsequent discussions it was communicated that Parent would not increase its proposal of $56.00 per share, but would accommodate the Company paying its normal course dividends through the end of 2021.
On May 12, 2021, representatives of Perkins Coie provided representatives of Davis Polk with a revised draft of the Merger Agreement.
On May 14, 2021, representatives of Centerview provided the Special Committee with an updated relationship disclosure memorandum.
On May 20, 2021, Mr. Page, Mr. Yasuno and Mr. Oka met via videoconference, during which the representatives of Parent explained it was very important to Parent to retain the Company’s management team post-Closing. As a result, the representatives of Parent indicated Parent was prepared to provide employment contracts and retention packages to Mr. Page and certain other individuals, the key terms of which were to be summarized in what became the Term Sheets.
Between May 20, 2021 and June 6, 2021, Mr. Page and certain other individuals, Parent and Davis Polk negotiated the Term Sheets.
On May 21, 2021, representatives of Davis Polk provided representatives of Perkins Coie with a further revised draft of the draft Merger Agreement.
On May 26, 2021, Mr. Remington, Mr. Ogawa and Mr. Page attended a videoconference with Mr. Yasuno, Mr. Oka and another representative of Parent to discuss, among other things, the status and progress of the negotiations with respect to the open items in the draft Merger Agreement, including, among other things, with respect to the payment of regular common stock dividends and the Migration.
On May 28, 2021, representatives of Perkins Coie met with representatives of Davis Polk via videoconference to negotiate open items in the Merger Agreement, including, but not limited to the “fiduciary out provisions,” including a “force the vote” provision (the removal of which the Board subsequently negotiated), the Migration, the amount of the Termination Fee and circumstances under which such fee would be payable, the request for a Parent Termination Fee and circumstances under which such fee would be payable, the conditions applicable to initiating the Migration and completing the Merger, and the payment of regular common stock dividends.
On May 31, 2021, Mr. Remington, Mr. Ogawa and Mr. Page attended a videoconference with Mr. Yasuno, Mr. Oka and other representatives of Parent, to discuss, among other things, the status and progress of the negotiations with respect to the open items in the draft Merger Agreement, including, among other things, with respect to the payment of regular common stock dividend, the “fiduciary out” provisions in the draft Merger Agreement, a request for the Parent Termination Fee and interim operating covenants.
On June 2, 2021, Parent delivered a “package” proposal to Centerview that addressed a number of issues that were still open between the parties. Parent proposed accepting a number of the Company’s positions, while maintaining its positions on a number of items. The “package” introduced the right to terminate the Merger Agreement in the event that the Closing had not occurred within a specified timeframe following initiation of the Migration.
Between June 6, 2021 and June 10, 2021, representatives of Perkins Coie and representatives of Davis Polk negotiated open provisions of the draft Merger Agreement and representatives of Parent and their legal advisors continued their due diligence review of the Company. Key issues that were negotiated included, among other things, the transaction risks associated with the Migration and, in particular, the risk associated with completing the Migration in a situation in which the Merger did not subsequently close, mutually acceptable “fiduciary out”

provisions, termination rights and the payment of a corresponding Company Termination Fee and Parent Termination Fee, as applicable, expense reimbursement, regulatory filings, management team employment contracts, operating and other covenants, transaction litigation rights, maintenance of the current debt structure, and required consents.
Also, on June 10, 2021, representatives of the Company, Centerview, Perkins Coie, Parent, Parent’s financial advisor and Davis Polk met via videoconference to discuss the signing of the transaction and announcement logistics, assuming that the parties could reach agreement on the remaining open items in the Merger Agreement.
On June 13, 2021, Mr. Page emailed executed copies of the Term Sheets to a representative of Parent.
On June 15, 2021, representatives of Davis Polk met with representatives of Perkins Coie via videoconference to negotiate open items in the Merger Agreement, including, but not limited to Company representations and warranties, interim operating covenants and the Migration covenants, and the disclosure schedules. Later that day, representatives of Davis Polk provided representatives of Perkins Coie with a revised draft of the draft Merger Agreement.
On June 16, 2021, representatives of Perkins Coie provided representatives of Davis Polk with a revised draft of the draft Merger Agreement. Representatives of Perkins Coie and representatives of Davis Polk corresponded several times via teleconference to finalize the remaining open items in the Merger Agreement, including, but not limited to the Company’s interim operating covenants.
On June 17, 2021, representatives of Davis Polk provided representatives of Perkins Coie with a proposed final draft of the Merger Agreement. Subsequently, the Board held a meeting via videoconference, which was also attended by representatives of Company management, representatives of Centerview and representatives of Perkins Coie. Representatives of Centerview reviewed with the Board Centerview’s financial analysis of the Common Merger Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Common Merger Consideration to be paid to the holders of shares of Company common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Perkins Coie then discussed the Board’s fiduciary duties and provided the Board with a summary of the key legal terms of the draft Merger Agreement and led a discussion thereof. Following additional discussion and deliberation, by a unanimous vote of the Board, the Board determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement, and recommended to the stockholders of the Company to vote to approve the Merger Agreement. For a detailed discussion of Centerview’s opinion, please see below under the caption “—Opinion of Centerview Partners LLC”. The Company’s common stock closed trading at $38.16 per share on the NYSE.
Later that day, the Company and Parent executed the Merger Agreement. Following the close of trading on the NYSE, each of the Company and Parent issued a press release announcing the proposed Merger.
Recommendation of the Board and Reasons for the Merger
Recommendation of the Board
The Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth in the Merger Agreement; (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption.
The Board unanimously recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Compensation Proposal.
Reasons for the Merger
In evaluating the Merger Agreement, the Merger and the transactions contemplated thereby, including the Merger, the Board consulted with management, and representatives of the Company’s financial advisor and legal advisors. In unanimously recommending that common stockholders vote in favor of the Merger Proposal, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):
•
the Board’s understanding of the Company’s business, assets, financial condition, liquidity position and results of operations, its competitive position and historical and prospective performance, and the nature of the industry in which the Company competes.

•	the fact that the all-cash Merger Consideration will provide certainty of value and liquidity to stockholders, while eliminating the effect of long-term business and execution risks to stockholders.
•
the relationship of the $56.00 per share Common Merger Consideration to the trading price of our common stock on the NYSE, including that the Common Merger Consideration constituted a significant premium of approximately (i) 47% over the closing share price of our common stock on the NYSE on June 17, 2021, the last trading day prior to the date the Merger Agreement was publicly announced, and (ii) 31% over the volume weighted average price of our common stock on the NYSE during the 60 trading days up to, and including, June 17, 2021.

•	the relationship of the $56.00 per share Common Merger Consideration to the discounted cash flow net present value of the Company.
•	the relationship of the $56.00 per share Common Merger Consideration to public comparable data of price to book value.
•	the current and historical market prices of our common stock, including the market performance of our common stock relative to those of other participants in our industry and the general market.
•	the evaluation of multiple strategic alternatives and the solicitation of bids from multiple strategic and financial sponsor parties, as discussed under “—Background of the Merger.”
•
the Board’s belief that, if any third parties were interested in exploring a transaction with the Company, such potential acquirers were contacted by Centerview or would have been motivated to approach the Company.

•
the advantages of entering into the Merger Agreement in comparison with the risks of remaining an independent public company, including, but not limited to, the risks and uncertainties with respect to:

○
achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the Company’s industry specifically, and risks related to the current stage of the economic cycle and macroeconomic challenges that could result in a market downturn in the coming months or years, in each case, especially in light of COVID-19;

○
competing with the Company’s competitors in a market with increasing container leasing industry consolidation and container shipping company consolidation as well as the risk that potential opportunities could diminish in the future as the Company’s competitors continue to pursue acquisitions;

○	competing for lessees in a market with likely further container shipping company consolidation;
○	the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive in the container leasing industry;
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achieving projected fiscal year 2021 performance and long-term financial projections as a standalone company is unlikely to result in value to the Company’s stockholders that would exceed, on a present-value basis, the value of the applicable Merger Consideration; and

○
the various additional risks and uncertainties that are set forth in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021, which is incorporated by reference herein, as updated by our subsequent filings with the SEC.

•	our ability to service, pay down or pay off our high debt levels while maintaining our operations and funding current and future capital expenditures.

•	its belief, based on discussions and negotiations with Parent, that $56.00 per share was the highest price Parent would be willing to pay.
•
the fact that the Company sought out and engaged other potential purchasers and the Board determined that there were no other potential purchasers that would be reasonably likely to engage in a transaction in the near term at a price per share equal to or greater than the price being offered by Parent and on other acceptable terms.

•	the extensive arm’s length negotiations with Parent.
•	the likelihood that the Merger will be consummated, based on, among other things:
○	the Board’s evaluation of the conditions to the Merger;
○
that the condition to closing related to the accuracy of the Company’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification, as described under “The Merger Agreement—Representations and Warranties;”

○	the absence of a financing condition;
○	Parent’s representation that it has and will have sufficient financial resources to pay the aggregate Merger Consideration and consummate the Merger;
○	the Board’s and management’s assessment, after discussion with representatives of Centerview, that Parent has the financial capability to complete the Merger;
○
that the Company will be permitted to continue to pay quarterly dividends on its Preferred Stock and on its common stock (not to exceed $0.30 per share of common stock per quarter), solely to the extent made on payment dates that correspond to record dates on June 28, 2021, September 27, 2021, and December 27, 2021, between signing and Closing under the Merger Agreement;

○	the relative likelihood of obtaining required regulatory approvals;
○
the relative likelihood of completing the Migration, including the obtainment of the Migration Contract Consents, within the required timeframe such that the Closing can take place prior to the End Date;

○	that the End Date under the Merger Agreement is expected to allow for sufficient time to complete the Merger, obtain required regulatory approvals and complete the Migration;
○	the Company’s ability to elect tax treatment that will be neutral to it in the event the Migration is completed, but the Merger is not completed; and
○
the remedies available under the Merger Agreement to the Company in the event of a breach by Parent, including, but not limited to, our ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement, as described under “The Merger Agreement—Specific Performance.”

•	the terms of the Merger Agreement and the related agreements, including, but not limited to:
○	the Company’s ability to consider and respond to, under certain circumstances specified in the Merger Agreement, an Alternative Proposal;
○
the Board’s right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal upon payment of the Termination Fee and the Merger Agreement Expenses, as described under “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events” and “The Merger Agreement—Termination Fees and Treatment of Expenses;” and

○
Parent’s obligation to pay the Parent Termination Fee and Merger Agreement Expenses under certain circumstances. For more information, see “The Merger Agreement—Termination Fees and Treatment of Expenses.”

•
that the Merger would be subject to the approval of the Company’s stockholders holding at least a majority of the outstanding shares of common stock to vote at the Special Meeting as of the Record Date, and the stockholders would be free to reject the Merger.

•
the availability of appraisal rights and payment of fair value under Delaware law to registered holders of shares, and beneficial owners of shares whose nominees follow the required statutory procedures, who timely file a written objection to the Merger Agreement, do not vote in favor of the Merger Proposal (to the extent they are entitled to do so) and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement.

•	the Board’s view that the Merger Agreement was the product of arm’s-length negotiations and contained overall reasonable terms and conditions.
•	the timing of the Merger and the risk that if the Board did not accept Parent’s offer at the time it was made, the Board might not have had another opportunity to do so.
•
the opinion of Centerview rendered to the Board on June 17, 2021, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Common Merger Consideration to be paid to the holders of shares of common stock (other than as specified in such opinion) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Centerview Partners LLC.”

The Board also considered a number of uncertainties and risks concerning the Merger that generally weighed against entering into the Merger Agreement, including the following (which factors are not necessarily presented in order of relative importance):
•
the fact that the announcement and pendency of the Merger, or the risks and costs to the Company if the Merger does not close, could result in the diversion of management and employee attention (including efforts and consequences relating to the Migration), and potentially have a negative effect on the Company’s business and relationships with customers, suppliers and vendors.

•
the effect of a public announcement of the Company entering into the Merger Agreement on the Company’s operations, stock price and employees and its ability to attract and retain key management and personnel while the Merger is pending.

•
the fact that stockholders will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company, including any appreciation in value that could be realized as a result of improvements to our operations.

•	the unlikely possibility that Parent will be unable to pay the aggregate Merger Consideration on the Closing Date.
•
the requirement that the Company pay Parent the Termination Fee of $35.0 million and the Merger Agreement Expenses in an amount not to exceed $5.0 million, upon certain termination circumstances. For more information, see “The Merger Agreement—Termination Fees and Treatment of Expenses.”

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, as set forth in “The Merger Agreement—Termination Fees and Treatment of Expenses,” could discourage other potential acquirers from making a competing bid to acquire the Company.

•
the restrictions on the Company’s conduct of business prior to the consummation of the Merger, including the requirement that it conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, the Company might have pursued.

•	the fact that an all-cash transaction would be taxable to the Company’s stockholders that are U.S. Holders for U.S. federal income tax purposes.

•	the fact that under the terms of the Merger Agreement, the Company is unable to solicit other acquisition proposals.
•
the fact that, by reason of the factors described immediately above, the likelihood of any third party submitting to the Board or the Company (on an unsolicited basis pursuant to the “window shop” exceptions to the Company’s no-solicitation covenant in the Merger Agreement) an Alternative Proposal constituting or reasonably likely to lead to a Superior Proposal is materially diminished.

•
the risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger, including the Migration, will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by the Company’s common stockholders.

•
the risk that the Company is required to complete the Migration as a condition to Parent and Merger Sub’s obligation to close the Merger, and that it is possible that after completing the Migration, Parent could default on its obligation to close the Merger.

•
the fact that notwithstanding any Company Adverse Recommendation Change, unless the Merger Agreement has been earlier terminated in accordance with the terms thereof, the Merger Agreement will, subject to certain exceptions, be submitted to the Company’s common stockholders at the Special Meeting. For more information, see “The Merger Agreement—Alternative Proposals; Change in Recommendation; Intervening Events.”

•
the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of the Company’s management required to complete the Merger, which may disrupt the Company’s business operations.

•	the fact that the Company’s business, operations, financial results and liquidity position could suffer in the event that the Merger is not consummated.
•
the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of the Company’s common stock on the NYSE.

•	the risk of litigation arising in respect of the Merger Agreement, the Merger, or the other transactions contemplated by the Merger Agreement.
•
the fact that the completion of the Merger will require antitrust and other regulatory approvals in the United States and certain other countries, including the requirement of Parent and the Company to use their reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by the Merger Agreement by the FTC, the DOJ or any other applicable governmental authority.

•	the risk that the Migration may not be completed within the required timeframe such that the Closing can take place prior to the End Date.
•
the fact that if the Merger is not consummated and the Migration has been completed, the Company will have to take certain steps in order to modify its legal and tax structure in order to avoid possible negative tax consequences.

•	the risk that the Company may not obtain the Migration Contract Consents such that the Closing can take place prior to the End Date.
•	the fact that there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
In addition, the Board was aware of and considered the interests that certain of our directors and executive officers may have in the Merger that differ from, or are in addition to, those of our other stockholders. For more information, please see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”
The foregoing discussion is not meant to be an exhaustive list, but summarizes many, if not all, of the material factors considered by the Board in its consideration of the Merger. After considering these and other factors, the Board concluded that the potential benefits of the Merger outweighed the uncertainties and the risks. In view of the variety of factors considered by the Board and the complexity of these factors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board applied such member’s own personal business judgment to the process and may have assigned different weights to different factors. The Board unanimously adopted the Merger Agreement and approved the other transactions contemplated by thereby, including the Merger, and unanimously recommends that common stockholders approve the Merger Proposal based upon the totality of the information presented to, and considered by, the Board.
Opinion of Centerview Partners LLC
On June 17, 2021, Centerview rendered to the Board its oral opinion, subsequently confirmed in a written opinion dated such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Common Merger Consideration of $56.00 per share to be paid to the holders of shares of common stock pursuant to the Merger Agreement was fair, from a financial point of view, to holders of shares of common stock (other than Excluded Common Shares).
The full text of Centerview’s written opinion, dated June 17, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of common stock (other than Excluded Common Shares) of the Common Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, the fairness of the Common Merger Consideration relative to the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, the allocation of the aggregate Merger Consideration among the holders of shares of common stock and holders of shares of Preferred Stock or any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated June 16, 2021, referred to in this summary of Centerview’s opinion as the “Draft Agreement”;
•	Annual Reports on Form 10-K of the Company for the years ended December 31, 2020, December 31, 2019 and December 31, 2018;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
•	certain publicly available research analyst reports for the Company;
•	certain other communications from the Company to its stockholders; and
•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Company Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Company Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Company Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Company’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Company’s direction, that the Company Internal Data (including, without limitation, the Company Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Company’s direction, on the Company Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Company Internal Data or the assumptions on which it was based. In addition, at the Company’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Company’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Agreement reviewed by Centerview. Centerview also assumed, at the Company’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of common stock (other than Excluded Common Shares) of the Common Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, including holders of shares of Preferred Stock, creditors or other constituencies of the Company or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Common Merger Consideration to be paid to the holders of shares of common stock pursuant to the Merger Agreement or otherwise. Further, Centerview expressed no opinion as to the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, the fairness of the Common Merger Consideration relative to the consideration proposed to be paid to the holders of shares of Preferred Stock pursuant to the Merger Agreement, or the allocation of the aggregate Merger Consideration among the holders of shares of common stock and holders of shares of Preferred Stock. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Centerview’s opinion, dated June 17, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transaction. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 15, 2021 and is not necessarily indicative of current market conditions.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information, ratios and multiples for the Company to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company, which selected publicly traded companies we refer to in this summary of Centerview’s opinion as the “selected companies”. The selected companies consisted of:
•	Textainer Group Holdings Limited
•	Triton International Limited
Although neither of the selected companies is directly comparable to the Company, these companies were selected, among other reasons, because they are publicly traded companies with certain operational and financial characteristics, which, for purposes of its analyses, Centerview considered to be similar to those of the Company. However, because neither of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources and closing stock prices as of June 15, 2021, Centerview calculated for each company, the ratio of price of a share of such company’s common stock to the company’s book value per share (a ratio referred to as “P/BV”). To arrive at each company’s book value per share, Centerview divided the company’s total stockholders’ equity minus preferred equity, plus net deferred tax liabilities by its fully diluted common shares outstanding. This analysis resulted in a median P/BV multiple, including deferred tax liabilities, of 1.34x.
Based on its experience and professional judgment, for purposes of its analysis, Centerview selected a P/BV reference range of 1.25x to 1.45x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. Centerview applied the P/BV reference range to the Company’s first quarter 2021 book value, including deferred tax liabilities. Centerview calculated an implied per share equity value range for each share of common stock of $46.02 to $53.35. Centerview then compared these ranges to the implied value of the Common Merger Consideration of $56.00 per share of common stock.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of the Company based on the Company Forecasts, which included both a “base case” and an “upside case.” A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated a range of illustrative equity values for the Company by applying a discount rate range of 10.0% to 12.5% (reflecting Centerview’s analysis of the Company’s cost of equity) and the mid-year convention to (a) the forecasted after-tax levered free cash flows of the Company for the last three fiscal quarters of 2021 and for fiscal years 2022 through 2025 set forth in Company management’s base case and upside case forecasts at the direction of the Company and assumptions discussed with the Company management and (b) a range of illustrative terminal values for the Company, calculated by Centerview applying terminal price to next twelve-month earnings multiples ranging from 6.0x to 8.0x terminal year net income. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of common stock as of March 31, 2021, as set forth in the Company Internal Data to derive a range of implied per share equity value for each share of common stock as of March 31, 2021, of $37.55 to $50.15, based on the base case Company Forecasts, and $40.44 to $54.21, based on the upside case Company Forecasts. Centerview then compared these ranges to the implied value of the Common Merger Consideration of $56.00 per share of common stock.
Other Factors
Centerview noted for the Board certain additional factors solely for informational purposes, including, among other things, the following:
•
Selected Public Company Analysis. Using the same P/BV reference range for the Company as described above, Centerview noted the Company’s first quarter 2021 book value, excluding deferred tax liabilities, implied a per share equity value range for each share of common stock of $44.21 to $51.25 per share of common stock.

•
Historical Stock Price Trading Analysis. Centerview reviewed the historical closing trading prices of the shares of common stock for the 52-week period prior to June 15, 2021, which reflected low and high closing trading prices during such 52-week period of $15.63 to $48.73 per share of common stock.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or management of the Company with respect to the Common Merger Consideration or as to whether the Board would have been willing to determine that a different consideration was fair. The consideration for the Transaction was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Centerview provided advice to the Company during these negotiations. Centerview did not, however recommend any specific amount of consideration to the Company or the Board or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion Centerview had been engaged to provide financial advisory services to the Company, including in connection with various strategic matters, and Centerview received approximately $1,000,000 in compensation from the Company for such services. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent or Merger Sub, and Centerview did not receive any compensation from Parent during such period. Centerview may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and Centerview affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent or any of their respective affiliates or any other relevant parties that may be involved in the Transaction.
The Board selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation, knowledge of the Company and its industry, relationships with other potential strategic or financial buyers and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Board, the Company has agreed to pay Centerview an aggregate fee that is estimated to be approximately $21,000,000, $1,000,000 of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Management Projections
The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with the Board’s consideration of the Merger, the Company’s management prepared and developed unaudited financial projections regarding the Company’s future performance for the fiscal years 2021 to 2025. On June 7, 2021, management discussed with the Board a set of unaudited financial projections, with “base case” and “upside case” models (the “management projections”). On June 10, 2021, the Board approved the use of the management projections by Centerview in connection with its financial analysis, as described under “—Opinion of Centerview Partners LLC.” A summary of the management projections has been included below.
The management projections were made available to the Board and Centerview, but were not made available to, or discussed with, potential purchasers, including Parent, in connection with the process resulting in the execution of the Merger Agreement. The summary of the management projections set forth below is included herein only because the management projections were used at the Board’s direction by Centerview in connection with its financial analysis relating to the Common Merger Consideration, but the management projections were not distributed to potential purchasers. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, the management projections to be a reliable prediction of future results. The management projections are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the management projections are based upon, and reflect, numerous judgments, estimates and assumptions made by the Company’s management with respect to, among other things, industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As such, the management projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Note Regarding Forward-Looking Statements.” As a result, we cannot assure you that the estimates and assumptions made in preparing the management projections will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the management projections cover multiple years through fiscal year 2025 and such information by its nature becomes less reliable with each successive year. Accordingly, this summary of the management projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal.
Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts may have changed since the date the management projections were prepared, and the summary of the management projections set forth below does not take into account any circumstances or events occurring after the date the management projections were prepared, including the announcement of the Merger and transaction-related expenses. The management projections do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate in that context.
The management projections were not prepared with a view to public disclosure. The management projections are included in this proxy statement only because they were made available to Centerview for use in connection with its financial analysis, as described under “—Opinion of Centerview Partners LLC,” but they were not distributed to potential purchasers, including Parent, in connection with the process resulting in the execution of the Merger Agreement. The management projections do not, and were not intended to, act as public guidance regarding our financial performance. Accordingly, the inclusion of the management projections in this proxy statement should not be regarded as an indication that Parent, the Board, the Company’s management, Centerview or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the management projections to be predictive of future results. No one has made or makes any representation to any stockholder regarding the information included in the management projections set forth below. We have made no representation to Parent or Merger Sub in the Merger Agreement concerning these financial forecasts.
Furthermore, the management projections were not prepared with a view to compliance with (1) generally accepted accounting principles (“GAAP”) in the United States; (2) the published guidelines of the SEC regarding projections and forward-looking statements; or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. KPMG LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the management projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The management projections included in this proxy statement have been prepared by, and are the responsibility of, the Company’s management.
After-Tax Levered Free Cash Flow (as defined below) contained in the management projections set forth below is a non-GAAP financial measure, which is a financial performance measure that is not calculated in accordance with GAAP. This non-GAAP financial measure should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies, which limits its usefulness as a comparative measure. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. The items excluded from net income to common stockholders to arrive at this non-GAAP financial measure are significant components for understanding and assessing the Company’s financial performance and liquidity. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures used by a financial advisor are excluded from the definition of non-GAAP financial measures under SEC rules and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. A reconciliation of the non-GAAP financial measure was not relied upon by Centerview for purposes of its financial analysis as described above in “—Opinion of Centerview Partners LLC” or the Board in connection with its consideration of the Merger. Accordingly, we have not provided a reconciliation of the non-GAAP financial measure included in the management projections to the most directly comparable GAAP financial measure.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the management projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the management projections are shown to be in error or no longer appropriate. In light of the foregoing factors and the uncertainties inherent in the management projections, stockholders are cautioned not to place undue reliance on the projections included in this proxy statement.
The summaries of the financial forecasts performed by management include information presented in tabular format. In order to fully understand management’s analyses and projections, the tables must be read together with the assumptions underlying such forecasts. The tables alone do not constitute a complete description of management’s analyses and projections. Considering the data described below without considering the full narrative description of management’s analyses and projections, including the assumptions underlying the analyses and projections, could create a misleading or incomplete view of management’s analyses and projections.
In preparing the management projections, our management made the following material assumptions for each of the base case and the upside case, except as noted below:
•	cost per standard cargo unit (new container pricing) of $2,989 in fiscal year 2021, $2,275 in fiscal year 2022 and $2,100 in each of fiscal years 2023, 2024 and 2025;
•	average utilization per fiscal year of 99.6% in fiscal year 2021, 98.8% in fiscal year 2022 and 98.0% in each of fiscal years 2023, 2024 and 2025;
•
base fleet per diem rate per standard cargo unit as of the end of each fiscal year of $0.552 in fiscal year 2021, $0.544 in fiscal year 2022, $0.535 in fiscal year 2023, $0.527 in fiscal year 2024 and $0.520 in fiscal year 2025;

•	cash on cash return for new investment of 10.5% in each of fiscal years 2021 through 2025;
•	new finance lease unlevered internal rate of return of 7.5% in each of fiscal years 2021 through 2025;
•	total container investment per year of:
○	with respect to the base case, $1,100 million in fiscal year 2021 and $600.0 million in each of fiscal years 2022, 2023, 2024 and 2025; and
○	with respect to the upside case, $1,300 million in fiscal year 2021 and $700.0 million in each of fiscal years 2022, 2023, 2024 and 2025;
•
gain on sale of containers of $16.3 million in fiscal year 2021, $9.0 million in fiscal year 2022, $9.5 million in fiscal year 2023, $10.0 million in fiscal year 2024 and $10.5 million in fiscal year 2025;

•	handling cost as a percentage of total operating lease revenue of 1.0% in each of fiscal years 2021 through 2025;
•	repair costs as a percentage of total operating lease revenue of 2.0% in each of fiscal years 2021 through 2025;
•	other expenses as a percentage of total operating lease revenue of 1.5% in each of fiscal years 2021 through 2025; and
•	depreciation expense per standard cargo unit on new investment of $13.88 in fiscal year 2021, $9.30 in fiscal year 2022 and $8.18 in each of fiscal years 2023, 2024 and 2025.

Summary of Projections
Base Case
($ in millions)	Fiscal Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Net Income to Common Stockholders	$129	$124	$128	$144	$155
Capital Expenditures	$(1,124)	$(645)	$(599)	$(600)	$(600)
After-Tax Levered Free Cash Flow(1)(2)	$3	$53	$71	$87	$105
Upside Case
($ in millions)	Fiscal Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Net Income to Common Stockholders	$132	$132	$138	$156	$169
Capital Expenditures	$(1,324)	$(741)	$(699)	$(700)	$(700)
After-Tax Levered Free Cash Flow(1)(2)	$3	$54	$73	$91	$109
(1)
After-Tax Levered Free Cash Flow is a non-GAAP financial measure and was calculated by Centerview as net income to common stockholders, plus depreciation and amortization, capital expenditures, container sales proceeds, net, principal payments, change in debt, deferred taxes, bad debt expense, amortization of debt issuance costs and change in net working capital.

(2)	For 2021E, reflects the second quarter of 2021E through the fourth quarter of 2021E.
Financing of the Merger
Consummation of the Merger is not subject to Parent’s ability to obtain financing.
The Company and Parent estimate that the total amount of funds required to complete the Merger and the transactions contemplated thereby and pay related fees and expenses will be approximately $1.1 billion, with the exact amount dependent upon the willingness of various of the Company’s existing financing sources to consent to the transactions contemplated by the Merger Agreement..
We believe that Parent will have sufficient cash on the Closing Date to complete the Merger, but we cannot assure you of that. Its amount of cash might be insufficient if, among other things, Parent’s cash position at the Closing Date is materially different than at the date of the Merger Agreement.
Interests of the Company’s Directors and Executive Officers in the Merger
When considering the unanimous recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and conditions set forth in the Merger Agreement; and (iii) recommending that the stockholders of the Company entitled to vote adopt the Merger Agreement and directing that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the stockholders of the Company entitled to vote for adoption, the Board was aware of and considered these interests to the extent that they existed at the time, among other matters.
Treatment of Options, RSUs, PRSUs and RSAs
The Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU, RSU and RSA to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.

Options
As a result of the Merger:
•
each Option that has a per share exercise price that is less than the Common Merger Consideration, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of $56.00 over the applicable per share exercise price of the Option, subject to any applicable withholding taxes; and

•
each Option that has a per share exercise price that is equal to or greater than $56.00 will, to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and will cease to represent a right to purchase shares of common stock.

RSUs and PRSUs
As a result of the Merger, each RSU and each PRSU will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU, subject to any applicable withholding taxes.
RSAs
As a result of the Merger, each RSA will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to any applicable withholding taxes.
These interests are described in more detail below, and certain of them, including the compensation that may become payable in connection with the Merger to Messrs. Page and Hallahan and Ms. Cutino, who are our named executive officers, are subject to a non-binding, advisory vote of our common stockholders and are quantified in the narrative and tables below. For more information, please see “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation.” The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.
The Board voted in favor of approving the Merger Agreement and the Merger.
Equity Award Holdings
The following table sets forth the number of shares of common stock subject to unvested Options, RSUs, PRSUs and RSAs held by our directors and executive officers as of the Record Date under an Equity Incentive Plan and the estimated value of these shares in the Merger, assuming continued service by the applicable director or executive officer until consummation of the Merger and without giving effect to any lapse of forfeiture restrictions or vesting acceleration as may apply in connection with the completion of the Merger. Upon completion of the Merger, these awards will be treated as set forth in “—Treatment of Options, RSUs, PRSUs and RSAs,” above. The vested shares of common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of common stock held by other stockholders entitled to receive the Common Merger Consideration. For additional information regarding the Options, RSUs and PRSUs held by our named executive officers, see “—Named Executive Officer Golden Parachute Compensation.”
In calculating the amounts set forth in the table below, the following assumptions were used:
•	the Effective Time is July 30, 2021, the latest practicable date prior to the date of this proxy statement;
•	the relevant price per share of our common stock is $56.00, which is equal to the Common Merger Consideration;
•
performance conditions of each PRSU being deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU); and

•
the number of outstanding unvested Options, RSUs, PRSUs and RSAs held by each named individual is as of July 30, 2021, noting that no Options, RSUs, PRSUs or RSAs have been granted to directors or executive officers between June 17, 2021 and July 30, 2021. The actual number of Options, RSUs, PRSUs and RSAs that will be cancelled and extinguished in exchange for the right to receive the Option Merger Consideration, RSU and PRSU Merger Consideration or RSA Merger Consideration, as applicable, will depend on the number of Options, RSUs, PRSUs and RSAs that are outstanding and unvested, in each case, that are held by such individuals at the actual Effective Time. The following table does not capture vesting that would occur between July 30, 2021 and the Closing or attempt to forecast any grants, dividends, deferrals or forfeitures following the date of this proxy statement.

Name	Number of Unvested Options (#)	Aggregate Value of Unvested Options ($)	Number of Unvested RSUs (#)	Aggregate Value of Unvested RSUs ($)(1)	Number of Unvested PRSUs (#)	Aggregate Value of Unvested PRSUs ($)(1)	Number of Unvested RSAs (#)	Aggregate Value of Unvested RSAs ($)(2)
Executive Officers
Timothy B. Page	—	—	14,873	832,888	17,441	976,696	—	—
Daniel J. Hallahan	—	—	9,708	543,648	11,622	650,832	—	—
Camille G. Cutino	—	—	5,256	294,336	6,218	348,208	—	—
Non-Employee Directors
Kathryn G. Jackson	—	—	—	—	—	—	3,699	207,144
Andrew S. Ogawa	—	—	—	—	—	—	3,699	207,144
David G. Remington	—	—	—	—	—	—	5,302	296,912
Gary M. Sawka	—	—	—	—	—	—	3,699	207,144
John H. Williford	—	—	—	—	—	—	3,699	207,144
	—	—	29,837	1,670,872	35,281	1,975,736	20,098	1,125,488
(1)	Represents the sum of the number of shares of common stock subject to unvested RSUs or PRSUs, as applicable, multiplied by $56.00.
(2)	Represents the sum of the number of shares of common stock subject to unvested RSAs, multiplied by $56.00.
Employment Agreements and Service Agreement
The consummation of the transactions contemplated by the Merger Agreement is expected to constitute a “change in control” for purposes of each of the employment or service agreements discussed below.
Mr. Page
We initially entered into an employment agreement with Mr. Page effective mid-May 2011 in connection with his appointment as our Chief Financial Officer, which was later amended in August 2016. In June 2020, we entered into a new employment agreement (the “Page Employment Agreement”) with Mr. Page in connection with his promotion to Interim President and Chief Executive Officer.
In the event Mr. Page’s employment is terminated for “Cause” (as defined in the Page Employment Agreement) or due to Company insolvency, Mr. Page is entitled only to any accrued compensation and benefits through the effective date of his termination. In addition, in the event Mr. Page’s employment is terminated without Cause, for death or disability, or by Mr. Page for “Good Reason” (as defined in the Page Employment Agreement), and subject to Mr. Page’s execution and non-revocation of a general release of claims against the Company and continued compliance with certain restrictive covenants, Mr. Page is entitled to receive a lump sum payment equal to 100% of his then-current base salary, or, if such termination occurs within 24 months of a “Change in Control” (as defined in the Page Employment Agreement), 200% of his then-current base salary, plus, in either case, a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years. Mr. Page is also entitled to COBRA health benefits for whichever of the following periods is the shortest: (A) the longer of (i) the remaining term of the Page Employment Agreement or (ii) 18 months following the date of Mr. Page’s termination of employment; or (B) until such time that Mr. Page is no longer entitled to COBRA continuation coverage under the Company’s group health plans.

Mr. Hallahan
In August 2013, we entered into a service agreement with Mr. Hallahan, which was amended in March 2017 (the “Hallahan Service Agreement”).
In the event Mr. Hallahan’s employment is terminated within 24 months following the occurrence of a “Change of Control” (as defined in the Hallahan Service Agreement”), Mr. Hallahan is entitled, subject to his continued compliance with certain restrictive covenants, to receive a lump sum payment equal to one year of his base salary, plus a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years.
Ms. Cutino
In October 2019, we entered into an employment agreement with Ms. Cutino with a term extending to October 2022 (the “Cutino Employment Agreement”).
In the event Ms. Cutino’s employment is terminated for “Cause” (as defined in the Cutino Employment Agreement) or due to Company insolvency, Ms. Cutino is entitled only to any accrued compensation and benefits through the effective date of her termination. In addition, in the event Ms. Cutino’s employment is terminated without Cause, for death or disability, or by Ms. Cutino for “Good Reason” (as defined in the Cutino Employment Agreement), and subject to Ms. Cutino’s execution and non-revocation of a general release of claims against the Company and continued compliance with certain restrictive covenants, Ms. Cutino is entitled to receive a lump sum payment equal to 100% of her then-current base salary, or, if such termination occurs within 24 months of a “Change in Control” (as defined in the Cutino Employment Agreement), 200% of her then-current base salary, plus, in either case, a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years. Ms. Cutino is also entitled to COBRA health benefits for whichever of the following periods is the shortest: (A) the longer of (i) the remaining term of the Cutino Employment Agreement or (ii) 18 months following the date of termination; or (B) until Ms. Cutino is no longer entitled to COBRA continuation coverage under the Company’s group health plans.
Employment Arrangements with Parent
In connection with the transactions contemplated by the Merger Agreement, certain of our officers, including our named executive officers, entered into the Term Sheets, which provide for amendments to their current respective employment arrangements, contingent upon and effective on the Closing. In addition, prior to December 31, 2023, Parent, in consultation with the surviving corporation, will establish a long-term incentive compensation plan (the “LTI Plan”), with initial grants to be made in 2023 or beginning in 2024 at the latest. Except as noted below, the terms and conditions of each named executive officer’s current employment arrangement will remain unchanged. The following is a summary of the Term Sheets entered into by our named executive officers.
Mr. Page
The employment period pursuant to the Term Sheet will end on December 31, 2023. Mr. Page’s base salary will be $650,000, which is an approximately 18% increase over his current base salary. Mr. Page’s base salary is subject to annual review by the board of directors of the surviving corporation, with any increase subject to approval by Parent. Mr. Page will also be eligible for an annual cash performance-based bonus. The target amount for such annual cash performance-based bonus in 2021 will be set at 100% of Mr. Page’s base salary. The annual bonus program for any subsequent calendar year will be subject to review and approval by the board of directors of the surviving corporation, subject to approval by Parent.
In addition, the Term Sheet provides for a cash retention award equal to 2.25x Mr. Page’s new base salary, or $1,462,500 (the “Page Retention Award”), which will vest as follows:
•	50% of the Page Retention Award will vest in two equal tranches, or $365,625 on December 31, 2022, and $365,625 on December 31, 2023; and
•	50% of the Page Retention Award, or $731,250, will vest upon the completion of the audit of a two-year performance period ending December 31, 2023, in each case, subject to Mr. Page’s continued service with the surviving corporation.
Finally, Mr. Page will enter into a non-compete agreement, whereby, on the termination of his employment, Mr. Page will agree to not compete in the container leasing business for a period of two years immediately thereafter.

Mr. Hallahan
The employment period pursuant to the Term Sheet will end on December 31, 2023. Mr. Hallahan’s base salary will be $429,672, which is an approximately 0.01% increase over his current base salary (as converted from pound sterling to U.S. dollars using an exchange rate of 1.3964 as of July 30, 2021). Mr. Hallahan’s base salary is subject to annual review by the board of directors of the surviving corporation, with any increase subject to approval by Parent. Mr. Hallahan will also be eligible for an annual cash performance-based bonus. The target amount for such annual cash performance-based bonus in 2021 will be set at 60% of Mr. Hallahan’s base salary. The annual bonus program for any subsequent calendar year will be subject to review and approval by the board of directors of the surviving corporation, subject to approval by Parent.
In addition, the Term Sheet provides for a cash retention award equal to 1.5x Mr. Hallahan’s new base salary, or $644,508 (the “Hallahan Retention Award”), which will vest as follows:
•	50% of the Hallahan Retention Award will vest in two equal tranches, or $161,127 on December 31, 2022, and $161,127 on December 31, 2023; and
•	50% of the Hallahan Retention Award, or $322,254, will vest upon the completion of the audit of a two-year performance period ending December 31, 2023, in each case, subject to Mr. Hallahan’s continued service with the surviving corporation and as converted from pound sterling to U.S. dollars using an exchange rate of 1.3964 as of July 30, 2021.
Finally, Mr. Hallahan will continue to receive a car allowance, as per the Hallahan Service Agreement.
Ms. Cutino
The employment period pursuant to the Term Sheet will end on December 31, 2023. Ms. Cutino’s base salary will remain at $309,000. Ms. Cutino’s base salary is subject to annual review by the board of directors of the surviving corporation, with any increase subject to approval by Parent. Ms. Cutino will also be eligible for an annual cash performance-based bonus. The target amount for such annual cash performance-based bonus in 2021 will be set at 40% of Ms. Cutino’s base salary. The annual bonus program for any subsequent calendar year will be subject to review and approval by the board of directors of the surviving corporation, subject to approval by Parent.
In addition, the Term Sheet provides for a cash bonus retention award equal to 1.25x Ms. Cutino’s base salary, or $386,250 (the “Cutino Retention Award”), which will vest as follows:
•	50% of the Cutino Retention Award will vest in two equal tranches, or $96,562 on December 31, 2022, and $96,563 on December 31, 2023; and
•	50% of the Cutino Retention Award, or $193,125, will vest upon the completion of the audit of a two-year performance period ending December 31, 2023, in each case, subject to Ms. Cutino’s continued service with the surviving corporation.
Named Executive Officer Golden Parachute Compensation
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each of our named executive officers (as determined in accordance with SEC regulations) may receive in connection with the Merger. In calculating the amounts set forth in the table below, the following assumptions were used:
•	the Effective Time is July 30, 2021, the latest practicable date prior to the date of this proxy statement;
•	the relevant price per share of our common stock is $56.00, which is equal to the Common Merger Consideration;
•
performance conditions of each PRSU being deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU);

•
each such named executive officer’s employment is (i) with respect to Mr. Page and Ms. Cutino, terminated without “Cause” or for “Good Reason;” or (ii) with respect to Mr. Hallahan, terminated for any reason other than in connection with various circumstances that generally constitute a “bad leaver” termination (clause (i) and (ii) together, a “Qualifying Termination”) on July 30, 2021, in each case, immediately following the Effective Time;

•	that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement; and
•	equity awards that are outstanding as of July 30, 2021, remain outstanding through the consummation of the Merger.
The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of our stockholders, as described in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation.” The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that the named executive officers were entitled to receive or equity awards that were vested as of July 30, 2021. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the Effective Time or any awards that, by their terms, vest irrespective of the Merger prior to July 30, 2021. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
For purposes of this discussion, “single trigger” refers to benefits that arise as a result of the completion of the Merger and “double trigger” refers to benefits that require two conditions, which are the completion of the Merger and a Qualifying Termination within 24 months following the Merger.
The disclosures in the table below and the accompanying footnotes should be read in conjunction with the narrative description of the compensation arrangements set forth above.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Timothy B. Page	1,281,116	1,809,584	61,585	3,152,285
Daniel J. Hallahan(4)	602,891	1,194,480	—	1,797,371
Camille G. Cutino	689,719	642,544	36,279	1,368,542
(1)
The amounts in this column represent aggregate cash severance payments that Messrs. Page and Hallahan and Ms. Cutino would be entitled to receive pursuant to their respective employment or service agreements upon a “double-trigger” Qualifying Termination in connection with or within 24 months following a “Change in Control” or “Change of Control,” in each case, as applicable, which consist of the following:

Name	Cash Severance Payments ($)	Annual Bonus Payment ($)	Total ($)
Timothy B. Page	1,100,000	181,116	1,281,116
Daniel J. Hallahan	429,618	173,273	602,891
Camille G. Cutino	618,000	71,719	689,719
All severance benefits are conditioned on: (i) with respect to Mr. Page and Ms. Cutino, the named executive officer signing and allowing to become effective the Company’s standard form of release of all claims on or before the 60th day following the termination date and complying with such named executive officer’s continuing obligations to the Company, or (ii) with respect to Mr. Hallahan, (a) complying with (and continuing to comply with) his obligations relating to confidentiality, intellectual property, restrictive covenants, property and resignation as set out in the Hallahan Employment Agreement; (b) the application of certain terms and conditions set forth in the Hallahan Employment Agreement; and (c) Mr. Hallahan executing such documents in a form reasonably acceptable to the Company or his New Employer (as defined in the Hallahan Employment Agreement), as applicable, as it may require to effect the termination of his employment and his resignation from any appointments in full and final settlement of all and any claims or rights of action that he has or may have against the Company and/or his New Employer whether arising out of his employment or its termination. See “—Employment Agreements and Service Agreement.”
(2)
The amounts in this column represent the aggregate applicable Merger Consideration that each named executive officer would receive with respect to Options, RSUs and PRSUs for which vesting is accelerated in connection with the Merger, calculated by (i) with respect to in-the-money Options, multiplying the number of each such Option by the Common Merger Consideration less the applicable per share exercise price of such Option and (ii) with respect to RSUs and PRSUs, multiplying the number of such RSUs or PRSUs by the Common

Merger Consideration, as applicable. All awards under our Equity Incentive Plans (except as otherwise set forth in an employment or service agreement or applicable award agreement), including shares subject to Options and RSUs that have not vested will become fully vested and exercisable upon completion of the Merger, and therefore constitute “single trigger” arrangements. Furthermore, the Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU and RSU to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time. See “—Treatment of Options, RSUs and PRSUs.” The following table quantifies the value of the payments and the number of shares to which such payments relate:
Name	Number of Options (#)	Aggregate Value of Options ($)(a)	Number of RSUs (#)	Aggregate Value of RSUs ($)(b)	Number of PRSUs (#)	Aggregate Value of PRSUs ($)(b)
Executive Officers
Timothy B. Page	—	—	14,873	832,888	17,441	976,696
Daniel J. Hallahan	—	—	9,708	543,648	11,622	650,832
Camille G. Cutino	—	—	5,256	294,336	6,218	348,208
(a)
Represents the sum of (x) the aggregate number of shares of common stock subject to unvested Options that have a per share exercise price that is less than the Common Merger Consideration multiplied by (y) the excess of $56.00 over the applicable per share exercise price of the Option.

(b)	Represents the sum of the number of shares of common stock subject to unvested RSUs or PRSUs, as applicable, multiplied by $56.00.
(3)
With respect to each of Mr. Page and Ms. Cutino, this amount represents “double trigger” COBRA health benefits for whichever of the following periods is the shortest: (A) the longer of (i) the remaining term of such named executive officer’s employment agreement or (ii) 18 months following the applicable date of termination; or (B) until such named executive officer is no longer entitled to COBRA continuation coverage under the Company’s group health plans, that such named executive officer may become entitled to receive under their respective employment agreement upon a Qualifying Termination. See “—Employment Agreements and Service Agreement.” Mr. Hallahan is not entitled to any perquisites or benefits under the Hallahan Employment Agreement in connection with a Qualifying Termination.

(4)	For Mr. Hallahan, all dollar amounts in the tables and footnotes above were converted from pound sterling to U.S. dollars using an exchange rate of 1.3964 as of July 30, 2021.
In addition to the potential payments described in the table and footnotes above, the named executive officers may be entitled to certain payments that are contingent upon services to be provided by such named executive officer to Parent following the Closing, but only as set forth under the terms and conditions of such named executive officer’s Term Sheet. Accordingly, see “—Employment Arrangements with Parent” above, for a description of the Term Sheets entered into by Messrs. Page and Hallahan and Ms. Cutino with Parent that are contingent upon and effective on the Closing.
Insurance and Indemnification of Directors and Executive Officers
Our directors and executive officers are entitled to certain insurance and indemnification rights in connection with the Merger. See “The Merger Agreement—Director and Officer Indemnification” and “The Merger Agreement—Directors’ and Officers’ Insurance” for additional information.
Closing and Effective Time of the Merger
The Closing will occur remotely via the electronic exchange of documents and signatures, as soon as reasonably practicable, but in no event later than four business days after satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver of all conditions to the obligations of the parties set forth in the Merger Agreement and described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger,” including the Migration (other than such conditions as may, by their terms, only be satisfied at the Closing, but subject, in each case, to the satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver of such conditions), or on such other date as the parties may mutually agree in writing.
The Merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify therein. As of the date of this proxy statement, we expect to complete the Merger in the late third quarter or early fourth quarter of 2021; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger more fully described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger,” including, but not limited to, the approval by the majority of the shares of common stock outstanding and entitled to vote at the Special Meeting as of the Record Date of the Merger Proposal and receipt of regulatory approval, and we cannot specify when, or assure you that, the Company, Parent and Merger Sub will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of the Company or Parent could delay the consummation of the Merger, or prevent the Merger from being consummated. However, we expect to consummate the Merger promptly following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions more fully described below in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger.”
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our common stockholders of the Merger Proposal, the completion of the Migration and receipt of regulatory approval, we currently anticipate that the Merger will be completed in the late third quarter or early fourth quarter of 2021. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions, including the completion of the Migration, each as described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger,” many of which are outside of our control.
Other Matters
If you hold your shares in certificated form, you should not return your stock certificate or send documents representing shares with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares for the applicable Merger Consideration. If the Merger is completed and if your shares are held in book-entry form, the paying agent will issue and deliver to you a check or wire transfer for your shares.
Delisting and Deregistration of CAI Common Stock and Preferred Stock
If the Merger is completed, our common stock and our Preferred Stock will be delisted from the NYSE and deregistered under the Exchange Act. Thereafter, we will no longer file periodic reports with the SEC on account of our common stock or our Preferred Stock.
Appraisal Rights
General
If the Merger is completed, holders of shares of our common stock who do not vote in favor of the Merger Proposal and holders of shares of Preferred Stock, as applicable, and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to statutory appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.
This section summarizes certain material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Annex C to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to “stockholder” are to the record holder of shares of our common stock and/or Preferred Stock, as applicable. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.
Under the DGCL, if you hold one or more shares of our common stock, do not vote in favor of the Merger Proposal, or hold one or more shares of our Preferred Stock, and you continuously are the record holder of such shares through the Effective Time and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the applicable Merger Consideration which stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.

Under Section 262 of the DGCL, not less than 20 days prior to the Special Meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, we must notify each stockholder who was a stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement and incorporated by reference herein.
A HOLDER OF COMMON STOCK AND/OR PREFERRED STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND ANNEX C CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF COMMON STOCK AND/OR PREFERRED STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF COMMON STOCK AND/OR PREFERRED STOCK HELD BY A STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE THE APPLICABLE MERGER CONSIDERATION.
How to Exercise and Perfect Your Appraisal Rights
If you are a stockholder and wish to exercise the right to seek an appraisal of your shares of common stock and/or Preferred Stock, as applicable, you must comply with ALL of the following:
•
to the extent you are entitled to vote, you must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your shares “AGAINST,” or as an abstention with respect to, the Merger Proposal;

•
prior to the taking of the vote of common stockholders on the Merger Proposal at the Special Meeting, you must deliver a proper written demand for appraisal of your shares of common stock and/or Preferred Stock;

•
you must continuously hold your shares of common stock and/or Preferred Stock from the date of making the demand through the Effective Time. You will lose your appraisal rights if you transfer your shares of common stock and/or Preferred Stock before the Effective Time; and

•
you, another stockholder, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of common stock and/or Preferred Stock within 120 days after the Effective Time. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of common stock and/or Preferred Stock, as applicable, within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand
To the extent a holder is entitled to vote, neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of common stock and/or Preferred Stock wishing to exercise appraisal rights must deliver to us, before the taking of the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to, and separate from, any proxy or vote on the Merger Proposal.
A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of common stock and/or Preferred Stock, as applicable, registered in that holder’s name. Such demand will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares. Beneficial owners who do not also hold their shares of common stock and/or Preferred Stock, as applicable, of record may not directly make appraisal demands to us. The beneficial owner must, in such case, arrange for the holder of record, such as a broker, bank or other nominee, to timely submit the required demand in respect of those shares of common stock or Preferred Stock. A holder of record, such as a broker, bank or other nominee, who holds shares of common stock or Preferred Stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of common stock or Preferred Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of common stock and/or Preferred Stock as to which appraisal is sought. Where no number of shares of common stock or Preferred Stock is expressly mentioned, the demand will be presumed to cover all shares of common stock and/or Preferred Stock, as applicable, held in the name of the holder of record.
IF YOU HOLD YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER, BANK, TRUSTEE OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK, TRUSTEE OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK OR PREFERRED STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK THROUGH A BROKERAGE OR BANK WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY, OR ON BEHALF OF, THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.
If your shares of common stock or Preferred Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of common stock or Preferred Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
CAI International, Inc.
Attention: Secretary
Steuart Tower, 1 Market Plaza
Suite 2400
San Francisco, California 94105
Telephone: (415) 788-0100
At any time within 60 days after the Effective Time, any stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the applicable Merger Consideration in accordance with the Merger Agreement for his, her or its shares of common stock or Preferred Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the applicable Merger Consideration within 60 days after the Effective Time. If CAI, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the applicable Merger Consideration.
Notice by the Surviving Corporation. Within 10 days after the Effective Time, CAI, as the surviving corporation, must notify each holder of common stock and Preferred Stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and, to the extent they are entitled to vote, has not voted in favor of the Merger Proposal of the date that the Merger has become effective.
Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the Effective Time, but not later, either you, provided you have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you, demanding an appraisal of the value of the shares of common stock or Preferred Stock, as applicable, held by all stockholders who have properly demanded statutory appraisal. None of Parent, Merger Sub or CAI, as the surviving corporation is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of common stock or Preferred Stock, as applicable, appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. The failure of a holder of common stock or Preferred Stock to file such a petition within the time periods specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of common stock not voted in favor of the Merger Proposal and Preferred Stock, in each case, with respect to which we have received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (i) 10 days after receipt by the surviving corporation of the request therefor or (ii) 10 days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of common stock or Preferred Stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.
If a petition for appraisal is not timely filed or if you deliver to the surviving corporation a written withdrawal of your demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the surviving corporation, then the right to appraisal will cease.
If a petition for appraisal is duly filed by you or another holder of record of common stock or Preferred Stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of common stock and/or Preferred Stock, as applicable, and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares of common stock or Preferred Stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the surviving corporation. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (a) with respect to the shares of common stock, (i) the total number of shares of common stock entitled to appraisal exceeds 1% of the outstanding shares of common stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of common stock exceeds $1.0 million, or (b) with respect to each series of Preferred Stock, (i) the total number of shares of such series of Preferred Stock entitled to appraisal exceeds 1% of the outstanding shares of such series of Preferred Stock, or (ii) the value of the consideration provided in the Merger for such total number of shares of such series of Preferred Stock exceeds $1.0 million, as applicable.
The appraisal proceeding will be conducted as to the shares of common stock or Preferred Stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of common stock and Preferred Stock held by all stockholders who have properly demanded their appraisal rights as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the surviving corporation of their stock certificates.
In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of common stock and Preferred Stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the applicable Merger Consideration. Neither Parent nor CAI, as the surviving corporation, anticipates offering more than the applicable Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock or Preferred Stock is less than the Common Merger Consideration, the Series A Merger Consideration or the Series B Merger Consideration, as applicable. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the Effective Time, you will lose the right to an appraisal and will instead receive the applicable Merger Consideration in accordance with the Merger Agreement, in cash, without interest, subject to deductions of any applicable withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock and Preferred Stock, as applicable, entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the Effective Time, be entitled to vote your shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of common stock or Preferred Stock, as applicable, as of a record date prior to the Effective Time.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the applicable Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the Merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares will be deemed to have been converted as of the Effective Time into the right to receive the applicable Merger Consideration, in cash, without interest, subject to deductions of any applicable withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the applicable Merger Consideration for your shares in accordance with the Merger Agreement.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of the material U.S. federal income tax consequences of the Merger to holders of shares of our capital stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address Medicare contribution tax on net investment income, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the Merger.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of shares of our capital stock that is:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our capital stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

This discussion applies only to holders of shares of our capital stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of tax accounting, holders subject to the alternative minimum tax, persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our capital stock being taken into account in an applicable financial statement, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, persons who hold shares of our capital stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. Holders who will hold, directly or indirectly, an equity interest in the surviving corporation in the Merger, and persons who acquired their shares of our capital stock through the exercise of employee stock options or other compensation arrangements).
If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our capital stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of our capital stock, you should consult your tax advisor.
Holders of shares of our capital stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.
Consequences to U.S. Holders
Declared but Unpaid Dividends by U.S. Holders
To the extent that cash received by a U.S. Holder pursuant to the Merger is attributable to any declared but unpaid dividends on such holders’ capital stock, such payments will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of such payments that exceeds such earnings and profits will first be applied to reduce a U.S. Holder’s adjusted tax basis in such holder’s shares of capital stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the shares, the tax treatment of which is discussed under “Material U.S. Federal Income Tax Consequences of the Merger — Consequences to U.S. Holders—Exchange of Shares Pursuant to the Merger.”
Under current law, dividends received by individual holders of capital stock generally will be subject to a reduced graduated tax rates of up to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Amounts treated as return of capital are tax-free to the extent of the applicable tax basis. Amounts classified as long-term capital gains generally are subject to the same graduated rates. Individual stockholders should consult their own tax advisors regarding the potential application of these rules in light of their particular circumstances.
Dividends received by corporate stockholders generally will be eligible for the dividends-received deduction. Each domestic corporate holder of capital stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the potential application of the “extraordinary dividend” rules of Section 1059 of the Code to any declared but unpaid dividends it may receive on our capital stock.
Exchange of Shares Pursuant to the Merger
The receipt of cash by U.S. Holders in exchange for shares of our capital stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion above with respect to declared but unpaid dividends under “Material U.S. Federal Income Tax Consequences of the Merger—Consequences to U.S. Holders—Declared but Unpaid Dividends by U.S. Holders,” in general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of our capital stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received (computed as if there were no applicable withholding taxes) and (ii) the U.S. Holder’s adjusted tax basis in such shares, which generally will equal the price the U.S. Holder paid for such shares.

If a U.S. Holder’s holding period in the shares of our capital stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss generally will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates (currently at a rate of 20%). The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. Holder acquired different blocks of shares of our capital stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of our capital stock (i.e., shares of our capital stock acquired at the same cost in a single transaction).
Consequences to Non-U.S. Holders
Exchange of Shares Pursuant to the Merger
A Non-U.S. Holder whose shares of our capital stock are converted into the right to receive cash in the Merger generally will not be subject to U.S. federal income taxation unless:
•
gain on such shares is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by any applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Merger occurs and certain other conditions are satisfied; or
•
the Company is or has been a U.S. real property holding corporation (“USRPHC”) as defined in Section 897 of the Code at any time during the five-year period preceding the Merger or, if shorter, the Non-U.S. Holder’s holding period for its shares of our capital stock, as applicable, and one of the circumstances below applies to you.

Any gain recognized by a Non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.
Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, or a reduced rate if specified by an applicable income tax treaty, but may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder recognized in the same taxable year.
With respect to the third bullet above, generally, the Company will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide (domestic and foreign) real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC prior to the Closing. However, even if we were to be a USRPHC, so long as our common stock is regularly traded on an established securities market, common stock held by a Non-U.S. Holder would be treated as a U.S. real property interest only if the Non-U.S. Holder actually or constructively held more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for shares of our common stock. If a Non-U.S. Holder holds Series A Preferred Stock and/or Series B Preferred Stock or acquired interests in the Company on more than one date, the holder should consult its own tax advisor regarding the application of these rules. If shares of our capital stock were to be treated as a U.S. real property interest with respect to a holder, any gain recognized by such Non-U.S. Holder with respect to such interest would be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code.
Declared but Unpaid Dividends by Non-U.S. Holders
To the extent that any cash received by Non-U.S. Holders pursuant to the Merger is attributable to any declared but unpaid dividends on such Non-U.S. Holders’ capital stock, such payments will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of such payments that exceeds our current and accumulated earnings and profits will first be applied to reduce a Non-U.S. Holder’s adjusted tax basis in such Non-U.S. Holder’s capital stock and, to the extent such portion exceeds the Non-U.S. Holder’s adjusted tax basis, the excess will be treated as gain from the disposition of the shares, the tax treatment of which is discussed under “Material U.S. Federal Income Tax Consequences of the Merger — Consequences to Non-U.S. Holders — Exchange of Shares Pursuant to the Merger.”
Dividends paid to a Non-U.S. Holder of capital stock will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate if specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by any applicable income tax treaty, attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied, including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a “U.S. person” as defined under the Code, unless an applicable income tax treaty applies. A Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.
A Non-U.S. Holder of capital stock who wishes to claim the benefit of an applicable income tax treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the capital stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.
Information Reporting and Backup Withholding
Payments made in exchange for shares of our capital stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the Non-U.S. Holder pursuant to the Merger if the Non-U.S. Holder has provided the applicable IRS Form W-8.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Additional Withholding Considerations
Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or pay a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends, including any declared but unpaid dividends).
This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of shares of our capital stock should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.
Governmental and Regulatory Approvals
Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and any applicable statutory waiting period requirements have been satisfied. On July 9, 2021, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.
Pursuant to the terms of the Merger Agreement, the Parties are also required to make such other filings with any other governmental entities that may be required under applicable regulatory laws, including without limitation, any such filings required pursuant to the regulatory laws of (i) the Republic of Korea and Turkey and (ii) any other countries outside of the United States, in each case, pertaining to pre-merger notification and regulation of terms and conditions of merger transactions, as reasonably promptly as practicable (collectively, the “Foreign Regulatory Laws”).
At any time before or after the Effective Time, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion of the Merger subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Parent and the Company are required to use their reasonable best efforts to take any and all action, and to do or cause to be done, all things necessary, proper or advisable to consummate the Merger, including as reasonably promptly as practicable taking all steps as may be necessary to obtain any clearance required under the HSR Act, the Foreign Regulatory Laws and any other approvals required from any governmental authority. Parent and the Company are required to use their reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the transactions contemplated by the Merger Agreement by the FTC, the DOJ or any other applicable governmental authority. Notwithstanding anything to the contrary in the Merger Agreement, (i) Parent will not be required to (and the Company will not, without the consent of Parent) (x) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, asset, contractual right, or relationship of Parent or any of its subsidiaries (other than the Company and its subsidiaries) or (y) otherwise take or commit to any action that after the Closing may limit Parent’s or its subsidiaries’ or its affiliates (other than the Company and its subsidiaries) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent or its subsidiaries or affiliates (other than the Company and its subsidiaries) or (z) enter into, or be required to take, any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement and (ii) Parent will not be required to, and the Company and its subsidiaries will not be required to (and will not without the consent of Parent), take any actions which would reasonably be expected to have a Company Material Adverse Effect. Parent has the right to direct all matters with any governmental authority consistent with its obligations hereunder. Notwithstanding anything to the contrary in the Merger Agreement, Parent will make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any governmental authority, in connection with obtaining governmental approvals for the transactions contemplated by the Merger Agreement under the HSR Act or any other regulatory laws and will take any and all steps necessary to promptly vacate, reverse or overturn any adverse decree judgment, permanent injunction or other order, including agreeing to take any of the actions set forth above, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in each case, subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views.
Notwithstanding the foregoing, to the extent there is a conflict between the foregoing and with respect to actions to be taken in connection with the Migration, the actions to be taken in connection with the Migration, as set forth in “The Merger Agreement—The Migration,” will control and govern.
The Migration
Pursuant to the Merger Agreement, prior to the Effective Time, the Company will, and will cause its subsidiaries to, take commercially reasonable efforts to carry out the actions required to effect the Migration.

Furthermore, as promptly as practicable following the date of the Merger Agreement, the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to provide all notices and obtain the Migration Contract Consents.
Promptly following such time as certain conditions related to the Contribution and the Migration Filings, as described in “The Merger Agreement—Conditions to the Contribution, Migration Filings and Merger” have been satisfied, subject to certain exceptions and the delivery of certain bring-down certificates by each of the Company and Parent on the Bring-Down Date, the Company will deliver its certificate, and Parent will deliver its certificate. Promptly following delivery of the certificates contemplated by the foregoing sentence, the Company will, and will cause its subsidiaries to effect the Contribution.
One business day after the completion of the Contribution (and no earlier than one business day after the completion of the Contribution), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to make the Migration Filings, and thereafter effect the Migration as promptly as reasonably practicable. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Closing will not occur earlier than on the next business day after the Migration (including the occurrence of clause (ii) of the definition thereof with respect to each Migrating Subsidiary) has become effective.
For more information, please see “The Merger Agreement—The Migration.”

THE MERGER AGREEMENT
The following section describes the material terms and provisions of the Merger Agreement. The description of the Merger Agreement in this section and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement and the Merger that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this section or any other information contained in this proxy statement. This section is not intended to provide you with any factual information about us. That information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in “Where You Can Find More Information.” Capitalized terms in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Merger Agreement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about the Company or modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The representations, warranties, covenants and agreements described in this section and made in the Merger Agreement by the Company, Parent and Merger Sub: (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be qualified and subject to important qualifications, limitations and supplemental information agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by matters disclosed to Parent and Merger Sub by the Company in the Company Disclosure Schedule, which disclosures were not reflected in the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement (other than to enforce payment of the applicable Merger Consideration after the Effective Time) and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, and such representations and warranties do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts at the time they were made or as of the date of this proxy statement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub because the parties may take certain actions that are either expressly permitted in the Company Disclosure Schedule delivered by the Company in connection with the execution of the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding the Company, Parent or Merger Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone and should be read in conjunction with the information provided elsewhere in this proxy statement and in our periodic and current reports, proxy statements and other documents filed with the SEC regarding us and our business. For additional information, please refer to “The Special Meeting—Questions and Additional Information.”
Additional information about us may be found elsewhere in this proxy statement and our other public filings. Please see “The Special Meeting—Questions and Additional Information” and “Where You Can Find More Information.”

Form and Effects of the Merger; Certificate of Incorporation and By-laws; Directors and Officers
Upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement, if the Merger is completed, the Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger and will continue its corporate existence as a Delaware corporation after the Merger, and all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all claims, obligations, liabilities, debts and duties of the Company and Merger Sub, shall become the claims, obligations, liabilities, debts and duties of the surviving corporation.
The surviving corporation will be a wholly-owned subsidiary of Parent, and our current stockholders will cease to have any ownership interest in the surviving corporation or rights as our stockholders. Therefore, our current stockholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation that could be realized as a result of improvements to the surviving corporation’s operations.
The certificate of incorporation of the Company will be amended at the Effective Time to read in its entirety as the certificate of incorporation of Merger Sub (other than the corporate name) until thereafter amended as provided therein or by applicable laws. The bylaws of Merger Sub in effect immediately prior to the Effective Time will be the bylaws of the surviving corporation until thereafter amended as provided therein or by applicable laws.
Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation, and the officers of the Company as of immediately prior to the Effective Time will be the initial officers of the surviving corporation.
Following the completion of the Merger, the Company’s common stock and Preferred Stock will no longer be publicly traded and will be delisted from NYSE. In addition, the Company’s common stock and Preferred Stock will be deregistered under the Exchange Act, and the Company will no longer file periodic or current reports with the SEC.
Closing and Effective Time of the Merger
The Closing of the Merger will take place remotely via the electronic exchange of documents and signatures, on a date no later than four business days after the satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver by the party having the benefit of the applicable condition of the closing conditions stated in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject, in each case, to the satisfaction or, to the extent permitted by applicable law and the Merger Agreement, waiver by the party having the benefit of the applicable condition of such conditions) or at such other date and time as the parties to the Merger Agreement may mutually agree in writing.
The Merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or at such later time as is agreed upon by the parties to the Merger Agreement and specified in the certificate of merger). We expect to complete the Merger as promptly as practicable after our common stockholders adopt the Merger Agreement (assuming the prior satisfaction or (to the extent permitted by applicable law) of the other closing conditions to the Merger, including the Migration, as described below under the caption “—Conditions to the Contribution, Migration Filings and Merger”). As of the date of this proxy statement, we expect to complete the Merger in the late third quarter or early fourth quarter of 2021; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger, including the Migration, more fully described below under the caption “—Conditions to the Contribution, Migration Filings and Merger” and we cannot specify when, or assure you that, the Company, Parent and Merger Sub will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of the Company or Parent could delay the consummation of the Merger, or prevent the Merger from being consummated.
Merger Consideration
Effect of the Merger on the Company’s Common Stock
At the Effective Time, except as noted below, each share of our common stock that is issued and outstanding immediately prior to the Effective Time will cease to be outstanding and will be automatically cancelled and converted at the Effective Time into the right to receive $56.00 in cash, without interest, subject to deductions of any applicable withholding taxes (the “Common Merger Consideration”). The following shares of common stock will not receive the Common Merger Consideration:
•	shares held by Parent or Merger Sub or any other subsidiary of Parent, which shares will be automatically cancelled without consideration;
•
shares held immediately prior to the Effective Time of the Merger by a stockholder who did not vote in favor of the Merger and who is entitled to demand and has properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 262 of the DGCL, and which shares will be entitled to payment of the fair value of such shares as may be determined to be due to such holders pursuant to Section 262 of the DGCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 262 of the DGCL); and

•
treasury shares owned directly by the Company or any direct or indirect wholly-owned subsidiary of the Company, which shares will be automatically cancelled without consideration (collectively, the “Excluded Shares”).

At the Effective Time, each holder of a certificate formerly representing any shares of common stock or evidence of shares in book-entry form (other than shares for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 262 of the DGCL) will no longer have any rights with respect to such shares, except for the right to receive the Common Merger Consideration upon surrender thereof. See “The Merger—Appraisal Rights” for more information regarding appraisal rights.
At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.
Treatment of Series A Preferred Stock
At the Effective Time, each share of Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (collectively, the “Series A Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) $25.00 (the “Preferred Amount”); plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Shares as of the Effective Time, in cash, without interest (the “Series A Preferred Merger Consideration”), subject to deductions of any applicable withholding taxes.
Treatment of Series B Preferred Stock
At the Effective Time, each share of Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (collectively, the “Series B Preferred Shares”), other than Excluded Shares, will be converted into the right to receive an amount equal to the sum of: (i) the Preferred Amount; plus (ii) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Shares as of the Effective Time, in cash, without interest (the “Series B Preferred Merger Consideration”), subject to deductions of any applicable withholding taxes.
Treatment of Options, RSUs, PRSUs, RSAs and ESPP
The Board has taken such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option and RSA to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.
Options
As a result of the Merger:
•
each Option that has a per share exercise price that is less than $56.00, will be cancelled at the Effective Time in exchange for an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of common stock subject to such Option multiplied by (y) the excess of $56.00 over the applicable per share exercise price of the Option (the “Option Merger Consideration”), subject to any applicable withholding taxes; and

•
each Option that has a per share exercise price that is equal to or greater than $56.00 will, to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and will cease to represent a right to purchase shares of common stock.

RSUs and PRSUs
As a result of the Merger, each RSU and PRSU will be cancelled and automatically converted at the Effective Time into the right to receive $56.00, in cash, without interest, for each share of common stock subject to the RSU or PRSU (the “RSU and PRSU Merger Consideration”), subject to any applicable withholding taxes.
RSAs
As a result of the Merger, each RSA will become fully vested and free of any applicable forfeiture restrictions, effective as of immediately prior to the Effective Time and each such share of common stock will cease to be outstanding and will be converted into the right to receive $56.00, in cash, without interest, subject to any applicable withholding taxes (the “RSA Merger Consideration”).
ESPP
Simultaneously in connection with the execution of the Merger Agreement, the Company: (i) caused any offering period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of the Merger Agreement to be the final offering period under the ESPP and to be terminated as of the date of the Merger Agreement; (ii) made any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treated such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the ESPP; and (iii) caused each participant’s then-outstanding ESPP Rights to terminate as of the Final Exercise Date. The Company will terminate the ESPP no later than the Effective Time.
On the Final Exercise Date, to the extent sufficient funds were credited as of such date under the ESPP within the associated accumulated payroll withholding accounts for participants to fund a share purchase for a reasonable number of shares of common stock, then such funds were used to purchase shares of common stock in accordance with the terms of the ESPP, and otherwise the current offering period terminated without a final purchase. Each share purchased under the ESPP prior to the Effective Time will be cancelled at the Effective Time and converted into the right to receive the Common Merger Consideration, subject to any applicable withholding taxes (the “ESPP Merger Consideration”). No further ESPP Rights will be granted or exercised under the ESPP after the Final Exercise Date.
As of the date of this proxy statement, there are no outstanding ESPP Rights.
As used in this summary of the Merger Agreement, “Merger Consideration” means the Common Merger Consideration, the Series A Preferred Merger Consideration, the Series B Preferred Merger Consideration, the Option Merger Consideration, the RSU and PRSU Merger Consideration, the RSA Merger Consideration or the ESPP Merger Consideration, as applicable.
Exchange and Payment Procedures
At least three business days prior to the Closing Date, Parent will designate and enter into an agreement with a paying agent reasonably acceptable to the Company to make all payments to the stockholders of the Company in accordance with the Merger Agreement, as described above. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the paying agent an amount in cash equal to the aggregate Merger Consideration.
Promptly after the Effective Time (and in any event, no later than the second business day following the Effective Time), Parent will cause the paying agent to mail to each holder of record, as of immediately prior to the Effective Time, of our shares a letter of transmittal and instructions advising such holders how to surrender their certificates in exchange for the applicable Merger Consideration. The paying agent will pay by check or wire transfer to each holder of record of certificated shares the applicable Merger Consideration such holder is entitled to receive upon the paying agent’s receipt of (i) surrendered certificates, (ii) a signed letter of transmittal and (iii) any other items reasonably required by the paying agent.
Holders of record of shares holding book-entry shares do not need to surrender any certificate or complete a letter of transmittal in order to receive payment from the paying agent. Upon receipt by the paying agent of an

“agent’s message” (or such other evidence, if any, of transfer as the paying agent may reasonably request), Parent will cause the paying agent to issue and deliver to each holder of shares represented in book-entry form, a check or wire transfer for the amount of the applicable Merger Consideration that such holder is entitled to receive in respect of such shares held by such holder.
Interest will not be paid or accrue in respect of the applicable Merger Consideration. The surviving corporation will reduce the amount of any applicable Merger Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.
At the Effective Time, we will close our stock transfer books. After our stock transfer books are closed, there will be no transfer of shares of common stock or Preferred Stock that were outstanding immediately prior to the Effective Time on the stock transfer books of the Company.
If any cash deposited with the paying agent is not claimed within 12 months following the Effective Time, such cash will be returned to the surviving corporation or its designee, and any holders of certificates or book-entry shares as of immediately prior to the Effective Time (other than Excluded Shares) who have not complied with the share exchange procedures in the Merger Agreement may thereafter only look to the surviving corporation for, only as a general creditor thereof, payment of their claims for the applicable Merger Consideration.
If the paying agent is to pay some or all of a stockholder’s applicable Merger Consideration to a person other than the person in whose name the surrendered certificate is registered, it is a condition of payment that such certificate be properly endorsed or otherwise in proper form for transfer or that any book-entry shares be properly transferred, and, in each case, that the person requesting payment shall have paid any transfer and other taxes required or have established to the reasonable satisfaction of Parent or the paying agent that such tax either has been paid or is not applicable.
The letter of transmittal will include instructions if you have lost the share certificate or if it has been stolen or destroyed. If you have lost a stock certificate, or if it has been stolen or destroyed, then, you will have to provide an affidavit to that fact and, if required by the surviving corporation, post a bond in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to such stock certificate.
Representations and Warranties
In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the matters contained in the Company Disclosure Schedule delivered by the Company in connection with the Merger Agreement. These representations and warranties relate to, among other things:
•	corporate matters related to the Company and its subsidiaries, such as due organization and good standing;
•
qualification to conduct business, corporate power and authority to carry on the Company’s businesses, and to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

•
the capital structure of the Company and its subsidiaries, including as it relates to shares of common stock issuable upon the vesting or settlement of RSUs, PRSUs and Options and shares of common stock available and reserved for issuance (but not issued) under the ESPP;

•	the due execution and delivery by, and enforceability of the Merger Agreement against, the Company;
•	the resolutions of the Board approving and regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;
•
the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable laws and orders and certain agreements to which the Company or its subsidiaries are a party, as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement (the “No Conflicts or Consents Representation and Warranty”);

•	governmental authorizations required in connection with the Merger;

•	the vote required of the stockholders of the Company for the adoption of the Merger Agreement;
•	the Company’s filings with and other documents furnished to the SEC since January 1, 2019 and the financial statements included or incorporated by reference therein;
•	the Company’s disclosure controls and procedures and internal controls over financial reporting;
•	the absence of undisclosed liabilities;
•	the absence of certain changes or events;
•	tax matters;
•	employee benefits matters;
•	absence of certain litigation;
•	compliance with applicable laws, licenses and permits;
•	environmental matters and compliance with environmental laws by the Company and its subsidiaries;
•	material contracts of the Company and its subsidiaries;
•	real property;
•	intellectual property;
•	labor and employment matters;
•	the inapplicability of state takeover statutes or regulations to the Merger;
•	finders’ and brokers’ fees and expenses;
•	the opinion of Centerview with respect to the fairness of the Common Merger Consideration;
•	privacy and data security;
•	insurance matters;
•	certain matters related to the container leases of the Company and its subsidiaries; and
•	anti-corruption, sanction and export controls matters.
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	corporate matters related to Parent and Merger Sub, such as due organization and good standing;
•
qualification to conduct business, corporate power and authority to carry on Parent’s and Merger Sub’s respective businesses, and to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

•	the due execution and delivery by, and the enforceability of the Merger Agreement against, Parent and Merger Sub;
•	the resolutions of the boards of directors of Parent and Merger Sub approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;
•
the absence of violations of, or conflicts with, the governing documents of Parent and Merger Sub, applicable laws and orders and certain agreements to which Parent or Merger Sub is a party, as a result of Parent and Merger Sub entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

•	governmental authorizations required in connection with the Merger;
•	absence of certain litigation;
•	finders’ and brokers’ fees and expenses;

•	operation and ownership of Merger Sub;
•	ownership of shares of the Company’s common stock; and
•	sufficiency of funds to satisfy the obligations of Parent and Merger Sub under the Merger Agreement and in connection with the consummation of the transactions contemplated by the Merger Agreement.
Material Adverse Effect Definitions
Many of the representations and warranties made by the Company to Parent and Merger Sub in the Merger Agreement are qualified by what is material or what may cause a Company Material Adverse Effect.
For purposes of the Merger Agreement, a “Company Material Adverse Effect” means:
•	any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has:
○
resulted or would reasonably be expected to result in a material delay or impediment to the ability of the Company to consummate the Merger or the other transactions contemplated by the Merger Agreement; or

○
had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, but excluding, in certain circumstances, any facts, circumstances, occurrences, effects, changes, events or developments arising from:

•	conditions affecting the United States economy generally;
•
political conditions (or changes in such conditions) in the United States (including the State of Delaware or any state in which the Company or its subsidiaries operate), declared or undeclared acts of war, sabotage or terrorism, epidemics, pandemics or other contagion, including COVID-19 (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date of the Merger Agreement;

•
changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates;

•	changes required by GAAP (or interpretations thereof by Financial Accounting Standards Board or any governmental authority);
•	changes in any laws (or interpretations thereof by a governmental authority);
•	changes that are generally applicable to the industries in which the Company and its subsidiaries operate;
•
any failure by the Company to meet any internal or publicly available projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the capital stock of the Company (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception);

•
the negotiation, execution or delivery of the Merger Agreement, the performance by Company and its subsidiaries of their obligations hereunder or the public announcement as to the identity of the parties to the Merger Agreement or pendency of the Merger or any of the other transactions contemplated thereby, including the impact of such public announcement on relationships, contractual or otherwise with customers, suppliers or employees of the Company and its subsidiaries (it being understood that this will not apply to any representation or warranty set forth in the No Conflicts or Consents Representation and Warranty or the conditions to Parent’s and Merger Sub’s obligation to commence the Migration Filing or consummate the Closing set forth in the first three bullets in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Obligations of Parent and Merger Sub to Commence the Contribution and Migration Filings,” in each case, solely to the extent related to the foregoing representations and warranties);
•
changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception);

•	the occurrence of natural disasters or weather conditions adverse to the business being carried on by the Company and its subsidiaries;
•
stockholder litigation arising from or relating to the Merger Agreement or the Merger, including any action alleging or asserting any misrepresentation or omission in any documents (including exhibits and all other information incorporated therein) filed with or furnished to the SEC; or

•
any action taken or refrained from being taken by the Company that is required to be taken or prohibited from being taken, respectively pursuant to the Merger Agreement, or is taken or refrained from being taken with the prior written consent or at the express direction of Parent;

except, in the case of the first, second, third, fourth, fifth, sixth or tenth bullet above, to the extent disproportionately affecting the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and is subsidiaries operate, in which case only the incremental disproportionate effect will be taken into account.
Some of the representations and warranties made by Parent and Merger Sub to the Company in the Merger Agreement are qualified by what is material or what may cause a Parent Material Adverse Effect. For purposes of the Merger Agreement, a “Parent Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, would or would be reasonably expected to prevent, materially impede or materially delay the ability of Parent or Merger Sub to perform its obligations under the Merger Agreement or consummate the Merger and pay the aggregate Merger Consideration and other amounts required to be paid by Parent and Merger Sub under the Merger Agreement.
Conduct of Business Pending the Merger
We have agreed in the Merger Agreement that, until the Effective Time, subject to certain exceptions in the Company Disclosure Schedule, except as any other provision of the Merger Agreement expressly contemplates or expressly requires, as required by applicable law, or rules and regulations of the SEC or NYSE, for any action taken by us to the extent necessary, desirable or appropriate in order to effect the Migration, or to the extent consented to in writing by Parent (which consent cannot be unreasonably withheld, delayed or conditioned), we
•
will, and will cause our subsidiaries to conduct our and their respective business only in the ordinary course of business consistent with past practice, and use our commercially reasonable efforts to (i) preserve intact our present business organization, (ii) maintain in effect all of our material permits, and (iii) maintain satisfactory relationships with our customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with us; and

•	will not, and will not permit our subsidiaries to:
○
declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, other than (x) dividends and distributions by one of our direct or indirect wholly-owned subsidiaries to its parent, (y) dividends on our common stock (not to exceed $0.30 per share per quarter) solely to the extent made on payment dates that correspond to record dates on June 28, 2021, September 27, 2021, and December 27, 2021, and (z) dividends on the Preferred Stock pursuant to the certificate of designations;

○	split, combine, subdivide, recapitalize or reclassify any of our capital stock, securities convertible into or exchangeable or exercisable for any of our capital stock or any other equity interests;
○
issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for our capital stock, other equity interests or voting securities other than the issuance of common stock upon the exercise of Options or the vesting of PRSUs and RSUs in existence as of the date of the Merger Agreement or issued after the date of the Merger Agreement in compliance with the Merger Agreement, in compliance and in accordance with the terms thereof; purchase, redeem, exchange or otherwise acquire, or offer to purchase, redeem, exchange or otherwise acquire, any of our capital stock, voting securities or other equity interests or any of our securities convertible into or exchangeable or exercisable for our capital stock, voting securities or other equity interests, or any warrants, calls, options or other rights to acquire our capital stock, securities or interests (excluding the settlement by the Company of Options, PRSUs or RSUs in accordance with the terms thereof in effect as of the date of the Merger Agreement or the withholding of shares to satisfy tax obligations with respect to Options, PRSUs or RSUs);
○
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien, or authorize any of the foregoing with respect to any shares of capital stock of the Company or any of its subsidiaries, other than the issuance of shares of common stock upon the exercise of Options or vesting of PRSUs or RSUs or purchase rights under the ESPP in existence as of the date of the Merger Agreement or issued after the Merger Agreement in compliance and in accordance with the terms of the Merger Agreement; any new Options, RSUs, PRSUs or other equity interests of the Company or any of its subsidiaries, other than in compliance and in accordance with the terms of the Merger Agreement; any other securities convertible into or exchangeable or exercisable for capital stock or other equity interests in the Company or any of its subsidiaries; or any other warrants, calls, options or other rights to acquire any capital stock or other equity interests in the Company or any of its subsidiaries;

○	amend the Company’s certificate of incorporation or bylaws or the organizational documents of any of its subsidiaries (whether by merger, consolidation or otherwise);
○
make or adopt any material change in its accounting methods, principles or practices, except as required by a change in GAAP or applicable law (or interpretations thereof by any governmental authority);

○
directly or indirectly acquire, whether by merger, consolidation, acquisition of stocks or assets or otherwise, any equity interest in, or any business or assets of, any third party, subject to certain exceptions, including, but not limited to, (i) acquisitions in the ordinary course of business consistent with past practice; (ii) acquisitions pursuant to Contracts or purchase orders in existence on the date of the Merger Agreement in accordance with the terms thereof; (iii) acquisitions of shipping containers in connection with sale/leaseback transactions in an amount not to exceed $50,000,000 in the aggregate; provided that the Company will provide advance notice to Parent of the entry into any such transaction in excess of $30,000,000 in the aggregate; or (iv) acquisitions of shipping containers in an amount not to exceed $50,000,000; provided that the Company will provide advance notice to Parent of the entry into any such transaction in excess of $20,000,000;

○
sell, lease, license, mortgage, sell and leaseback or otherwise subject to any lien, or otherwise dispose of any of our properties or assets, including shipping containers, or any interests therein, subject to certain exceptions, including, but not limited to, those pursuant to material contracts in existence on the date of the Merger Agreement in accordance with the terms thereof; in an amount not to exceed $5,000,000 in the aggregate, except for disposal by sale in the ordinary course of business of trading or end-of-useful life shipping containers that are not on lease;

○
create, incur, issue, refinance, assume, guarantee or become obligated with respect to any additional indebtedness or cancel any indebtedness or waive any rights of value under existing indebtedness, subject to certain exceptions, including, but not limited to, (i) the incurrence of additional indebtedness (except as permitted in the Merger Agreement) not to exceed $50,000,000 in the aggregate which is capable of being repaid in full on or after the Effective Time at any time without any penalty or premium; and (ii) the refinancing of existing indebtedness in an amount no greater than $67,000,000 in the aggregate at no greater than the interest rate in effect with respect to the current indebtedness and on other terms no less favorable in the aggregate;

○	enter into any collective bargaining agreement;

○
settle or compromise, or offer or propose to settle or compromise, (i) any litigation, investigation, arbitration, proceeding or other claim or dispute, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration other than settlements, releases, dismissals, dispositions or compromises of litigation that involve the payment of monetary damages (excluding monetary damages that are fully covered by the Company’s insurance policies) in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate by the Company or its subsidiaries and do not (a) involve injunctive relief or impose restrictions on the business or operations of the Company and its subsidiaries, or (b) knowingly involve any admission of any material violations of law; (ii) stockholder litigation or dispute against the Company or any of its officers or directors; or (iii) any litigation, arbitration, proceeding, or dispute that relates to the Merger Agreement or the transactions contemplated thereby, in each case, subject to the terms of the Merger Agreement;

○
make, change or revoke any material election with respect to taxes; file any amended material tax return; settle or compromise any material tax claim, audit or assessment; prepare or file any material tax return in a manner inconsistent with past practice; adopt or change any material tax accounting method; change any material tax accounting period; enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund; offset or reduction in tax; consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment (other than any such extensions or waivers automatically granted); or, if it would have the effect of materially increasing the tax liability or materially reducing any tax asset of the Company or any of its subsidiaries, Parent or any affiliate of Parent, take or omit to take any other action outside the ordinary course of business;

○
except in the ordinary course of business consistent with past practice (i) enter into, terminate or materially amend or modify any material contract (other than as permitted by the Merger Agreement) or contract that, if in effect on the date of the Merger Agreement, would have been a material contract or (ii) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim by or against the Company or any of its subsidiaries or material liability or obligation owing to the Company or any of its subsidiaries under, any material contract;

○
adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its subsidiaries other than the transactions contemplated by the Merger Agreement;

○
subject to certain exceptions, incur any capital expenditure or any obligations or liabilities in respect thereof, except in an amount no greater than $1,100,000,000 in the aggregate for fiscal year 2021;

○	subject to certain exceptions, make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business consistent with past practice;
○	fail to maintain existing material insurance policies or comparable replacement policies;
○
except for non-exclusive licenses granted in the ordinary course of business consistent with past practice or the expiration or lapse of non-material Company intellectual property by its terms, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any lien (other than permitted liens) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Company intellectual property;

○
subject to certain exceptions or as required by the terms of a Company benefit plan in effect on the date of the Merger Agreement or applicable law, (i) grant or increase any severance, retention or termination pay to, or enter into, amend or renew any severance, retention, termination, employment, consulting, retirement, deferred compensation, change in control, transaction bonus or other similar contract with any current or former service provider or increase benefits payable under any existing severance or termination pay policies or employment or consulting agreements, (ii) discretionarily accelerate the vesting or payment or otherwise amend the terms of any equity or equity-based awards (including all currently outstanding Company equity awards) held by any current or former service provider, (iii) establish, adopt, enter into or materially amend or alter the prior interpretation of any Company benefit plan or any collective bargaining agreement, (iv) increase the compensation, bonus or other benefits provided to any current or former service provider (other than annual increases in base compensation in the ordinary course of business for service providers who are not Key Executives, not to exceed 3% of current salaries for all such service providers in the aggregate) or (v) hire any new service provider who would be a key employee, or terminate the employment or service of any key employee other than for “cause” or for performance reasons;
○	enter into, amend in any material respect, assign, terminate, or otherwise waive any material right under, any real property lease; or
○	agree to take any of the foregoing actions.
Proxy Statement and Special Meeting
The Merger Agreement provides that, as soon as reasonably practicable after June 17 2021, the date of the Merger Agreement (but in no event later than 15 business days after such date), the Company will, in consultation with Parent, prepare and file with the SEC a preliminary proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the Special Meeting to be held for purposes of voting upon the adoption of the Merger Agreement.
In addition, the Company is required to, after the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement, (i) establish a record date for, duly call, give notice of, convene and hold the Special Meeting and (ii) cause the Proxy Statement to be mailed to the holders of shares of common stock as of the record date established for the Special Meeting, and cause the Special Meeting to be held as soon as reasonably practicable following such mailing (but in no event more than 45 days after the date of such mailing). This proxy statement fulfills such obligation.
Notwithstanding the above, the Company may not adjourn or postpone the Special Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law, (ii) if the Company reasonably believes in good faith that it is necessary to ensure that any supplement or amendment to the Proxy Statement that is legally required or may be advisable (including in the event that, and respect of, any objection that is raised by any stockholder of the Company to the sufficiency or accuracy of the Proxy Statement) is timely provided to the stockholders of the Company, or (iii) to solicit additional proxies if there are insufficient votes to constitute a quorum necessary to conduct the business of the Special Meeting, or if on the date of the Special Meeting, the Company has not received proxies representing a sufficient number of shares of common stock necessary to obtain the Stockholder Approval and except to the extent that the Board has made a Company Adverse Recommendation Change as permitted by (and solely pursuant to the terms of) the Merger Agreement, the Company will continue to use all reasonable best efforts to assist in the solicitation of proxies from stockholders relating to the Stockholder Approval; provided, that unless otherwise agreed by the parties, the Special Meeting may not be postponed or adjourned to a date that is more than 10 days after the date for which the then most-recent Special Meeting was scheduled (excluding any adjournments or postponements required by applicable law).
The Company agreed that no matters will be brought before the Special Meeting other than the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. The Company also agreed to keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to stockholders; provided, that the Company will, upon the request of Parent, use its reasonable best efforts to cause Georgeson to advise Parent on a not less than daily basis during the last 10 business days prior to the date of the Special Meeting as to the aggregate tally of the proxies received by the Company with respect to the Stockholder Approval.
Alternative Proposals; Change in Recommendation; Intervening Events
Alternative Proposals
As used in this proxy statement, an “Alternative Proposal” means any inquiry, offer, indication of interest or proposal from any third party or group of third parties (other than Parent and its subsidiaries, including Merger Sub) that: (a) relates to the acquisition directly or indirectly, in a single transaction or a series of transactions, of (i) 15% or more of the assets of the Company and its subsidiaries, taken as a whole (based on the fair market value of such assets and including in the valuation of such assets or the capital stock of the Company’s subsidiaries) or (ii) any amount of voting equity interests in the Company or one of its subsidiaries, which, together with any other voting equity interests beneficially owned by such third party, would be equal to 15% or more of the issued and outstanding voting equity interests in the Company; (b) involves any tender offer or exchange offer that, if consummated, would result in any such third party owning, directly or indirectly, voting equity interests in the Company or of its subsidiaries equal to 15% or more of the voting equity interests in the Company or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company; (c) involves any merger, consolidation, business combination, binding share exchange or similar transaction, in each case, involving the Company or any of its subsidiaries pursuant to which any such third party (or the stockholders of such third party) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company, the resulting direct or indirect parent of the Company or one or more of the Company’s subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company, or, in the case of a merger, of the surviving entity in such merger; or (d) involves any recapitalization, liquidation or dissolution, in each case, of the Company or any of its subsidiaries that are operating subsidiaries and material to the business of the Company and its subsidiaries, taken as a whole.
Except as permitted by the terms of the Merger Agreement described below, until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to and in accordance with the Superior Proposal Termination Provision, the Company is not permitted to, may not allow its subsidiaries to, nor authorize or permit its and its subsidiaries representatives to, directly or indirectly:
•
solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal;

•	subject to certain exceptions described below:
○
conduct or engage in any discussions or negotiations with, disclose or afford access to any non-public information relating to the Company, or any of its subsidiaries, to, or to knowingly assist, participate in, knowingly facilitate, or knowingly encourage any effort by, any third party that is seeking to make, or has made, any Alternative Proposal;

○
except where the Board (or a committee thereof) makes a good faith determination, after consultation with outside legal counsel and its financial advisor, that the failure to do so would be inconsistent with its fiduciary duties under applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or

enter into any agreement, letter of intent, term sheet or other agreement relating to any Alternative Proposal (each, a “Company Acquisition Agreement”).
Except as expressly permitted as described below, until the Effective Time, or, if earlier, the termination of the Merger Agreement pursuant to and in accordance with the Superior Proposal Termination Provision, the Company is further required to cease any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the execution of the Merger Agreement with respect to any Alternative Proposal, and must use its commercially reasonable efforts to cause (and must send written notice demanding that) any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its subsidiaries to return or destroy all such information.
However, the Board (or a committee thereof), directly or indirectly through any representative, may, prior to the receipt of the Stockholder Approval and subject to the terms of the Merger Agreement described in the following paragraph: (i) participate in negotiations or discussions with any third party, that has made (and not withdrawn) a bona fide Alternative Proposal in writing that was not solicited in violation of the Company’s obligations under the Merger Agreement and that the Board (or a committee thereof) believes in good faith, after consultation with the Company’s outside legal counsel and its financial advisor, constitutes or could reasonably be expected to result in a Superior Proposal; (ii) enter into, and thereafter furnish to such third party non-public information relating to the Company or any of its subsidiaries pursuant to, an executed confidentiality agreement (a copy of such third party non-public information (to the extent such non-public information has not been previously made available by the Company to Parent) and such acceptable confidentiality agreement will be provided to Parent substantially contemporaneously); and (iii) following receipt of and on account of a Superior Proposal, and subject to the terms of the Merger Agreement, make a Company Adverse Recommendation Change or terminate the Merger Agreement pursuant to and in accordance with the Superior Proposal Termination Provision; or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in clauses (i) through (iv), only if the Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law or in violation of any order of a court of competent jurisdiction. The Board is also permitted to disclose to the Company’s stockholders a position under Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal, if the Board (or a committee thereof) determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable law, but this permission to disclose does not permit the Board to make or disclose a Company Adverse Recommendation Change, except to the extent otherwise permitted by the Merger Agreement, as described below.
Furthermore, the Board or any committee thereof may take the actions described in the immediately foregoing paragraph only after delivering to Parent prior written notice of its intent to take such action. The Company is required to notify Parent promptly (and no later than one business day) after it obtains (i) knowledge of the receipt by the Company (or any of its representatives) of any Alternative Proposal, (ii) any inquiry that would reasonably be expected to lead to an Alternative Proposal, (iii) any request for non-public information relating to the Company or its subsidiaries or (iv) any request for access to the business, properties, assets, books, or records of the Company or its subsidiaries by any third party in connection with an Alternative Proposal. In such notice, the Company must identify the third party making, and the material terms and conditions of, any such Alternative Proposal, indication or request. The Company is also required to keep Parent reasonably informed of the status and material terms of any Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof.
Change in Recommendation; Intervening Events
Except as permitted by the terms of the Merger Agreement described below, a “Company Adverse Recommendation Change” means the Board or any applicable committee thereof:
•
failing to make, withdrawing, amending, modifying or materially qualifying, in a manner adverse to Parent, its unanimous recommendation that the common stockholders of the Company vote to adopt the Merger Agreement;

•
failing to include the Board’s unanimous recommendation that the common stockholders of the Company vote to adopt the Merger Agreement a in the Proxy Statement that is mailed to the Company’s common stockholders;

•	recommending an Alternative Proposal;
•	failing to recommend against acceptance of any tender offer or exchange offer for shares of common stock within 10 business days after the commencement of such offer;
•	making any public statement materially inconsistent with the Board’s unanimous recommendation that the common stockholders of the Company vote to adopt the Merger Agreement; or
•	resolving or agreeing to take any of the foregoing actions.
Except as expressly permitted by the Merger Agreement, neither the Board nor any committee thereof may effect a Company Adverse Recommendation Change, enter into a Company Acquisition Agreement or terminate the Merger Agreement pursuant to the Superior Proposal Termination Provision. Notwithstanding the foregoing, at any time prior to the receipt of the Stockholder Approval, the Board (or any committee thereof) may effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to the Superior Proposal Termination Provision and enter into a Company Acquisition Agreement, if:
•
the Company notifies Parent, in writing, at least four business days before making a Company Adverse Recommendation Change or terminating the Merger Agreement pursuant to the Superior Proposal Termination Provision and entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal;

•
the Company provides with such notice the most current version of the proposed agreement reflecting the Superior Proposal and any material documents related thereto, and summarizes in reasonable detail any material terms and conditions of such Superior Proposal that are not reflected in the proposed agreement with respect to such Superior Proposal and the identity of the third party making such Superior Proposal;

•
during the period of four business days after which the Company provides notice to Parent, the Company makes its representatives reasonably available, negotiates with Parent in good faith, and causes its representatives to negotiate with Parent in good faith, to make such adjustments in the terms and conditions of the Merger Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes in good faith to make such adjustments (and in the event that, after commencement of such period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Company must provide a new notice to Parent at least three business days before the Company effects a Company Adverse Recommendation Change (it being understood that there may be multiple extensions)); and

•
the Board (or a committee thereof) determines in good faith, after consulting with outside legal counsel and its financial advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent to the terms and conditions of the Merger Agreement during the period after which the Company provides notice to Parent.

As used in this proxy statement, a “Superior Proposal” means a bona fide unsolicited written Alternative Proposal (except that, for purposes of this definition, each reference in the definition of “Alternative Proposal” to “15%” will be deemed to be a reference to “50%”) that the Board determines in good faith, (after consultation with its outside legal and financial advisors), taking into account all legal, regulatory and financial aspects of the proposal (including conditionality, expected timing and likelihood of consummation of the proposal) (x) is reasonably likely to be consummated in accordance with its terms, and (y) is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of the Merger Agreement committed to in writing by Parent in response to such Superior Proposal pursuant to the terms of the Merger Agreement described above).
Notwithstanding the foregoing, but subject to certain exceptions set forth above and in the Merger Agreement, prior to the receipt of the Stockholder Approval, the Board may effect a Company Adverse Recommendation Change if:
•
an event, change, effect, development or occurrence, or any consequence thereof that becomes known to the Board after the date of the Merger Agreement that (i) was not known, (or if known, the consequences of which were not reasonably foreseeable), to the Board as of or prior to the date of the Merger Agreement and did not result from a breach of the Merger Agreement by the Company and (ii) does not relate to or involve an Alternative Proposal (an “Intervening Event”) occurs;

•
the Board (or such committee) determines in good faith, after consulting with outside legal counsel and its financial advisor that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law;

•
prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least two business days before taking such action of the Board’s (or such committee’s) intent to consider such action, and which notice shall include a reasonably detailed description of the underlying facts giving rise to the Intervening Event, and the reasons the Board (or such committee) proposes to take, such action;

•
during such two business day period after the Company provides notice to Parent, the Company negotiates with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that the underlying facts giving rise to the Intervening Event, and the reasons the Board (or such committee) proposes to take such action, cease to constitute circumstances causing the Board to propose making a Company Adverse Recommendation Change, if Parent, in its discretion, proposes in good faith to make such adjustments; and

•
the Board (or such committee) determines in good faith, after consulting with outside legal counsel and its financial advisor and taking into account any adjustments made by Parent during such two business day period after the Company provides notice to Parent, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding any Company Adverse Recommendation Change, unless the Merger Agreement has been earlier terminated in accordance with the terms thereof (including by the Company under the Superior Proposal Termination Provision), the Merger Agreement will be submitted to the Company’s common stockholders at the Special Meeting; provided, however, that if the Board has made a Company Adverse Recommendation Change (i) with respect to a Superior Proposal, then the Board may recommend approval of such Superior Proposal by the common stockholders of Company or (ii) based on an Intervening Event, then the Board may submit the Merger Agreement to Company’s common stockholders without recommendation, in which event the Board will communicate the basis for its recommendation of such Superior Proposal or the basis for its lack of a recommendation with respect to the Merger Agreement and the transactions contemplated hereby to Company’s common stockholders in the Proxy Statement or an appropriate amendment or supplement thereto.
Filings and Efforts to Consummate the Merger
Each of the Company, Parent and Merger Sub have agreed to use their respective reasonable best efforts to take all action and to do all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement, including (i) preparing and filing with any governmental authority all applications, notices, petitions, filings, ruling requests and other documents, (ii) taking all steps necessary to obtain all consents commercially reasonable to be obtained from any governmental authority to consummate the transactions contemplated by the Merger Agreement and (iii) obtaining and maintaining all approvals and consents from, and providing all notices to, any other third party that are necessary to consummate the transactions contemplated by the Merger (including those required to maintain in effect after the Closing all contracts relating to the Company’s indebtedness without any default thereunder), including taking the following steps:
•
making an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated by the Merger Agreement within 15 business days of the date of the Merger Agreement, which filings were made on July 9, 2021;

•
making such other filings with any other governmental entities that may be required under applicable regulatory laws, including without limitation, any such filings required pursuant to the regulatory laws of (i) the Republic of Korea and Turkey and (ii) any other countries outside of the United States, in each case, pertaining to pre-merger notification and regulation of terms and conditions of merger transactions, as reasonably promptly as practicable;

•
not extending any waiting period under the HSR Act, or enter into any agreement with the FTC, the DOJ or any other governmental authority not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other party to the Merger Agreement (which will not be unreasonably withheld, conditioned or delayed); and

•
supplying any additional information or documentation that may be requested pursuant to the HSR Act or any other regulatory law and using reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable regulatory law as soon as practicable (including complying with any “second request” for information or similar request pursuant to any other applicable regulatory law).

Notwithstanding the foregoing, to the extent there is a conflict between the foregoing and with respect to actions to be taken in connection with the Migration, the actions to be taken in connection with the Migration, as set forth in “—The Migration.”
In connection with the foregoing, each of the Company and Parent has agreed to:
•	cooperate with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party;
•	keep each other informed with respect to any communications received from any governmental authority or in connection with any proceeding by a private party;
•	consult with each other in advance of any meeting or conference with any governmental authority or, in connection with any proceeding initiated by a private party, such private party;
•	subject to certain exceptions, permit the other to review in advance any submission, filing or communication to any governmental authority; and
•
use reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the Merger or other transactions contemplated by the Merger Agreement by any applicable governmental authority.

Notwithstanding the foregoing, (A) Parent will not be required to (and the Company will not, without the consent of Parent) (x) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any business, product line, asset, contractual right or relationship of Parent or any of its subsidiaries (other than the Company and its subsidiaries) or (y) otherwise take or commit to take any action that after the Closing may limit Parent’s or its subsidiaries’ or its affiliates’ (other than the Company and the Company’s subsidiaries’) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent or its subsidiaries or affiliates (other than the Company and its subsidiaries) or (z) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority in connection with the transactions contemplated by the Merger Agreement and (B) Parent will not be required to, and the Company and its subsidiaries will not be required to (and will not without the consent of Parent), take any actions which would reasonably be expected to have a Company Material Adverse Effect (each such condition and action described in clause (A) (as it relates to Parent) and clause (B) (as it relates to the Company and its Subsidiaries) that the applicable party hereto is not required to accept or take, a “Burdensome Condition”).
Parent has the right to direct all matters with any governmental authority consistent with the obligations under the Merger Agreement. Notwithstanding the foregoing, Parent will make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any governmental authority, in connection with obtaining governmental approvals for the transactions contemplated by the Merger Agreement under the HSR Act or any other regulatory laws, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Merger and the other transactions contemplated by the Merger Agreement, in each case, subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views.
Employee Matters
Effective as of, and continuing for a period of not less than 12 months following the Closing Date, Parent, the surviving corporation or one of their respective affiliates will be required to provide or cause each continuing employee to be provided with (i) base salary or wages that are no less favorable than those provided to such continuing employee immediately prior to the Closing Date, (ii) short-term cash incentive compensation opportunities that are no less favorable than those provided to such continuing employee immediately prior to the Closing Date, (iii) if applicable, RSUs and PRSUs, or a cash-based incentive award equivalent thereto, with an aggregate grant date fair value no less favorable than the aggregate grant date fair value of the RSU and/or PRSUs provided to such continuing employee in 2021; and (iv) other employee benefits that are substantially comparable in the aggregate to those provided to such continuing employee immediately prior to the Closing Date, subject to certain exceptions.
With respect to any employee benefit plan, program, practice, policy or arrangement maintained or contributed to by Parent, the surviving corporation or any of their respective affiliates in which any continuing employee is eligible to participate on or after the Closing Date, for the purposes of determining eligibility to participate and vesting (but not for (i) benefit accrual purposes (except for vacation, sick leave, paid time off and severance) or (ii) vesting under any equity compensation plan, as applicable), such continuing employee’s service with the Company or any of its subsidiaries (or any predecessor entity thereof) prior to the Closing Date will be treated as service with Parent, the surviving corporation and their respective affiliates to the same extent and for the same purpose as such continuing employee was entitled, immediately before the Closing Date, to credit for such service under any analogous Company benefit plan; provided that the foregoing will not apply to the extent that it would result in any duplication of benefits or compensation.
Parent, the surviving corporation and their respective affiliates will use reasonable best efforts to cause each Parent welfare benefit plan (i) to waive any and all eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, pre-existing condition limitations and other exclusions and limitations regarding the continuing employees and their spouses, domestic partners and dependents to the extent waived, satisfied or not applicable under the analogous Company benefit plan, and (ii) to recognize for each continuing employee for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent benefit plan any deductible, co-payment and out-of-pocket expenses paid by such continuing employee and his or her spouse, domestic partner and dependents under the analogous Company benefit plan during the plan year of such Company benefit plan in which the Closing Date occurs.

If directed in writing by Parent at least 10 business days prior to the Closing Date, the Company and its subsidiaries must terminate (or cause to be terminated) any Company benefit plan (including the Equity Incentive Plans) that can be legally terminated by the Company or a subsidiary with such termination effective, in the case of any Company 401(k) plan, as of the day immediately prior to the Closing Date and, in the case of any other Company benefit plan as of the Closing Date (or as soon as administratively practicable thereafter). If a Company 401(k) plan is terminated pursuant to the above, Parent will use reasonable best efforts to cause one or more Parent 401(k) plans to allow each continuing employee to make a “direct rollover” (including the in-kind rollover of notes evidencing outstanding participant loans) to the Parent 401(k) plan of all or any portion of the vested account balances of such continuing employee under the Company 401(k) plan in which each such continuing employee participated prior to the Closing if such direct rollover is elected in accordance with applicable law by each such continuing employee.
Director and Officer Indemnification
For six years after the Effective Time, the surviving corporation will, and Parent will cause the surviving corporation and any successor to, indemnify and hold harmless, to the fullest extent permitted by applicable law, the individuals who served as officers and/or directors of the Company and its subsidiaries at any time prior to the Effective Time, against all claims, losses, liabilities, damages, judgments, inquiries, fines and is required to advance any fees, costs and expenses (including the reasonable attorneys’ fees, expenses and disbursements of counsel of the such director’s and/or officer’s choosing) incurred or arising in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such director’s and/or officer’s service as an officer, employee, fiduciary, agent or director at or prior to the Effective Time, or services performed by such director and/or officer, at the request of the Company or any of its subsidiaries, as a fiduciary under any employee benefit plan, in each case to the extent they arise out of (i) matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time, (ii) matters related to the Merger Agreement and the transactions contemplated thereby and (iii) actions to enforce such director’s and/or officer’s indemnification or advancement right.
For six years after the Effective Time, Parent is required to maintain in effect provisions in the surviving corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the surviving corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company’s certificate of incorporation and bylaws as of the date of the Merger Agreement.
Directors’ and Officers’ Insurance
Prior to the Effective Time, Parent and Merger Sub are required to obtain, and fully pay the premium for, a non-cancelable extension of the Company’s existing directors’ and officers’ insurance policies and fiduciary liability insurance policies in place as of the date of the Merger Agreement, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Time and on terms and conditions and with retentions and limits of liability that are at least as favorable to the insureds as those contained in the Company’s existing policies; provided that if the aggregate cost for such insurance coverage for any one policy year exceeds 300% of the current annual premium paid by the Company, Parent and Merger Sub are instead obligated to obtain corresponding policies with the best available coverage for an aggregate cost in each policy year within such six-year period of 300% of the current annual premium paid by the Company.
Access and Reports
Subject to certain exceptions and limitations, throughout the period prior to the Effective Time, the Company must, subject to certain exceptions, afford to the officers and other representatives of Parent reasonable access, during normal business hours, to the Company’s and its subsidiaries’ officers, properties, offices and other facilities and their respective books, contracts, personnel files and records, and, during such period, the Company and its subsidiaries are required to furnish all information concerning their respective business, properties and personnel as may reasonably be requested by Parent its representatives from time to time.
The Company must also give prompt notice to Parent, and Parent must give prompt notice to the Company, of any (i) notice or other communication received from any governmental authority in connection with the transactions contemplated by the Merger Agreement or from any third-party alleging that the consent of such third-party is or may be required in connection with such transactions and (ii) action, suit, claim, investigation or proceeding commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its subsidiaries which relate to the transactions contemplated by the Merger Agreement.
Financing Cooperation
The Company is required to use commercially reasonable efforts to, and is required to cause each of the its subsidiaries and its and their respective representatives to use its and their commercially reasonable efforts to, in each case, at Parent’s sole cost and expense, provide reasonable cooperation and assistance as is customary and reasonably requested by Parent in connection with Parent obtaining any debt financing in connection with the Merger Agreement and the transactions contemplated thereby (the “Anticipated Financing”), including furnishing Parent with such pertinent and customary information regarding the Company and its subsidiaries (including information to be used in the preparation of one or more information packages or disclosure documents regarding the business and operations of the Company and its subsidiaries) as is necessary or customary and as may be reasonably requested by Parent for the arrangement or marketing of any Anticipated Financing.
The Migration
Prior to the Effective Time, the Company will, and will cause its subsidiaries to, take commercially reasonable efforts to carry out the actions required to (i) effect the domestication of the Migrating Subsidiaries as Delaware limited liability companies under the applicable laws of Delaware and discontinuation as exempted companies or corporations, as applicable, under the applicable laws of Bermuda or Barbados, as applicable, and (ii) after the effectiveness of the domestications and discontinuances described in the foregoing clause (i), with respect to each Migrating Subsidiary, cause each such Migrating Subsidiary to end its fiscal year at least one business day following the effectiveness of the discontinuation of the applicable Migrating Subsidiary, pursuant to the foregoing clause (i) (clauses (i) and (ii) collectively, the “Migration”).
Furthermore, as promptly as practicable following the date of the Merger Agreement, the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to provide all notices and obtain all material consents from counterparties to (i) certain of the Company’s debt agreements and (ii) all other contracts of the Company and its subsidiaries, in each case, necessary under such contracts in order to consummate the Contribution (as defined below) and the Migration without any material breach or default thereunder (clauses (i) and (ii) collectively, the “Migration Contract Consents”); provided that, subject to certain exceptions, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or any Company subsidiary will pay any material consent or other similar fee, payment or consideration or, make any other material concession or accommodation (financial or otherwise) or provide any additional security (including a guaranty), to obtain such Migration Contract Consents. In the event that the Company is unable to obtain the Key Contract Consents, or the Company requests that Parent consent to the payment of a consent fee (plus fees and expenses) or similar payment in connection with obtaining the Key Contract Consents and Parent does not provide such consent, then the Company and Parent will cooperate in good faith for 10 days to mutually agree on an alternative course of action. If after such 10 day period has passed, or such longer period as mutually agreed to by the Company and Parent in writing, no alternative course of action has been mutually agreed, the Company will take certain other actions.
Promptly following the satisfaction of all of the conditions set forth in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Obligations of Parent and Merger Sub to Commence the Contribution and Migration Filings” have been satisfied, other than the sixth bullet in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Obligations of Parent and Merger Sub to Commence the Contribution and Migration Filings,” and the fourth bullet in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Company’s Obligation to Commence the Contribution and Migration Filing,” subject to the delivery of certain bring-down certificates by each of the Company and Parent, and in any event within one business day thereafter (such date of delivery, the “Bring-Down Date”), the Company will deliver its certificate, and Parent will deliver its certificate. Promptly following delivery of the certificates contemplated by the foregoing sentence (and no earlier than such time), and in any event no later than one business day thereafter (such time, the “Migration Commencement Time”), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to take the actions set forth in the Merger Agreement (the “Contribution”). One business day after the completion of the Contribution (and no earlier than one business day after the completion of the Contribution), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts to make the Migration Filings, and thereafter effect the Migration as promptly as reasonably practicable; provided, that the Company will not, and will cause its subsidiaries not to, file any documents that have not been approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary set forth in the Merger Agreement, the Closing will not occur earlier than on the next business day after the Migration (including the occurrence of clause (ii) of the definition thereof with respect to each Migrating Subsidiary) has become effective.
Without limiting the foregoing, each of Parent and the Company will (i) cooperate in all respects with each other in connection with any communication, filing or submission to a governmental authority in respect of the Migration, the Contribution or a third party in respect of a Migration Contract Consent; (ii) keep the other party and its counsel reasonably promptly informed of any communication received by such party from, or given by such party to, any governmental authority in respect of the Migration, the Contribution or any third party in respect of a Migration Contract Consent; (iii) consult with each other in advance of any meeting or conference with any governmental authority in respect of the Migration, the Contribution or any third party in respect of a Migration Contract Consent, and to the extent permitted by such governmental authority (in the case of a meeting or conference with a governmental authority), give the other party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to any such governmental authority in respect of the Migration, the Contribution or any such third party in respect of a Migration Contract Consent.
Other Covenants
The Merger Agreement contains additional agreements between the Company, Parent and Merger Sub relating to, among other things:
•	coordination of press releases and other public announcements or filings relating to the Merger;
•	the delisting of the Company’s common stock and Preferred Stock from NYSE and deregistration under the Exchange Act;
•
notification of, consultation with and participation by Parent in connection with the defense or settlement of any stockholder litigation against the Company, its subsidiaries or their respective directors or officers relating to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement; and

•
the cooperation of parties to use commercially reasonable efforts in connection with Parent obtaining any debt financing in connection with this Agreement, including the furnishing of pertinent information;

•
actions to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any disposition of Company equity securities (including derivative securities) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act immediately prior to the Effective Time;

•	the delivery of an updated Company Disclosure Schedule with respect to the Company’s equity awards five business days prior to the Closing Date;
•
the delivery to Parent of resignation letters, effective as of the Effective Time, of the directors of the Company and those directors, managers, or officers of any subsidiary of the Company as requested by Parent at least five business days prior to Closing;

•	prior to the Migration Commencement Time, the liquidation of CAL Funding III Limited; and
•	the delivery of an updated list of the Company’s service providers 10 business days prior to the Effective Time.
Conditions to the Contribution, Migration Filings and Merger
For additional information regarding the Migration, please see “—The Migration.”

Conditions to Each Party’s Obligation to Commence the Contribution and Migration Filings
The respective obligation of each party to commence the Contribution, and thereafter make the Migration Filings is subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions on or prior to the Migration Commencement Time:
•	the Stockholder Approval having been obtained;
•
any waiting period applicable to the consummation of the Merger under the HSR Act and the laws of other applicable countries pertaining to pre-merger notification having expired, been terminated or otherwise concluded in a manner favorable to the Merger (without the imposition of a Burdensome Condition);

•
no governmental authority having jurisdiction over the Company, Parent or Merger Sub having enacted, issued, promulgated, enforced, or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement or that imposes a Burdensome Condition;

•	the receipt and obtainment of all Key Contract Consents and the Migration will not cause any default under certain contracts for which the Key Contract Consents have not been obtained; and
•	the taking or obtainment, as applicable, of all actions, consents or permissions required prior to the Migration Commencement Time.
Conditions to Obligations of Parent and Merger Sub to Commence the Contribution and Migration Filings
The respective obligations of Parent and Merger Sub to permit the Company to commence the Contribution and Migration Filing are further subject to the satisfaction or waiver by Parent of the following conditions on or prior to the Migration Commencement Time:
•
the representations and warranties of the Company set forth in the Merger Agreement (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) Company subsidiaries, (iii) capital structure, (iv) authority, execution and delivery and enforceability, (v) the Stockholder Approval, (vi) anti-takeover provisions, (vii) brokers’ fees and expenses and (viii) Centerview’s opinion) must be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) at and as of the date of the Merger Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) has not had and would not reasonably be expected to have a Company Material Adverse Effect;

•
the representations and warranties of the Company set forth in the Merger Agreement with respect to (i) capital structure and (ii) the Stockholder Approval must be true and correct on the date of the Merger Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount;

•
the representations and warranties of the Company with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) Company subsidiaries, (iii) authority, execution and delivery and enforceability, (iv) anti-takeover provisions, (v) brokers’ fees and expenses and (vi) Centerview’s opinion must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Migration Commencement Time as if made at and as of such time;

•	the Company performing each of its material obligations required to be performed by it under the Merger Agreement at or prior to the Migration Commencement Time;
•
since the date of the Merger Agreement and prior to the Migration Commencement Time, there has not occurred any fact, circumstance, occurrence, effect, change, event or development that has had a Company Material Adverse Effect; and

•
Parent will have received a certificate, dated as of the Bring-Down Date and executed by the Chief Executive Officer or Chief Financial Officer of the Company confirming that the conditions set forth in the

(i) first, third, fourth and fifth bullets under “—Conditions to Each Party’s Obligation to Commence the Contribution and Migration Filings” and (ii) first, second, third, fourth and fifth bullets immediately above, have been satisfied (with references therein to the Migration Commencement Time being deemed to be references to the Bring-Down Date), and the FIRPTA Certificate Condition (as defined in “—Conditions to Obligations of Parent and Merger Sub to Effect the Merger”) is reasonably expected to be satisfied as of the Closing.
Conditions to Company’s Obligation to Commence the Contribution and Migration Filing
The Company’s obligation to commence the Contribution and Migration Filings is further subject to the satisfaction or waiver by the Company of the following conditions on or prior to the Migration Commencement Time:
•
the representations and warranties of Parent and Merger Sub (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, and (iii) brokers’ fees and expenses) must be true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein) at and as of the date of the Merger Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

•
the representations and warranties of Parent and Merger Sub with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, and (iii) brokers’ fees and expenses must be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Migration Commencement Time as if made at and as of such time;

•
each of Parent and Merger Sub performing all material obligations required to be performed by each of Parent and Merger Sub under the Merger Agreement at or prior to the Migration Commencement Time; and

•
the Company will have received a certificate, dated as of the Bring-Down Date and executed by an executive officer of Parent confirming that, subject to certain exceptions, the conditions set forth in the first, second and third bullets above have been satisfied (with references therein to the Migration Commencement Time being deemed to be references to the Bring-Down Date).

Conditions to Each Party’s Obligation to Effect the Merger
The respective obligation of each party to effect the Merger is further subject to the satisfaction or waiver (where permissible pursuant to applicable law) on or prior to the Effective Time of each of the conditions set forth in the first three bullets in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Each Party’s Obligations to Commence the Contribution and Migration Filings.”
Conditions to Obligations of Parent and Merger Sub to Effect the Merger
The respective obligations of Parent and Merger Sub to effect the Merger is further subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
•
the representations and warranties of the Company set forth in the Merger Agreement (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) Company subsidiaries, (iii) capital structure, (iv) authority, execution and delivery and enforceability, (v) the Stockholder Approval, (vi) anti-takeover provisions, (vii) brokers’ fees and expenses and (viii) Centerview’s opinion) must be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (i) where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein) has not had and would not reasonably be expected to have a Company Material Adverse Effect resulting from the Company having taken any action or omitted to take any action; or (ii) where the failure of such representations and warranties to be true and correct arises out of, results from or relates to the Migration;

•
the representations and warranties of the Company set forth in the Merger Agreement with respect to (i) capital structure and (ii) the Stockholder Approval must be true and correct on as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount;

•
the representations and warranties of the Company with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) Company subsidiaries, (iii) authority, execution and delivery and enforceability, (iv) anti-takeover provisions, (v) brokers’ fees and expenses and (vi) Centerview’s opinion must be true and correct in all respects as of the Closing Date as if made at and as of such time;

•	the Company performing each of its material obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date or the Effective Time;
•
Parent will have received a certificate, dated as of the Closing Date and executed by the Chief Executive Officer or Chief Financial Officer of the Company confirming that the conditions set forth in the first, second, third and fourth bullets immediately above, have been satisfied;

•
(i) the parties having received from the applicable governmental authorities reasonably satisfactory evidence of the completion of the Migration pursuant to the applicable laws of Barbados, Bermuda and Delaware, (ii) the Migration having occurred with respect to each of the Migrating Subsidiaries and (iii) the having made the Migration Filings in accordance with the terms of the Merger Agreement; and

•
the Company having delivered to Parent (i) a certificate certifying that the shares are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate will be provided pursuant to Treasury Regulation Sections 1.1445-2(c)(3), will conform to Treasury Regulations Section 1.897-2(h), and shall be in a form reasonably satisfactory to Parent and (ii) a notice to the Internal Revenue Service, signed by the Company, that satisfies the requirements of Treasury Regulations Section 1.897-2(h)(2) (the “FIRPTA Certificate Condition”).

Conditions to Company’s Obligation to Effect the Merger
The Company’s obligation to effect the Merger is further subject to the satisfaction or waiver by the Company of the following conditions at or prior to the Effective Time:
•
the representations and warranties of Parent and Merger Sub (except for the representations and warranties with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, and (iii) brokers’ fees and expenses) must be true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

•
the representations and warranties of Parent and Merger Sub with respect to (i) the first sentence of the representation and warranty regarding organization, standing and power, (ii) authority, execution and delivery and enforceability, and (iii) brokers’ fees and expenses must be true and correct in all respects at and as of the Closing Date as if made at and as of such time;

•
each of Parent and Merger Sub performing in all material respects all material obligations required to be performed by each of Parent and Merger Sub under the Merger Agreement at or prior to the Closing Date or the Effective Time; and

•
the Company will have received a certificate, dated as of the Closing Date and executed by an executive officer of Parent confirming that the conditions set forth in the first, second and third bullets above have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:
•	by mutual written consent of the Company and Parent;
•	by either the Company or Parent:
○
if the Merger has not been consummated on or before February 28, 2022 or such later date as agreed to by the parties) (the “End Date”); provided, however, such right will not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

○
if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any final, nonappealable law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that such right of termination is not available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

○
if the Merger Agreement has been submitted to the common stockholders of the Company for adoption at the Special Meeting and the Stockholder Approval has not been obtained (unless such Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided that in the event the Board has made a Company Adverse Recommendation Change, the Company may only terminate the Agreement pursuant to this bullet if it has paid to Parent the Termination Fee.

•	by the Company:
○
if prior to the receipt of the Stockholder Approval the Board (or a committee thereof) authorizes the Company, in accordance with the terms of the Merger Agreement, to terminate the Merger Agreement and enter into a Company Acquisition Agreement in respect of a Superior Proposal; provided, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement, and has paid the Termination Fee to Parent;

○
if there exists a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement such that certain of the Company’s conditions to the occurrence of the Migration Commencement Time or to the Closing of the Merger would not be satisfied and such breach is not capable of being cured by the End Date and the Company has provided Parent at least 30 days’ written notice prior to such termination stating the Company’s intention to terminate the Merger Agreement; provided that the Company shall not have the right to so terminate the Merger Agreement if the Company is in material breach of any representation, warranty, covenant or obligation under the Merger Agreement, which breach has not been cured and such breach would prevent satisfaction of the conditions to Closing;

○
if (i) all of the conditions set forth in “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Each Party’s Obligation to Effect the Merger” and “—Conditions to the Contribution, Migration Filings and Merger—Conditions to Obligations of Parent and Merger Sub to Effect the Merger” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) have been satisfied or waived by Parent, (ii) the Company stood ready, willing and able to consummate the Closing on the date required by the terms of the Merger Agreement and the Company has given Parent a written notice on or after such date confirming such fact and (iii) Parent and Merger Sub have failed to consummate the Merger within 10 business days following the later of the date when it is required to consummate the Merger pursuant to the terms of the Merger Agreement and the receipt of such notice; provided, that notwithstanding anything in the End Date Termination Provision to the contrary, no party will be permitted to terminate the Merger Agreement pursuant to the End Date Termination Provision during any such 10 business day period; or

○
if the Merger has not been consummated within 70 days of the later of (i) the earliest date on which the Contribution is permitted to be made pursuant to the terms of the Merger Agreement and (ii) the date of the Contribution.

•	by Parent:
○
if (i) a Company Adverse Recommendation Change has occurred or (ii) after public announcement of an Alternative Proposal, the Board has failed to reaffirm the Board Recommendation within 10 business days after the receipt of any written request to do so from Parent, provided that Parent may only make such request once with respect to any particular Alternative Proposal or any material publicly announced amendment or modification thereto, or (iii) the Company or the Board has breached its obligations regarding the Special Meeting (as discussed in “—Proxy Statement and Special Meeting”) or the restrictions on its ability to solicit, initiate, facilitate or encourage Alternative Proposals from third parties and to provide non-public information to, and participate in discussions and engage in negotiations with, third parties regarding Alternative Proposals (as discussed in “—Alternative Proposals; Change in Recommendation; Intervening Events”) in any material respect; provided that Parent will not have the right to terminate the Agreement pursuant to this bullet after the Stockholder Approval is obtained; or

○
if there exists a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement such that certain of Parent’s and Merger Sub’s conditions to the occurrence of the Migration Commencement Time or to the occurrence of the Merger would not be satisfied and such breach is not capable of being cured by the End Date and Parent has provided the Company at least 30 days’ written notice prior to such termination stating Parent’s intention to terminate the Merger Agreement; provided, that Parent shall not have the right to so terminate the Merger Agreement if Parent or Merger Sub is in material breach of any representation, warranty, covenant or obligation under the Merger Agreement, which breach has not been cured.

Termination Fees and Treatment of Expenses
The Company is required to pay a termination fee equal to $35,000,000 in the event that:
•	Parent terminates the Merger Agreement pursuant to the Parent Termination Provision;
•	the Company terminates the Merger Agreement prior to receipt of the Stockholder Approval in order to accept a Superior Proposal;
•	the Company or Parent terminate the Merger Agreement pursuant to the Stockholder Approval Termination Provision and the Board has made a Company Adverse Recommendation Change; or
•
if (i) the Merger Agreement is terminated by Parent or the Company pursuant to the End Date Termination Provision or the Stockholder Approval Termination Provision, (ii) prior to the time of the Special Meeting (or adjournment or postponement thereof) at which at vote was taken to adopt the Merger Agreement but the Stockholder Approval was not obtained, an Alternative Proposal has been publicly made, commenced, submitted or announced and not publicly and irrevocably withdrawn at least five business days prior to such Special Meeting and (iii) the Company consummates a transaction with respect to any Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to any Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated, then the Company must pay Parent, within two business days following such consummation, the Termination Fee; provided that, solely for purposes of this paragraph, all references to “15%” in the definition of Alternative Proposal will be deemed to be references to “50%.”

If the Merger Agreement is terminated by the Company pursuant to the Migration Termination Provision, Parent is required to pay the Company termination fee equal to $35,000,000.
Upon any termination of the Merger Agreement in circumstances where the Termination Fee or the Parent Termination Fee is payable, the paying party will, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, reimburse the receiving party for 100% of its out-of-pocket fees, costs, obligations owed to third parties and expenses (including reasonable fees and expenses of its counsel) actually incurred by it in connection with the consideration, negotiation or implementation of the Merger Agreement or the transactions contemplated thereby and other actions contemplated thereby in an amount not to exceed $5,000,000.

Amendment; Extension; Waiver
The Merger Agreement may be amended by written agreement of Parent, Merger Sub and the Company at any time prior to the Effective Time; provided, that after the Stockholder Approval has been obtained, stockholder approval must be obtained for any amendment, which, by law, would require further approval by holders of our capital stock.
At any time prior to the Effective Time, any party to the Merger Agreement may, to the extent permitted under applicable law:
•	extend the time for the performance of any of the obligations or acts of the other parties to the Merger Agreement;
•	waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or
•	subject to the rights and restrictions on amendment described above, waive compliance with any of the agreements or conditions contained in the Merger Agreement.
Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No action, delay or omission in the exercise of any right, power or remedy under the Merger Agreement may be deemed to impair any such right, power or remedy, nor will it be deemed to constitute a waiver of compliance with any provision of the Merger Agreement.
Governing Law
The Merger Agreement and any litigation that may be directly or indirectly based upon, arise out of or relate to the Merger Agreement, the Merger, or the negotiation, execution or performance thereof, shall be governed by the laws of the State of Delaware.
Specific Performance
In the event of breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek specific performance and the issuance of injunctive and other equitable relief and the election to pursue an injunction or specific performance will not restrict, impair or otherwise limit either party from, terminating the Merger Agreement and collecting the Parent Termination Fee or Termination Fee in the event that specific performance is not granted.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If common stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from common stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on the Adjournment Proposal at the Special Meeting.
The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing our common stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the estimated value of which is set forth in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Named Executive Officer Golden Parachute Compensation.”
For purposes of this proxy statement, our named executive officers consist of:
○	Timothy B. Page, President and Chief Executive Officer and Chief Financial Officer;
○	Daniel J. Hallahan, Senior Vice President, Global Marketing; and
○	Camille G. Cutino, Senior Vice President, Operations and Human Resources.
The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, we are asking common stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the common stockholders approve, on a non-binding, advisory basis, the compensation that will be, or may become, payable to the Company’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will be, or may become, payable, as disclosed in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Named Executive Officer Golden Parachute Compensation” in the Company’s proxy statement for the Special Meeting.”
Common stockholders should note that this proposal is separate and apart from the Merger Proposal and is not a condition to completion of the Merger and, as an advisory vote, the result will not be binding on CAI, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to common stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
Approval of the Compensation Proposal requires the affirmative vote of a majority of the shares present in person (including by means of remote communication) or represented by proxy and entitled to vote on the Compensation Proposal at the Special Meeting.
The Board unanimously recommends that you vote “FOR” the Compensation Proposal.

MARKET PRICE OF THE COMPANY’S COMMON STOCK
Market Price
Our common stock is listed for trading on the NYSE under the symbol “CAI.” As of the Record Date, there were 17,357,549 shares of our common stock outstanding, held by approximately 18 common stockholders of record.
The table below shows, for the periods indicated, the high and low sales prices for our common stock, as reported by the NYSE, and the dividends declared by us with respect to the periods indicated:
	Common Stock Price		Cash Dividend Per Share
	High	Low
Year Ended December 31, 2019
First quarter	$26.63	$21.24	—
Second quarter	$26.30	$21.79	—
Third quarter	$26.01	$17.87	—
Fourth quarter	$29.51	$20.06	—

Year Ended December 31, 2020
First quarter	$29.57	$10.13	—
Second quarter	$22.82	$12.78	—
Third quarter	$28.36	$15.51	$0.25
Fourth quarter	$35.76	$25.21	$0.25

Year Ending December 31, 2021
First quarter	$50.21	$30.20	$0.30
Second quarter	$56.17	$37.30	$0.30
Third quarter (through August 3, 2021)	$56.19	$55.50	—
The closing price of our common stock on the NYSE on June 17, 2021, the last trading day prior to the announcement of the Merger, was $38.16 per share. On August 3, 2021, the most recent practicable date before this proxy statement was mailed to our common stockholders, the closing price for our common stock on the NYSE was $55.87 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares. The Common Merger Consideration is fixed at $56.00 per share of our common stock.
Dividends
Our Board approved the initiation of a regular cash dividend on our common stock at a rate of $0.25 per share per quarter, equivalent to $1.00 per share annually, effective during the third quarter of 2020. The dividend was increased to $0.30 per share effective the first quarter of 2021. In addition, under the terms of the certificates of designations for our Preferred Stock, we pay quarterly dividends on our Preferred Stock, in each case, at an annual rate of 8.50% of the $25.00 liquidation preference per annum. The Merger Agreement does not restrict our ability to declare, set aside or pay dividends on our Preferred Stock and on our common stock (not to exceed $0.30 per share of common stock per quarter), solely to the extent made on payment dates that correspond to record dates on June 28, 2021, September 27, 2021, and December 27, 2021 between signing and Closing under the Merger Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows common stock ownership on July 30, 2021, except as otherwise noted, by:
•	each person known to us who beneficially owned more than 5% of our common stock;
•	each of our named executive officers and directors; and
•	all executive officers and directors as a group.
Applicable beneficial ownership percentage for our common stock in the following table is based on 17,357,549 shares of common stock outstanding as of July 30, 2021.
The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of July 30, 2021 through the exercise of any Option, RSU, PRSU or other right. All unvested RSAs are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the RSA.
Unless otherwise indicated, the address for all persons named below is c/o CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Beneficial Owners of 5% or More of our Common Stock:
Dimensional Fund Advisors LP(1)	1,435,666	8.3%
Park West Asset Management LLC(2)	1,364,843	7.9%
Magnetar Financial LLC(3)	1,271,983	7.3%
BlackRock, Inc.(4)	1,219,998	7.0%
Wellington Management Group LLP(5)	1,120,404	6.5%
Wellington Trust Company, N.A.(6)	1,096,641	6.3%
Andrew S. Ogawa(7)	1,087,592	6.3%
Aristotle Capital Boston, LLC(8)	1,056,877	6.1%
The Vanguard Group(9)	887,208	5.1%
Named Executive Officers and Directors:
Kathryn G. Jackson(10)	25,578	*
Andrew S. Ogawa(7)	1,087,592	6.3%
David G. Remington(11)	79,406	*
Gary M. Sawka(12)	87,611	*
John H. Williford(13)	24,912	*
Timothy B. Page(14)	46,216	*
Camille G. Cutino(15)	22,169	*
Daniel J. Hallahan(16)	36,329	*
All directors and executive officers as a group (8 persons)(17)	1,409,813	9.0%
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2021. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021. The address for Park West Asset Management LLC is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(3)	Based solely on a Schedule 13D filed with the SEC on June 29, 2021. The address of Magnetar Financial LLC is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(4)	Based solely on a Schedule 13G/A filed with the SEC on January 29, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)	Based solely on a Schedule 13G/A filed with the SEC on February 3, 2021. The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.
(6)
Based solely on a Schedule 13G/A filed with the SEC on February 3, 2021. The address for Wellington Trust Company, N.A. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

(7)
Mr. Ogawa beneficially owns 116,859 shares of our common stock in his own name, which includes 3,699 RSAs. Mr. Ogawa also beneficially owns (i) 712,433 shares held by Mr. Ogawa as executor of the estate of Hiromitsu Ogawa and (ii) 258,300 shares held by the Andrew S. Ogawa GST Trust, of which Mr. Ogawa is the trustee.

(8)	Based solely on a Schedule 13G/A filed with the SEC on February 2, 2021. The address of Aristotle Capital Boston, LLC is One Federal Street, 36th Floor, Boston, Massachusetts 02110.
(9)	Based solely on a 13G filed with the SEC on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(10)	Includes 3,699 RSAs.
(11)	Includes 48,400 shares issuable upon exercise of Options that are exercisable within 60 days of July 30, 2021 and 5,302 RSAs.
(12)	Includes 60,000 shares issuable upon exercise of Options that are exercisable within 60 days of July 30, 2021 and 3,699 RSAs.
(13)	Includes 3,699 RSAs.
(14)	Includes 40,500 shares issuable upon exercise of Options that are exercisable within 60 days of July 30, 2021.
(15)	Includes 12,334 shares issuable upon exercise of Options that are exercisable within 60 days of July 30, 2021.
(16)	Includes 1,917 shares issuable upon exercise of Options that are exercisable within 60 days of July 30, 2021.
(17)	Includes 163,151 shares that executive officers and directors as a group have the right to acquire within 60 days of July 30, 2021 through the exercise of Options, and 20,098 RSAs.

OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING
According to our Amended and Restated Bylaws (our “Bylaws”), the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, the only matters for consideration at the Special Meeting are (i) the Merger Proposal, (ii) the Adjournment Proposal and (iii) the Compensation Proposal. No other business will be presented for consideration at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS
We will hold our 2022 annual meeting of stockholders only if the Merger is not consummated because, if the Merger is consummated, we will be a wholly-owned subsidiary of Parent, will not have public stockholders and there will be no public participation in any future stockholder meetings. However, if the Merger is not consummated or if we are otherwise required to do so under applicable law, we will hold a 2022 annual meeting of stockholders.
If the date of the 2022 annual meeting of stockholders is moved more than 30 days before or after June 4, 2022, the date of our 2021 annual meeting of stockholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with the provisions in our Bylaws regarding business to be brought before a stockholder meeting and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to CAI International, Inc., Attention: Secretary, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, Fax: (415) 788-3430.
For a stockholder proposal or director nomination that is not intended to be included in our proxy statement as described above, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders must provide the information required by our Bylaws and give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary at the address above:
•	not earlier than the close of business on February 4, 2022; and
•	not later than the close of business on March 6, 2022.
However, in the event that the 2022 annual meeting of stockholders is convened more than 30 days before or more than 60 days after June 4, 2022, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to 2022 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made.
Copy of Bylaw Provisions: If you wish to make a proposal or nominate a director, you are advised to review our Bylaws regarding the requirements that must be satisfied in order for a stockholder proposal or director nomination to be considered at an annual meeting of stockholders. You may contact our Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

HOUSEHOLDING
We have adopted a practice called “householding.” Unless we have received contrary instructions, this practice allows us to send a single copy of this proxy statement and certain related materials to all common stockholders of record who share an address. Each common stockholder in the household will continue to receive a separate proxy card. This process reduces the volume of duplicate information received at your household, helps to reduce our printing costs and mailing expenses and also helps reduce the impact of our stockholder meetings on the environment.
If you would like to receive your own set of our disclosure documents in connection with the Special Meeting or in future years, if the Merger is not consummated, please follow the instructions described below. Upon request, we will promptly deliver a separate copy to you. Similarly, if you share an address with another common stockholder and together both of you would like to receive only a single set of our disclosure documents, please follow these instructions.
If you are a common stockholder of record and would like to receive your own set of our disclosure documents in connection with the Special Meeting or in future years, if the Merger is not consummated, you may contact us by writing to CAI International, Inc., Attention: Secretary, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, or calling our Secretary at (415) 788-0100. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a broker, bank, trustee or other nominee holds your shares, please contact your broker, bank, trustee or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following filings with the SEC are incorporated by reference herein:
•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 1, 2021;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the SEC on April 30, 2021 and August 3, 2021, respectively; and
•	our Current Reports on 8-K, filed with the SEC on February 16, 2021 (other than Item 2.02 thereto), June 8, 2021 and June 21, 2021.
We also incorporate by reference any documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, proxy soliciting materials and any amendments thereto. Any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not, and will not be, incorporated by reference into this proxy statement.
Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you can access, free of charge, at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC by going to our Internet website at www.capps.com. Our Internet website address is provided as an inactive textual reference only. The information provided on our Internet website is not part of this proxy statement and, therefore, is not incorporated herein by reference. You may also obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at CAI International, Inc., Attention: Secretary, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, or calling our Secretary at (415) 788-0100.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our annual, quarterly and current reports, our proxy statements or other information concerning us, without charge, by written or telephonic request directed to our Secretary at Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105 or (415) 788-0100.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
Shareholders, Banks and Brokers Call Toll Free: (866) 482-4943

MISCELLANEOUS
Parent has supplied all of the information relating exclusively to Parent and Merger Sub in this proxy statement. You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 4, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to common stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

among

MITSUBISHI HC CAPITAL INC.,

CATTLEYA ACQUISITION CORP.,

and

CAI INTERNATIONAL, INC.

Dated as of June 17, 2021

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of June 17, 2021 (this “Agreement”), is entered into among Mitsubishi HC Capital Inc., a Japanese corporation (“Parent”), Cattleya Acquisition Corp., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and CAI International, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.
RECITALS
WHEREAS, the respective boards of directors of Parent and Merger Sub have each (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are advisable, fair to and in the best interests of their respective company’s stockholders and (ii) adopted resolutions approving and declaring the advisability of this Agreement and the Transaction on the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Company Board has, (i) unanimously determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth herein, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the Transactions on the terms and conditions set forth herein, and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt this Agreement and directing that this Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for adoption; and
WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as an inducement to Parent’s willingness to enter into this Agreement, each of the individuals listed on Section 1.1(a) of the Company Disclosure Schedule (each such individual, a “Key Executive”) has executed a binding term sheet memorializing the material terms and conditions of a retention arrangement with Parent (or an Affiliate of Parent).
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to create a contract and to be legally bound hereby, the parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS; INTERPRETATION
Section 1.1 Certain Definitions. For the purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement (including any waivers thereof or amendments thereto) that contains confidentiality, standstill and other material provisions that are no less favorable to the Company and no more favorable to any such third party than those contained in the Confidentiality Agreement and which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Agreement Date” means the date of this Agreement.
“Alternative Proposal” means any inquiry, offer, indication of interest or proposal from any Person or group of Persons (other than Parent and its Subsidiaries, including Merger Sub) that: (a) relates to the acquisition directly or indirectly, in a single transaction or a series of related transactions, of (i) fifteen percent (15%) or more of the assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value of such assets and including in the valuation of such assets or the capital stock of the Company Subsidiaries) or (ii) any amount of voting equity interests in the Company or one or more of the Company Subsidiaries, which, together with any other voting equity interests beneficially owned by such Person or group, would be equal to fifteen percent (15%) or more of the issued and outstanding voting equity interests in the Company; (b) involves any tender offer or exchange offer that, if consummated, would result in any Person or group owning, directly or indirectly, voting equity interests in the Company or one or more of the Company’s Subsidiaries equal to fifteen percent (15%) or more of the voting equity interests in the Company or one or more of the Company Subsidiaries whose assets, individually or in the aggregate, constitute more than fifteen percent (15%) of the consolidated assets of the Company; (c) involves any merger, consolidation, business combination, binding share exchange or similar transaction, in each case, involving the Company or any of the Company Subsidiaries pursuant to which any Person (or the stockholders of such Person) or group would own, directly or indirectly, fifteen percent (15%) or more of the aggregate voting power of the Company, the resulting direct or indirect parent of the Company or one or more of the Company Subsidiaries whose assets, individually or in the aggregate, constitute more than fifteen percent (15%) of the consolidated assets of the Company, or, in the case of a merger, of the surviving entity in such merger; or (d) involves any recapitalization, liquidation or dissolution, in each case, of the Company or any of the Company Subsidiaries that are operating Subsidiaries and material to the business of the Company and the Company Subsidiaries, taken as a whole.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, UK Bribery Act and all other applicable anti-corruption Laws.
“Anticipated Financing” has the meaning set forth in Section 6.16(a).
“Balance Sheet Date” means March 31, 2021.
“Book-Entry Share” has the meaning set forth in Section 3.1(a)(iv).
“Bring-Down Date” has the meaning set forth in Section 6.17(c).
“Burdensome Condition” has the meaning set forth in Section 6.5(c).
“Business Day” means a day on which banks are open for business in Tokyo, Japan and New York, but does not include any day that is a Saturday, Sunday or a statutory holiday in New York.
“Business IT Assets” has the meaning set forth in Section 4.16(e).
“CARES Act” has the meaning set forth in Section 4.9(i).
“Certificate” has the meaning set forth in Section 3.1(a)(iv).
“Certificate of Designation” means the Certificate of Designations of Rights and Preferences, 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock of CAI International, Inc., filed with the Delaware Secretary of State on March 28, 2018, as amended, and the Certificate of Designation of 8.50% Series B Cumulative Redeemable Perpetual Preferred Stock of CAI International, Inc., filed with the Delaware Secretary of State on August 10, 2018.
“Certificate of Merger” has the meaning set forth in Section 2.3.
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Code” has the meaning set forth in Section 3.2(h).
“Common Merger Consideration” has the meaning set forth in Section 3.1(a)(i).
“Common Shares” has the meaning set forth in Section 3.1(a)(i).
“Common Stock” means the Common Stock of the Company, par value $0.01 per share.
“Company” has the meaning set forth in the Preamble.
“Company 401(k) Plan” has the meaning set forth in Section 6.11(d).
“Company Acquisition Agreement” has the meaning set forth in Section 6.4(a).
“Company Adverse Recommendation Change” means the Company Board or any applicable committee thereof: (a) failing to make, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the

Proxy Statement that is mailed to the Company’s stockholders; (c) recommending an Alternative Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Common Stock within ten Business Days after the commencement of such offer; (e) making any public statement materially inconsistent with the Company Board Recommendation; or (f) resolving or agreeing to take any of the foregoing actions.
“Company Adverse Recommendation Notice Period” has the meaning set forth in Section 6.4(e).
“Company Benefit Plan” has the meaning set forth in Section 4.10(a).
“Company Board” means the Board of Directors of the Company.
“Company Board Recommendation” has the meaning set forth in Section 4.4.
“Company Bylaws” has the meaning set forth in Section 4.1.
“Company Charter” has the meaning set forth in Section 4.1.
“Company Disclosure Schedule” has the meaning set forth in Article IV.
“Company Equity Award” has the meaning set forth in Section 4.3(d).
“Company ESPP” means the Company’s 2019 Employee Stock Purchase Plan, as amended from time to time.
“Company ESPP Rights” has the meaning set forth in Section 3.3(e).
“Company Financial Advisor” has the meaning set forth in Section 4.19.
“Company Insurance Policies” has the meaning set forth in Section 4.22.
“Company Intellectual Property” has the meaning set forth in Section 4.16(b).
“Company Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, has (a) resulted or would reasonably be expected to result in a material delay or impediment to the ability of the Company to consummate the Merger or the other Transactions, or (b) had or would reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that, in the case of clause (b), a Company Material Adverse Effect shall not be deemed to include facts, circumstances, occurrences, effects, changes, events or developments arising from or related to (except, in the case of clauses (i), (ii), (iii), (iv), (v), (vi) or (x) below, to the extent disproportionately affecting the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and the Company Subsidiaries operate, in which case only the incremental disproportionate effect shall be taken into account): (i) conditions affecting the United States economy generally; (ii) political conditions (or changes in such conditions) in the United States (including the State of Delaware or any state in which the Company or the Company Subsidiaries operate), declared or undeclared acts of war, sabotage or terrorism, epidemics, pandemics or other contagion, including COVID-19 (including any escalation or general worsening of any of the foregoing) or national or international emergency in the United States or any other country or region of the world occurring after the date hereof; (iii) changes in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates; (iv) changes required by GAAP (or interpretations thereof by the Financial Accounting Standards Board (FASB) or any Governmental Authority); (v) changes in any Laws (or interpretations thereof by a Governmental Authority); (vi) changes that are generally applicable to the industries in which the Company and the Company Subsidiaries operate; (vii) any failure by the Company to meet any internal or publicly available projections, forecasts or revenue or earnings predictions or any decline in the market price or trading volume of the capital stock of the Company (provided that the underlying causes of any such failure or decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (viii) the negotiation, execution or delivery of this Agreement, the performance by Company and the Company Subsidiaries of their obligations hereunder or the public announcement as to the identity of the parties hereto or pendency of the Merger or any of the other Transactions, including the impact of such public announcement on relationships, contractual or otherwise with customers, suppliers or employees of the Company and the Company Subsidiaries (it being understood that this clause (viii) shall not apply to any representation or warranty set forth in Section 4.5 (or the condition to Parent’s and Merger Sub’s obligation to commence the Migration Filing or consummate the Closing set forth in Section 7.2(a) or Section 7.5(a)), in each case solely to the extent related to the foregoing representations and warranties); (ix) changes in the Company’s credit rating (provided that the underlying causes of such decline may be considered in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein); (x) the occurrence of natural disasters or weather conditions adverse to the business being carried on by the Company and the Company Subsidiaries; (xi) stockholder litigation arising from or relating to this Agreement or the Merger, including any action alleging or asserting any misrepresentation or omission in any documents (including exhibits and all other information incorporated therein) filed with or furnished to the SEC; or (xii) any action taken or refrained from being taken by the Company that is required to be taken or prohibited from being taken, respectively pursuant to this Agreement, or is taken or refrained from being taken with the prior written consent or at the express direction of Parent.
“Company Permit” has the meaning set forth in Section 4.12.
“Company Reference Date” has the meaning set forth in Section 4.3(a).
“Company SEC Documents” has the meaning set forth in Section 4.6(a).
“Company Stockholder Approval” has the meaning set forth in Section 4.4.
“Company Stockholders Meeting” has the meaning set forth in Section 6.2(a).
“Company Subsidiary” means any Subsidiary of the Company.
“Confidentiality Agreement” means the Reciprocal Nondisclosure Agreement dated January 6, 2020 by and between the Company and Parent, as amended by Amendment #1 to the Reciprocal Nondisclosure Agreement dated March 17, 2021.
“Consent” has the meaning set forth in Section 4.5(b).
“Continuing Employee” means each employee (whether temporary, part-time or full-time) of the Company or any Company Subsidiary who remains employed with Parent, the Surviving Corporation or any of their respective Affiliates immediately after the Closing.
“Contract” means any written or oral contract, lease, sublease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument.
“Contribution” has the meaning set forth in Section 6.17(c).
“D&O Insurance” has the meaning set forth in Section 6.10(c).
“DGCL” has the meaning set forth in Section 2.1.
“Dissenting Shares” has the meaning set forth in Section 3.2(g).
“Dissenting Stockholders” has the meaning set forth in Section 3.2(g).
“DOJ” means the United States Department of Justice.
“Effective Time” has the meaning set forth in Section 2.3.
“End Date” has the meaning set forth in Section 8.2(a).
“Environmental Laws” means any Laws governing pollution, use or protection of natural resources, the protection of human health, safety or the environment, or any Hazardous Substance.
“Environmental Permits” means any Permit issued pursuant to any Environmental Law.
“Equity Incentive Plans” means collectively, (i) the CAI International, Inc. 2007 Equity Incentive Plan, as amended from time to time; and (ii) the CAI International, Inc. 2019 Incentive Plan, as amended from time to time (the “2019 Incentive Plan”).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person that, together with the Company or any Company Subsidiary (as of any relevant time), is treated as a single employer under Section 4001(b) of ERISA or Section 414(b), (c) or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Shares” means, collectively, (a) any Shares owned by Parent or Merger Sub or any other Subsidiary of Parent, (b) any Shares that are Dissenting Shares and any Shares owned by the Company in treasury or by any direct or indirect wholly owned Subsidiary of the Company.
“Export Control Laws” has the meaning set forth in Section 4.24(e).
“Facilities” has the meaning set forth in Section 4.15(e).
“Filed Company Contract” has the meaning set forth in Section 4.14(a).
“Filed Company SEC Documents” has the meaning set forth in Article IV.
“Final Exercise Date” has the meaning set forth in Section 3.3(e).
“FTC” means the United States Federal Trade Commission.
“GAAP” means the United States generally accepted accounting principles.
“Governmental Approvals” has the meaning set forth in Section 6.5(a).
“Governmental Authority” has the meaning set forth in Section 4.5(b).
“Hazardous Substance” means any pollutant, contaminant, waste or chemical defined, listed or regulated as a hazardous material, hazardous substance, hazardous waste, hazardous chemical, toxic substance or words of similar import under Laws pertaining to the environment, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos, asbestos-containing material, per- and polyfluoroalkyl substances, polychlorinated biphenyls and radioactive materials.
“HSR Act” has the meaning set forth in Section 5.3(b).
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all guarantees and arrangements having the economic effect of a guarantee of such Person of any other Indebtedness of any other Person, including if the Company’s assets secure another entity’s Indebtedness, (d) reimbursement obligations under letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person (e) capitalized lease obligations or (f) all Indebtedness of any Person other than the Company or any of the Company Subsidiaries, the payment of which the Company or any of the Company Subsidiaries is liable, directly or indirectly, as obligor, guarantor, surety, or otherwise.
“Indemnified Person” has the meaning set forth in Section 6.10(a).
“Information Privacy and Security Laws” means any and all Laws applicable to the Company or any Company Subsidiary, as the case may be, concerning the privacy, data protection, processing, transfer or security of Personal Information, including, to the extent applicable to the Company or any Company Subsidiary, as the case may be, the following and their implementing regulations: the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state data security laws, state data breach notification laws, and state consumer protection laws relating to the transfer of Personal Information, and any laws applicable to the Company or any Company Subsidiary, as the case may be concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing, and e-mail marketing).
“Intellectual Property Rights” means any and all intellectual property rights of every kind and description throughout the world, including rights with respect to: (a) patents, patent applications, invention disclosures and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof (“Patents”); (b) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, design rights and other similar designations of source of origin, together with the goodwill symbolized by any of the foregoing (“Trademark”); (c) copyrights and copyrightable subject matter (“Copyrights”); (d) trade secrets and all other confidential and proprietary information, ideas, know-how, inventions, processes, formulae, models and methodologies; (e) Internet domain names; (f) all rights in other similar intangible assets; (g) all applications and registrations for the foregoing; and (h) all rights and remedies against past, present and future infringement, misappropriation or other violation thereof.
“International Company Benefit Plan” means any Company Benefit Plan that is not a U.S. Company Benefit Plan.
“Intervening Event” has the meaning set forth in Section 6.4(e).
“Key Contract Consents” has the meaning set forth in Section 6.17(b).
“Key Employee” means each of the individuals listed on Section 1.1(b) of the Company Disclosure Schedule.
“Key Executive” has the meaning set forth in the Recitals.
“Knowledge of Parent” means the actual knowledge of any of the executive officers of Parent.
“Knowledge of the Company” means the actual knowledge of any of the individuals set forth on Schedule 1.1.
“Laws” means all applicable foreign, federal, provincial, state and local statutes, laws, ordinances, regulations, rules, resolutions, determinations, injunctions, common law rulings, awards (including awards of any arbitrator) and Orders.
“Leased Real Property” has the meaning set forth in Section 4.15(b).
“Letter of Transmittal” has the meaning set forth in Section 3.2(c)(i).
“Liens” means all pledges, liens, licenses, easements, rights-of-way, encroachments, restrictions on transfer, charges, mortgages, encumbrances, security interests, options, rights of first refusal, rights of way, servitudes, hypothecs or similar encumbrance.
“Material Contract” means each Contract described in Section 4.14(b) and each Filed Company Contract.
“Merger” has the meaning set forth in Section 2.1.
“Merger Consideration” means the Common Merger Consideration, the Series A Preferred Merger Consideration and the Series B Preferred Merger Consideration, as applicable.
“Merger Sub” has the meaning set forth in the Preamble.
“Migrating Subsidiaries” means Container Applications Limited, a Barbados corporation, and CAL Funding IV Limited, a Bermuda exempted company.
“Migration” has the meaning set forth in Section 6.17(a).
“Migration Commencement Time” has the meaning set forth in Section 6.17(c).
“Migration Contract Consents” has the meaning set forth in Section 6.17(b).
“Migration Filings” means the taking of all actions and the making of all filings, including without limitation, the making of the filings set forth on Schedule 6.17(c)(ii), required to effect the provisions of clause (i) of the definition of “Migration.”
“Non-Tax Sharing Agreements” has the meaning set forth in Section 4.9(b).
“NYSE” means the New York Stock Exchange.
“OFAC” has the meaning set forth in Section 4.24(c).
“Option” means each stock option (as defined under the Equity Incentive Plans) that is granted pursuant to an Equity Incentive Plan that remains outstanding immediately prior to the Effective Time.
“Option Holder” means a Person who holds an outstanding Option immediately prior to the Effective Time.
“Order” has the meaning set forth in Section 4.5(a).
“Parent” has the meaning set forth in the Preamble.

“Parent 401(k) Plan” has the meaning set forth in Section 6.11(d).
“Parent Benefit Plan” has the meaning set forth in Section 6.11(b).
“Parent Material Adverse Effect” means any fact, circumstance, occurrence, effect, change, event or development that, individually or in the aggregate, would or would be reasonably expected to prevent, materially impede or materially delay the ability of Parent or Merger Sub to perform its obligations under this Agreement or to consummate the Merger and pay the aggregate Merger Consideration and other amounts required to be paid by Parent and Merger Sub hereunder.
“Parent Related Parties” has the meaning set forth in Section 8.6(f).
“Parent Termination Fee” means $35,000,000.
“Paying Agent” has the meaning set forth in Section 3.2(a).
“Paying Agent Agreement” has the meaning set forth in Section 3.2(a).
“Payment Fund” has the meaning set forth in Section 3.2(b).
“Permit” has the meaning set forth in Section 4.5(b).
“Permitted Liens” means, collectively, (a) landlords’, suppliers’, mechanics’, carriers’, workmen’s, legal hypothecs, repairmen’s, materialmen’s, warehousemen’s, construction and other similar statutory Liens arising or incurred by operation of law in the ordinary course of business, in each case, with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (b) Liens for Taxes, utilities (including water, sewer, utility, trash and other similar charges or assessments) and other governmental charges that are not due and payable; (c) all present and future Laws, including building, land use, zoning and Environmental Laws now or hereafter in effect relating to the Real Property, including any landmark designations, zoning variances and special exception and other similar requirements or restrictions or applicable land use Laws and municipal bylaws, and development, site plan, subdivision or other agreements with municipalities which, in each case, are not violated by the current use and operation of the Real Property; (d) non-exclusive licenses to Intellectual Property Rights granted in the ordinary course of business; (e) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business; (f) Liens resulting from applicable United States federal or state securities Laws; (g) Liens incurred in connection with any purchase money security interests, equipment leases or similar financing arrangements; (h) the reservations, limitations, rights, provisos and conditions, if any, expressed in any grant or permit from any Governmental Authority or any similar authority including those reserved to or vested in any Governmental Authority which, individually or in the aggregate, do not, and would not reasonably be expected to, materially and adversely impair the occupancy, use or value of the property to which they relate for the purposes for which it is currently used in connection with the Company’s business; (i) Liens incurred in the ordinary course of business that do not, individually or in the aggregate, materially detract from the value of, or materially impair the use of, property to which such Liens apply; (j) Liens securing the obligations of the Company and the Company Subsidiaries under existing Indebtedness; (k) with respect to the Real Property, (i) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, which, individually or in the aggregate, do not, and would not reasonably be expected to, materially and adversely impair the occupancy, use or value of the subject Real Property for the purposes for which it is currently used in connection with the Company’s business, (ii) the Real Property Leases and (iii) any conditions that would be shown by a current survey or physical inspection, which, individually or in the aggregate, do not, and would not reasonably be expected to, materially and adversely impair the occupancy, use or value of the subject Real Property for the purposes for which it is currently used in connection with the Company’s business; (l) the rights of lessees of equipment pursuant to leases and direct finance leases entered into by the Company and its Subsidiaries in the ordinary course of business; and (m) the items set forth in Section 1.1 of the Company Disclosure Schedule.
“Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not a legal entity, or any Governmental Authority.

“Personal Information” means any information, in any form, that could reasonably be used to identify, contact, or locate a single person.
“Preferred Amount” means an amount equal to $25.
“Preferred Stock” means the Series A Preferred Stock of the Company and Series B Preferred Stock of the Company.
“Privacy Policies” has the meaning set forth in Section 4.21(b).
“Proxy Statement” has the meaning set forth in Section 6.2(a).
“PRSU” means each RSU that is granted pursuant to an Equity Incentive Plan, that is subject to vesting in part based on the achievement of corporate performance goals that have not been satisfied as of immediately prior to the Effective Time and that remains outstanding immediately prior to the Effective Time.
“Real Property” means the Leased Real Property, together with any Facilities located thereon.
“Real Property Leases” has the meaning set forth in Section 4.15(b).
“Record Date” means the record date that has been fixed for the Company Stockholders Meeting.
“Record Holder” means, with respect to any shares of Common Stock, Series A Preferred Stock, or Series B Preferred Stock, a Person who was, as of the Record Date, the holder of record of such shares of capital stock of the Company.
“Registered Intellectual Property Rights” has the meaning set forth in Section 4.16(a).
“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“Release” has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601(22).
“Representatives” means, with respect to any Person, the directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors of such Person.
“Restricted Stock” means each share of Restricted Stock (as defined under the 2019 Incentive Plan) that is granted pursuant to the 2019 Incentive Plan and remains outstanding and unvested immediately prior to the Effective Time.
“RSU” means each Restricted Stock Unit (as defined under the Equity Incentive Plans) that is granted pursuant to such applicable Equity Incentive Plan and remains outstanding immediately prior to the Effective Time.
“RSU Holder” means a Person who holds an outstanding RSU or PRSU immediately prior to the Effective Time.
“Sanctions” has the meaning set forth in Section 4.24(c).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
“Securitization Vehicle” has the meaning set forth in Section 4.23.
“Series A Preferred Merger Consideration” has the meaning set forth in Section 3.1(a)(ii).
“Series A Preferred Shares” has the meaning set forth in Section 3.1(a)(ii).
“Series A Preferred Stock” means the 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, the rights, powers, and preferences of which are set forth in the Amended and Restated Certificate of Designations filed with the Delaware Secretary of State on March 28, 2018, as amended.

“Series B Preferred Merger Consideration” has the meaning set forth in Section 3.1(a)(iii).
“Series B Preferred Shares” has the meaning set forth in Section 3.1(a)(iii).
“Series B Preferred Stock” means the 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share, the rights, powers, and preferences of which are set forth in the Certificate of Designations filed with the Delaware Secretary of State on August 10, 2018.
“Service Provider” means any current (unless otherwise noted) director, officer, employee (whether temporary, part-time or full-time) or individual independent contractor of the Company or any Company Subsidiary.
“Service Provider List” has the meaning set forth in Section 4.17(a).
“Shares” has the meaning set forth in Section 3.1(a)(iii).
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Superior Proposal” means a bona fide unsolicited written Alternative Proposal (except that, for purposes of this definition, each reference in the definition of “Alternative Proposal” to “fifteen percent (15%)” shall be deemed to be a reference to “fifty percent (50%)”) that the Company Board determines in good faith, (after consultation with its outside legal and financial advisor), taking into account all legal, regulatory and financial aspects of the proposal (including conditionality, expected timing and likelihood of consummation of the proposal) (x) is reasonably likely to be consummated in accordance with its terms, and (y) is more favorable from a financial point of view to the stockholders of the Company than the Transactions (after taking into account any revisions to the terms of this Agreement committed to in writing by Parent in response to such Superior Proposal pursuant to Section 6.4).
“Superior Proposal Notice Period” has the meaning set forth in Section 6.4(d).
“Surviving Corporation” has the meaning set forth in Section 2.1.
“Taxes” means all federal, state, local, provincial, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, escheat, employment, pension, environmental (under Section 59A of the Code), severance, withholding, franchise, value added and other taxes, customs, tariffs, imposts, levies, duties, fees or other assessments or charges related to any tax of any kind imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts (whether disputed or not) under Law.
“Taxing Authority” means a Governmental Authority charged with the authority to collect Taxes.
“Tax Returns” means all Tax returns, declarations, statements, elections, estimates, reports, schedules, forms and information returns, together with any supplements or amendments thereto, filed or required to be filed with any Governmental Authority relating to Taxes.
“Termination Fee” means $35,000,000.
“Transaction Documents” means this Agreement, the Paying Agent Agreement, the Company Disclosure Schedule, the Confidentiality Agreement and all other agreements, certificates, instruments and documents to be executed or delivered by one or more of the parties in connection with the Transactions.
“Transactions” has the meaning set forth in the Recitals.
“U.S. Company Benefit Plan” means any Company Benefit Plan that covers Service Providers who perform (or who, as of immediately prior to termination of their employment or other service with the Company or any Company Subsidiary, performed) service primarily within the United States.
Section 1.2 Interpretation; Article and Section References. Any reference in this Agreement to a statute refers to the statute, any amendments or successor legislation, and all regulations promulgated thereunder, as in effect at the relevant time. Any reference to a contract, instrument or other document as of a given date means the contract, instrument or other document as amended, supplemented and modified from time to time through such date. The headings contained herein are for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All preamble, recital, article, section, paragraph, annex, exhibit and schedule references are to the preambles, recitals, articles, sections, paragraphs, annexes, exhibits and schedules of this Agreement unless otherwise specified. All references herein to “dollars” or “$” are to United States dollars. All references herein to any period of days will mean the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. If the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day. All references herein to a “party” or “parties” are to a party or parties to this Agreement unless otherwise specified. Words in the singular will be held to include the plural and vice versa. Words of one gender will be held to include the other genders as the context requires. The terms “hereof,” “herein,” “hereunder,” “hereto” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The word “or” will not be exclusive. Any accounting term used in this Agreement will have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder will be computed, unless otherwise specifically provided herein, in accordance with GAAP. The parties acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and Tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party. Unless otherwise specified, any amounts to be deposited with Paying Agent, or paid and delivered or disbursed in accordance with Article III, will be deposited or paid and delivered or disbursed by wire transfer of immediately available funds to the recipient thereof.
ARTICLE II
THE MERGER
Section 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) Merger Sub shall be merged with and into the Company at the Effective Time (the “Merger”). Following the Effective Time, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).
Section 2.2 Closing. The closing of the Merger (the “Closing”) will occur remotely via the electronic exchange of documents and signatures, as soon as reasonably practicable, but in no event later than four (4) Business Days after satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of all conditions to the obligations of the parties set forth in Section 7.4, Section 7.5 and Section 7.6 of Article VII (other than such conditions as may, by their terms, only be satisfied at the Closing, but subject in each case to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of such conditions), or on such other date as the parties may mutually agree in writing. The day on which the Closing occurs is referred to as the “Closing Date.”
Section 2.3 Effective Time. Subject to the provisions of this Agreement, on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective on such date and time as the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.
Section 2.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.
Section 2.5 Certificate of Incorporation and Bylaws. At the Effective Time, (a) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Laws (subject to Section 6.10), and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Laws (subject to Section 6.10).

Section 2.6 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.
Section 2.7 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be, and the parties shall take, and cause to be taken, all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation.
ARTICLE III
EFFECT OF THE TRANSACTIONS ON CAPITAL STOCK
Section 3.1 Effect of the Merger on Capital Stock.
(a) Conversion of Common Stock and Preferred Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company:
(i) each share of Common Stock that is issued and outstanding immediately prior to the Effective Time (collectively, “Common Shares”), other than Common Shares that are Excluded Shares, shall be converted into the right to receive $56.00 in cash, without interest (the “Common Merger Consideration”), subject to deductions of any applicable withholding Tax in accordance with Section 3.2(h);
(ii) each share of Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (collectively, “Series A Preferred Shares”), other than Series A Preferred Shares that are Excluded Shares, shall be converted into the right to receive an amount equal to the sum of: (A) the Preferred Amount; plus (B) the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Share as of the Effective Time, in cash without interest (the “Series A Preferred Merger Consideration”), subject to deductions of any applicable withholding Tax in accordance with Section 3.2(h);
(iii) each share of Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (collectively, “Series B Preferred Shares” and, together with the Common Shares and Series A Preferred Shares, the “Shares”), other than Series B Preferred Shares that are Excluded Shares, shall be converted into the right to receive an amount equal to the sum of: (A) the Preferred Amount; plus (B) the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Share as of the Effective Time, if any, in cash without interest (the “Series B Preferred Merger Consideration”), subject to deductions of any applicable withholding Tax in accordance with Section 3.2(h); and
(iv) (A) upon conversion as set forth in this Section 3.1(a), all of the Shares, shall cease to be outstanding, shall be automatically canceled and shall cease to exist, (B) each certificate (each a “Certificate”) representing any such Shares shall be deemed to represent only the right to receive, upon surrender of such Certificate in accordance with Section 3.2(c), the applicable Merger Consideration, and (C) each holder of (x) any Certificates representing any such Shares or (y) any such Shares not represented by certificates (each, a “Book-Entry Share”) will cease to have any rights with respect to any such Certificate or Book-Entry Shares, except the right to receive the applicable Merger Consideration upon surrender of such Book-Entry Share or Certificate in accordance with Section 3.2(c).
(b) Treatment of Excluded Common Stock and Preferred Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company, each Excluded Share shall cease to be outstanding, shall be automatically canceled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holders of any Dissenting Shares to demand appraisal with respect to such Dissenting Shares or to receive the applicable Merger Consideration as contemplated by Section 3.2(g).

(c) Treatment of Merger Sub Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
Section 3.2 Payment.
(a) Paying Agent. Not fewer than three Business Days before the Closing Date, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent for the payment of the amounts to be paid pursuant to Section 3.1(a) (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent on terms and conditions that are satisfactory to the Company in its reasonable discretion (the “Paying Agent Agreement”). Parent shall be responsible for all fees and expenses of the Paying Agent.
(b) Payment Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent an amount, in cash, sufficient to make all payments pursuant to this Article III (such amount, the “Payment Fund”). If a Dissenting Stockholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (i) the number of Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Section 262 of the DGCL and (ii) the applicable Merger Consideration for such Dissenting Shares. The Paying Agent shall invest the Payment Fund as directed by Parent provided that such investments shall be (A) in obligations of or guaranteed by the United States of America, (B) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, (C) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 or (D) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the aggregate amounts payable under this Article III shall be promptly returned to Parent (or its designee). To the extent that there are any losses with respect to any such investments, or the Payment Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under this Article III, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Payment Fund so as to ensure that the Payment Fund is at all times maintained at a level sufficient for the Paying Agent to make such aggregate payments under this Article III.
(c) Payment Procedures.
(i) Promptly after the Effective Time and in any event not later than the second Business Day following the Effective Time, Parent shall cause to be mailed to each record holder, as of immediately prior to the Effective Time, of Shares that have converted pursuant to Section 3.1(a) into the right to receive the applicable Merger Consideration with respect thereto a letter of transmittal in customary form containing instructions for use in effecting the surrender of the Certificates (the “Letter of Transmittal”). The Letter of Transmittal shall specify that delivery of Shares shall be effected, and risk of loss and title shall pass, only upon (x) in the case of certificated Shares, proper delivery of the Certificates to the Paying Agent and (y) in the case of Book-Entry Shares, reasonable and customary provisions regarding delivery of an “agent’s message” with respect to such Book-Entry Shares.
(ii) In the case of certificated Shares, upon surrender to the Paying Agent of a Certificate representing any such Shares that have been converted into the right to receive Merger Consideration pursuant to Section 3.1(a), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, Parent shall cause the Paying Agent to deliver to the record holder of such Certificate a check or wire transfer for the amount of applicable Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be canceled.
(iii) With respect to Book-Entry Shares, upon receipt by Paying Agent of an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) with respect to any Book-Entry Shares representing any Shares that have been converted in the right to receive Merger Consideration pursuant to Section 3.1(a), Parent shall cause the Paying Agent to deliver to the record holder of such Book-Entry Shares a check or wire transfer for the amount of Merger Consideration that such record holder is entitled to receive pursuant to Section 3.1(a) of this Agreement in respect of such Book-Entry Shares, and such Book-Entry Shares shall then be canceled.
(iv) No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, or if payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Parent or the Paying Agent that such Tax either has been paid or is not applicable.
(v) Promptly after the Effective Time, and in any event, not later than the first Business Day after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation an amount, in cash, sufficient to make all payments pursuant to Section 3.3, and Parent shall cause, promptly after the receipt of such payment by the Surviving Corporation, and in any event no later than ten Business Days following the Closing Date, each Option Holder and RSU Holder to be paid through a payroll or other appropriate account of the Surviving Corporation or any its Affiliates the amounts provided for in Section 3.3, subject to deductions of any applicable withholding Tax in accordance with Section 3.2(h).
(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to Shares and there shall be no transfers on the stock transfer books of the Company of any Shares. If, after the Effective Time, any Person presents to the Surviving Corporation, Parent or Paying Agent any Certificates for transfer or any transfer instructions relating to Shares canceled in the Merger, such Person shall be given a copy of the Letter of Transmittal and directed to comply with the instructions in that letter of transmittal in order to receive any cash to which such Person is entitled pursuant to this Article III.
(e) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains unclaimed by the record holders of Shares as of immediately prior to the Effective Time (other than Excluded Shares) for 12 months after the Effective Time shall be delivered to the Surviving Corporation (or its designee). Any record holder of Shares as of immediately prior to the Effective Time (other than Excluded Shares) who has not complied with this Article III prior to the date that is 12 months after the Effective Time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as a general creditor thereof for payment of the applicable Merger Consideration for such Shares upon compliance with the instructions in the Letter of Transmittal, without any interest thereon. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any record holder of Shares as of immediately prior to the Effective Time for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates.
(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed, and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article III.
(g) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Shares which are held immediately prior to the Effective Time of the Merger by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the applicable Merger Consideration, but instead such holder shall be entitled only to such rights as are accorded under Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be treated as if they had been converted into the right to receive, as of the Effective Time, the applicable Merger Consideration for each such Share, in accordance with Section 3.1, without interest and subject to deductions of any applicable withholding Tax in accordance with Section 3.2(h). The Company shall give Parent prompt notice of any demand for appraisal or attempted withdrawal of such demand that is received by the Company relating to Company stockholders’ rights of appraisal. Parent shall have the right to direct all negotiations and proceedings with respect to all demands for appraisal by Company stockholders under the DGCL. Except to the extent required by applicable Law, the Company shall not voluntarily offer to make, or otherwise negotiate or make any payment with respect to any demand for appraisal without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.
(h) Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled, without duplication, to deduct and withhold from any consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any other applicable state, local or non-U.S. Tax law. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be (i) timely remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Authority, and (ii) to the extent remitted pursuant to the foregoing subsection (i), treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be.
Section 3.3 Treatment of Company Equity Awards.
(a) Prior to the Effective Time, the Company Board or a committee thereof shall take such actions as are necessary to cause (i) the performance conditions of each PRSU to be deemed satisfied at 100% of the relevant target level of achievement (notwithstanding any contrary provision in any agreement or document governing or evidencing the relevant PRSU) and (ii) each Option, PRSU, RSU and share of Restricted Stock to become fully vested and free of any applicable forfeiture restrictions, in each of clauses (i) and (ii), effective as of immediately prior to the Effective Time.
(b) In-the-Money Company Options. On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Merger Sub, the Company or any Option Holder, each Option that has a per share exercise price that is less than the Common Merger Consideration, shall not be assumed by Parent and shall instead be cancelled at the Effective Time in exchange for a payment by Parent of an amount in cash, without interest, equal to the product of (x) the aggregate number of Shares subject to such Option multiplied by (y) the excess of the Common Merger Consideration over the applicable per share exercise price of the Option. As of the Effective Time, each Option Holder shall cease to have any rights with respect thereto, except the right to receive the foregoing consideration. All payments under this Section 3.3(b) shall be made at or as soon as practicable following the Effective Time, pursuant to the Company’s or the Surviving Corporation’s ordinary payroll practices, and shall be subject to any applicable withholding Taxes.
(c) Out-of-the-Money Company Options. On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Merger Sub, the Company or any Option Holder, each Option that has a per share exercise price that is equal to or greater than the Common Merger Consideration shall to the extent not exercised as of immediately prior to the Effective Time, be automatically cancelled at the Effective Time with no payment made therefor and shall cease to represent a right to purchase shares of Common Stock.
(d) RSUs and PRSUs. On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of Parent, Merger Sub, the Company or any RSU Holder, each RSU and PRSU shall not be assumed by Parent and shall be cancelled and automatically converted at the Effective Time into the right to receive the Common Merger Consideration in cash, without interest, for each share of Common Stock subject to the RSU or PRSU. As of the Effective Time, each RSU Holder shall cease to have any rights with respect thereto, except to receive the foregoing consideration. All payments under this Section 3.3(d) shall be made at or as soon as practicable following the Effective Time, pursuant to the Company’s or the Surviving Corporation’s ordinary payroll practices, and shall be subject to any applicable withholding Taxes.
(e) Company ESPP. Simultaneously in connection with the execution of this Agreement, the Company shall: (i) cause any offering period (or similar period during which shares may be purchased) in progress under the Company ESPP as of the date of this Agreement to be the final offering period under the Company ESPP and to be terminated as of the date of this Agreement (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the Company ESPP; and (iii) cause each participant’s then-outstanding share purchase right under the Company ESPP (the “Company ESPP Rights”) to terminate as of the Final Exercise Date. Thereafter, the Company shall terminate the Company ESPP no later than the Effective Time. On the Final Exercise Date, to the extent sufficient funds have been credited as of such date under the Company ESPP within the associated accumulated payroll withholding accounts for participants to fund a share purchase for a reasonable number of shares, then such funds shall be used to purchase shares of Common Stock in accordance with the terms of the Company ESPP, and otherwise the current offering period shall terminate without a final purchase. Each share purchased thereunder prior to the Effective Time shall be cancelled at the Effective Time and converted into the right to receive the Common Merger Consideration in accordance with Section 3.1(a), subject to withholding of any applicable income and employment withholding Taxes. Any accumulated contributions of each participant under the Company ESPP following the Final Exercise Date shall, to the extent not used to purchase shares in accordance with the terms and conditions of the Company ESPP (as amended pursuant to this Section 3.3(e)), be refunded to such participant as promptly as practicable following the Final Exercise Date (without interest). No further Company ESPP Rights shall be granted or exercised under the Company ESPP after the Final Exercise Date.
Section 3.4 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or securities convertible or exchangeable into or exercisable for Shares issued and outstanding prior to the Effective Time, shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, then any number or amount contained herein which is based upon the number of Shares, the applicable Merger Consideration and any other similarly dependent items shall be equitably adjusted to reflect such change; provided, however, that nothing in this Section 3.4 shall be deemed to permit or authorize the Company to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct except (i) as set forth in the Company SEC Documents furnished or filed and publicly available two Business Days prior to the date of this Agreement (the “Filed Company SEC Documents”) (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature); provided, that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.1, Section 4.3 or Section 4.8(a) or (ii) as set forth in the disclosure schedule delivered by the Company to Parent at the execution and delivery by the Company of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Agreement, and the disclosure in any section or subsection shall be deemed to qualify any other section in this Agreement (other than Section 4.8(a)) to the extent that it is reasonably apparent from the text of such disclosures that such disclosure also qualifies or applies to such other section or subsection.
Section 4.1 Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except in the case of the Company Subsidiaries where the failure to be so organized, exist or be in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority to own, lease and operate its properties and assets and conduct its businesses as and where presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified, registered or licensed to do business in each jurisdiction where the nature of its business or character of the properties owned or leased by it make such qualification, registration or license necessary, other than in such jurisdictions where the failure to be so qualified, registered or licensed has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Certificate of Incorporation of the Company (the “Company Charter”) and bylaws of the Company (the “Company Bylaws”) in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or Company Bylaws.
Section 4.2 Company Subsidiaries.
(a) Section 4.2(a) of the Company Disclosure Schedule sets forth the name and jurisdiction of each Company Subsidiary and a correct and complete list of the outstanding capital stock of or other voting securities of, or ownership interests in, each Company Subsidiary and the holder of such capital stock, voting securities or other equity interests. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by a Company Subsidiary or by the Company and a Company Subsidiary, free and clear of all material Liens, excluding Permitted Liens. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any Company Subsidiary.
(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, none of the Company or any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any Person, in each case, other than securities of a publicly traded company held for investment by the Company or the Company Subsidiaries in the ordinary course of business.
Section 4.3 Capital Structure.
(a) The authorized capital stock of the Company consists of 84,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, of which 4,000,000 are designated as Series A Preferred Stock and 4,000,000 are designated as Series B Preferred Stock. At the close of business on June 14, 2021 (the “Company Reference Date”), (i) 17,341,524 shares of Common Stock were issued and outstanding; (ii) 2,199,610 shares of Series A Preferred Stock were issued and outstanding; (iii) 1,955,000 shares of Series B Preferred Stock were issued and outstanding; (iv) 90,697 shares of Common Stock were issuable upon the vesting or settlement of RSUs; (v) a maximum of 52,930 shares of Common Stock were issuable upon the vesting or settlement of PRSUs; (vi) 184,176 shares of Common Stock were issuable upon the vesting or settlement of Options (excluding Company ESPP Rights); and (vii) 237,856 shares of Common Stock available and reserved for issuance (but not issued) under the Company ESPP. All outstanding shares of Common Stock and Preferred Stock are, and, at the time of issuance, all shares of Common Stock that may be issued upon the vesting or settlement of any Options, PRSUs or RSUs will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.
(b) Except as set forth in Section 4.3(b) of the Company Disclosure Schedule, as of the Company Reference Date, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any warrants, calls, options or other commitments or rights of any kind or character relating to, or entitling any Person to purchase or to otherwise acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (iii) any rights or interests (including “phantom” rights or interests) issued by, or other obligations of, the Company or any Company Subsidiary that are linked in any way to the price of any class of capital stock of the Company or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary or (iv) any other interest classified as an equity security of the Company or any Company Subsidiary, including, in the case of each of the foregoing clauses (i) – (iii), any “profits interests”. There are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no debentures, bonds, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company’s stockholders may vote.
(c) Except as set forth on Section 4.3(c) of the Company Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to (i) any agreement with respect to the voting or issuance of, or restricting the transfer of, or providing registration rights with respect to, any capital stock or voting securities of, or other equity interests in, the Company or any of the Company Subsidiaries or (ii) any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries.
(d) Section 4.3(d) of the Company Disclosure Schedule sets forth the following information with respect to each Option, RSU or PRSU (each, a “Company Equity Award”) granted under the Equity Incentive Plans that is outstanding as of close of business on the Company Reference Date, to the extent applicable: (i) the name of the holder of the Company Equity Award; (ii) the date on which such Company Equity Award was granted; (iii) the number of shares of Common Stock subject to such Company Equity Award; (iv) vesting schedule; (v) expiration date; and (vi) in the case of Options, (A) the applicable exercise price and (B) status as an “incentive stock option” or a “nonqualified stock option” for purposes of Section 422 of the Code. Each Company Equity Award (i) has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the applicable Equity Incentive Plan and other applicable Contracts evidencing such awards and (ii) in the case of Options, has an exercise price at least equal to the closing price of shares of Common Stock as of the date of grant.
(e) None of the Company Subsidiaries (i) beneficially owns, directly or indirectly, any Shares or other securities convertible into, exchangeable for or exercisable for Shares or (ii) has any rights to acquire any Shares.
Section 4.4 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject, in the case of the Merger, to the receipt of the approval of the holders of a majority of the outstanding shares of Common Stock entitled to vote on such matter (the “Company Stockholder Approval”). The Company Board has validly adopted resolutions, by unanimous vote of the members of the Company Board present at a meeting duly called at which a quorum of directors of the Company was present, (a) determining that the terms of this Agreement, the Merger and the other Transactions are fair and in the best interests of the Company and its stockholders, (b) approving and declaring advisable this Agreement and the Transactions, including the Merger and (c) recommending that the Company Board adopt resolutions approving and declaring the advisability of this Agreement and the Transactions on the terms and conditions set forth herein and (d) recommending that the Company’s stockholders vote to approve and adopt this Agreement, the Merger and the other Transactions. The Company Board has, validly and unanimously determined that (i) this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its stockholders on the terms and conditions set forth herein, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the Transactions on the terms and conditions set forth herein, and (iii) adopted resolutions recommending that the stockholders of the Company entitled to vote adopt this Agreement and directing that this Agreement and the Transactions be submitted to the stockholders of the Company entitled to vote for adoption (the “Company Board Recommendation”). As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Stockholder Approval, no other vote or corporate proceedings on the part of the Company or its shareholders are necessary to authorize or adopt this Agreement or to consummate the Merger and the other Transactions (except for the filing of the Certificate of Merger as required by the DGCL). The Company has duly executed and delivered this Agreement, and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 4.5 No Conflicts; Consents.
(a) Except as set forth in Section 4.5 of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the performance by it of its covenants, agreements and other obligations hereunder and the consummation of the Merger and the other Transactions (including the Migration) will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter or the Company Bylaws (assuming that the Company Stockholder Approval is obtained), (ii) the comparable charter or organizational documents of any Company Subsidiary, (iii) any Contract or any Real Property Lease, in each case, to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound, (iv) subject to the filings and other matters referred to in Section 4.5(b), any judgment, writ, injunction, award, order or decree (“Order”), Permit or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), or (v) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (iii), (iv) or (v) above, any matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b) No governmental franchises, licenses, permits, authorizations, variances, exemptions, government identification numbers or approvals (each a “Permit” and collectively, the “Permits”) consents, approvals, clearances, waivers or Orders (collectively, with the Permits, the “Consents” and each, a “Consent”) of or from, or registration, declaration, notice or filing made to or with any federal, national, state, municipal, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, arbitration tribunal, administrative agency, subdivision, or commission or other governmental or regulatory authority or instrumentality, whether domestic, foreign or supranational (a “Governmental Authority”), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder, or the consummation of the Merger and the other Transactions (including the Migration), other than (i) the filings with the SEC required under, and such other compliance with, the Exchange Act and the Securities Act, and the rules and regulations thereunder; (ii) filings under the HSR Act; (iii) the filings under the DGCL; (iv) compliance with and filings under Regulatory Laws in the Republic of Korea and Turkey; (v) compliance with the NYSE rules and regulations, as applicable; (vi) the filings with the Governmental Authority, and compliance with applicable Laws of, Barbados, Bermuda and Delaware pursuant to Section 6.17(c), and (vii) such other Consents, registrations, declarations, notices or filings that, if not obtained or made would not reasonably be expected to have a Company Material Adverse Effect.
(c) The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary for the adoption of this Agreement.
(d) To the Company’s Knowledge, the Company is not a “TID U.S. business” as that term is defined in 31 C.F.R. § 800.248.
Section 4.6 SEC Documents.
(a) The Company has furnished or filed with the SEC all reports, certifications, schedules, forms, statements and other documents (including amendments, exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2019 (such documents, together with any documents, exhibits, financial statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company SEC Documents”).

(b) Each Company SEC Document (i) at the time filed (or in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations, changes in stockholder’s equity, and cash flows for the periods shown in accordance with GAAP (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments).
(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(d) The “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) utilized by the Company are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.
(e) The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board, (i) any significant deficiencies or material weaknesses in its internal controls and procedures over financial reporting, and (ii) any written allegation of fraud or any known fraud that involves management of the Company or any other employees of the Company and the Company Subsidiaries who have a significant role in the Company’s internal controls over financial reporting or disclosure controls and procedures.
Section 4.7 Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities: (a) reflected or reserved against in the consolidated balance sheet of the Company as of December 31, 2020 (including the footnotes thereto) included in the Company SEC Documents; (b) incurred after December 31, 2020 in the ordinary course of business consistent with past practice; (c) under this Agreement or incurred in connection with the Transactions; (d) disclosed in, related to or arising under any Contract to which the Company or any of the Company Subsidiaries is a party (other than to the extent arising from a breach thereof by the Company or any Company Subsidiary); (e) disclosed in the Company Disclosure Schedule; or (f) that would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.8 Absence of Certain Changes or Events. From the Balance Sheet Date to the date of this Agreement, (a) there has not occurred a Company Material Adverse Effect and (b) except for actions taken in connection with this Agreement, the Transactions and as set forth on Section 4.8 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course consistent with past practice in all material respects.
Section 4.9 Taxes.
(a) (i) Each of the Company and each Company Subsidiary has timely filed, taking into account any extensions, all material Tax Returns required to have been filed and all such filed Tax Returns are accurate and complete in all material respects; (ii) each of the Company and each Company Subsidiary has paid all material Taxes required to have been paid by it (whether or not shown on any such Tax Return); (iii) no material deficiency or other proposed assessment or adjustment for any Tax has been asserted or assessed or proposed in writing by a Taxing Authority against the Company or any Company Subsidiary which deficiency has not been paid; (iv) each of the Company and each Company Subsidiary has withheld, collected and timely remitted all material amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to (or amounts received from) a vendor, employee, independent contractor, creditor, stockholder or any other Person; and (v) no written claim has been made by any Taxing Authority in a jurisdiction where the Company or a Company Subsidiary does not file a particular type of Tax Return or pay a particular type of Tax that the Company or any Company Subsidiary is or may be required to file such Tax Return or pay such Tax other than in such jurisdictions where the failure to so file a particular type of Tax Return or so pay a particular type of Tax has not been and would not reasonably be expected to have a Company Material Adverse Effect.
(b) Neither the Company nor any Company Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and Company Subsidiaries or customary gross-up or tax indemnity provisions in any credit agreement, sale agreement, lease agreement, employment agreement or similar commercial contract the primary purpose of which does not relate to Taxes (“Non-Tax Sharing Agreements”)). Neither the Company nor any Company Subsidiary (i) is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group which consists of only the Company and/or one or more current or former Company Subsidiaries), or (ii) has or had any liability for material Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of local, state or foreign Law) or as a transferee or successor, by Contract (other than Non-Tax Sharing Agreements) or otherwise.
(c) During the two-year period ending on the date hereof, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(d) Neither the Company nor any Company Subsidiary is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code, or has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4.
(e) There are no Liens for material Taxes (other than Permitted Liens) on any of the assets of the Company or any Company Subsidiary.
(f) No material audit or other proceeding with respect to Taxes of the Company or any Company Subsidiary currently is being conducted or, to the Knowledge of the Company, threatened by a Taxing Authority. Neither the Company nor any Company Subsidiary has consented to extend the time, or is the beneficiary of any extension of time (in each case other than (i) pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business or (ii) time periods that, as so extended, have lapsed before the date of this Agreement), in which any material Taxes may be assessed or collected by any Taxing Authority.
(g) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period or the portion of any Tax period beginning on or after the Closing Date as a result of any (i) installment sale or open transaction disposition made prior to the Closing; (ii) deferred revenue or prepaid amount received prior to the Closing; or (iii) deferred intercompany transactions (within the meaning of Treasury Regulation Section 1.1502-13) occurring or generated, as applicable, prior to the Closing.
(h) Neither the Company nor any Company Subsidiary has made any election under Section 965(h) of the Code.
(i) Neither the Company nor any Company Subsidiary has (i) deferred any Taxes under Section 2303 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act, as may be amended, or (iii) applied for or received any loan under the Paycheck Protection Program under the CARES Act (or, in each case, any similar provision of U.S. or non-U.S. Law).
Section 4.10 Employee Benefits.
(a) Section 4.10(a) of the Company Disclosure Schedule sets forth a list of all material Company Benefit Plans (other than employment agreements, offer letters, individual consulting agreements and similar contracts, in each case, with any Service Provider who is not a Key Employee and that may be terminated by the Company or a Company Subsidiary upon less than 35 days advance notice and that do not provide for severance or termination benefits in excess of statutory requirements), and specifies whether such Company Benefit Plan is a U.S. Company Benefit Plan or an International Company Benefit Plan. For purposes of this Agreement, “Company Benefit Plan” means each (i) “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for profit sharing, pension, bonus, deferred compensation, incentive compensation, option, equity or equity-based compensation, salary continuation, severance or termination pay, hospitalization, medical, dental, vision, prescription, life insurance, accident, disability or sick leave, cafeteria, fringe benefits, vacation benefits, relocation or expatriate benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits, in each case, whether written or unwritten, and in each case (y) that is sponsored, maintained, contributed to or required to be contributed to by the Company or any Company Subsidiary (or to which the Company or any Company Subsidiary is a party) for the benefit of any Service Providers (or their beneficiaries or eligible dependents) or (z) with respect to which the Company or any Company Subsidiary has, or could reasonably be expected to have, any direct or indirect liability (including contingent liability); provided, that in no event shall a Company Benefit Plan include any plan, program or arrangement sponsored, maintained, administered or operated by a Governmental Authority or required to be contributed to by the Company or any Company Subsidiary pursuant to applicable Law.
(b) With respect to each Company Benefit Plan identified in Section 4.10(a) of the Company Disclosure Schedule, copies of the following have been made available to Parent (to the extent applicable to such Company Benefit Plan): (i) the current plan document and all amendments thereto; (ii) the current trust agreement, insurance contract or annuity contract serving as a funding vehicle for such Company Benefit Plan; (iii) the most recent summary plan description, and any summaries of material modifications related thereto, distributed to participants in such Company Benefit Plan; (iv) the most recently filed Form 5500 (and all schedules thereto); (v) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination, opinion or advisory letter received from the United States Internal Revenue Service; (vi) all material, non-routine documents and correspondence relating to such Company Benefit Plan received from or provided to any Governmental Authority within the last two years; and (vii) all current employee handbooks, manuals and policies.
(c) Except as would not be reasonably expected to have a Company Material Adverse Effect: (i) each Company Benefit Plan has been established, maintained and administered in accordance with its terms and in compliance with applicable Law (including ERISA and the Code); (ii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the United States Internal Revenue Service or utilizes a prototype or volume submitter plan document that is the subject of a favorable opinion or advisory letter issued by the United States Internal Revenue Service to the sponsor of such prototype or volume submitter plan, and, to the Knowledge of the Company, nothing has occurred since the most recent such determination, opinion or advisory letter that would reasonably be expected to result in any such letter being revoked (and, to the Knowledge of the Company, any trust relating to such Company Benefit Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation); (iii) none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other Person has (A) engaged in a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan that is subject to such provisions, or (B) breached any fiduciary duty imposed upon it by ERISA with respect to any Company Benefit Plan that is subject to ERISA; and (iv) there are no pending or, to the Knowledge of the Company, threatened lawsuits or claims, or, to the Knowledge of the Company, any reasonable basis therefor, against or otherwise involving any Company Benefit Plan (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings).
(d) During the last six (6) years, none of the Company, any Company Subsidiary or any of their respective ERISA Affiliates has sponsored, maintained, contributed to, or been required to contribute to, nor does the Company or any Company Subsidiary have or is reasonably expected to have any direct or indirect liability (including contingent liability) under, (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA),

(ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), (iii) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (iv) a “multiple employer plan” (as defined in Section 4063 or ERISA or Section 413(c) of the Code).
(e) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any current or projected liability for, and no Company Benefit Plan provides or promises, any post-employment or post-retirement welfare benefits to former employees of the Company or its ERISA Affiliates (or their respective beneficiaries or dependents) beyond their retirement or other separation from service, other than pursuant to Section 4980B of the Code or any other applicable Law (and, except as set forth on Section 4.10(e) of the Company Disclosure Schedule, with the participant bearing the premium costs).
(f) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of the Company Subsidiaries relating to, or change in employee participation or coverage under, any Company Benefit Plan that would increase materially the expense to the Company and the Company Subsidiaries, taken as a whole, of maintaining such plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.
(g) Except as would not be reasonably expected to have a Company Material Adverse Effect, each International Company Benefit Plan (i) has been maintained in compliance with its terms and applicable Law and (ii) if intended to qualify for special tax treatment, meets all requirements for such treatment. Except as would not be reasonably expected to have a Company Material Adverse Effect, the assets of each International Company Benefit Plan that provides retirement, medical or life insurance benefits following retirement or other termination of service or employment (x) are at least equal to the liabilities of such International Company Benefit Plan (determined based on reasonable actuarial assumptions) or (y) if such International Company Benefit Plan if unfunded, properly accrued in accordance with the accounting standards applicable to the Company Subsidiary that sponsors, maintains or contributes to such International Company Benefit Plan. From and after the Closing Date, Parent and its Affiliates will receive the full benefit of any funds, accruals and reserves under the International Company Benefit Plans.
(h) Except as set forth in Section 4.10(h) of the Company Disclosure Schedule, as contemplated by the terms of this Agreement or as required by applicable Law, the execution or delivery of this Agreement, all other agreements and documents contemplated hereby to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby will not, either alone or in connection with any termination of employment (whether voluntary, involuntary, with or without good reason, or with or without cause, as a result of disability, death, retirement, or otherwise) or any other event (i) result in any severance or payment or benefit becoming due or payable, or required to be provided, to any current or former Service Provider under a Company Benefit Plan, (ii) trigger or accelerate the time of payment or vesting or increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such Service Provider under a Company Benefit Plan, (iii) accelerate the timing of any funding obligation (through a grantor trust or otherwise) under any Company Benefit Plan, (iv) result in the forgiveness of indebtedness for the benefit of any such Service Provider under a Company Benefit Plan, (v) limit or restrict the right of the Company or any Company Subsidiary or, after the Closing, Parent or its any of its Affiliates, to merge, amend or terminate any Company Benefit Plan or (vi) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. The Company has made available prior to the date hereof to Parent complete and correct copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated by this Agreement. No Company Benefit Plan provides for any Tax gross-up payment, indemnification or reimbursement from the Company or any of its Affiliates as a result of the imposition of additional Taxes under Sections 409A or 4999 of the Code.
Section 4.11 Litigation. There is no demand, suit, claim, action or other proceeding (whether at law or in equity) before any Governmental Authority pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary or any of their respective properties (including any properties owned, operated, leased or licensed by the Company or any Company Subsidiary) or assets that has had or would reasonably be expected to result in a Company Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of the Company, investigation by any Governmental Authority involving the Company or any Company Subsidiary or any of their respective properties (including any properties owned, operated, leased or licensed by the Company or any Company Subsidiary) or assets that has had or would reasonably be expected to result in a Company Material Adverse Effect.
Section 4.12 Compliance with Applicable Laws. Except as would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2019, the business of the Company and the Company Subsidiaries has been conducted in accordance with all Laws applicable thereto. The Company and the Company Subsidiaries have been granted all Permits necessary under applicable Laws for each of the Company and the Company Subsidiaries to own, lease and operate its properties and to carry on its business as currently conducted, except for Permits the absence of which would not be reasonably expected to have a Company Material Adverse Effect (collectively, the “Company Permits”). Section 4.12 of the Company Disclosure Schedule contains a true and complete list of all Company Permits together with the name of the Governmental Authority that issued such Company Permit. All such Company Permits are valid and in full force and effect and each of the Company and the Company Subsidiaries is in compliance with any requirements imposed by any Governmental Authority as a condition to obtaining or maintaining any applicable Company Permit, in each case except where the failure to be so compliant would not be reasonably expected to have a Company Material Adverse Effect.
Section 4.13 Environmental Matters.
(a) (i) The Company and the Company Subsidiaries are and for the five (5) years prior to the date hereof, have been in compliance with all Environmental Laws; (ii) the Company and the Company Subsidiaries possess, have renewed and maintained, and are and for the five (5) years prior to the date hereof, have been in compliance with all Environmental Permits, and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify, suspend or terminate any Environmental Permit; (iii) none of the Company or any Company Subsidiary has received any written notice, demand, request for information, citation, summons or complaint from any Person related to any Environmental Law, Environmental Permit or Hazardous Substance during the five (5) years prior to the date hereof or otherwise in any case that remains unresolved as of the date hereof; (iv) no order, judgment, decree or injunction has been issued or is otherwise in effect, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to the Knowledge of the Company, threatened, with respect to the Company or any of the Company Subsidiaries (or any of their respective predecessor entities) that relates to any Environmental Law, Environmental Permit or Hazardous Substance; and (v) there has been no Release of a Hazardous Substance (A) by the Company or, to the Knowledge of the Company, by any other Person, at, on, under, to, in or from any property or facility now or previously owned, leased or operated by the Company or any of the Company Subsidiaries (or any of their respective predecessor entities), and or (B) to the Knowledge of the Company, at, on, under, to, in or from any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of the Company or any of the Company Subsidiaries, except with respect to any of the foregoing under (i), (ii), (iii), (iv), or (v) as would not reasonably be expected to have a Company Material Adverse Effect.
(b) The Company and the Company Subsidiaries do not own, lease or operate any real properties or facilities in New Jersey or Connecticut.
(c) Except as has been delivered to Parent at least five days prior to the date hereof, there is no material environmental investigation, study, audit, test, review, analysis or other report in the possession or reasonable control of the Company or any of the Company Subsidiaries that relates to the compliance with or potential liability under any Environmental Law or Environmental Permit by the Company or any of the Company Subsidiaries (or any of their respective predecessor entities) or any property or facility now or previously owned, leased or operated by the Company or any of the Company Subsidiaries (or any of their respective predecessor entities).
Section 4.14 Contracts.
(a) Each of the Company’s “material contracts” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (a “Filed Company Contract”) has been filed with the SEC.
(b) Section 4.14(b) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of the following types of Contracts to which the Company or any Company Subsidiary is a party as of the date of this Agreement:

(i) each Contract that contains a non-compete or client, customer or employee non-solicit requirement or any other provision which materially restricts the ability of the Company or any Company Subsidiaries to compete in any material line of business or geographic area;
(ii) each Contract (excluding purchase orders for containers, roll trailers, swap bodies, gensets or similar equipment purchased for leasing to customers in the ordinary course) relating to any Indebtedness (A) of the Company or any of the Company Subsidiaries or (B) in respect of any asset backed securitization or similar transactions (whether or not off-balance sheet) where the Company or any of the Company Subsidiaries is an originator, in each case with a principal amount in excess of $5,000,000 (whether outstanding or that may be incurred by its terms), other than any such Contract solely between or among the Company and the wholly owned Company Subsidiaries or between or among wholly owned Company Subsidiaries;
(iii) each partnership, joint venture, strategic alliance, collaboration or similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise;
(iv) other than any Filed Company Contracts filed as exhibits (including exhibits incorporated by reference to any Filed Company SEC Documents), each material Contract between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (A) present executive officer or director of either the Company or any of the Company Subsidiaries, (B) record or beneficial owner of more than 5% of the shares of Common Stock outstanding as of the date hereof or (C) to the Knowledge of the Company, any Affiliate of any such executive officer, director or record or beneficial owner of more than 5% of the shares of Common Stock outstanding as of the date hereof (other than the Company or any of the Company Subsidiaries);
(v) each Contract relating to the disposition or acquisition by the Company or any of the Company Subsidiaries of any business or any amount of assets for an amount (in any transaction or series of related transactions) in excess of $1,000,000 (excluding purchase orders for the purchase of shipping containers);
(vi) other than Contracts for ordinary repair and maintenance, each Contract providing for the development or construction of, or additions or expansions to, any real property, under which the Company or any of the Company Subsidiaries has, or expects to incur, an obligation in excess of $1,000,000 in the aggregate;
(vii) each Contract with a customer (x) under which the customer leases equipment with a book value greater than $1,000,000 as of the Balance Sheet Date or (y) pursuant to which any customer made payments to the Company and the Company Subsidiaries, taken as a whole, in excess of $1,000,000 during the 12-month period ended December 31, 2020;
(viii) each Contract with a vendor (other than as provided in (ix) below and other than Contracts related to the Company Benefit Plans) under which the Company or any Company Subsidiaries paid an aggregate amount greater than $1,000,000 to purchase goods or services during the year ended December 31, 2020;
(ix) each purchase order under which the Company or any Company Subsidiaries paid an aggregate amount greater than $10,000,000 to purchase shipping containers during the year ended December 31, 2020;
(x) each Contract involving any settlement, conciliation or similar agreement that is with any Governmental Authority, (A) pursuant to which the Company or any Company Subsidiary is obligated after the date of this Agreement to make any material payment to a Governmental Authority, (B) that would otherwise limit the operation of the Company or any Company Subsidiary (or Parent or any of its other Affiliates) in any material respect after the Closing or (C) that imposes any injunctive or other equitable relief;
(xi) any Contract that contains exclusivity or “most favored nation” provisions, or grants any right of first refusal or right of first offer to any Person;
(xii) any Contract that requires the Company or any Company Subsidiary to purchase or sell a minimum quantity of goods or amount of services;

(xiii) any stockholders, investors rights, registration rights or similar agreement or arrangement;
(xiv) each Contract that provides for retention, change in control or transaction bonuses or benefits;
(xv) each Contract that is a collective bargaining agreement; and
(xvi) each Contract pursuant to which the Company or any of the Company Subsidiaries (A) obtains any license or covenant not to be sued under any Intellectual Property Rights (other than any non-exclusive licenses for off-the-shelf software that is commercially available); or (B) grants any license or covenant not to be sued under, any Intellectual Property Rights (other than non-exclusive licenses granted to customers in the ordinary course of business).
(c) Except for matters which have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity, (ii) each such Material Contract is in full force and effect and (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Material Contract and, to the Knowledge of the Company, no other party to any such Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except, in the case of clauses (i) or (ii), with respect to any Material Contract which expires by its terms (as in effect as of the date hereof) or which is terminated in accordance with the terms thereof by the Company in the ordinary course of business consistent with past practice. Except as would not be reasonably expected to have a Company Material Adverse Effect, the Company has not received any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract. For purposes of this Section 4.14(c), the reference to “Material Contract” shall include any Contract to which the Company or any of its Subsidiaries becomes party to after the date hereof and prior to the Closing that would constitute a Material Contract if entered into prior to the date hereof.
Section 4.15 Real Property.
(a) Neither the Company nor any Company Subsidiary owns any real property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company or its Subsidiaries have a valid and enforceable leasehold interest in the Leased Real Property. None of the Company’s or each Company Subsidiary’s leasehold interest in any such Leased Real Property is subject to any Lien, except for Permitted Liens.
(b) Section 4.15(b) of the Company Disclosure Schedule contains, as of the date of this Agreement, a true and complete list of all leases, ground leases, subleases, sub-subleases, licenses and any other occupancy agreements to which the Company or any Company Subsidiary is a party and pursuant to which such base rent payments thereunder are in excess of $25,000 per annum (collectively, the “Real Property Leases” and such real property leased pursuant to each Real Property Lease, the “Leased Real Property”). True and complete copies of all Real Property Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to Parent.
(c) Except as set forth on Section 4.15(c) of the Company Disclosure Schedule, each Real Property Lease: (i) is in full force and effect and constitutes the valid and legally binding obligation of the Company or the applicable Company Subsidiary and, to the Knowledge of the Company, the counterparty thereto, and is enforceable in accordance with its terms, subject to (A) Laws of general application relating to bankruptcy, insolvency, reorganization, moratorium and other Laws affecting creditors’ rights generally and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (ii) except with respect to any Permitted Liens with respect to the Real Property Leases, has not been assigned or taken as a security interest in any manner by the Company or any of the applicable Company Subsidiaries. Except as set forth on Section 4.15(c) of the Company Disclosure Schedule, other than Permitted Liens, (i) neither the Company nor any applicable Company Subsidiary has assigned, subleased or otherwise transferred, in whole or in part, any Real Property Lease or any interest therein, or otherwise granted to another Person the right to use or occupy any Leased Real Property, and (ii) the Company or the applicable Company Subsidiary has undisturbed possession and quiet enjoyment of the Leased Real Property under the Real Property Lease.

(d) Except as set forth on Section 4.15(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received or given any written notice of any material default that is outstanding and, to the Knowledge of the Company, no event has occurred or circumstance exists that with notice or lapse of time, or both, would constitute a material default by the Company or any Company Subsidiary under any Real Property Lease, and, to the Knowledge of the Company, no other party is in material default thereunder.
(e) Except as set forth on Section 4.15(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority alleging any material defect or deficiencies or any material violation of any building, zoning, fire safety, health safety or other applicable law with respect to any structures, buildings, fixtures, equipment and other improvements (collectively, the “Facilities”) located on the Leased Real Property that are material to the operation of the business of the Company and the Company Subsidiaries, taken as a whole, as now being conducted and for which remain uncured.
(f) The Real Property constitutes all of the real property used or held for use in connection with, necessary for the conduct of, and material to, the business of the Company and the Company Subsidiaries as currently conducted in all material respects. With respect to the Real Property, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Authority threatening a suspension, revocation, modification or cancellation of any certificates of occupancy, permits, licenses, franchises, approvals and authorizations which would materially and adversely affect the operation of the business of the Company as currently conducted, and which remains uncured. There does not exist any pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings or administrative actions that affect any of the Real Property in any material respect, and neither the Company nor any Company Subsidiary has received any written notice of the intention of any Governmental Authority to take or condemn any of the Real Property.
(g) The tangible properties and assets collectively owned, leased and licensed by the Company and the Company Subsidiaries (i) constitute all of the tangible properties and assets used or held for use in connection with, necessary for the conduct of, and material to, the business of the Company and the Company Subsidiaries as currently conducted, (ii) are not subject to any Liens, except for Permitted Liens, and (iii) are in reasonably good repair and operating condition (subject to normal wear and tear) in all material respects.
Section 4.16 Intellectual Property.
(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a complete and correct (in all material respects) list, as of the date hereof, of all registrations and currently pending applications for registration for Patents, Trademarks, Copyrights and Internet domain names owned by the Company or the Company Subsidiaries (“Registered Intellectual Property Rights”) indicating for each such item the applicable owner, filing or registration number and filing jurisdiction. Except as identified in Section 4.16(a) of the Company Disclosure Schedule, all such applications and registrations for Registered Intellectual Property Rights are subsisting. To the Knowledge of the Company, except as would not reasonably be expected to result in a Company Material Adverse Effect, all such registrations for Intellectual Property Rights are, to the extent applicable, enforceable and valid.
(b) The Company or a Company Subsidiary (individually or collectively) (i) is the owner of each of the Registered Intellectual Property Rights and all other material Intellectual Property Rights owned or purported to be owned by the Company or a Company Subsidiary (the “Company Intellectual Property”) and (ii) except as would not reasonably be expected to result in a Company Material Adverse Effect, own or have a valid, enforceable and sufficient right and license to use all Intellectual Property Rights used or held for use in, or otherwise necessary for, the conduct of their respective businesses as currently conducted, in each case of (i) and (ii), free and clear of all Liens other than Permitted Liens, except that the foregoing representations does not pertain to any interference, infringement, misappropriation or violation of any Company Intellectual Property. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Company Intellectual Property or any of the Company’s or Company Subsidiaries’ rights therein.
(c) Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company and the Company Subsidiaries, (i) neither the operation of the business of the Company and the Company Subsidiaries, nor the Registered Intellectual Property Rights, nor any other products or services of the Company and the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of third parties, except as would not be material to the business of the Company or any Company Subsidiary, and (ii) as of the date hereof, there are no suits, actions, claims, threats or proceedings pending or, to the Knowledge of the Company, threatened in writing that allege any such infringement, misappropriation or violation (except for issues raised during the ex parte prosecution proceedings of applications for Registered Intellectual Property Rights) or that challenges the ownership, validity or enforceability of any Company Intellectual Property. The foregoing representation and warranty in this Section 4.16(c) is the sole representation and warranty herein with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any Company Subsidiary. None of the Company Intellectual Property that is material to the business of the Company or any Company Subsidiary is subject to any outstanding Order or stipulation restricting or limiting in any material respect the ownership, use or licensing thereof by the Company or any Company Subsidiary as currently or contemplated to be used or licensed, as applicable.
(d) The Company and the Company Subsidiaries have taken commercially reasonable steps to maintain and protect (i) any trade secrets held by the Company or the Company Subsidiaries, and (ii) the security of their information technology systems, including the data stored therein or transmitted thereby, and provide for the continuity, integrity, and security thereof. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no past or current employees or independent contractors of the Company or the Company Subsidiaries who have participated or are currently participating in creating any Intellectual Property Rights for or on behalf of the Company and/or any Company Subsidiaries have any ownership right, title or interest in any such Intellectual Property Rights and all such Intellectual Property Rights are solely and exclusively owned by the Company or the Company Subsidiaries. To the Knowledge of the Company, no third party is infringing on, misappropriating or otherwise violating any Intellectual Property Rights of the Company or any Company Subsidiary.
(e) The Company and the Company Subsidiaries have sufficient rights to use all material software, middleware and systems, information technology equipment, and associated documentation as used in connection with the operation of their businesses (the “Business IT Assets”), except that the foregoing representation does not pertain to any interference, infringement, misappropriation or violation of any Company Intellectual Property. No Person has gained unauthorized access to any Business IT Assets, except as would not reasonably be expected to have a Company Material Adverse Effect.
Section 4.17 Labor Matters.
(a) The Company has provided to Parent a true and complete list (“Service Provider List”) of each Service Provider employed or engaged by the Company or a Company Subsidiary as of the date of this Agreement, and such list correctly reflects (except for information omitted to comply with applicable Law), with respect to each such individual and to the extent permitted by applicable Law, his or her (i) name, (ii) employer and jurisdiction of employment, (iii) hire date, (iv) job title, (v) base salary, base wage rate or fee (as applicable), (vi) current year target cash bonus or incentive compensation opportunity (if any), (vii) prior year actual cash bonus or incentive compensation payout, (viii) status as employee or consultant, full-time or part-time and exempt or non-exempt for the Fair Labor Standards Act for wage and hour purposes and (ix) whether such individual is in active employment or on leave, and if on leave, the nature of such leave and date of expected return.
(b) Neither the Company nor any Company Subsidiary is or has been a party to or bound by any collective bargaining agreements or labor agreements and no such agreement is currently being negotiated by the Company or any Company Subsidiary.
(c) As of the date of this Agreement, with respect to any current or former Service Providers (i) there are no, and during the prior two (2) years there have not been any, strikes, work stoppages, slowdowns, picketing, walkouts, lockouts or similar organized labor activity pending or, to the Knowledge of the Company, threatened in writing, and (ii) to the Knowledge of the Company, no labor organization or group of employees has made a presently pending written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding or, to the Knowledge of the Company, threatened in writing, to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no, and during the prior two (2) years there have not been any, unfair labor practice complaints pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary before any Governmental Authority and during the prior two (2) years neither the

Company nor any Company Subsidiary has been a party to or subject to any action, suit or other proceeding before any Governmental Authority regarding any Service Provider nor is any such action, suit or other proceeding threatened in writing against the Company or any Company Subsidiary, in each case, other than as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby.
(d) During the prior two (2) years, the Company and the Company Subsidiaries have been in compliance with all applicable Laws respecting labor and employment practices, including all such Laws relating to wages and hours, civil rights, affirmative action, equal employment opportunity, sexual harassment, worker classification, information privacy and security, workplace safety, immigration, unemployment insurance, workers’ compensation, the Worker Adjustment and Retraining Notification Act (and any comparable foreign, state or local law) and payment and withholding of Taxes, except as would not reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is liable for the payment of any tax, fines, penalties or other amounts, however designated, for failure to comply with any applicable Law related to the foregoing, except as would not reasonably expected to have a Company Material Adverse Effect.
(e) During the prior two (2) years, (i) there has not been any suit, action or other proceeding related to, or any allegation of or related to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any policy of the Company or any Company Subsidiary relating to the foregoing, against any director of the Company or any Company Subsidiary or any Key Executive nor, to the Company’s Knowledge, has any such suit, action or other proceeding been threatened, and (ii) neither the Company nor any Company Subsidiary has entered into any settlement agreements or similar out-of-court or pre-litigation arrangements related to allegations of sexual harassment or misconduct by any such Person.
(f) No Key Executive has indicated in writing (or, to the Company’s Knowledge, orally) that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year of the Closing Date.
Section 4.18 Anti-Takeover Provisions.
(a) Assuming the accuracy of the representation contained in Section 5.7, the Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Section 203 of the DGCL, and no further action is required by the Company Board or any committee thereof or the stockholders of the Company to render inapplicable the provisions of Section 203 of the DGCL to the extent, if any, such provisions would otherwise be applicable to this Agreement, the Merger or the other Transactions.
(b) Assuming the accuracy of the representation contained in Section 5.7, there is no other state anti-takeover statute or regulation, any takeover-related provision in the Company’s organizational documents, or any stockholder rights plan or similar agreement applicable to Parent, this Agreement or the Merger that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger.
Section 4.19 Brokers’ Fees and Expenses. Except as set forth on Section 4.19 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person, other than Centerview Partners LLC (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of the Company.
Section 4.20 Opinion of Financial Advisor. The Company Board has received the opinion of the Company Financial Advisor to the effect that, as of the date of this Agreement, and subject to the various assumptions and qualifications set forth therein, the Common Merger Consideration is fair, from a financial point of view to the holders of the Common Stock.
Section 4.21 Privacy and Data Security.
(a) Except as would not reasonably be expected to result in a Company Material Adverse Effect, at no time since January 1, 2019 has there been any data security breach of any Business IT Assets or unauthorized access, use, or disclosure of any Personal Information owned, used, maintained, received, or controlled by or on behalf of the Company or any Company Subsidiary, including any unauthorized access, use or disclosure of Personal Information that would constitute a breach, in each case, for which notification to individuals or Governmental Authorities is required under any applicable Information Privacy and Security Laws or Contracts to which the Company or any Company Subsidiary is a party.
(b) Except for matters which have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company’s and each Company Subsidiary’s collection, maintenance, transmission, transfer, use, disclosure, storage, disposal and security of Personal Information has complied since January 1, 2019 to the date of this Agreement with (i) Information Privacy and Security Laws, (ii) Contracts to which the Company or any Company Subsidiary is a party that govern that Personal Information, and (iii) applicable privacy policies or disclosures posted to websites maintained by the Company or any Company Subsidiary that govern Personal Information processed by or on behalf of the Company or the Company Subsidiary (the “Privacy Policies”). Since the Balance Sheet Date, no suit, claim, action, proceeding, arbitration, mediation or, to the Knowledge of the Company, investigation is pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary relating to the processing or security of Personal Information, except as would not individually or in the aggregate, reasonably be expected to result in material liability to the Company and the Company Subsidiaries.
Section 4.22 Insurance. Section 4.22 of the Company Disclosure Schedule sets forth a true, correct and complete list and summaries of all material insurance policies and fidelity bonds for which the Company or any of the Company Subsidiaries is a policyholder or which covers the business, operations, employees, officers, directors or assets of the Company or any of the Company Subsidiaries (the “Company Insurance Policies”). The Company and the Company Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as the Company reasonably believes, based on past experience, is adequate for the businesses and operations of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance). Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company Insurance Policies (A) are sufficient for compliance by the Company and the Company Subsidiaries with all Material Contracts and (B) will not terminate or lapse by their terms by reason of the consummation of the transactions contemplated by this Agreement, and (ii) there is no claim by the Company or any of the Company Subsidiaries pending under any of the Company Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights.
Section 4.23 Container Leases. Except as would not reasonably be expected to, individually or in the aggregate, materially impair the financial position of the Company and the Company Subsidiaries, taken as a whole, or Company’s and the Company Subsidiaries’ ability to operate in all material respects in the manner they have operated prior to the date hereof, (i) to the Knowledge of the Company, (A) each of the container lease agreements that Company or any of the Company Subsidiaries are currently party to with their respective lessees constitutes a legal, valid, binding and enforceable obligation in accordance with container leasing industry practice, of the contractual counterparties that are a party thereto, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), and (B) other than late payments under lease agreements consistent with past practice, none of the contractual counterparties to any such container lease agreements is in material breach or default thereunder (or with notice or lapse of time or both would be in material breach or default there under), (ii) the Company and the Company Subsidiaries have all right, title and interest in and to, subject to Permitted Liens, the containers, including those subject to such container lease agreements, owned by the Company or any of the Company Subsidiaries and any containers acquired by the Company or any of the Company Subsidiaries after the Balance Sheet Date (other than containers sold or otherwise disposed of after the Balance Sheet Date in the ordinary course of business) and (iii) except as set forth on Section 4.23 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or bound by any container lease agreement that would require any consent or approval of any third party to (A) any assignment of such lease agreement to any Affiliate of the Company or (B) the consummation of the Transactions, or would result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would constitute a default) under, such agreement if such consent or approval were not obtained. The cancellation or termination of any container lease agreements for which the Company or any of the Company Subsidiaries have received a written cancellation or termination notice from the applicable lessee prior to the date of this Agreement would not reasonably be expected to, individually or in the aggregate, materially impair the financial position of the Company and the Company Subsidiaries or the Securitization Vehicle, taken as a whole, or the Company’s and the Company Subsidiaries’ ability to operate in all material respects in the manner they have operated prior to the date hereof. None of the Company or any Company Subsidiary is party to any asset-backed securitization or similar off-balance transactions in which the special purpose vehicle who acquired and holds such agreements is a Person other than the Company or any Company Subsidiary.
Section 4.24 Anti-Corruption, Sanctions, and Export Control.
(a) the Company, each of the Company Subsidiaries, and each of their respective officers, directors, employees, agents, representatives or other persons acting on their behalf has complied with and is in compliance with Anti-Corruption Laws in all material respects;
(b) the Company and each of the Company Subsidiaries has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of the Company and the Company Subsidiaries were, have been and are executed only in accordance with management’s general or specific authorization in all material respects;
(c) neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, employees, agents or representatives or other persons acting on their behalf, is, or is fifty percent (50%) or more owned or controlled by one (1) or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, the United Kingdom (including Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (as of the date of this agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria);
(d) for the past five years, to the Knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in, or are now engaged in, directly or indirectly, any unlawful dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was the subject of Sanctions;
(e) the Company and the Company Subsidiaries are, and for the past five years have been, in compliance in all material respects with all applicable Law concerning the exportation, re-exportation, importation and temporary importation of any products, technology, technical data or services (together, “Export Control Laws”) and all applicable Sanctions;
(f) no Governmental Authority is investigating or has in the past five years conducted, initiated or threatened any investigation of the Company or any of the Company Subsidiaries or any of their respective officers, directors or employees for alleged violation of Anti-Corruption Laws, Sanctions or Export Control Laws in connection with activities relating to the Company or any of the Company Subsidiaries; and
(g) the Company and the Company Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with Anti-Corruption Laws, Export Control Laws and Sanctions in all material respects.
Section 4.25 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV or in any certificate delivered by the Company to Parent and Merger Sub pursuant hereto (and notwithstanding the delivery or disclosure to Parent or its Representatives of any documentation, projections, estimates, budgets or other information), Parent acknowledges that (a) none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other Transactions, and Parent and Merger Sub are not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement, (b) no person has been authorized by the Company, the Company Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity, and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available to Parent or its Representatives in connection with presentations by the Company’s management, are not and shall not be deemed to be or include representations or warranties. Each of Parent and Merger Sub acknowledges that it has conducted, to its satisfaction, its own independent investigation of the condition, operations and business of the Company and in making its determination to proceed with the Transactions, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent investigation and the terms of this Agreement and has not relied directly or indirectly on any materials or information made available to Parent or its Representatives by or on behalf of the Company. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing in this Section 4.25 shall be deemed to constitute a waiver of claims for intentional and actual fraud solely with respect to the representations and warranties contained in this Article IV.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB
Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article V are true and correct.
Section 5.1 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its properties and assets and conduct its businesses as and where presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.2 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other Transactions. The board of directors of Parent has validly adopted resolutions approving the execution, delivery and performance of this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The board of directors of Merger Sub has adopted resolutions (i) approving the execution, delivery and performance of this Agreement; (ii) determining that the terms of this Agreement are in the best interests of Merger Sub and its shareholders; (iii) declaring this Agreement advisable; and (iv) recommending that the shareholders of Merger Sub adopt this Agreement and directing that this Agreement be submitted to the shareholders of Merger Sub, for adoption immediately following execution of this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn. No other vote or corporate proceedings (including, for the avoidance of doubt, any stockholder approval) on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other Transactions (except for the filing of the Certificate of Merger in accordance with the relevant provisions of the DGCL). Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity.
Section 5.3 No Conflicts; Consents.
(a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its covenants, agreements and other obligations hereunder and the consummation of the Merger and the other Transactions will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any provision of: (i) the governing or organizational documents of Parent or Merger Sub; (ii) any Contract to which any of Parent or Merger Sub is a party or by which any of their respective properties or assets is bound; or (iii) subject to the filings and other matters referred to in Section 5.3(b) any Order, Law or Permit, in each case, applicable to Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consents of or from, or registration, declaration, notice or filing made to or with any Governmental Authority, is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other Transactions, other than (i) compliance with and filings under the rules and regulations of the Tokyo Stock Exchange and the Nagoya Stock Exchange; (ii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (iii) compliance with and filings under Regulatory Laws in the Republic of Korea and Turkey; and (iv) such other matters that have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 5.4 Litigation. There is no demand, suit, claim, action or other proceeding (whether at law or in equity) before any Governmental Authority pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that has had or would reasonably be expected to have a Parent Material Adverse Effect, nor is there any Order outstanding against or, to the Knowledge of Parent, investigation by any Governmental Authority involving Parent or Merger Sub that has had or would reasonably be expected to have a Parent Material Adverse Effect.
Section 5.5 Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or its Subsidiaries in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 5.6 Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
Section 5.7 Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Affiliates has been, at any time during the three years prior to the date hereof, an “interested shareholder” of the Company, as defined in Section 203 of the DGCL.
Section 5.8 Sufficient Funds. Neither Parent nor Merger Sub’s obligations hereunder are subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the completion of the Transactions. Parent has, and will have prior to the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to consummate the Merger and any other Transactions, including the payment of the Merger Consideration in accordance with Article III, the refinancing of any Indebtedness of the Company or its Subsidiaries outstanding under Contracts disclosed in Section 4.14(b)(ii)(A) of the Company Disclosure Schedule that is necessary to be refinanced in connection with the Transaction and to pay any related fees and expenses, and there is not, nor will there be, any restriction on the use of such cash or cash equivalents for such purpose.
Section 5.9 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V or in any certificate delivered by Parent or Merger Sub to the Company (and notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, projections, estimates, budgets or other information) the Company acknowledges that, (a) none of Parent, the Subsidiaries of Parent (including Merger Sub) or any other Person on behalf of Parent makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with this Agreement, the Merger or the other Transactions and the Company is not relying on any representation or warranty of any Person except for those expressly set forth in this Agreement and (b) no person has been authorized by Parent, the Subsidiaries of Parent (including Merger Sub) or any other Person on behalf of Parent to make any representation or warranty relating to itself or its business or otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by Parent or Merger Sub as having been authorized by such entity. Notwithstanding the foregoing or any other provision of this Agreement or otherwise, nothing in this Section 5.9 shall be deemed to constitute a waiver of claims for intentional and actual fraud solely with respect to the representations and warranties contained in this Article V.
ARTICLE VI
COVENANTS
Section 6.1 Conduct of Business. From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, and except as set forth in Section 6.1 of the Company Disclosure Schedule, as any other provision of this Agreement expressly contemplates or expressly requires, as required by applicable Law, or rules and regulations of the SEC or NYSE, for any action taken by the Company to the extent necessary, desirable or appropriate in order to effect the Migration, or to the extent Parent has consented in writing thereto (such consent not to be unreasonably withheld, delayed or conditioned):
(a) the Company shall, and shall cause the Company Subsidiaries, to conduct the business of the Company and the Company Subsidiaries in the ordinary course of business consistent with past practice in all material respects; and use its commercially reasonable efforts to (A) preserve intact its present business organization, (B) maintain in effect all of its material Permits, and (C) maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors, employees and others having material business relationships with it;
(b) without limiting the generality of the foregoing (and provided that no action or failure to take action with respect to matters specifically addressed by any of the provisions of this Section 6.1(b) shall constitute a breach under Section 6.1(a) unless such action or failure to take action would otherwise constitute a breach of Section 6.1(a)), the Company shall not, and shall not permit any Company Subsidiary to, take any of the following actions:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than (x) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (y) dividends on Common Stock (not to exceed $0.30 per share of Common Stock per quarter) solely to the extent made on payment dates that correspond to record dates on June 28, 2021, September 27, 2021 and December 27, 2021 and (z) dividends on the Preferred Stock pursuant to Section 2 of the Certificates of Designations; (B) split, combine, subdivide, recapitalize or reclassify any of its capital stock, securities convertible into or exchangeable or exercisable for any of its capital stock or any other equity interests of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities, other than the issuance of Common Stock upon the exercise of Options or the vesting of PRSUs and RSUs in existence as of the date of this Agreement or issued after the Agreement Date in compliance with the terms of this Section 6.1(b), in accordance with the terms thereof; or (C) purchase, redeem, exchange or otherwise acquire, or offer to purchase, redeem, exchange or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests (excluding the settlement by the Company of Options, PRSUs or RSUs in accordance with the terms thereof in effect as of the date of this Agreement or the withholding of Shares to satisfy Tax obligations with respect to Options, PRSUs or RSUs);
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Liens imposed by applicable securities Laws), or authorize any of the foregoing with respect to: (A) any shares of capital stock of the Company or any Company Subsidiary other than the issuance of Common Stock upon the exercise of Options or vesting of PRSUs or RSUs or purchase rights under the Company ESPP in existence as of the date of this Agreement or issued after the Agreement Date in compliance with the terms of this Section 6.1(b), in accordance with the terms thereof; (B) any new Options, RSUs or PRSUs or other equity interests of the Company or any Company Subsidiary other than in compliance with the terms of this Section 6.1(b), in accordance with the terms thereof; (C) any other securities convertible into or exchangeable or exercisable for capital stock or other equity interests in, the Company or any Company Subsidiary; or (D) any other warrants, calls, options or other rights to acquire any capital stock or other equity interests in the Company or any Company Subsidiary;
(iii) amend the Company Charter or the Company Bylaws or the organizational documents of any of the Company Subsidiaries (whether by merger, consolidation or otherwise);
(iv) make or adopt any material change in its accounting methods, principles or practices, except insofar as may be required by a change in GAAP or Law (or interpretations thereof by any Governmental Authority);
(v) directly or indirectly acquire, whether by merger, consolidation, acquisition of stocks or assets or otherwise, any equity interest in, or any business or assets of, any Person or division thereof, except

(A) acquisitions in the ordinary course of business consistent with past practice; (B) acquisitions pursuant to Contracts or purchase orders in existence on the date of this Agreement in accordance with the terms thereof; (C) acquisitions of shipping containers in connection with sale/leaseback transactions in an amount not to exceed $50,000,000 in the aggregate; provided that the Company shall provide advance notice to Parent of the entry into any such transaction in excess of $30,000,000 in the aggregate; (D) acquisitions of shipping containers in an amount not to exceed $50,000,000; provided that the Company shall provide advance notice to Parent of the entry into any such transaction in excess of $20,000,000 or (E) acquisitions with respect to transactions solely between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or solely between wholly owned Company Subsidiaries;
(vi) except in relation to Liens to secure Indebtedness for borrowed money permitted to be incurred under Section 6.1(b)(vii) or to secure Indebtedness for borrowed money permitted to be incurred under the Capex Financing (as defined on Schedule 6.1(b)(xiii)), sell, lease, license, mortgage, sell and leaseback or otherwise subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets including shipping containers or any interests therein other than (A) pursuant to Material Contracts in existence on the date of this Agreement in accordance with the terms thereof; (B) in an amount not to exceed $5,000,000 in the aggregate, except for disposal by sale in the ordinary course of business of trading or end-of-useful life shipping containers that are not on lease; or (C) with respect to transactions between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;
(vii) create, incur, issue, refinance, assume, guarantee or become obligated with respect to any additional Indebtedness or cancel any Indebtedness or waive any rights of value to the Company and the Company Subsidiaries, taken as a whole, except for (A) the incurrence of additional Indebtedness not to exceed $50,000,000 in the aggregate which is capable of being repaid in full on or after the Effective Time at any time without any premium or penalty; (B) the refinancing of existing Indebtedness in an amount no greater than $67,000,000 in the aggregate at no greater than the interest rate in effect with respect to the current Indebtedness and on other terms no less favorable in the aggregate; or (C) Indebtedness between the Company, on the one hand, and any wholly owned Company Subsidiary, on the other hand, or between wholly owned Company Subsidiaries;
(viii) enter into any collective bargaining agreement;
(ix) settle or compromise, or offer or propose to settle or compromise, (A) any litigation, investigation, arbitration, proceeding or other claim or dispute, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration other than settlements, releases, dismissals, dispositions or compromises of litigation that involve the payment of monetary damages (excluding monetary damages that are fully covered by the Company Insurance Policies) in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate by the Company or any Company Subsidiary and do not (i) involve injunctive relief or impose restrictions on the business or operations of the Company and the Company Subsidiaries or (ii) knowingly involve any admission of any material violations of Law excluding, in all cases, claims and litigation with respect to which an insurer (but neither the Company nor any Company Subsidiary) has the right to control the decision to settle, (B) stockholder litigation or dispute against the Company or any of its officers or directors or (C) any litigation, arbitration, proceeding or dispute that relates to the Transactions, in each case, subject to Section 6.12;
(x) make, change or revoke any material election with respect to Taxes; file any amended material Tax Return; settle or compromise any material Tax claim, audit or assessment; prepare or file any material Tax Return in a manner inconsistent with past practice; adopt or change any material Tax accounting method; change any material Tax accounting period; enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund, offset or reduction in Tax; consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than any such extensions or waivers automatically granted); or, if it would have the effect of materially increasing the Tax liability or materially reducing any Tax asset of the Company or any Company Subsidiary, Parent or any Affiliate of Parent, take or omit to take any other action outside the ordinary course of business;

(xi) except in the ordinary course of business, consistent with past practice (i) enter into, terminate or materially amend or modify any Material Contract (other than as permitted elsewhere in this Section 6.1(b)) or Contract that, if in effect on the date hereof, would have been a Material Contract or (ii) waive in any material respect any term of, or waive any material default under, or release, settle or compromise any material claim by or against the Company or any of its Subsidiaries or material liability or obligation owing to the Company or any of its Subsidiaries under, any Material Contract;
(xii) adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its Subsidiaries (other than the Transactions);
(xiii) incur any capital expenditure or any obligations or liabilities in respect thereof, except in an amount no greater than $1,100,000,000 in the aggregate for fiscal year 2021;
(xiv) other than in connection with actions permitted by Section 6.1(b)(vi) or Section 6.1(b)(xiii), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practice;
(xv) fail to maintain existing material insurance policies or comparable replacement policies;
(xvi) except for non-exclusive licenses granted in the ordinary course of business consistent with past practice or the expiration or lapse of non-material Company Intellectual Property by its terms, sell, lease, license, sublicense, modify, terminate, abandon or permit to lapse, transfer or dispose of, create or incur any Lien (other than Permitted Liens) on, or otherwise fail to take any action necessary to maintain, enforce or protection any Company Intellectual Property;
(xvii) except as set forth in Section 6.1(b)(xvii) of the Company Disclosure Schedule or as required by the terms of a Company Benefit Plan in effect on the date hereof or applicable Law, (i) grant or increase any severance, retention or termination pay to, or enter into, amend or renew any severance, retention, termination, employment, consulting, retirement, deferred compensation, change in control, transaction bonus or other similar Contract with any current or former Service Provider or increase benefits payable under any existing severance or termination pay policies or employment or consulting agreements, (ii) discretionarily accelerate the vesting or payment or otherwise amend the terms of any equity or equity-based awards (including all currently outstanding Company Equity Awards) held by any current or former Service Provider, (iii) establish, adopt, enter into or materially amend or alter the prior interpretation of any Company Benefit Plan or any collective bargaining agreement, (iv) increase the compensation, bonus or other benefits provided to any current or former Service Provider (other than annual increases in base compensation in the ordinary course of business for Service Providers who are not Key Executives, not to exceed 3% of current salaries for all such Service Providers in the aggregate) or (v) hire any new Service Provider who would be a Key Employee, or terminate the employment or service of any Key Employee other than for “cause” or for performance reasons;
(xviii) enter into, amend in any material respect, assign, terminate, or otherwise waive any material right under, any Real Property Lease; or
(xix) agree to take any of the foregoing actions.
Section 6.2 Proxy Statement.
(a) As soon as reasonably practicable following the date of this Agreement (and in no event later than fifteen (15) Business Days following the date of this Agreement), the Company shall, in consultation with Parent, prepare and file with the SEC in preliminary form a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the meeting of the Company’s stockholders held for the purpose of approving and adopting this Agreement and the Transactions, including the Merger (including any adjournment or postponement thereof, the “Company Stockholders Meeting”). Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement, and such information, at the date the Proxy Statement is first mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its commercially reasonable efforts to respond to all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof and file all necessary amendments thereto in connection with such SEC comments. The Company shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement and any request by the SEC (or the staff of the SEC) for any amendment to the Proxy Statement or for additional information and shall consult with Parent regarding, and provide Parent with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and the Company shall in good faith consider including all such comments proposed by Parent, but the Company shall not be obligated to incorporate any such comments. The Company shall, after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement, cause the Proxy Statement to be mailed to the Record Holders entitled to vote at the Company Stockholders Meeting, and shall cause the Company Stockholders Meeting to be held as soon as reasonably practicable following such mailing (but in no event more than 45 days after the date of such mailing).
(b) The Proxy Statement, at the date it is first mailed to the Company’s stockholders, or at the time of the Company Stockholders Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading in light of the circumstances under which they are made. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, any obligations of the Company with respect to this Section 6.2(b) do not extend to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or Merger Sub in writing for inclusion or incorporation by reference therein.
(c) If at any time prior to the Company Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent (as applicable), should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
Section 6.3 Company Stockholders Meeting. The Company, acting through the Company Board, shall (a) as soon as reasonably practicable following confirmation by the SEC (or the staff of the SEC) that it has no further comments on the Proxy Statement take all action necessary to set a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting; and (b) subject to Section 6.4, include in the Proxy Statement the Company Board Recommendation and use its reasonable best efforts to obtain the Company Stockholder Approval. As soon as reasonably practicable following the date of this Agreement (and thereafter, upon the reasonable request of Parent made not more than one time every week), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act for a record date for the Company Stockholders’ Meeting that is twenty (20) business days after the date of such “broker search.” Unless the Agreement has been duly terminated in accordance with the terms herein, the Company shall, subject to the right of the Company Board (or a committee thereof) to modify its recommendation in a manner adverse to Parent under the circumstances specified in Section 6.4, use commercially reasonable efforts to solicit from the stockholders of the Company proxies in favor of the proposal to adopt this Agreement and approve the Merger and the Transactions and to secure the Company Stockholder Approval (it being understood that the foregoing shall not require the Company Board (or a committee thereof) to recommend in favor of the adoption of this Agreement, if a Company Adverse Recommendation Change has been effected in accordance with Section 6.4(d)). Notwithstanding anything to the contrary contained in this Agreement, the Company may not adjourn or postpone the Company Stockholders Meeting without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), except (i) as required by applicable Law, (ii) if the Company reasonably believes in good faith that it is necessary to ensure that any supplement or amendment to the Proxy Statement that is legally required or may be advisable (including in the event that, and respect of, any objection that is raised by any stockholder of the Company to the sufficiency or accuracy of the Proxy Statement) is timely provided to the stockholders of the Company, or (iii) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Common Stock (either in person, or by means of remote communication, or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, or if on the date of such Company Stockholders Meeting, the Company has not received proxies representing a sufficient number of shares of the Common Stock necessary to obtain the Company Stockholder Approval and except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by (and solely pursuant to the terms of) Section 6.4), the Company shall continue to use all reasonable best efforts to assist in the solicitation of proxies from stockholders relating to the Company Stockholder Approval; provided, that unless otherwise agreed by the parties, the Company Stockholders Meeting may not be postponed or adjourned to a date that is more than 10 days after the date for which the then most-recent Company Stockholders Meeting was scheduled (excluding any adjournments or postponements required by applicable Law). The Company agrees that no matters shall be brought before the Company Stockholders Meeting other than the proposal to obtain the Company Stockholder Approval, the related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act and any related and customary procedural matters (including a proposal to adjourn the Company Stockholders Meeting, if necessary, to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval). The Company shall keep Parent informed on a reasonably current basis regarding its solicitation efforts and proxy tallies following the dissemination of the Proxy Statement to the holders of the Shares; provided, that the Company shall, upon the request of Parent, use its reasonable best efforts to cause the applicable proxy solicitor of the Company to advise Parent on a not less than daily basis during the last ten (10) Business Days prior to the date of the Company Stockholders Meeting as to the aggregate tally of the proxies received by the Company with respect to the Company Stockholder Approval.
Section 6.4 Acquisition Proposals.
(a) Except as expressly permitted by this Section 6.4, until the Effective Time or, if earlier, the termination of this Agreement pursuant to and in accordance with Section 8.3(a), the Company shall not, and shall cause the Company Subsidiaries not to, and shall not authorize or permit its and the Company Subsidiaries’ Representatives to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Alternative Proposal or the making of any proposal that could reasonably be expected to lead to any Alternative Proposal, or, subject to this Section 6.4(a) or Section 6.4(b): (i) conduct or engage in any discussions or negotiations with, disclose or afford access to any non-public information relating to the Company or any Company Subsidiary to, or knowingly assist, participate in, knowingly facilitate, or knowingly encourage any effort by, any third party that is seeking to make, or has made, any Alternative Proposal; (ii) except where the Company Board (or a committee thereof) makes a good faith determination, after consultation with outside legal counsel and its financial advisor, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any Company Subsidiaries; or (iii) enter into any agreement, letter of intent, term sheet or other Contract relating to any Alternative Proposal (each, a “Company Acquisition Agreement”). Except as expressly permitted by this Section 6.4, the Company Board shall not effect a Company Adverse Recommendation Change. Except as expressly permitted by this Section 6.4, until the Effective Time, or, if earlier, the termination of this Agreement pursuant to and in accordance with Section 8.3(a), the Company shall, and shall cause the Company Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Alternative Proposal, and the Company shall use its commercially reasonable efforts to cause (and shall send written notice demanding that) any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any Company Subsidiary that was furnished by or on behalf of the Company and the Company Subsidiaries to return or destroy all such information.
(b) Notwithstanding the foregoing in this Section 6.4, prior to the receipt of the Company Stockholder Approval, the Company Board (or a committee thereof), directly or indirectly through any Representative, may, subject to Section 6.4(c): (i) participate in negotiations or discussions with any third party, that has made (and not withdrawn) a bona fide Alternative Proposal in writing that was not solicited in violation of Section 6.4(a) that the Company Board (or a committee thereof) believes in good faith, after consultation with outside legal counsel and its financial advisor, constitutes or could reasonably be expected to result in a Superior Proposal;

(ii) enter into, and thereafter furnish to such third party non-public information relating to the Company or any Company Subsidiaries pursuant to, an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of such third party non-public information (to the extent such non-public information has not been previously made available by the Company to Parent) and such Acceptable Confidentiality Agreement shall be provided to Parent substantially contemporaneously); (iii) following receipt of and on account of a Superior Proposal, and subject to Section 6.4(d) and Section 6.4(f), make a Company Adverse Recommendation Change or terminate this Agreement pursuant to and in accordance with Section 8.3(a); or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but, in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board (or a committee thereof) determines in good faith, after consultation with outside legal counsel and its financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law or in violation of any Order of a court of competent jurisdiction. Nothing contained herein shall prevent the Company Board (or a committee thereof) from disclosing to the Company’s stockholders a position under Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to an Alternative Proposal, if the Company Board (or a committee thereof) determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law; provided, that, any such disclosure that would otherwise constitute a Company Adverse Recommendation Change shall only be made in accordance with Section 6.4(d) or Section 6.4(e), as applicable.
(c) Neither the Company Board nor any committee thereof shall take any of the actions referred to in clauses (i) through (iv) of Section 6.4(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (and in no event later than one Business Day) after it obtains (i) knowledge of the receipt by the Company (or any of its Representatives) of any Alternative Proposal, (ii) any inquiry that would reasonably be expected to lead to an Alternative Proposal, (iii) any request for non-public information relating to the Company or any Company Subsidiary or for access to the business, properties, assets, books, or records of the Company or any Company Subsidiaries by any third party in connection with an Alternative Proposal. In such notice, the Company shall identify the third party making, and the material terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Parent reasonably informed of the status and material terms of any such Alternative Proposal, indication or request, including any material amendments or material proposed amendments as to price and other material terms thereof.
(d) Except as expressly permitted by this Section 6.4, neither the Company Board or any committee thereof shall effect a Company Adverse Recommendation Change, enter into a Company Acquisition Agreement or terminate this Agreement pursuant to Section 8.3(a). Notwithstanding the foregoing, at any time prior to the receipt of the Company Stockholder Approval, the Company Board (or any committee thereof) may effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.3(a) and enter into a Company Acquisition Agreement, if: (i) the Company notifies Parent, in writing, at least four Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or terminating the Agreement pursuant to Section 8.3(a) and entering into a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), which notice shall state expressly that the Company has received an Alternative Proposal that the Company Board (or a committee thereof) has determined in good faith, after consulting with outside legal counsel and its financial advisor, constitutes a Superior Proposal and that the Company Board (or a committee thereof) intends to effect a Company Adverse Recommendation Change; (ii) the Company attaches to such notice the most current version of the proposed agreement reflecting the Superior Proposal and any material documents related thereto, and summarizes in reasonable detail any material terms and conditions of such Superior Proposal that are not reflected in the proposed agreement with respect to such Superior Proposal and the identity of the third party making such Superior Proposal; (iii) during the Superior Proposal Notice Period, the Company negotiates with Parent in good faith, and causes its Representatives to negotiate with Parent in good faith, to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes in good faith to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three Business Days remain in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision); and (iv) the Company Board (or a committee thereof) determines in good faith, after consulting with outside legal counsel and its financial advisor, that such Alternative Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Superior Proposal Notice Period to the terms and conditions of this Agreement.
(e) Notwithstanding anything to the contrary in Section 6.4(a)-(d), but subject to Section 6.4 and the last sentence of this Section 6.4(e), prior to the receipt of the Company Stockholder Approval, the Company Board (or a committee thereof) may effect a Company Adverse Recommendation Change if: (i) an Intervening Event occurs, (ii) the Company Board (or such committee) determines in good faith, after consulting with outside legal counsel and its financial advisor that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law, (iii) prior to effecting the Company Adverse Recommendation Change, the Company promptly notifies Parent, in writing, at least two Business Days (the “Company Adverse Recommendation Notice Period”) before taking such action of the Company Board’s (or such committee’s) intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to the Intervening Event, and the reasons the Company Board (or such committee) proposes to take such action; (iv) the Company shall, and shall cause its Representatives to, during the Company Adverse Recommendation Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that the underlying facts giving rise to the Intervening Event, and the reasons the Company Board (or such committee) proposes to take such action, cease to constitute circumstances causing the Company Board to propose making a Company Adverse Recommendation Change, if Parent, in its discretion, proposes in good faith to make such adjustments; and (v) the Company Board (or such committee) determines in good faith, after consulting with outside legal counsel and its financial advisor and taking into account any adjustments made by Parent during the Company Adverse Recommendation Notice Period, that the failure to effect such Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law. The Company acknowledges and hereby agrees that any Company Adverse Recommendation Change effected (or proposed to be effected) in response to or in connection with any Alternative Proposal may be made solely and exclusively pursuant to Section 6.4(d) only, and may not be made pursuant to this Section 6.4(e), and any Company Adverse Recommendation Change may only be made pursuant to this Section 6.4 and no other provisions of this Agreement. For purposes of this Agreement, an “Intervening Event” means any event, change, effect, development or occurrence, or any consequence thereof, that becomes known to the Company Board after the date of this Agreement that (i) was not known, (or if known, the consequences of which were not reasonably foreseeable), to the Company Board as of or prior to the date of this Agreement and did not result from a breach of this Agreement by the Company and (ii) does not relate to or involve an Alternative Proposal.
(f) Notwithstanding any Company Adverse Recommendation Change, unless this Agreement has been earlier terminated in accordance with Article VIII (including by the Company under Section 8.3(a)), this Agreement shall be submitted to Company’s shareholders at the Company Stockholders Meeting for the purpose of voting on the approval of this Agreement and the Transactions (including the Merger) and nothing contained herein shall be deemed to relieve Company of such obligation; provided, however, that if the Company Board shall have made a Company Adverse Recommendation Change (i) with respect to a Superior Proposal, then the Company Board may recommend approval of such Superior Proposal by the shareholders of Company or (ii) based on a Intervening Event, then the Company Board may submit this Agreement to Company’s shareholders without recommendation, in which event the Company Board shall communicate the basis for its recommendation of such Superior Proposal or the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to Company’s shareholders in the Proxy Statement or an appropriate amendment or supplement thereto.
Section 6.5 Filings; Efforts to Consummate.
(a) Subject to the terms and conditions herein provided, each of Parent and the Company shall use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate, and make effective as reasonably promptly as practicable after the date hereof, the Transactions, including (i) preparing and filing with a Governmental Authority as reasonably promptly as practicable all applications, notices, petitions, filings, ruling requests, and other documents necessary to consummate the Transactions and to obtain as reasonably promptly as practicable all Consents necessary to be obtained from any Governmental Authority in order to consummate the Transactions (collectively, the “Governmental Approvals”), (ii) as reasonably promptly as practicable taking all steps as may be commercially reasonable to obtain all such Governmental Approvals and (iii) obtaining and maintaining all approvals and consents from, and providing all notices to, any other third party that are necessary to consummate the Transactions (including, for the avoidance of doubt, those required to maintain in effect after the Closing all Contracts relating to the Company’s Indebtedness without any default thereunder), including those set forth on Schedule 6.5. In furtherance and not in limitation of the foregoing, each party hereto agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within fifteen (15) Business Days of the date of this Agreement and, unless otherwise agreed by the parties; (B) make all other filings that are required to be made in order to consummate the Transactions pursuant to other Regulatory Laws with respect to the Transactions, including without limitation, any such filings required pursuant to the Regulatory Laws of (1) the Republic of Korea and Turkey and (2) any other countries outside of the United States, in each case pertaining to pre-merger notification and regulation of terms and conditions of merger transactions, as reasonably promptly as practicable; and (C) not extend any waiting period under the HSR Act, or enter into any agreement with the FTC, the DOJ or any other Governmental Authority not to consummate the Transactions, except with the prior written consent of the other party hereto (which shall not be unreasonably withheld, conditioned or delayed). Parent and the Company shall supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as practicable (including complying with any “second request” for information or similar request from a Governmental Authority pursuant to other Regulatory Laws). The foregoing notwithstanding, to the extent there is a conflict between this Section 6.5 and Section 6.17 with respect to actions to be taken in connection with the Migration, Section 6.17 shall control and govern.
(b) In connection with the actions referenced in Section 6.5(a) to obtain all Governmental Approvals for the Transactions under the HSR Act or any other Regulatory Laws, each of Parent and the Company shall: (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party and its counsel promptly informed of any communication received by such party from, or given by such party to, the FTC, the DOJ or any other U.S. or other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other person, give the other party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided that materials may be redacted to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 6.5(b) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. In furtherance and not in limitation of the covenants of the parties contained in Section 6.5(a) and Section 6.5(b), Parent and the Company shall use reasonable best efforts to defend through litigation on the merits any claim asserted in any court with respect to the Transactions by the FTC, the DOJ or any other applicable Governmental Authority.
(c) Notwithstanding anything to the contrary in this Agreement, (A) Parent shall not be required to (and the Company shall not, without the consent of Parent) (x) propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any business, product line, asset, contractual right, or relationship of Parent or any of its Subsidiaries (other than the Company and the Company Subsidiaries) or (y) otherwise take or commit to take any action that after the Closing may limit Parent’s or its

Subsidiaries’ or its Affiliates’ (other than the Company and the Company Subsidiaries’) freedom of action with respect to, or its or their ability to operate or retain, one or more of the businesses, product lines or assets of Parent or its Subsidiaries or Affiliates (other than the Company and the Company Subsidiaries) or (z) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby and (B) Parent shall not be required to, and the Company and its Subsidiaries shall not be required to (and shall not without the consent of Parent), take any actions which would reasonably be expected to have a Company Material Adverse Effect (each such condition and action described in clause (A) (as it relates to Parent) and clause (B) (as it relates to the Company and the Company Subsidiaries) that the applicable party hereto is not required to accept or take, a “Burdensome Condition”). Parent shall have the right to direct all matters with any Governmental Authority consistent with its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, it is agreed that Parent shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any Governmental Authority, in connection with obtaining Governmental Approvals for the Transactions under the HSR Act or any other Regulatory Laws, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the Merger and the other Transactions, in each case subject to good faith consultations with the Company reasonably in advance and in consideration of the Company’s views.
(d) To the extent permitted by applicable Law, the Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of: (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur has resulted in or would reasonably be expected to result in the failure to satisfy or be able to satisfy any of the conditions specified in Article VII, and such written notice shall specify the condition which has failed or will fail to be satisfied; (ii) any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions to the extent such consent is material to the Company and the Company Subsidiaries, taken as a whole; and (iii) any material written notice from any Governmental Authority in connection with the Transactions; provided that the delivery of any notice pursuant to this Section 6.5(d) shall not limit or otherwise affect the remedies available hereunder to Parent or the Company.
Section 6.6 Access and Reports.
(a) Subject to applicable Law and applicable contractual restrictions in effect on the date hereof, upon reasonable notice, the Company shall (and shall cause the Company Subsidiaries to) afford to the officers and other authorized Representatives of Parent, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its and the Company Subsidiaries’ officers and its and the Company Subsidiaries’ properties, offices and other facilities and its and the Company Subsidiaries’ books, contracts, personnel files and records, and, during such period, the Company shall (and shall cause the Company Subsidiaries to) furnish promptly all information concerning its and the Company Subsidiaries’ business, properties and personnel as may reasonably be requested by Parent and its Representatives from time to time; provided that any such access shall be coordinated through one of the persons listed on Section 6.6 of the Company Disclosure Schedule and provided, further, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; and provided, further, that the foregoing shall not require the Company to (i) (A) permit any inspection that, in the reasonable judgment of the Company, would be materially disruptive to the business or operations of the Company or any of the Company Subsidiaries, or (B) disclose any information that would, in the reasonable judgment of the Company, result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) disclose any information that would, in the reasonable judgment of the Company, be prohibited by applicable Law or be reasonably likely to result in the waiver of the protection of attorney-client, work product or other legal privilege or (iii) provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement. The Company and Parent shall cooperate in good faith to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. The Confidentiality Agreement shall apply with respect to information furnished by the Company hereunder.
(b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any (i) notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (ii) action, suit, claim, investigation or proceeding commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions.
Section 6.7 Public Announcements. Except with (a) respect to any Company Adverse Recommendation Change or announcement made with respect to any Alternative Proposal, Superior Proposal or related matters (in each case in compliance with Section 6.4), (b) any dispute between the parties regarding this Agreement or the Transactions, or (c) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a party hereto in accordance with this Agreement, Parent and the Company shall provide an opportunity for the other party to review and comment upon any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to providing such opportunity to review and comment, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the Transactions shall be in a form mutually agreed to by the Company and Parent. Nothing in this Section 6.7 shall limit the ability of any party hereto to make internal announcements to their respective employees that are consistent in all material respects with the prior public disclosures regarding the Transactions.
Section 6.8 Stock Exchange Delisting; Deregistration. Each of the Company and Parent shall cause the Company’s securities to be delisted from the NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.
Section 6.9 Expenses. Subject to Section 8.6(e), all fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers) incurred in connection with this Agreement and the Transactions will be paid by the party incurring such fees and expenses; provided, however, that (a) Parent shall be responsible for all filing fees incurred with respect to the Transactions in connection with the HSR Act and Regulatory Laws from countries outside of the United States pertaining to pre-merger notification and regulation of terms and conditions of merger transactions and (b) the Company shall be responsible for the printing and mailing costs for the Proxy Statement.
Section 6.10 Director and Officer Indemnification and Insurance.
(a) For six (6) years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation and any successor to, indemnify and hold harmless, to the fullest extent permitted under applicable Law, the present and former officers and directors of the Company or any Company Subsidiary, and any person who becomes an officer or director of the Company or any Company Subsidiary prior to the Effective Time (each, an “Indemnified Person”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and any fees, costs and expenses (including the reasonable attorneys’ fees, expenses and disbursements of counsel of the respective Indemnified Person’s choosing) incurred or arising in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Person’s service as an officer, director, employee, fiduciary or agent of the Company or any Company Subsidiary at or prior to the Effective Time, or services performed by such Indemnified Person, at the request of the Company or any Company Subsidiary, as a fiduciary under any Company Benefit Plan, in each case to the extent they arise out of (i) matters existing or occurring or alleged to have existed or occurred at or prior to the Effective Time, (ii) matters related to this Agreement and the Transactions and (iii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Person. In the event of any such claim, action, suit or proceeding, (A) each Indemnified Person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding within 20 Business Days of receipt by the Surviving Corporation from such Indemnified Person of a request therefor, provided that if required under the DGCL, the Indemnified Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification, and (B) Parent and the Surviving Corporation shall use their respective reasonable best efforts to cooperate in the defense of any such matter.

(b) For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s Certificate of Incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement in the Company Charter and Company Bylaws.
(c) Prior to the Effective Time, Parent and Merger Sub shall obtain, and fully pay the premium for, a non-cancelable extension of the Company’s directors’ and officers’ insurance policies and fiduciary liability insurance policies (collectively, the “D&O Insurance”) in place as of the date hereof, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time and on terms and conditions and with retentions and limits of liability that are at least as favorable to the insureds as those contained in the Company’s D&O Insurance policies in effect as of the date hereof; provided that if the aggregate cost for such insurance coverage in respect of any one policy year exceeds 300% of the current annual premium paid by the Company, Parent and Merger Sub shall instead be obligated to obtain D&O Insurance with the best available coverage with respect to matters occurring at or prior to the Effective Time for an aggregate cost in respect of each policy year within such six-year period of 300% of the current annual premium paid by the Company.
(d) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the Transactions) now existing in favor of any Indemnified Person as provided in any agreement in effect on the date hereof (and made available to Parent prior to the date hereof) between the Company or any Company Subsidiary, on the one hand, and any Indemnified Person, on the other hand, will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and continue in full force and effect in accordance with their terms.
(e) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.
(f) The rights of Indemnified Persons to indemnification and insurance pursuant to this Section 6.10 are expressly intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives and are a contract right of each Indemnified Person as a third-party beneficiary of this Agreement, and those rights to indemnification and insurance shall exist in addition to and without limiting any and all rights to indemnification granted or arising under the Company Charter, the Company Bylaws or the Surviving Corporation’s Certificate of Incorporation or bylaws, or by operation of law. The provisions of this Section 6.10 shall survive the consummation of the Merger.
(g) Notwithstanding anything herein to the contrary, in the event that any claim for indemnification is asserted or made on or prior to the sixth anniversary of the Effective Time, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.
Section 6.11 Employee Matters.
(a) Effective as of, and continuing for a period of not less than twelve (12) months following the Closing Date, Parent, the Surviving Corporation or one of their respective Affiliates, as applicable, shall provide or cause each Continuing Employee to be provided with (i) base salary or wages that are no less favorable than those provided to such Continuing Employee immediately prior to the Closing Date, (ii) short-term cash incentive compensation opportunities that are no less favorable than those provided to such Continuing Employee immediately prior to the Closing Date, (iii) if applicable, RSUs and PRSUs, or a cash-based incentive award equivalent thereto, with an aggregate grant date fair value no less favorable than the aggregate grant date fair value of the RSU and/or PRSUs provided to such Continuing Employee in 2021; and (iv) other employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Closing Date (other than any defined benefit pension and post-employment or retirement medical and welfare benefits, retention, change in control, transaction, stay or similar arrangements, or long-term incentive or equity-based compensation opportunities or benefits (other than as expressly provided under this Section 6.11(a)).
(b) With respect to any employee benefit plan, program, practice, policy or arrangement maintained or contributed to by Parent, the Surviving Corporation or any of their respective Affiliates in which any Continuing Employee is eligible to participate on or after the Closing Date (each, a “Parent Benefit Plan”), for the purposes of determining eligibility to participate and vesting (but not for (i) benefit accrual purposes (except for vacation, sick leave, paid time off and severance) or (ii) vesting under any equity compensation plan, as applicable), such Continuing Employee’s service with the Company or any of the Company Subsidiaries (or any predecessor entity thereof) prior to the Closing Date shall be treated as service with Parent, the Surviving Corporation and their respective Affiliates to the same extent and for the same purpose as such Continuing Employee was entitled, immediately before the Closing Date, to credit for such service under any analogous Company Benefit Plan; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits or compensation.
(c) Parent, the Surviving Corporation and their respective Affiliates will use reasonable best efforts to cause each Parent Benefit Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, (i) to waive any and all eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, pre-existing condition limitations and other exclusions and limitations regarding the Continuing Employees and their spouses, domestic partners and dependents to the extent waived, satisfied or not applicable under the analogous Company Benefit Plan, and (ii) to recognize for each Continuing Employee for purposes of applying annual deductible, co-payment and out-of-pocket maximums under such Parent Benefit Plan any deductible, co-payment and out-of-pocket expenses paid by such Continuing Employee and his or her spouse, domestic partner and dependents under the analogous Company Benefit Plan during the plan year of such Company Benefit Plan in which the Closing Date occurs.
(d) If directed in writing by Parent at least 10 Business Days prior to the Closing Date, the Company and the Company Subsidiaries shall terminate (or cause to be terminated) any Company Benefit Plan (including the Equity Incentive Plans) that can be legally terminated by the Company or a Company Subsidiary with such termination effective, in the case of any Company Benefit Plan that is intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code (each, a “Company 401(k) Plan”), as of the day immediately prior to the Closing Date and, in the case of any other Company Benefit Plan as of the Closing Date (or as soon as administratively practicable thereafter). The Company shall provide Parent with evidence that the applicable Company Benefit Plans have been timely terminated pursuant to resolutions of the Company Board and, as applicable, any Company Subsidiary. The form and substance of such resolutions shall be subject to the prior review and approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If a Company 401(k) Plan is terminated pursuant to this Section 6.11(d), Parent shall use reasonable best efforts to cause one or more defined contribution plans maintained by Parent or its Affiliates that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (as applicable, the “Parent 401(k) Plan”) to allow each Continuing Employee to make a “direct rollover” (as described in Section 401(a)(31) of the Code and including the in-kind rollover of notes evidencing outstanding participant loans) to the Parent 401(k) Plan of all or any portion of the vested account balances of such Continuing Employee under the Company 401(k) Plan in which each such Continuing Employee participated prior to the Closing if such direct rollover is elected in accordance with applicable Law by each such Continuing Employee.
(e) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or their respective Affiliates to relocate or terminate, any Continuing Employee for any reason; (ii) prevent the amendment, modification, or termination of any agreement with a Continuing Employee after the Effective Time; or (iii) constitute the establishment or adoption of or an amendment to any employee benefit or compensation plan, program, agreement, Contract, policy or arrangement or otherwise be treated as an adoption of, or amendment or modification of, any Company Benefit Plan, any benefit plan of Parent or any of its Affiliates or any other benefit plan arrangement. No provision of this Agreement shall confer upon any Person who is not a party to this Agreement (including any current or former Service Provider or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereto)) any third party beneficiary or other right of any kind or nature whatsoever, except that the Company may enforce these provisions on behalf of any impacted Continuing Employee.
Section 6.12 Transaction Litigation. Promptly after the Company receives notice of the commencement of any litigation relating to the Merger and the other Transactions, the Company shall notify Parent of the commencement of such litigation and, subject to entry into a customary joint defense agreement, give Parent the opportunity to consult with the Company and participate in the defense or settlement of any stockholder litigation against the Company, any Company Subsidiary or their respective directors or officers relating to the Merger and the other Transactions. None of the Company, any Company Subsidiary or any Representative of the Company shall compromise, settle, offer to compromise or settle or come to an arrangement regarding any such stockholder litigation, in each case unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall, and shall cause its Subsidiaries and their respective Representative, to use their respective reasonable best efforts to cooperate with the Company in connection with the defense of any such stockholder litigation.
Section 6.13 Rule 16b-3 Approval. Prior to the Closing, the Company and the Company Board or a committee thereof, shall use its reasonable best efforts to take all actions to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any disposition of Company equity securities (including derivative securities) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act immediately prior to the Effective Time.
Section 6.14 Obligations of Merger Sub and the Surviving Corporation. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.
Section 6.15 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.16 Financing Cooperation.
(a) The Company shall use commercially reasonable efforts to, and shall cause each of the Company Subsidiaries and its and their respective Representatives to use its and their commercially reasonable efforts to, in each case at Parent’s sole cost and expense, provide reasonable cooperation and assistance as is customary and reasonably requested by Parent in connection with Parent obtaining any debt financing in connection with this Agreement and the Transaction (the “Anticipated Financing”), including furnishing Parent with such pertinent and customary information regarding the Company and the Company Subsidiaries (including information to be used in the preparation of one or more information packages or disclosure documents regarding the business and operations of the Company and its Subsidiaries) as is necessary or customary and as may be reasonably requested by Parent for the arrangement or marketing of any Anticipated Financing.
(b) Notwithstanding anything to the contrary herein, all such requested cooperation provided in accordance with this Section 6.16 shall not unreasonably interfere with the normal business or operations of the Company and its Subsidiaries and in no event shall the Company or any of its Subsidiaries be required to (i) bear any fees and expenses (including those payable to Representatives), pay any commitment or other fee, incur any other liability, make any other payment or agree to provide any indemnity in connection with the Anticipated Financing or any of the foregoing prior to the Effective Time, except to the extent reimbursed and/or indemnified by Parent pursuant to the last sentence of this Section 6.16(b) or (ii) enter into any definitive agreement that is not expressly contingent on, or that would be effective prior to, the occurrence of the Closing. In addition, nothing in this Section 6.16 shall require any action that would conflict with or violate the Company Charter or the Company Bylaws or the comparable organizational documents of any Company Subsidiary or any Law or result in, prior to the Effective Time, the material contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a material violation or material breach of, or material default under, any Contract to which the Company or its Subsidiaries is a party. For the avoidance of doubt, none of the Company or any of its Subsidiaries or their respective officers, directors (with respect to any Subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Anticipated

Financing that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company that will not be continuing directors, acting in such capacity, shall be required to execute or enter into or perform any agreement or adopt any resolution with respect to the Anticipated Financing. Parent (I) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket fees and expenses (including (A) reasonable attorneys’ fees and (B) all fees and expenses of the Company’s accounting firms engaged to assist in connection with the Anticipated Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the Anticipated Financing, including the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.16 and (II) shall indemnify, defend and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, costs, fines, penalties, damages, liabilities, claims, actions, proceedings, judgments and amounts paid in settlement or fees and expenses (including those payable to Representatives) suffered or incurred by any of them in connection with the arrangement of the Anticipated Financing (including the performance of their respective obligations under, or the taking of or refraining from any action in accordance with, this Section 6.16) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries or, in each case, their respective Affiliates and Representatives.
Section 6.17 Migration.
(a) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, take commercially reasonable efforts to carry out the actions (including, without limitation, (x) prior to the Migration Commencement Time, the actions set forth on Schedule 6.17(a) and, (y) after the Migration Commencement Time and subject to Section 6.17(c), the actions set forth on Schedule 6.17(c)), required to (i) effect the continuation of the Migrating Subsidiaries as Delaware limited liability companies under the applicable Laws of Delaware and discontinuation as exempted companies or corporations, as applicable, under the applicable Laws of Bermuda or Barbados, as applicable, and (ii) after the effectiveness of (i), with respect to each Migrating Subsidiary, cause each such Migrating Subsidiary to end its fiscal year at least one Business Day following the effectiveness of the discontinuation of the applicable Migrating Subsidiary pursuant to the foregoing clause (i) (clauses (i) and (ii) collectively, the “Migration”).
(b) As promptly as practicable following the date hereof, the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to provide all notices and obtain all material consents from counterparties to (i) the Contracts set forth on Schedule 6.17(b)(i) (the “Key Contract Consents”) and (ii) all other Contracts of the Company and Company Subsidiaries, in each case necessary under such Contracts in order to consummate the Contribution and the Migration without any material breach or default thereunder (clauses (i) and (ii) collectively, the “Migration Contract Consents”); provided that, except as set forth on Schedule 6.17(b)(ii), without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or any Company Subsidiary shall pay any material consent or other similar fee, payment or consideration or, make any other material concession or accommodation (financial or otherwise) or provide any additional security (including a guaranty), to obtain such Migration Contract Consents. In the event that the Company is unable to obtain the Key Contract Consents, or the Company requests that Parent consent to the payment of a consent fee (plus fees and expenses) or similar payment in connection with obtaining the Key Contract Consents and Parent does not provide such consent, then the Company and Parent shall cooperate in good faith for a period of ten (10) days to mutually agree on an alternative course of action. If after such ten (10) day period has passed, or such longer period as mutually agreed to by the Company and Parent in writing, no alternative course of action has been mutually agreed, the Company shall take the actions set forth on Schedule 6.17(b)(iii).
(c) Promptly following such time as all of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied, other than Section 7.2(d) and Section 7.3(c), and in any event within two Business Days thereafter (such date of delivery, the “Bring-Down Date”), the Company shall deliver the certificate contemplated by Section 7.2(d), and Parent shall deliver the certificate contemplated by Section 7.3(c). Promptly following delivery of the certificates contemplated by the foregoing sentence (and no earlier than such time), and in any event no later than one Business Day thereafter (such time, the “Migration Commencement Time”), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to take the actions set forth in Schedule 6.17(c)(i) in accordance with the terms (including with respect to timing) set forth therein (the “Contribution”). One Business Day after the completion of the Contribution (and no earlier than one Business Day after the completion of the Contribution), the Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to make the Migration Filings, and thereafter effect the Migration as promptly as reasonably practicable; provided, that the Company shall not, and shall cause its Subsidiaries not to, file any documents that have not been approved by Parent (such approval not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary set forth in this Agreement, and without limiting Section 2.2, the parties hereto agree that the Closing shall not occur earlier than on the next Business Day after the Migration (including the occurrence of clause (ii) of the definition thereof with respect to each Migrating Subsidiary) has become effective pursuant to Section 6.17(a).
(d) Without limiting the foregoing, each of Parent and the Company shall (i) cooperate in all respects with each other in connection with any communication, filing or submission to a Governmental Authority in respect of the Migration, the Contribution or a third party in respect of a Migration Contract Consent; (ii) keep the other party and its counsel reasonably promptly informed of any communication received by such party from, or given by such party to, any Governmental Authority in respect of the Migration, the Contribution or any third party in respect of a Migration Contract Consent; (iii) consult with each other in advance of any meeting or conference with any Governmental Authority in respect of the Migration, the Contribution or any third party in respect of a Migration Contract Consent, and to the extent permitted by such Governmental Authority (in the case of a meeting or conference with a Governmental Authority), give the other party or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other party and its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to any such Governmental Authority in respect of the Migration, the Contribution or any such third party in respect of a Migration Contract Consent.
Section 6.18 Company Equity Awards. No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with a revised version of Section 4.3(d) of the Company Disclosure Schedule updated as of such date, to the extent of any changes from the date hereof.
Section 6.19 Resignation. At or prior to Closing, the Company shall use reasonable best efforts to deliver to Parent resignation letters, effective as of the Effective Time, of the directors of the Company and those directors, managers or officers of any Company Subsidiary as requested by Parent at least five Business Days prior to the Closing.
Section 6.20 Dissolution. Prior to the Migration Commencement Time, the Company shall cause CAL Funding III Limited to be liquidated pursuant to the Laws of Bermuda and to cease to exist for all purposes under the Laws of Bermuda.
Section 6.21 Service Provider List. The Company shall make the Service Provider List available to Parent through the Effective Time through the virtual data room in effect as of the date hereof and shall provide Parent a revised Service Provider List ten (10) days prior to the Effective Time updated as of such date, to the extent of any changes from the date hereof.
ARTICLE VII
CONDITIONS TO THE CONTRIBUTION, MIGRATION FILINGS AND MERGER
Section 7.1 Conditions to Each Party’s Obligation to Commence the Contribution and Migration Filings. The respective obligation of each party to commence the Contribution, and thereafter make the Migration Filings in accordance with Section 6.17(c), shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Migration Commencement Time of each of the following conditions:
(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) Regulatory Approvals. Any waiting period applicable to the consummation of the Merger under the HSR Act and the laws of the countries listed on Section 7.1(b) of the Company Disclosure Schedule pertaining to pre-merger notification shall have expired, been terminated or otherwise concluded in a manner favorable to consummation of the Merger, in each case without the imposition of a Burdensome Condition.

(c) No Injunctions, Restraints, or Illegality. No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other Transactions or that imposes a Burdensome Condition.
(d) Key Contract Consents. The Company shall have received, and delivered to Parent reasonably satisfactory evidence of, all Key Contract Consents or, subject to the last sentence of Section 6.17(b), the Company shall have no further obligations, and the occurrence of the Migration shall not cause any default, under the Contracts set forth on Schedule 6.17(b)(i) for which the Key Contract Consents have not been obtained.
(e) Prerequisites. Each action, consent or permission identified on Schedule 6.17(a) shall have been taken or obtained, as applicable.
Section 7.2 Conditions to Obligations of Parent and Merger Sub to Commence the Contribution and Migration Filings. The respective obligations of each of Parent and Merger Sub to permit the Company to commence the Contribution and Migration Filings in accordance with Section 6.17(c) shall be subject to the satisfaction or waiver by Parent at or prior to the Migration Commencement Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5(c), Section 4.18, Section 4.19 and Section 4.20) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) on the date of this Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(ii) The representations and warranties of the Company contained in Section 4.3 and Section 4.5(c) shall be true and correct on the date of this Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount.
(iii) The representations and warranties of the Company contained in the first sentence of Section 4.1, Section 4.2, Section 4.4, Section 4.18, Section 4.19 and Section 4.20 shall be true and correct in all respects on the date of this Agreement and at and as of the Migration Commencement Time as if made at and as of such time.
(b) Performance of Obligations. The Company shall have performed each of its material obligations required to be performed by it under this Agreement at or prior to the Migration Commencement Time.
(c) No Material Adverse Effect. Since the date of this Agreement and prior to the Migration Commencement Time, there shall not have occurred any fact, circumstance, occurrence, effect, change, event or development that has had a Company Material Adverse Effect.
(d) Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Bring-Down Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.1(a), Section 7.1(c), Section 7.1(d), Section 7.1(e), Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied (with references therein to the Migration Commencement Time being deemed to be references to the Bring-Down Date), and the condition set forth in Section 7.5(e) is reasonably expected to be satisfied as of the Closing.

Section 7.3 Conditions to Company’s Obligation to Commence the Contribution and Migration Filing. The obligation of the Company to commence the Contribution and Migration Filing in accordance with Section 6.17(c) shall be subject to the satisfaction or waiver by the Company at or prior to the Migration Commencement Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 5.1, Section 5.2 and Section 5.5) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) on the date of this Agreement and at and as of the Migration Commencement Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(ii) The representations and warranties of Parent and Merger Sub contained in the first sentence of Section 5.1, Section 5.2 and Section 5.5 shall be true and correct in all respects on the date of this Agreement and at and as of the Migration Commencement Time as if made at and as of such time.
(b) Performance of Obligations. Each of Parent and Merger Sub shall have performed all material obligations required to be performed by each of Parent and Merger Sub under this Agreement at or prior to the Migration Commencement Time.
(c) Parent Certificate. Parent shall have delivered to the Company a certificate, dated as of the Bring-Down Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied (with references therein to the Migration Commencement Time being deemed to be references to the Bring-Down Date), and, without prejudice to Parent’s ability to subsequently assert that the conditions set forth in Section 7.4 and Section 7.5 have not been satisfied, acknowledging and agreeing that the conditions set forth in Section 7.1 and Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied (with references therein to the Migration Commencement Time being deemed to be references to the Bring-Down Date).
Section 7.4 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Effective Time of each of the conditions set forth in Section 7.1(a)-(c).
Section 7.5 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of each of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5(c), Section 4.18, Section 4.19 and Section 4.20) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except: (A) where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) has not had and would not reasonably be expected to have a Company Material Adverse Effect resulting from the Company having taken any action or omitted to take any action; or (B) where the failure of such representations and warranties to be true and correct arises out of, results from or relates to the Migration.

(ii) The representations and warranties of the Company contained in Section 4.3 and Section 4.5(c) shall be true and correct as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any failures of such representations and warranties to be so true and correct that, individually or in the aggregate, are de minimis in nature and amount.
(iii) The representations and warranties of the Company contained in the first sentence of Section 4.1, Section 4.2, Section 4.4, Section 4.18, Section 4.19 and Section 4.20 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time.
(b) Performance of Obligations. The Company shall have performed each of its material obligations required to be performed by it under this Agreement at or prior to the Closing Date or the Effective Time.
(c) Company Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 7.5(a) and Section 7.5(b) have been satisfied.
(d) Migration. (i) The parties shall have received from the applicable Governmental Authorities reasonably satisfactory evidence of the completion of the Migration pursuant to the applicable Laws of Barbados, Bermuda and Delaware, (ii) the Migration shall have occurred with respect to each of the Migrating Subsidiaries and (iii) the Company shall have made the Migration Filings in accordance with Section 6.17(c).
(e) FIRPTA Certificate. The Company shall have delivered to Parent (i) a certificate certifying that the Shares are not U.S. real property interests within the meaning of Section 897(c) of the Code, which certificate shall be provided pursuant to Treasury Regulation Sections 1.1445-2(c)(3), shall conform to Treasury Regulations Section 1.897-2(h), and shall be in a form reasonably satisfactory to Parent and (ii) a notice to the Internal Revenue Service, signed by the Company, that satisfies the requirements of Treasury Regulations Section 1.897-2(h)(2).
Section 7.6 Conditions to Company’s Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:
(a) Accuracy of Representations and Warranties.
(i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in the first sentence of Section 5.1, Section 5.2 and Section 5.5) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(ii) The representations and warranties of Parent and Merger Sub contained in the first sentence of Section 5.1, Section 5.2 and Section 5.5 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time.
(b) Performance of Obligations. Each of Parent and Merger Sub shall have performed in all material respects all material obligations required to be performed by each of Parent and Merger Sub under this Agreement at or prior to the Closing Date or the Effective Time.
(c) Parent Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.6(a) and Section 7.6(b) have been satisfied.

ARTICLE VIII
TERMINATION
Section 8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the receipt of the Company Stockholder Approval) by the mutual written consent of Parent and the Company.
Section 8.2 Termination by Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (whether before or after the receipt of the Company Stockholder Approval):
(a) if the Merger has not been consummated on or before February 28, 2022 (or such later date as agreed to by the parties) (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;
(b) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other Transactions, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or
(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Company Stockholder Approval shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided that in the event the Company Board shall have made a Company Adverse Recommendation Change, the Company may only terminate the Agreement pursuant to this Section 8.2(c) if it has paid to Parent the Termination Fee pursuant to Section 8.6(a)(iii).
Section 8.3 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Effective Time:
(a) if prior to the receipt of the Company Stockholder Approval at the Company Stockholders Meeting, the Company Board (or a committee thereof) authorizes the Company, in accordance with Section 6.4, to terminate this Agreement and enter into a Company Acquisition Agreement in respect of a Superior Proposal; provided, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; provided, further, that the Company may only terminate the Agreement pursuant to this Section 8.3(a) if it has paid to Parent the Termination Fee pursuant to Section 8.6(a)(ii);
(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the occurrence of the Migration Commencement Time set forth in Section 7.3(a), Section 7.3(b) or to the Closing of the Merger set forth in Section 7.6(a) or Section 7.6(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided, that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.3(b); provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured and such breach would prevent satisfaction of the conditions to closing contained in Section 7.5; or
(c) if (i) all of the conditions set forth in Section 7.4 and Section 7.5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied) have been satisfied or waived by Parent, (ii) the Company stood ready, willing and able to consummate the Closing on the date required by Section 2.2 and the Company shall have given Parent a written notice on or after such date confirming such fact and (iii) Parent and Merger Sub shall have failed to consummate the Merger within ten

(10) Business Days following the later of the date when it is required to consummate the Merger as required by Section 2.2 and the receipt of such notice; provided, that notwithstanding anything in Section 8.2(a) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 8.2(a) during any such ten (10) Business Day period; or
(d) if the Merger has not been consummated within seventy (70) days of the later of (i) the earliest date on which the Contribution is permitted to be made pursuant to Section 6.17(c) and (ii) the date of the Contribution.
Section 8.4 Termination by Parent. This Agreement may be terminated by Parent (with any termination by Parent also being an effective termination by Merger Sub):
(a) If (i) a Company Adverse Recommendation Change shall have occurred, or (ii) after public announcement of an Alternative Proposal, the Company Board shall have failed to reaffirm the Company Board Recommendation within ten (10) Business Days after receipt of any written request to do so from Parent, provided that Parent may only make such request once with respect to any particular Alternative Proposal or any material publicly announced amendment or modification thereto; or (iii) the Company or the Company Board has breached its obligations under Section 6.3 or Section 6.4 in any material respect; provided that Parent shall not have the right to terminate this Agreement under this Section 8.4(a) after the Company Stockholder Approval is obtained.
(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the occurrence of the Migration Commencement Time set forth in Section 7.2(a), Section 7.2(b) or to the occurrence of the Merger set forth in Section 7.5(a) or Section 7.5(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.4(b); provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured.
Section 8.5 Notice of Termination; Effect of Termination.
(a) In the event of termination of this Agreement as provided in Section 8.2, Section 8.3 or Section 8.4, the terminating party shall deliver written notice thereof to the other party or parties (as applicable), specifying with particularity the reason for such termination and the provision hereof pursuant to which such termination is made, and any such termination in accordance with this Section 8.5 shall be effective immediately upon delivery of such written notice to such other party or parties.
(b) If this Agreement is terminated pursuant to this Article VIII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to this Section 8.5, Section 8.6, and Article IX (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) unless otherwise expressly provided in this Agreement, with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the willful and material breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.
Section 8.6 Termination Fee; Expense Reimbursements.
(a) Termination Fee.
(i) If this Agreement is terminated by Parent pursuant to Section 8.4(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within five Business Days after such termination, a fee in an amount equal to the Termination Fee.
(ii) If this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), substantially concurrently with such termination, a fee in an amount equal to the Termination Fee.

(iii) If this Agreement is terminated by the Company or Parent pursuant to Section 8.2(c) and the Company Board shall have made a Company Adverse Recommendation Change, then the Company shall pay to Parent (by wire transfer of immediately available funds), substantially concurrently with such termination, a fee in an amount equal to the Termination Fee.
(iv) If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.2(a) or Section 8.2(c), (ii) after the date of this Agreement and prior to the time of the Company Stockholders Meeting (or adjournment or postponement thereof) at which a vote was taken to adopt the Merger but the Company Stockholder Approval was not obtained, an Alternative Proposal shall have been publicly made, commenced or submitted or announced and not publicly and irrevocably withdrawn at least five Business Days prior to such Company Stockholders Meeting and (iii) the Company consummates a transaction with respect to any Alternative Proposal within 12 months after such termination, or signs a definitive agreement with respect to any Alternative Proposal within 12 months after such termination and such transaction is subsequently consummated, then the Company shall pay to Parent, within two Business Days following such consummation, the Termination Fee; provided that, solely for purposes of this Section 8.6(a)(iv), all references to “fifteen percent (15%)” in the definition of Alternative Proposal shall be deemed to be references to “fifty percent (50%).”
(b) Parent Termination Fee. If this Agreement is terminated by the Company pursuant to Section 8.3(c), Parent shall pay to the Company (by wire transfer of immediately available funds), within five Business Days after such termination, a fee in an amount equal to the Parent Termination Fee.
(c) The parties acknowledge and agree that in no event shall the Company or Parent be obligated to pay the Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion.
(d) Upon any termination of this Agreement in circumstances where the Termination Fee or Parent Termination Fee is payable, the paying party shall, in addition to payment of the Termination Fee or the Parent Termination Fee, as applicable, reimburse the receiving party (by wire transfer of immediately available funds), no later than three Business Days after such termination, for 100% of its out-of-pocket fees, costs, obligations owed to third parties and expenses (including reasonable fees and expenses of its counsel) actually incurred by it in connection with the consideration, negotiation or implementation of this Agreement or the Transactions and other actions contemplated hereby in an amount not to exceed $5,000,000.
(e) Each party hereto acknowledges that the agreements contained in this Section 8.6 are an integral part of the Transactions and that, without these agreements, the parties hereto would not enter into this Agreement. Each party hereto further acknowledges that neither the Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub or the Company, as applicable, in the circumstances in which the Termination Fee or the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.
(f) Notwithstanding anything to the contrary in this Agreement and subject in all respects to Parent’s right to pursue equitable remedies or specific performance under Section 9.10 and the expense reimbursement obligations of the Company under this Section 8.6, the parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by the Company pursuant to this Section 8.6, the Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub, or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors or Affiliates (the “Parent Related Parties”) against the Company and its Subsidiaries and any of their former, current or future officers, directors, partners, stockholders, managers, members or Affiliates for monetary damages suffered as a result of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions. Notwithstanding anything to the contrary in this Agreement and subject in all respects to the Company’s right to pursue equitable remedies or specific performance under Section 9.10 and the expense reimbursement obligations of Parent under this Section 8.6, the parties hereby acknowledge that in the event that the Parent Termination Fee becomes payable and is paid by Parent pursuant to this Section 8.6, payment of the Parent Termination Fee shall be the sole and exclusive remedy of the Company and its Subsidiaries, or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors or Affiliates against the Parent Related Parties for monetary damages suffered as a result of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise relating to or arising out of this Agreement or the Transactions.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 9.1 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 9.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or by electronic mail to the parties at the following addresses:
(a)	if to the Company, to:

CAI International, Inc.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, CA 94105
Attention: Chief Financial Officer
Email: finance@capps.com
legal@capps.com

with a copy, which will not constitute notice for purposes hereof, to:

Perkins Coie LLP
505 Howard Street Suite 1000
San Francisco, CA 94105
Attention: Edward J. Wes
Email: EDWes@perkinscoie.com

Perkins Coie LLP
1900 Sixteenth Street Suite 1400
Denver, CO 80202-5255
Attention: Garland (Sonny) W. Allison
Email: SAllison@perkinscoie.com

(b)	if to Parent or Merger Sub, to:

Mitsubishi HC Capital Inc.
5-1 Marunouchi 1-Chome, Chiyoda-ku
Tokyo, 100-6525 Japan
Attention: Toshio Oka

Email: logi-project-01@mitsubishi-hc-capital.com

with a copy, which will constitute notice for purposes hereof, to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Phillip R. Mills
Email: phillip.mills@davispolk.com

with a copy, which will not constitute notice for purposes hereof, to:

Nishimura & Asahi LLP
1251 Avenue of the Americas, 23rd Floor,
New York, NY 10020
Attention: Megumi Shimizu
Email: m.shimizu@nishimura.com
or to such other address as any party shall specify by written notice so given. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. as of the local time of the recipient’s address above and such day is a Business Day in the place of receipt; provided, that notices, requests or other communications provided by electronic mail shall be deemed received upon delivery. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 9.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in violation of this Agreement is void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors. Except for the provisions of Section 6.10 and this Section 9.3, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) the right of the stockholders of the Company to receive the aggregate Merger Consideration after the Closing (a claim that may not be made unless and until the Effective Time shall have occurred), and (ii) the rights of the holders of Options, RSUs and PRSUs to receive the amounts set forth in and pursuant to Section 3.3 (a claim that may not be made unless and until the Effective Time shall have occurred). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.4 without notice or liability to any Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.4 Extension; Waivers. At any time prior to the Effective Time, each party may, to the extent permissible under applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto (as applicable), (b) waive any inaccuracies in the representations and warranties made by any other party hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any other party hereto contained herein; provided that any agreement by a party to any such waiver or extension shall be valid only if set forth in an instrument in writing duly executed by the party against whom the waiver is to be effective. Subject to the foregoing, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.
Section 9.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their boards of directors, at any time prior to the Effective Time; provided, however, that after the Company Stockholder Approval, no amendment may be made without further stockholder approval which by Law requires further approval by the holders the Company’s capital stock. This Agreement may not be amended except by an instrument in writing duly executed by each of the parties hereto.
Section 9.6 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. Each exhibit and schedule to this Agreement will be considered incorporated into this Agreement.
Section 9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
Section 9.8 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement, to the extent possible, in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party.
Section 9.9 Governing Law. This Agreement and any controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Agreement will be governed by and construed in accordance with the domestic Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 9.10 Enforcement of Agreement.
(a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and hereby agree that, unless this Agreement has been terminated in accordance with Article VIII, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent or Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.
(b) Each of the parties agrees that it will not raise any objection to the availability of the equitable remedy of specific performance or other equitable relief as provided herein, including objections on the basis that (i) either party has an adequate remedy at law or equity or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction. The remedies available to each party pursuant to this Section 9.10 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit either party hereto from, terminating this Agreement and collecting the Parent Termination Fee or Termination Fee, as applicable, pursuant to Section 8.6 in the event that specific performance is not granted. The parties hereto further agree that nothing set forth in this Section 9.10 shall require any party hereto to institute any proceeding for specific performance under this Section 9.10 prior to or as a condition to exercising any termination right under Article VIII (or receipt of any amounts due pursuant to Section 8.6), nor shall the commencement of any legal action or legal proceeding pursuant to this Section 9.10 or anything set forth in this Section 9.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII.
Section 9.11 Consent to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of the State of Delaware, or the Federal court of the United States of America located in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to or to enforce this Agreement or the agreements delivered in connection herewith or any of the Transactions or any other transactions contemplated thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (d) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.
Section 9.12 Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO OR TO ENFORCE THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
Section 9.13 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the parties hereto, and no Person who is not a party to this Agreement, including any director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney or other Representative of any party to this Agreement that is not itself a party to this Agreement, shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representation made or alleged to be made in connection herewith.
[Remainder of page intentionally left blank.]

The parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.
CAI INTERNATIONAL, INC.

By:	/s/ Dave Remington
Name:	Dave Remington
Title:	Chairman of the Board

MITSUBISHI HC CAPITAL INC.

By:	/s/ Kenji Yasuno

Name:	Kenji Yasuno
Title:	Authorized Signatory

CATTLEYA ACQUISITION CORP.

By:	/s/ Toshio Oka
Name:	Toshio Oka
Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Annex B
Centerview Partners LLC 31 West 52nd Street New York, NY 10019 June 17, 2021
The Board of Directors
CAI International, Inc.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, CA 94105
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the “Common Shares”) (other Excluded Common Shares, as defined below), of CAI International, Inc., a Delaware corporation (the “Company”), of the $56.00 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Mitsubishi HC Capital, Inc., a Japanese corporation (“Parent”), Cattleya Acquisition Corp., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each Common Share that is issued and outstanding immediately prior to the effective time of the Merger (other Excluded Shares (as defined below)) will be converted into the right to receive $56.00 per Share in cash, without interest, (the “Common Consideration”). The Agreement further provides that (x) each share of the Company’s 8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Shares”), that is issued and outstanding immediately prior to the effective time of the Merger (other than Series A Preferred Shares that are Excluded Shares) will be converted into the right to receive an amount equal to the sum of $25.00 plus the aggregate amount of all accrued and unpaid dividends on such Series A Preferred Share as of the effective time of the Merger, in cash without interest (the “Series A Preferred Merger Consideration”) and (y) each share of the Company’s 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share (the “Series B Preferred Shares” and together with the Series A Preferred Shares, the “Preferred Shares” and together with the Common Shares, the “Shares”), that is issued and outstanding immediately prior to the effective time of the Merger (other than Series B Preferred Shares that are Excluded Shares) will be converted into the right to receive an amount equal to the sum of $25.00 plus the aggregate amount of all accrued and unpaid dividends on such Series B Preferred Share as of the effective time of the Merger, in cash without interest (the “Series B Preferred Merger Consideration” and together with the Series A Preferred Merger Consideration, the “Preferred Consideration” and together with the Common Consideration, the “Merger Consideration”). As used herein, “Excluded Shares” means, (a) any Shares owned by Parent or Merger Sub or any other Subsidiary of Parent, (b) any Shares that are Dissenting Shares (as defined in the Agreement) and (c) any Shares owned by the Company in treasury or by any direct or indirect wholly owned Subsidiary of the Company, and “Excluded Common Shares” means Common Shares that are Excluded Shares, together with Common Shares held by any affiliate of the Company or Parent. The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide financial advisory services to the Company, including in connection with various strategic matters, and we have received compensation from the Company for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub, and we have not received any compensation from Parent during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent or any of their respective affiliates or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated June 17, 2021 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2020, December 31, 2019 and December 31. 2018; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares (other than Excluded Common Shares) of the Common Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Common Consideration to be paid to the holder of the Common Shares pursuant to the Agreement or otherwise. Further, we express no opinion as to the Preferred Consideration, the fairness of the Common Consideration relative to the Preferred Consideration, or the allocation of the aggregate Merger Consideration among the holders of Common Shares and Preferred Shares (or any series thereof). Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Common Consideration to be paid to the holders of Common Shares (other than Excluded Common Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

Annex C
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
Appraisal rights.
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of

Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Merger Agreement;	0	0	0
2. To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting; and	0	0	0
3. To approve, on a non-binding, advisory basis, of certain compensation that will be, or may become, payable to our named executive officers in connection with the Merger.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000518765_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

CAI INTERNATIONAL, INC.
Special Meeting of Common Stockholders
September 2, 2021, 10:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Timothy B. Page and Steven J. Garcia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAI International, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Common Stockholders to be held on September 2, 2021 at 10:00 a.m., Pacific Time, virtually via live audio webcast at www.virtualshareholdermeeting.com/CAI2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000518765_2 R1.0.0.177